                                                                    EXHIBIT 10.5

                                                                   [NOVELLUS IV]

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                             PARTICIPATION AGREEMENT

                                      AMONG

                             NOVELLUS SYSTEMS, INC.

                                       AND

                         LEASE PLAN NORTH AMERICA, INC.

                                       AND

                             ABN AMRO LEASING, INC.

                                       AND

                          THE PARTICIPANTS NAMED HEREIN

                                       AND

                               ABN AMRO BANK N.V.,

                          AS AGENT FOR THE PARTICIPANTS

                                 APRIL 13, 2001


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
                                TABLE OF CONTENTS

                                                                                                          PAGE
SECTION 1.    INTERPRETATION............................................................................    2

     1.01.    Definitions...............................................................................    2

     1.02.    Rules of Construction.....................................................................    2

SECTION 2.    LEASE FACILITIES..........................................................................    3

     2.01.    Acquisition, Lease, Amount Limitations, Etc...............................................    3

     2.02.    Participation Agreement...................................................................    6

     2.03.    Advance Requests..........................................................................    7

     2.04.    Fees......................................................................................    9

     2.05.    Funding of Advances.......................................................................    9

     2.06.    Sharing of Payments.......................................................................   11

     2.07.    Other Payment Terms.......................................................................   14

     2.08.    Commitment Reductions.....................................................................   15

     2.09.    Extensions................................................................................   15

     2.10.    Nature of the Transactions................................................................   16

     2.11.    Security..................................................................................   18

     2.12.    Change of Circumstances...................................................................   20

     2.13.    Taxes on Payments.........................................................................   22

     2.14.    Funding Loss Indemnification..............................................................   24

     2.15.    Replacement of Participants...............................................................   24

SECTION 3.    CONDITIONS PRECEDENT......................................................................   25

     3.01.    Initial Advances..........................................................................   25

     3.02.    Subsequent Advances.......................................................................   25

     3.03.    Other Conditions Precedent................................................................   25

     3.04.    Covenant to Deliver.......................................................................   26

SECTION 4.    REPRESENTATIONS AND WARRANTIES............................................................   26

     4.01.    Lessee's Representations and Warranties...................................................   26

     4.02.    Lessor's Representations and Warranties...................................................   31

     4.03.    Participants' Representations and Warranties..............................................   32

SECTION 5.    COVENANTS.................................................................................   33

     5.01.    Lessee's Affirmative Covenants............................................................   33

     5.02.    Lessee's Negative Covenants...............................................................   37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                          PAGE
     5.03.    Lessee's Financial Covenants..............................................................   43

     5.04.    Lessor's Covenants........................................................................   46

     5.05.    Participants' Covenants...................................................................   46

SECTION 6.    LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.......................................   46

     6.01.    Appointment of Agent......................................................................   46

     6.02.    Powers and Immunities.....................................................................   46

     6.03.    Reliance..................................................................................   47

     6.04.    Defaults..................................................................................   47

     6.05.    Indemnification...........................................................................   47

     6.06.    Non-Reliance..............................................................................   48

     6.07.    Resignation or Removal of Agent...........................................................   48

     6.08.    Authorization.............................................................................   49

     6.09.    Lessor and Agent in their Individual Capacities...........................................   49

SECTION 7.    MISCELLANEOUS.............................................................................   49

     7.01.    Notices...................................................................................   49

     7.02.    Expenses..................................................................................   50

     7.03.    Indemnification...........................................................................   51

     7.04.    Waivers; Amendments.......................................................................   51

     7.05.    Successors and Assigns....................................................................   52

     7.06.    Setoff....................................................................................   56

     7.07.    No Third Party Rights.....................................................................   56

     7.08.    Partial Invalidity........................................................................   57

     7.09.    JURY TRIAL................................................................................   57

     7.10.    Counterparts..............................................................................   57

     7.11.    No Joint Venture, Etc.....................................................................   57

     7.12.    Usury Savings Clause......................................................................   57

     7.13.    Confidentiality...........................................................................   57

     7.14.    Governing Law.............................................................................   58

     7.15.    Termination of Novellus I Participation Agreement and Novellus I Operative Documents......   58

SCHEDULES

   I                  Participants (Preamble, 7.01, Schedule 1.01)
   II                 Pricing Grid (Schedule 3.01)
   1.01               Definitions
   1.02               Rules of Construction
   3.01               Initial Conditions Precedent
   4.01(q)            Subsidiaries
   4.01(t)            Individual Property Representations
   5.02(a)            Existing Indebtedness
   5.02(b)            Existing Liens


EXHIBITS

   A                 Land (2.01(b), 2.01(c))
   B(1)              Facility 1 Lease Agreement (2.01(b))
   B(2)              Facility 2 Lease Agreement (2.01(c))
   C(1)              Facility 1 Purchase Agreement (2.01(b))
   C(2)              Facility 2 Purchase Agreement (2.01(c))
   D                 Facility 2 Construction Agency Agreement (2.01(c))
   E                 Advance Request (2.03(a))
   F(1)              Commitment Extension Request (2.09(a))
   F(2)              Lease Extension Request (2.09(b))
   G                 Assignment of Construction Agreements (2.11(a))
   H                 [RESERVED]
   I                 Assignment of Lease (2.11(b))
   J                 Lessor Deed of Trust (2.11(b))
   K                 Lessor Security Agreement (2.11(b))
   L                 Assignment Agreement (7.05(b))
   M(1)              Facility 1 Head Lease Agreement (2.01(b)
   M(2)              Facility 2 Head Lease Agreement (2.01(c)

                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT (this "Agreement" herein), dated as of April 13, 2001, is entered into by and among:

                  (1)      NOVELLUS SYSTEMS, INC., a California corporation
         ("Lessee");

                  (2) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Head Lessor");

                  (3)      ABN AMRO LEASING, INC., an Illinois corporation
         ("Lessor");

                  (4)      Each of the Persons from time to time listed in
         Schedule I hereto, as amended from time to time (such Persons to be referred to collectively as the "Participants"); and

                  (5) ABN AMRO BANK N.V., as agent for the Participants (in such capacity, "Agent").


                                    RECITALS

         A. Lessee, Head Lessor, certain financial institutions as "Participants" (the "Novellus I Participants") and ABN AMRO Bank N.V., as agent for the Novellus I Participants, are parties to a Participation Agreement dated as of August 31, 1998 (as amended, the "Novellus I Participation Agreement"). Pursuant to the Novellus I Participation Agreement, Lessor and the Novellus I Participants have provided to Lessee two lease facilities (the "Novellus I Facilities") as follows:

                  (1) Pursuant to the first facility ("Novellus I Facility 1"), Lessor (a) leased from Head Lessor certain land designated by Lessee (the "Novellus I Facility 1 Property"), (b) subleased the Novellus I Facility 1 Property to Lessee, (c) made advances to finance certain related expenses and (d) granted to Lessee the right to purchase the Novellus I Facility 1 Property.

                  (2) Pursuant to the second facility ("Novellus I Facility 2"), Lessor (a) leased from Head Lessor certain land, improvements (including improvements to the Novellus I Facility 1 Property) and other property designated by Lessee (the "Novellus I Facility 2 Property"), (b) subleased the Novellus I Facility 2 Property to Lessee,
         (c) appointed Lessee as Lessor's agent to make certain improvements to the Novellus I Facility 2 Property and certain of the Novellus I Facility 1 Property, (d) made advances to finance such improvements and to pay certain related expenses and (e) granted to Lessee the right to purchase the Novellus I Facility 2 Property.

                  (3) The Novellus I Participants participated in the Novellus I Facilities by (a) funding the advances made by Lessor and
         (b) acquiring participation interests in the rental and certain other payments made by Lessee.

         B. Lessee, Head Lessor, Lessor, Participants and Agent now wish to restructure the Novellus I Facilities by (x) removing certain of the Novellus I Facility 2 Property from Novellus I Facility 2 (such removed property, as more fully defined in Schedule 1.01, to be referred to as the "Property") and (z) entering into this Agreement and related agreements to create two new lease facilities as follows:

                  (1) Pursuant to the first new facility ("Facility 1"), Lessor will (a) lease certain of the Property (as more fully defined in Schedule 1.01, the "Facility 1 Property") from Head Lessor, (b) sublease such property to Lessee, (c) make advances to finance certain related expenses and (d) grant to Lessee the right to purchase such property.

                  (2) Pursuant to the second new facility ("Facility 2"), Lessor will (a) lease the remainder of the Property (as more fully defined in Schedule 1.01, the "Facility 2 Property") from Head Lessor,
         (b) sublease such property to Lessee, (c) appoint Lessee as Lessor's agent to make certain improvements to such property, (d) make advances to finance such improvements and to pay certain related expenses and
         (e) grant to Lessee the right to purchase such property.

                  (3) Participants will participate in Facility 1 and Facility 2 (collectively, the "Facilities") by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

(The Novellus I Participation Agreement and all related documents, instruments and agreements shall remain in full force and effect with respect to the Novellus I Facility 1 Property and all of the Novellus I Facility 2 Property not removed and covered by Facility 1 and Facility 2 hereunder.)

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

         1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in Schedule 1.01.

         1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 shall apply to this Agreement and the other Operative Documents.


SECTION 2. LEASE FACILITIES.

         2.01.    Acquisition, Lease, Amount Limitations, Etc.

                  (a) Removal of Property from Novellus I Agreements. On the date specified by Lessee pursuant to Subparagraph 2.03(a) for the Initial Advances hereunder (the "Closing Date"):

                           (i) Lessee, Head Lessor, Lessor, the Novellus I Participants and ABN AMRO, as agent for the Novellus I Participants, shall (A) execute such amendments and other documents, instruments and agreements as are necessary to remove the Property from Facility 2 under the Novellus I Participation Agreement and the other Novellus I Operative Documents; and (B) where appropriate, cause such amendments and other documents, instruments and agreements, or memoranda thereof (collectively the "Novellus I Amendments"), to be properly notarized and recorded in the Official Records of the County of Santa Clara, California.

                           (ii) Lessee shall pay to Head Lessor, the Novellus I Participants and ABN AMRO, as agent for the Novellus I Participants, all amounts due and payable to such Persons under the Novellus I Participation Agreement and the other Novellus I Operative Documents, other than the "Outstanding Lease Amount" (as defined in the Novellus I Participation Agreement) under each of the Novellus I Facilities. Lessor shall pay to Agent (with funds provided by Participants hereunder), for the benefit of the Novellus I Participants, $44,813,000 (the "Novellus I Lease Reduction Payment"), in payment of the portion of the "Outstanding Lease Amount" (as defined in the Novellus I Participation Agreement) under Novellus I Facility 2 attributable to the Property and the portion of each Participant's respective "Outstanding Participation Amount" (as defined in the Novellus I Participation Agreement) under Novellus I Facility 2 attributable to the Property, the rent payable by Lessor under the Head Lease Agreements on the Closing Date; provided, however, that the "Outstanding Lease Amount" (as defined in the Novellus I Participation Agreement") under Novellus I Facility 2 and each Participant's respective "Outstanding Participation Amount" (as defined in the Novellus I Participation Agreement) under Novellus I Facility 2 shall be deemed paid and then funded hereunder to the extent provided in Subparagraph 2.05(d) for each Novellus I Participant that is continuing as a Participant under this Agreement. (Of the total Novellus I Lease Reduction Payment to be paid by Lessor on the Closing Date, (A) $10,119,000 is attributable to the Land Portion of the Facility 1 Property and $24,214,000 is attributable to the Improvement Portion of the Facility 1 Property and shall be treated as part of the Initial Advance under

                  Facility 1, and (B) $6,198,000 is attributable to the Land Portion of the Facility 2 Property (the "Facility 2 Land Portion Cost") and $4,282,000 is attributable to the Improvement Portion of the Facility 2 Property and shall be treated as part of the Initial Advance under Facility 2.) In the event that a Novellus I Participant is owed additional amounts under the Novellus I Participation Agreement and the other Novellus I Operative Documents that is not to be deemed paid and funded pursuant to Subparagraph 2.05(d), such additional amounts shall be paid directly to such Novellus I Participant in accordance with the Novellus I Participation Agreement.

                  (b) Facility 1 Lease, Etc. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(d)):

                           (i) Lessor and Head Lessor shall, on the Closing Date, execute a Facility 1 Head Lease Agreement in the form of Exhibit M(1) (the "Facility 1 Head Lease Agreement"), pursuant to which Lessor will acquire a leasehold interest in (A) the Tract of land described in Part 1 of Exhibit A as the Tract 2 Land (as more fully defined in Schedule 1.01, the "Facility 1 Land"), together with any Appurtenant Rights thereto, (B) all existing and new Improvements to the Facility 1 Land, and (C) certain other related property (collectively, as more fully defined in Schedule 1.01, the "Facility 1 Property"); and

                           (ii) Immediately upon the execution by Lessor and Head Lessor of the Facility 1 Head Lease Agreement, Lessor and Lessee shall, on the Closing Date, execute (A) a Facility 1 Lease Agreement in the form of Exhibit B(1) (the "Facility 1 Lease Agreement"), pursuant to which Lessor will lease to Lessee the Facility 1 Property and (B) a Facility 1 Purchase Agreement in the form of Exhibit C(1) (the "Facility 1 Purchase Agreement"), pursuant to which Lessor will grant to Lessee the right to purchase the Facility 1 Property.

                  (c) Facility 2 Lease, Etc. Subject to the terms and conditions of this Agreement (including the limitations set forth in Subparagraph 2.01(d)):

                           (i) Lessor and Head Lessor shall, on the Closing Date, execute a Facility 2 Head Lease Agreement in the form of Exhibit M(2) (the "Facility 2 Head Lease Agreement"), pursuant to which Lessor will acquire a leasehold interest (A) the Tract of land described in Part 2 of Exhibit A as the Tract 5 Land (as more fully defined in Schedule 1.01, the "Facility 2 Land"), together with any Appurtenant Rights thereto, (B) all existing and new Improvements to the Facility 2 Land, and (C) certain other related property (collectively, as more fully defined in Schedule 1.01, the "Facility 2 Property")

                           (ii) Immediately upon the execution by Lessor and Head Lessor of the Facility 2 Head Lease Agreement, Lessor and Lessee shall, on the Closing Date, execute (A) a Facility 2 Lease Agreement in the form of Exhibit B(2) (the "Facility 2 Lease Agreement"), pursuant to which Lessor will lease to Lessee the

                  Facility 2 Property, (B) a Facility 2 Purchase Agreement in the form of Exhibit C(2) (the "Facility 2 Purchase Agreement"), pursuant to which Lessor will grant to Lessee the right to purchase the Facility 2 Property and (C) a Facility 2 Construction Agency Agreement in the form of Exhibit D (the "Facility 2 Construction Agency Agreement"), pursuant to which Lessee will agree to construct certain improvements to the Facility 2 Property; and

                           (iii) During the period (the "Commitment Period") beginning on the date of this Agreement and ending on the Outside Completion Date or, if earlier, the first Business Day of the first full calendar month immediately succeeding the earlier of (A) the Completion Date and (B) the date on which the Unused Total Facility 2 Commitment is $0 (the earlier of the Outside Completion Date and such first Business Day to be referred to as the "Commitment Termination Date"), Lessor shall, at the request of Lessee, make additional advances (with funds provided by the Participants) to pay Permitted Improvement Costs and Permitted Transaction Expenses under Facility 2.

                  (d) Amount Limitations. The amount of all advances made by Lessor hereunder (the "Advances") shall be subject to the following limitations:

                           (i) The aggregate amount of all Advances made by Lessor for the Land Portion under Facility 1 shall not exceed the lesser of (A) Ten Million Two Hundred Ninety-Three Thousand Dollars ($10,293,000) (the "Total Facility 1 Land Portion Commitment") and (B) the Expiration Date Appraisal for the Land Portion of the Facility 1 Property;

                           (ii) The aggregate amount of all Advances made by Lessor for the Improvement Portion under Facility 1 shall not exceed the lesser of (A) Twenty-Four Million Six Hundred Twenty Thousand Dollars ($24,620,000) (the "Total Facility 1 Improvement Portion Commitment") and (B) the Expiration Date Appraisal for the Improvement Portion of the Facility 1 Property;

                           (iii) The aggregate amount of all Advances made by Lessor under Facility 1 shall not exceed Thirty-Four Million Nine Hundred Thirteen Thousand Dollars ($34,913,000) (the "Total Facility 1 Commitment");

                           (iv) The aggregate amount of all Advances made by Lessor under Facility 2 shall not exceed the lesser of (A) Fifty-Four Million Eighty-Seven Thousand Dollars ($54,087,000) (the "Total Facility 2 Commitment") and (B) the Expiration Date Appraisal for the Facility 2 Property; and

                           (v) The aggregate amount of all Advances made by Lessor under both Facilities shall not exceed Eighty-Nine Million Dollars ($89,000,000) (the "Total Commitment").

                  (e) Tranches. Each Advance shall consist of a Tranche A Portion, a Tranche B Portion and a Tranche C Portion. For accounting purposes, the Tranche A Portion and Tranche B Portion of each Advance shall constitute debt and the Tranche C Portion shall constitute equity.

         2.02.    Participation Agreement.

                  (a) Advances. Each Participant severally, unconditionally and irrevocably agrees with Lessor to participate in each Advance made by Lessor in an amount equal to such Participant's Proportionate Share of such Advance; provided, however, that:

                           (i) The aggregate amount of each Participant's Proportionate Share of all Advances made under Facility 1 shall not exceed such Participant's Facility 1 Commitment;

                           (ii) The aggregate amount of each Participant's Proportionate Share of all Advances made under Facility 2 shall not exceed such Participant's Facility 2 Commitment; and

                           (iii) The aggregate amount of each Participant's Proportionate Share of all Advances shall not exceed such Participant's Commitment.

         Each Participant shall fund its Proportionate Share of each Advance as provided in Subparagraph 2.05(a). Each Participant's Proportionate Share of each Advance shall consist of such Participant's Tranche A Portion, Tranche B Portion and Tranche C Portion of such Advance.

                  (b) Payments. In consideration of each Participant's participation in each Advance made by Lessor, such
         Participant shall participate in the payments made by Lessee under this Agreement and the other Operative Documents as provided in Paragraph 2.06.

                  (c)      Other Rights of Participants and Agent.

                           (i) Until all amounts payable to Agent and Participants under this Agreement and the other Operative Documents are paid in full, Lessee shall deliver all notices for Lessor under this Agreement and the other Operative Documents to Agent at the office or facsimile number and during the hours specified in Paragraph 7.01. Agent shall promptly furnish to Lessor and each Participant copies of each such notice and, in the case of each request for an Advance, shall notify each Participant of the amount of such Participant's Proportionate Share of the Advance requested thereby. (Lessee shall not be liable for, and no Event of Default shall occur upon, Agent's failure to provide copies of notices delivered to Agent by Lessee to Lessor and/or the Participants.)

                           (ii) Lessor is not an agent for Participants or Agent and may exercise or refrain from exercising its rights under this Agreement and the other Operative

                  Documents in its discretion; provided, however that, until all amounts payable to Agent and Participants under this Agreement and the other Operative Documents are paid in full, (A) Lessor shall, subject to the limitations set forth in Section VI, be required to act or to refrain from acting upon instructions of the Required Participants as provided in Paragraph 6.03 and
                  (B) Agent may exercise any or all of the rights and remedies of Lessor, and shall be entitled to the other benefits afforded Lessor, under this Agreement and the other Operative Documents.

                           (iii) Neither Agent nor any Participant shall have any right, title or interest in the Property except for the Lien therein granted to Agent, for the benefit of the Participants, in the Lessor Deed of Trust, the Assignment of Lease and the Lessor Security Agreement.

         2.03.    Advance Requests.

                  (a) Advance Requests. Lessee shall request Lessor to make each Advance by delivering to Lessor:

                           (i) An irrevocable written request in the form of Exhibit E, appropriately completed (an "Advance Request"), which specifies, among other things:

                                    (A)      The Facility under which such
                           Advance is to be made;

                                    (B)      The amount of such Advance, which
                           shall be in the minimum amount of $10,000 or an integral multiple of $10,000 in excess thereof, and, if such Advance is under Facility 1, the portions thereof attributable to the Land Portion and Improvement Portion;

                                    (C)      The date of such Advance, which
                           shall be (1) a Business Day on or prior to May 2, 2001 in the case of the Initial Advances (which day shall also be the same for both of the Initial Advances) and (2) the first Business Day of a calendar month in the case of all other Advances; and

                                    (D)      The Permitted Improvement Costs and
                           Permitted Transaction Expenses to be paid by such Advance; and

                           (ii) If the proceeds of such Advance are to be used to purchase Related Goods:

                                    (A)      A Supplement to Exhibit B to the
                           Facility 2 Lease Agreement in the form of Exhibit B(1) to the Lease Agreement (an "Exhibit B Supplement"), which contains a detailed description of such Related Goods; and

                                    (B)      Bills of sale for all such Related
                           Goods showing Lessor as the purchaser.

         Lessee shall not request more than one (1) Advance under each Facility in any calendar month. (For the purposes of calculating each Participant's Proportionate Share of each Advance, Outstanding Participation Amount, Outstanding Tranche A Participation Amount, Outstanding Tranche B Participation Amount, and Outstanding Tranche C Participation Amount, Tranche A Portion, Tranche B Portion, and Tranche C Portion under Facility 1, the Land Portion and Improvement Portion of each Advance shall be treated as separate Advances.)

                  (b) Delivery of Advance Requests. Etc. Lessee shall deliver each Advance Request to Lessor at least three (3) Business Days before the date of such Advance by first-class mail or facsimile as required by Subparagraph 2.02(c) and Paragraph 7.01; provided, however, that Lessee shall promptly deliver to Lessor the original of any Advance Request initially delivered by facsimile.

                  (c)      Capitalization of Certain Amounts.

                           (i) Lessee shall not be required to pay during the Construction Period the following amounts that would otherwise be payable by Lessee under Facility 2 pursuant to the terms of the Operative Documents:

                                    (A)      Any Base Rent payable by Lessee
                           during the Construction Period under the Facility 2 Lease Agreement; provided, however, that Lessee may pay any such Base Rent due on a Scheduled Rent Payment Date (and such Base Rent shall not be capitalized as provided below) if, not later than three (3) Business Days prior to such Scheduled Rent Payment Date, Lessee notifies Lessor in writing that Lessee will pay such Base Rent;

                                    (B)      Any fees payable by Lessee pursuant
                           to Paragraph 2.04 during the Construction Period and attributable to the Facility 2 Lease Agreement; and

                                    (C)      Any increased costs or reduced
                           amounts that would be payable by Lessee during the Construction Period on account of Facility 2 pursuant to Subparagraph 2.12(c) but for the proviso to such subparagraph.

                  Lessor shall capitalize all such amounts by automatically treating each such amount as an Advance made on the date such amount would be payable by Lessee but for this clause (i). All such amounts so capitalized shall be added to the Outstanding Lease Amount under Facility 2 and shall be included in the Outstanding Lease Amount under Facility 2 for all purposes, including the calculation of the Base Rent payable by Lessee under the Facility 2 Lease Agreement after the Construction Period and the calculation of the Residual Value Guaranty Amount under the Facility 2 Purchase Agreement.

                           (ii) Lessee also shall not be required to pay the following amounts unless Lessee purchases the Facility 2
                  Property:

                                    (A)      Any liabilities, losses, damages or
                           expenses not constituting Project Costs and not covered by insurance that would be payable by Lessee during the Construction Period on account of Facility 2 pursuant to Paragraph 7.03 but for the proviso to such paragraph;

                                    (B)      Any losses or liabilities not
                           constituting Project Costs and not covered by insurance that would be payable by Lessee during the Construction Period on account of Facility 2 pursuant to Paragraph 3.02 of the Facility 2 Lease Agreement but for the proviso to such paragraph;

                                    (C)      Any Cost Overrun not constituting
                           Project Costs and not covered by insurance that Lessor and Participants fund under Facility 2, except any Cost Overrun that is caused by or arises from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee; or

                                    (D)      Any portion of Base Rent that is
                           attributable to the inclusion in the Facility 2 Outstanding Lease Amount of the amounts of (1) any liabilities, losses, damages or expenses referred to in clause (ii)(A) above, (2) any losses or liabilities referred to in clause (ii)(B) above or
                           (3) any Cost Overruns referred to in clause (ii)(C) above.

                  Lessor shall capitalize all such amounts by automatically treating each such amount as an Advance made on the date such amount would be payable by Lessee but for this clause (ii). All such amounts so capitalized shall be added to the Outstanding Lease Amount under Facility 2 and shall be included in the Outstanding Lease Amount; provided, however, that, if Lessee exercises the Marketing Option in accordance with the applicable Purchase Agreement and the other Operative Documents, Lessee shall have no obligation to pay any such amounts and Lessor Parties may recover such amounts only to the extent provided in Subparagraph 3.02(j) of the Facility 2 Purchase Agreement. If any amounts referred to in clauses
                  (ii)(A), (ii)(B), (ii)(C) or (ii)(D) above (collectively, "Ineligible Project Costs") are capitalized and included in the Outstanding Lease Amount, all Lessee payments and other amounts applied to the Outstanding Lease Amount shall be applied first to all other amounts included in the Outstanding Lease Amount and then to pay the Ineligible Project Costs. All payments applied to Ineligible Project Costs shall be shared by the Lessor Parties that funded such Ineligible Project Costs pro rata based on the amounts so funded by and owed to such Lessor Parties.

         Agent shall notify Lessee, Lessor and each Participant of each amount capitalized and treated as an Advance under this Subparagraph 2.03(c).

         2.04.    Fees.

                  (a) Agent's Fees. Lessee shall pay to Agent, for its own account, agent's fees in the amounts and at the times set forth in the Agent's Fee Letter (the "Agent's Fees").

                  (b) Commitment Fees. Lessee shall pay to Agent, for the ratable benefit of the Participants as provided in clause (ii) of Subparagraph 2.06(c), commitment fees (the "Commitment Fees") equal to:

                           (i)      For Facility 1, the Commitment Fee
                  Percentage (as such percentage shall change from time to time for each Pricing Period) of the daily average Unused Total Facility 1 Commitment for the entire Commitment Period; and

                           (ii)     For Facility 2, the Commitment Fee
                  Percentage (as such percentage shall change from time to time for each Pricing Period) of the daily average Unused Total Facility 2 Commitment for the entire Commitment Period.

         Lessee shall pay the Commitment Fees in arrears on the first Business Day in each January, April, July and October (commencing July 2, 2001) and on the Commitment Termination Date (or if the Total Commitment is cancelled on a date prior to such day, on such prior date).

                  (c) Commitment Extension Fee. If Lessor and the Participants consent to any extension of the Commitment Termination Date requested by Lessee pursuant to Subparagraph 2.09(a), Lessee shall pay to Agent, for the ratable benefit of the Participants as provided in clause (v) of Subparagraph 2.06(c), an extension fee (the "Commitment Extension Fee") equal to ten hundredths of one percent (0.10%) of the Unused Total Commitment on the date Lessee is notified by Agent of such consent. Lessee shall pay the Commitment Extension Fee on or prior to the Business Day immediately preceding the original Commitment Termination Date.

         2.05.    Funding of Advances.

                  (a) Participant Funding and Disbursement. Except as otherwise provided in Subparagraph 2.05(d) relating to the Initial Advances, each Participant shall, before 12:00 noon (Central time) on the date of each Advance, make available to Agent at its office specified in Paragraph 7.01, in same day or immediately available funds, such Participant's Proportionate Share of such Advance. After Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3, Agent will promptly disburse such funds on behalf of Lessor, in same day or immediately available funds, as follows:

                           (i) Agent shall disburse to Head Lessor such portion of the Initial Advance under each Facility as is necessary to pay the rent payable under the Head Lease Agreement for such Facility.

                           (ii) Agent shall disburse the remainder of the Initial Advances and all other Advances as directed by Lessee in the Advance Requests for such Advances.

                  (b) Participant Failure to Fund. Unless Agent shall have received notice from a Participant prior to the date of any Advance that such Participant will not make available to Agent such Participant's Proportionate Share of such Advance, Agent may assume that such Participant has made such portion available to Agent on the date of such Advance in accordance with Subparagraph 2.05(a), and Agent may, in reliance upon such assumption, disburse the full amount of such Advance on such date; provided, however, that neither Agent nor Lessor shall have any obligation to make an Advance requested hereunder in an amount which exceeds the aggregate amount of funds actually received by Agent from the Participants on account of their respective Proportionate Shares of such Advance. If any Participant does not make the amount of its Proportionate Share of any Advance available to Agent on or prior to the date such Advance is made, Agent promptly shall notify such Participant of such failure and such Participant shall pay to Agent, on demand, interest which shall accrue on such amount until made available to Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Advance through the third Business Day thereafter and (ii) the Base Rate plus two percent (2.0%) thereafter. A certificate of Agent submitted to any Participant with respect to any amounts owing under this Subparagraph 2.05(b) shall be conclusive absent manifest error. If any Participant's Proportionate Share of any Advance is not in fact made available to Agent by such Participant within three (3) Business Days after the date of such Advance, Lessee shall pay to Agent, on demand, an amount equal to such Proportionate Share together with interest thereon, for each day from the date such amount was made available to Lessee until the date such amount is repaid to Agent, at a per annum rate equal to the Base Rate.

                  (c) Participants' Obligations Several. The failure of any Participant to fund its Proportionate Share of any Advance shall not relieve any other Participant of its obligation hereunder to fund its Proportionate Share of such Advance, and no Participant shall be responsible for the failure of any other Participant to fund its Proportionate Share of any Advance on the date of such Advance.

                  (d) Funding of Initial Advances. For each Participant under this Agreement that is a Novellus I Participant on the Closing Date, such Participant shall be deemed to have satisfied its funding obligation under Subparagraph 2.05(a) with respect to the Initial Advance under each Facility to the extent of such Participant's "Outstanding Participation Amount" (as defined in the Novellus I Participation Agreement) in the Novellus I Facility 2 on the Closing Date by treating the amount of such "Outstanding Participation Amount" on the Closing Date as (i) having been paid to such Participant, as a Novellus I Participant, under the Novellus I Participation Agreement and (ii) then having been made available by such Participant pursuant to Subparagraph 2.05(a) as its Proportionate Share of such Initial Advance. All such amounts shall in turn be deemed to have been (A) provided by Lessor to Lessee as a part of the respective Initial Advances hereunder and (B) disbursed to Head Lessor in payment of the rent payable under the respective Head Lease Agreements.

         2.06.    Sharing of Payments.

                  (a) Outstanding Lease Amount. Subject to clause (ii) of Subparagraph 2.03(c) in the event any amount is capitalized pursuant to such clause, Lessor shall share payments applied to reduce the Outstanding Lease Amount of a Facility (or the portion thereof attributable to the Land Portion or Improvement Portion in the case of Facility 1) as follows:

                           (i) Each payment of the Outstanding Lease Amount under a Facility (or the applicable portion thereof in the case of Facility 1) derived from the purchase price paid by Lessee (or an Assignee Purchaser) to purchase the Property under such Facility (or the applicable portion thereof in the case of Facility 1) pursuant to the Purchase Agreement for such Facility shall be shared by the Participants pro rata according to their respective Outstanding Participation Amounts under such Facility (or the applicable portions thereof in the case of Facility 1) at the time of such payment.

                           (ii) Each payment of the Outstanding Lease Amount under a Facility (or the applicable portion thereof in the case of Facility 1) derived from:

                                    (A)      The Residual Value Guaranty Amount
                           paid by Lessee pursuant to the Purchase Agreement for such Facility (or the applicable portion thereof in the case of Facility 1); or

                                    (B)      The Principal Component of Base
                           Rent under such Facility (or the applicable portion thereof in the case of Facility 1);

                  Shall be shared first by the Tranche A Participants pro rata according to their respective applicable Outstanding Tranche A Participation Amounts at the time of such payment; second, if any amounts remain after all such Outstanding Tranche A Participation Amounts are paid in full, by the Tranche B Participants pro rata according to their respective applicable Outstanding Tranche B Participation Amounts at the time of such payment; and third, if any amounts remain after all such Outstanding Tranche A Participation Amounts and all such Outstanding Tranche B Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective applicable Outstanding Tranche C Participation Amounts at the time of such payment.

                           (iii) Each payment of the Outstanding Lease Amount under a Facility (or the applicable portion thereof in the case of Facility 1) derived from:

                                    (A)      the purchase price paid by a
                           Designated Purchaser to purchase the Property under such Facility (or the applicable portion thereof in the case of Facility 1) pursuant to the Purchase Agreement for such Facility;

                                    (B)      the Indemnity Amount paid by Lessee
                           pursuant to the Purchase Agreement for such Facility (or the applicable portion thereof in the case of Facility 1);

                                    (C)      Casualty Proceeds or Condemnation
                           Proceeds related to any of the Property under such Facility (or the applicable portion thereof in the case of Facility 1); or

                                    (D)      the purchase price paid by any
                           Person (except as otherwise provided in clause (i) above) to purchase the Property under such Facility (or the applicable portion thereof in the case of Facility 1), whether after the retention of such Property by Lessor following the Expiration Date of the Lease Agreement for such Facility, upon foreclosure or otherwise;

                  Shall be shared first by the Tranche B Participants pro rata according to their respective applicable Outstanding Tranche B Participation Amounts at the time of such payment; second, if any amounts remain after all such Outstanding Tranche B Participation Amounts are paid in full, by the Tranche A Participants pro rata according to their respective applicable Outstanding Tranche A Participation Amounts at the time of such payment; and third, if any amounts remain after all such Outstanding Tranche B Participation Amounts and all such Outstanding Tranche A Participation Amounts are paid in full, by the Tranche C Participants pro rata according to their respective applicable Outstanding Tranche C Participation Amounts at the time of such payment.

                           (iv) Notwithstanding anything to the contrary set forth in this Paragraph 2.06, the proceeds from the foreclosure, application, setoff, withdrawal or other collection or disposition of any Cash Collateral shall be shared in accordance with the other provisions of this Paragraph 2.06 based upon the Lessee Obligations to which such proceeds of Cash Collateral are applied; provided, however, that if the Property (or the applicable portion thereof in the case of Facility 1) is sold to a Designated Purchaser pursuant to the Marketing Option in the Purchase Agreement, any proceeds of Cash Collateral shall be applied only in satisfaction of the obligations of Lessee in respect of the Residual Value Guaranty Amount applicable to such Property (or the applicable portion thereof in the case of Facility 1) and such other Lessee Obligations as may then be due and owing in accordance with the Operative Documents, and such proceeds (as so applied) shall be shared in accordance with the other provisions of this Paragraph 2.06 which govern the sharing of proceeds which are applied to the Residual Value Guaranty Amount and such other Lessee Obligations as are then due and owing. Any remaining Cash Collateral after such Lessee Obligations have been paid shall be remitted to Lessee or to such other Person as may be entitled thereto.

                  (b) Interest Component of Base Rent. Lessor shall share each payment applied to the Interest Component of Base Rent under either Facility among the Participants which funded the Outstanding Lease Amount under such Facility (or the applicable portion thereof in the case of Facility 1) pro rata within the Tranche A Portion, Tranche B Portion and the Tranche C Portion, respectively, according to (i) the respective Outstanding Participation Amounts so funded by such Participants and (ii) the dates on which such Participants so funded such amounts.

                  (c) Supplemental Rent. Lessor shall share each payment applied to Supplemental Rent under either Facility among the Lessor Parties as follows:

                           (i) Each payment applied to Agent's Fees shall be solely for the account of Agent.

                           (ii)     Each payment applied to:

                                    (A)      Commitment Fees under Facility 1
                           shall be shared by the Facility 1 Participants pro rata according to (1) their respective Proportionate Shares under Facility 1 and (2) in the case of each Facility 1 Participant which becomes a Facility 1 Participant hereunder after the date hereof, the date upon which such Facility 1 Participant so became a Facility 1 Participant; and

                                    (B)      Commitment Fees under Facility 2
                           shall be shared by the Facility 2 Participants pro rata according to (1) their respective Proportionate Shares under Facility 2 and (2) in the case of each Facility 2 Participant which becomes a Facility 2 Participant hereunder after the date hereof, the date upon which such Facility 2 Participant so became a Facility 2 Participant.

                           (iii) Each payment applied to reimburse any Lessor Party for any fees, costs and expenses incurred by such Lessor Party shall be solely for the account of such Lessor Party.

                           (iv)     Each payment of interest (other than Base
                  Rent) shall be shared among the Lessor Parties owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lessor Parties and (B) the dates on which such amounts became owing to such Lessor Parties.

                           (v) Each payment applied to the Commitment Extension Fee shall be shared by the Participants pro rata according to the Unused amounts of their Commitments on the date of such payment.

                           (vi) All other payments under this Agreement and the other Operative Documents shall be for the benefit of the Person or Persons specified.

         (All amounts payable by Lessee under the Operative Documents shall be attributable to Facility 1 or Facility 2 and, in the case of amounts attributable to Facility 1, the Land Portion or Improvement Portion of Facility 1. If any amounts are not clearly on account of either Facility (or a portion thereof in the case of Facility 1), Lessor may attribute such amounts to either Facility (or either portion thereof in the case of Facility 1) using reasonable methods of allocation; provided, however, that Lessee may direct Lessor to attribute such amounts to the Facility (or portion thereof in the case of Facility 1) designated by Lessee if no Default has occurred and is continuing.)

                  (d) Disproportionate Payments, Etc. If any Participant shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of amounts owed to it in excess of its ratable share of payments on account of such amounts obtained by all Participants entitled to such payments, such Participant shall forthwith purchase from the other Participants such participations in the payments to be made under the Operative Documents as shall be necessary to cause such purchasing Participant to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Participant, such purchase shall be rescinded and each other Participant shall repay to the purchasing Participant the purchase price to the extent of such recovery together with an amount equal to such other Participant's ratable share (according to the proportion of (i) the amount of such other Participant's required repayment to (ii) the total amount so recovered from the purchasing Participant) of any interest or other amount paid or payable by the purchasing Participant in respect of the total amount so recovered. Lessee agrees that any Participant so purchasing a participation from another Participant pursuant to this Subparagraph 2.06(d) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Participant were the direct creditor of Lessee in the amount of such participation.

         2.07.    Other Payment Terms.

                  (a) Place and Manner of Payments by Lessee. Lessee shall make all payments due to any Lessor Party under this Agreement and the other Operative Documents by payments to Agent, for the account of such Person, at Agent's office, located at the address specified in Paragraph 7.01, with each payment due to a Participant to be for the account of such Participant's Applicable Participating Office. Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 11:00 a.m. on the date due. Agent shall promptly disburse to the appropriate Person each such payment received by Agent for such Person.

                  (b) Date. Whenever any payment due under this Agreement or any other Operative Document shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of Rent, interest or fees, as the case may be.

                  (c) Late Payments. If any amounts required to be paid by Lessee under this Agreement or any other Operative Document (including Rent, interest, fees or other amounts) remain unpaid after such amounts are due, Lessee shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the Base Rate plus two percent (2.0%), such rate to change from time to time as the Base Rate shall change.

                  (d) Application of Payments. All payments under this Agreement and the other Operative Documents on account of either Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) shall be applied first to unpaid fees, costs and expenses and other Supplemental Rent then due and payable under this Agreement or any other Operative Document on account of such Facility (or the applicable portion thereof in the case of Facility 1), second to the accrued Interest Component of Base Rent then due and payable under this Agreement or any other Operative Document on account of such Facility (or the applicable portion thereof in the case of Facility 1) and finally to the Principal Component of Base Rent or otherwise to reduce the Outstanding Lease Amount under such Facility(or the applicable portion thereof in the case of Facility 1). If any payments are not clearly on account of either Facility (or a portion thereof in the case of Facility 1), Lessor may apply such payments to either Facility (or either portion thereof in the case of Facility 1) in its discretion; provided, however, that Lessee may direct Lessor to apply such payments to the Facility (or portion thereof in the case of Facility 1) designated by Lessee if no Default has occurred and is continuing.

                  (e) Failure to Pay Agent. Unless Agent shall have received notice from Lessee at least one (1) Business Day prior to the date on which any payment is due to Lessor or the Participants under this Agreement or the other Operative Documents that Lessee will not make such payment in full, Agent may assume that Lessee has made such payment in full to Agent on such date and Agent may, in reliance upon such assumption, cause to be distributed to the appropriate Persons on such due date an amount equal to the amount then due such Persons. If and to the extent Lessee shall not have so made such payment in full to Agent, each such Person shall repay to Agent forthwith on demand such amount distributed to such Person together with interest thereon, for each day from the date such amount is distributed to such Person until the date such Person repays such amount to Agent, at (i) the Federal Funds Rate for the first three (3) days and (ii) the Base Rate plus two percent (2.0%) thereafter, such rate to change from time to time as the Base Rate shall change. A certificate of Agent submitted to any Person with respect to any amounts owing by such Person under this Subparagraph 2.07(e) shall be conclusive absent manifest error.

         2.08.    Commitment Reductions.

                  (a) Reduction or Cancellation of Commitments. Lessee may, at any time prior to the Commitment Termination Date, upon five (5) Business Days written notice to Lessor, permanently reduce the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple of One Million Dollars ($1,000,000) in excess thereof or cancel the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment in its entirety.

                  (b) Effect of Commitment Reductions. From the effective date of any reduction of the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment, the Commitment Fees shall be computed on the basis of the Total Facility 1 Commitment or Total Facility 2 Commitment as reduced. The Total Commitment shall be automatically reduced by the amount of each reduction in the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment. Once reduced or cancelled, the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment and the Total Commitment may not be increased or reinstated without the prior written consent of Lessor and all Participants. Any reduction of the Total Facility 1 Land Portion Commitment, the Total Facility 1 Improvement Portion Commitment or the Total Facility 2 Commitment pursuant to this Paragraph 2.08 shall be applied ratably to reduce each Participant's Facility 1 Land Portion Commitment, Facility 1 Improvement Portion Commitment or Facility 2 Commitment, as the case may be, and its Commitment pro rata in accordance with its respective Proportionate Share.

         2.09.    Extensions.

                  (a) Commitment Extension. Lessee may request Lessor to extend the Outside Completion Date for an additional period of one (1), two (2), three (3), four (4), five (5) or six (6) months by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit F(1) (a "Commitment Extension Request"). Lessee shall deliver the Commitment Extension Request to Agent not more than three (3) months and not less than two (2) months before the original Outside Completion Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Commitment Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to the Commitment Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of the Commitment Extension Request to Agent not later than the last Business Day which is not less than twelve (12) Business Days prior to the original Outside Completion Date. Any failure by Lessor or any Participant so to execute and return a Commitment Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Commitment Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(a), then not later than ten (10) Business Days prior to the original

         Outside Completion Date, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case the definition of "Outside Completion Date" set forth in
         Schedule 1.01 shall be deemed extended to the date which is the requested extension period after the original Outside Completion Date (subject to receipt by Agent of the Commitment Extension Fee), or (ii) Agent has not received a copy of the Commitment Extension Request executed by Lessor and each Participant, in which case such Commitment Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Outside Completion Date at any time.

                  (b) Lease Extensions. Lessee may, as provided herein but not more than three (3) times, request Lessor to extend the Scheduled Expiration Date of each Lease Agreement for an additional period of one
         (1) year by appropriately completing, executing and delivering to Agent a written request in the form of Exhibit F(2), together with an attachment thereto setting forth the terms upon which Lessee would propose for the requested extension (a "Lease Extension Request"). Lessee shall deliver each Lease Extension Request to Agent not more than twelve (12) months and not less than nine (9) months before the then current Scheduled Expiration Date. Agent shall promptly deliver to Lessor and each Participant three (3) copies of each Lease Extension Request received by Agent. If Lessor or a Participant, in its sole and absolute discretion, consents to a Lease Extension Request, such Person shall evidence such consent by executing and returning two (2) copies of such Lease Extension Request to Agent not later than the last Business Day which is not less than seven (7) months prior to the then current Scheduled Expiration Date for the applicable Lease Agreement. Any failure by Lessor or any Participant so to execute and return a Lease Extension Request shall be deemed a denial thereof. If Lessee shall deliver a Lease Extension Request to Lessor pursuant to the first sentence of this Subparagraph 2.09(b), then not later than the last Business Day which is not less than six (6) months prior to the then current Scheduled Expiration Date for the applicable Lease Agreement, Agent shall notify Lessee, Lessor and the Participants in writing whether (i) Agent has received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case the definition of "Scheduled Expiration Date" set forth in Subparagraph 2.02(a) of the applicable Lease Agreement shall be deemed extended to the date which is one (1) year after the then current Scheduled Expiration Date (subject to the receipt by Agent of any amounts payable by Lessee in connection with such extension), or (ii) Agent has not received a copy of the Lease Extension Request executed by Lessor and each Participant, in which case such Lease Extension Request shall be deemed denied. Lessee acknowledges that neither Lessor nor any Participant has promised (either expressly or implicitly), or has any obligation or commitment, to extend or consent to the extension of the Scheduled Expiration Date for either Lease Agreement at any time.

         2.10. Nature of the Transactions. Lessee and the Lessor Parties intend that the transactions evidenced by this Agreement and the other Operative Documents constitute operating leases pursuant to FASB 13 for accounting purposes and loans secured by the Property for other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes. To the extent that this Agreement and the other Operative Documents reflect the lease form alone, they do so for convenience only. Lessee and the Lessor Parties intend that the Operative Documents have the dual form referred to in the first sentence of this paragraph, notwithstanding the use of the lease form alone.

                  (a) Tax Treatment. For purposes of all income, franchise and other taxes imposed upon or measured by income, Lessee and Lessor Parties intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Lessee and the Lessor Parties may only take deductions, credits, allowances and other reporting positions on their respective returns, reports and statements which are consistent with such treatment, unless required to do otherwise by an appropriate taxing authority or after a clearly applicable change in applicable Governmental Rules; provided, however, that if an appropriate taxing authority or a clearly applicable change in applicable Governmental Rules requires any Lessor Party to take such an inconsistent position, such Lessor Party shall promptly notify Lessee.

                  (b) Other Legal Treatment. For purposes of commercial, real estate and bankruptcy law and other applicable laws, Lessee and Lessor Parties also intend that the transactions evidenced by the Operative Documents shall be treated as loans by the Participants (through Lessor) to Lessee secured by the Property, with Lessee as owner of the Property. Consistent with such treatment, Lessee and the Lessor Parties intend that, among other things for such purposes, (i) the Advances be treated as loans to Lessee by the Participants (through Lessor); (ii) the Advances be secured by the Property and the Lessor Parties have the rights and remedies of secured lenders; (iii) Base Rent be treated as interest on the Advances; (iv) Lessee be required to pay on the applicable Expiration Date only the Residual Value Guaranty Amount, the Indemnity Amount and the other amounts required by Subparagraph 4.06(b) of the applicable Purchase Agreement (or Subparagraph 4.06(c) if Lessor is retaining the Property) if Lessee exercises the Marketing Option in accordance with the applicable Purchase Agreement; and (v) Lessee be required to pay on the applicable Expiration Date the applicable Outstanding Lease Amount and all other amounts outstanding under this Agreement and the other Operative Documents (including amounts required by Subparagraph 4.06(a) of the applicable Purchase Agreement) if the applicable Lease Agreement is terminated prior to its Scheduled Expiration Date after an Event of Default occurs under such Lease Agreement or if Lessee fails to or is otherwise not entitled to exercise the Marketing Option in accordance with the applicable Purchase Agreement.

                  (c) No Reliance by Lessee. Lessee acknowledges and agrees that no Lessor Party has made any representations or warranties to Lessee concerning the tax, accounting or legal characteristics of the Operative Documents and that Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents as it deems appropriate.

         2.11.    Security.

                  (a)      Lessee Obligations.

                           (i) To the extent that the transaction evidenced by the Lease Agreement, Purchase Agreement and other Operative Documents for either Facility is treated as a loan by the Participants (through Lessor) to Lessee secured by the Property for such Facility, with Lessee as owner of such Property pursuant to Paragraph 2.10, the Lessee Obligations under such Facility shall be secured by such Property and the other Real Property Collateral for such Facility and, in the case of Facility 2, Personal Property Collateral for such Facility (collectively, the "Property Collateral") as provided in Subparagraphs 2.07(a) and 2.07(b) of the applicable Lease Agreement and, in the case of Facility 2, in an Assignment of Construction Agreements in the form of Exhibit G, duly executed by Lessee (the "Assignment of Construction Agreements").

                           (ii) If, at any time, Lessee elects, pursuant to Subparagraph 3.02(l) of the Purchase Agreement for either Facility, to exercise the Marketing Option after Lessor notifies Lessee that Lessor is terminating the Lease Agreement for such Facility on a Termination Date that is prior to the Scheduled Expiration Date and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default, Lessee shall deliver to Agent (A) Cash Collateral in an amount not less than 105% of the total Tranche A Proportionate Share of the Outstanding Lease Amount under such Facility at such time, (B) a security agreement in form and substance reasonably satisfactory to Lessor and Agent (a "Cash Collateral Agreement") that grants to Agent a security interest in such Cash Collateral to secure the Lessee Obligations under such Facility and (C) a written opinion of its counsel, in form and substance reasonably satisfactory to Lessor and Agent but subject to customary qualifications and assumptions, to the effect that the Cash Collateral Agreement is a legal, valid and binding agreement of Lessee, enforceable in accordance with its terms, and that Lessor has a perfected security interest in the Cash Collateral. Lessee may not withdraw any Cash Collateral required to be delivered pursuant to this clause (ii) until the Expiration Date of the applicable Lease Agreement and the satisfaction in full of all Lessee Obligations thereunder. After the Expiration Date of the applicable Lease Agreement and the satisfaction in full of all Lessee Obligations thereunder, Lessor shall return to Lessee any Cash Collateral then held by Lessor.

                           (iii) Lessee shall deliver to Lessor and Agent such additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Lessor or Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Lessor or Agent in the Property Collateral and the Cash Collateral prior to the Liens or other interests of any Person, except in the case of the Property Collateral for Permitted Property Liens; and (B) otherwise establish, maintain, protect and evidence the rights provided to Lessor and Agent in the Property Collateral and the Cash Collateral. Lessee shall fully cooperate with Lessor and Agent and perform all additional acts reasonably requested by Lessor or Agent to effect the purposes of this Subparagraph 2.11(a).

                  (b)      Lessor Obligations.

                           (i) The Lessor Obligations shall be secured by the following:

                                    (A)      An Assignment of Head Lease
                           Agreements, Sublease Agreements and Purchase
                           Agreements in the form of Exhibit I, duly executed by Lessor (the "Assignment of Lease");

                                    (B)      A Construction Deed of Trust with
                           Assignment of Rents, Security Agreement and Fixture Filing in the form of Exhibit J, duly executed by Lessor (the "Lessor Deed of Trust"); and

                                    (C)      A Security Agreement in the form of
                           Exhibit K, duly executed by Lessor (the "Lessor Security Agreement").

                           (ii)     Lessor shall deliver to Agent such
                  additional mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language) and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as Agent may reasonably request to (A) grant, perfect, maintain, protect and evidence security interests in favor of Agent in Lessor's rights in the Property Collateral and the Cash Collateral; and (B) otherwise establish, maintain, protect and evidence the rights provided to Agent in the Property Collateral and the Cash Collateral. Lessor shall fully cooperate with Agent and perform all additional acts reasonably requested by Agent to effect the purposes of this Subparagraph 2.11(b).

                           (iii) Lessee hereby consents to the Assignment of Lease, the Lessor Deed of Trust and the Lessor Security Agreement; the Liens granted to Agent therein; and all other Liens granted to Agent in any of the Operative Documents and the Property to secure the Lessor Obligations.

         2.12.    Change of Circumstances.

                  (a) Inability to Determine Rates. If, on or before the first day of any Rental Period for any Portion, (i) any Participant shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Majority Participants shall advise Agent that the LIBOR Rental Rate for such Rental Period and Portion does not adequately and fairly reflect the cost to such Participants of funding their shares of such Portions under the applicable Facility, Agent shall immediately give notice of such condition to Lessee, Lessor and the other Participants. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that the circumstances giving rise to such condition no longer exist), the LIBOR Rental Rate shall be unavailable and the Rental Rate for each new Rental Period shall be the Alternate Rental Rate.

                  (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by Lessor or any Participant with any request or directive (whether or not having the force of law) of any Governmental Authority (a "Change of Law") shall make it unlawful or impossible for any Participant to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate, such Participant shall immediately notify Agent and Agent shall immediately notify Lessee, Lessor and the other Participants of such Change of Law. After the giving of any such notice (and until Agent shall otherwise notify Lessee and Lessor that such Change of Law is no longer in effect), the LIBOR Rental Rate shall be unavailable and the Rental Rate under both Facilities for each Rental Period shall be the Alternate Rental Rate.

                  (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

                           (i) Shall subject Lessor or any Participant to any tax, duty or other charge with respect to the Outstanding Lease Amount under either Facility, or shall change the basis of taxation of Base Rent payments by Lessee to Lessor or any Participant under this Agreement or any other Operative Document (except for changes in the rate of taxation on the overall net income of Lessor or any Participant imposed by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located); or

                           (ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rental
                  Rate), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by Lessor or any Participant for its portion of the Outstanding Lease Amount under either Facility; or

                           (iii) Shall impose on Lessor or any Participant any other condition related to the Outstanding Lease Amount under either Facility, Base Rent under either Facility or Lessor's or such Participant's commitments hereunder;

         And the effect of any of the foregoing is to increase the cost to Lessor or such Participant of funding or maintaining its portion of the Outstanding Lease Amount under either Facility or commitments or to reduce any amount receivable by Lessor or such Participant hereunder; then Lessee shall from time to time within five (5) Business Days after demand by such Person, pay to such Person additional amounts sufficient to reimburse such Person for any such increased costs of such Person or to compensate such Person for any such reduced amounts of such Person; provided, however, that Lessee shall have no obligation to pay any additional amounts under this Subparagraph 2.12(c) on account of any increased costs or reduced amounts arising under Facility 2 during the Construction Period except as follows:

                           (A) Lessee shall pay any such additional amounts under this Subparagraph 2.12(c) on account of any increased costs or reduced amounts arising under Facility 2 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                           (B)      If any Lessor Party incurs any such
                  increased costs or reduced amounts under Facility 2 during the Construction Period for which Lessee is not obligated to pay additional amounts pursuant to clause (A) above, the amount of such increased costs and reduced amounts shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (i) of Subparagraph 2.03(c).

         A certificate setting forth in reasonable detail the amount of any increased costs or reduced amounts submitted by any Lessor Party shall constitute prima facie evidence of such costs or amounts. The obligations of Lessee under this Subparagraph 2.12(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) Capital Requirements. If, after the date of this Agreement, Lessor or any Participant determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Person or any other Person controlling such Person (a "Capital Adequacy Requirement") and (ii) the amount of capital maintained by such Person or such other Person which is attributable to or based upon the Advances, the commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Person's or such other Person's policies with respect to capital adequacy), Lessee shall pay to such Person or such other Person, within five (5) Business Days after demand of such Person, such amounts as such Person or such other Person shall determine are necessary to compensate such Person or such other Person for the increased costs to such Person or such other Person of such increased capital. A certificate of Lessor or any Participant setting forth in reasonable detail the computation of any such increased costs, delivered by such Person to Lessee shall constitute prima facie evidence of such costs. The obligations of Lessee under this Subparagraph 2.12(d) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (e) Mitigation. If Lessor or any Participant becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate or (ii) any Change of Law or other event or condition which will obligate Lessee or Lessor to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d), such Person shall notify Lessee and Lessor thereof as promptly as practical. If any Person has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Person shall notify Lessee and Lessor thereof as promptly as practical. Each Person affected by any Change of Law which makes it unlawful or impossible for such Person to fund or maintain its portion of the Outstanding Lease Amount under either Facility at the LIBOR Rental Rate or to which Lessee or Lessor is obligated to pay any amount pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Participating Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Lessee or Lessor is obligated to pay pursuant to Subparagraph 2.12(c) or Subparagraph 2.12(d) if, in the reasonable opinion of such Person, such efforts would not be disadvantageous to such Person.

         2.13.    Taxes on Payments.

                  (a) Payments Free of Taxes. All payments made by Lessee under this Agreement and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Indemnified Taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, except as otherwise provided in the last sentence of Subparagraph 2.13(b). If any Indemnified Taxes are required to be withheld from any amounts payable to any Lessor Party hereunder or under the other Operative Documents, the amounts so payable to such Lessor Party shall be increased to the extent necessary to yield to such Lessor Party (after payment of all Indemnified Taxes) the Base Rent or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Operative Documents. Whenever any Indemnified Taxes are payable by Lessee, as promptly as possible thereafter, Lessee shall send to Agent for its own account or for the account of Lessor or such Participant, as the case may be, a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Agent the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Subparagraph 2.13(a) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (b) Withholding Exemption Certificates. On or prior to the Closing Date or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, Lessor, if it is not incorporated under the laws of the United States of America or a state thereof, and each Participant which is not incorporated under the laws of the United States of America or a state thereof shall deliver to Lessee and Lessor two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that Lessor or such Participant, as the case may be, is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes. Each Person which delivers to Lessee and Lessor a Form 1001 or 4224 pursuant to the immediately preceding sentence further undertakes to deliver to Lessee and Lessor two further copies of Form 1001 or 4224 (or successor applicable forms), or other manner of certification or procedure, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Lessee and Lessor, and such extensions or renewals thereof as may reasonably be requested by Lessee or Lessor, certifying in the case of a Form 1001 or 4224 that such Person is entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent Lessor or a Participant from duly completing and delivering any such form with respect to it and Lessor or such Participant advises Lessee and Lessor that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If Lessor or any Participant fails to provide to Lessee or Lessor pursuant to this Subparagraph 2.13(b) (or, in the case of an Assignee Participant, Subparagraph 7.05(b)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement and the other Operative Documents without deduction or withholding of any United States federal income taxes, Lessor or such Participant, as the case may be, shall not be entitled to any indemnification under Subparagraph 2.13(a) for any Indemnified Taxes imposed on such Lender primarily as a result of such failure.

                  (c) Mitigation. If any Lessor Party claims any additional amounts to be payable to it pursuant to this Paragraph 2.13, such Lessor Party shall use reasonable commercial efforts to file any certificate or document requested in writing by Lessee or Lessor (including copies of Internal Revenue Service Form 1001 (or successor forms) reflecting a reduced rate of withholding) or to change the jurisdiction of its Applicable Participating Office if the making of such a filing or such change in the jurisdiction of its Applicable Participating Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of a Participant, in the case of a change in the jurisdiction of its Applicable Participating Office, such change would not be disadvantageous to such Person.

                  (d) Tax Returns. Nothing contained in this Paragraph 2.13 shall require any Lessor Party to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

         2.14. Funding Loss Indemnification. If Lessee shall (a) pay all or any Portion of the Outstanding Lease Amount under either Facility on any day other than the last day of a Rental Period therefor (whether an optional payment, a mandatory payment or otherwise) or (b) cancel or otherwise fail to consummate any Advance Request which has been delivered to Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), then Lessee shall, within five (5) Business Days after demand by Lessor or any Participant, reimburse such Person for and hold such Person harmless from all costs and losses incurred by such Person as a result of such payment, cancellation or failure. Lessee understands that such costs and losses may include, without limitation, losses incurred by Lessor or a Participant as a result of funding and other contracts entered into by such Person to fund its portion of the Outstanding Lease Amount under the applicable Facility. Each Person demanding payment under this Paragraph 2.14 shall deliver to Lessee, with a copy to Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Lessee shall constitute prima facie evidence of such costs and losses. The obligations of Lessee under this Paragraph 2.14 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         2.15. Replacement of Participants. If any Participant shall (a) become a Defaulting Participant more than once in a period of twelve (12) consecutive months, (b) continue as a Defaulting Participant for more than five
(5) Business Days at any time, (c) deliver, pursuant to Subparagraph 2.12(b), a notice of a Change of Law which does not affect any other Participant, or (d) demand any payment under Subparagraph 2.12(c), 2.12(d) or 2.13(a) for a reason which is not applicable to any other Participant, then Agent may (or upon the written request of Lessee if no Event of Default has occurred and is continuing, shall) replace such Participant (the "affected Participant"), or cause such affected Participant to be replaced, with another Person (the "replacement Participant") satisfying the requirements of an Eligible Assignee under Subparagraph 7.05(b), by having the affected Participant sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to Subparagraph 7.05(b); provided, however, that if Lessee seeks to exercise such right, it must do so within sixty (60) days after it first knows of the event, condition or demand giving rise to such right, and no Lessor Party shall have any obligation to identify or locate a replacement Participant for Lessee. Upon receipt by any affected Participant of a written notice from Agent stating that Agent is exercising the replacement right set forth in this Paragraph 2.15, such affected Participant shall sell and assign all of its rights and obligations under this Agreement and the other Operative Documents to the replacement Participant pursuant to an Assignment Agreement and Subparagraph 7.05(b) for a purchase price equal to the sum of its portion of the Outstanding Lease Amount, the accrued and unpaid portion of the Base Rent relating to such portion and its ratable share of all fees to which it is entitled.

SECTION 3. CONDITIONS PRECEDENT.

         3.01. Initial Advances. The obligation of Lessor to enter into the Head Lease Agreements and to make the Initial Advances (and the obligations of the Participants to fund their respective Proportionate Shares of the Initial Advances) on the Closing Date is (are) subject to receipt by Agent, on or prior to the Closing Date, of each item listed in Schedule 3.01, each in form and substance satisfactory to Lessor, Agent and each Participant, and with sufficient copies for, Lessor, Agent and each Participant.

         3.02. Subsequent Advances. The obligation of Lessor to make each subsequent Advance (and the obligations of the Participants to fund their respective Proportionate Shares of such Advance) is (are) subject to (a) satisfaction of the conditions set forth in Paragraph 3.01; (b) receipt by Agent pursuant to Paragraph 2.03 of the Advance Request for such Advance, appropriately completed and duly executed by Lessee; and (c) receipt by Agent of date-down endorsements to Agent's and Lessor's title insurance policies covering such Tract or binders acceptable to Agent and Lessor.

         3.03. Other Conditions Precedent. The occurrence of each Credit Event (including the making of each Advance by Lessor and the funding of each Advance by the Participants) is subject to the further conditions that, on the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing or will result from such Credit Event; and

                  (c) All of the Operative Documents are in full force and effect.

The submission by Lessee to Lessor and Agent of each Advance Request, each Notice of Rental Period Selection and a Notice of Marketing Option Exercise shall be deemed to be a representation and warranty by Lessee that each of the statements set forth above in this Paragraph 3.03 is true and correct as of the date of such request and notice.

         3.04. Covenant to Deliver.. Lessee agrees (not as a condition but as a covenant) to deliver to Lessor and Agent each item required to be delivered to Lessor and Agent as a condition to each Advance if such Advance is made. Lessee expressly agrees that the making of any Advance prior to the receipt by Lessor and Agent of any such item shall not constitute a waiver by Lessor, Agent or any Participant of Lessee's obligation to deliver such item, unless expressly waived in writing.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

         4.01. Lessee's Representations and Warranties. In order to induce the Lessor Parties to enter into this Agreement and the other Operative Documents to which they are parties, Lessee hereby represents and warrants to the Lessor Parties as follows:

                  (a) Due Incorporation, Qualification, etc. Each of Lessee and Lessee's Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and
         (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

                  (b) Authority. The execution, delivery and performance by Lessee of each Operative Document executed, or to be executed, by Lessee and the consummation of the transactions contemplated thereby
         (i) are within the power of Lessee and (ii) have been duly authorized by all necessary actions on the part of Lessee.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by Lessee has been, or will be, duly executed and delivered by Lessee and constitutes, or will constitute, a legal, valid and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by Lessee of the Operative Documents executed by Lessee and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessee; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessee; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessee (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessee and the performance and consummation by Lessee of the transactions contemplated thereby, except (i) such as have been made or obtained and are in full force and effect and (ii) those construction-related permits and approvals which will be obtained as and when necessary in compliance with the Facility 2 Construction Agency Agreement.

                  (f) No Violation or Default. Neither Lessee nor any of its Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person; (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Lessee nor any of its Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

                  (g) Litigation. Except as set forth in the most recent Form 10-Q and 10-K reports filed by Lessee with the Securities and Exchange Commission, no actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessee, threatened against Lessee or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessee of the Operative Documents or the transactions contemplated thereby.

                  (h) Title; Possession Under Leases. Except as set forth in Schedule 4.01(g), Lessee and its Subsidiaries own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Lessee and its Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in any case where the failure so to own or to have such title is not reasonably likely to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Lessee and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Lessee and its Subsidiaries enjoys peaceful and undisturbed possession under such leases.

                  (i) Financial Statements. The Financial Statements of Lessee and its Subsidiaries which have been delivered to Agent, (i) are in accordance with the books and records of Lessee and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and
         (iii) fairly present the financial conditions and results of operations of Lessee and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Lessee nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed
         (A) in the audited Financial Statements of Lessee dated December 31, 1999, or the 10-Q reports filed by

         Lessee with the Securities and Exchange Commission for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 furnished by Lessee to Agent prior to the date hereof, or (B) in the Financial Statements delivered to Agent pursuant to clause (i) or (ii) of Subparagraph 5.01(a).

                  (j) Equity Securities. All outstanding Equity Securities of Lessee are duly authorized, validly issued, fully paid and non-assessable. All Equity Securities of Lessee have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law.

                  (k) No Agreements to Sell Assets; Etc. Neither Lessee nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Lessee or any of its Subsidiaries (other than sales in the ordinary course of business), or to effect any merger, consolidation or other reorganization of Lessee or any of its Subsidiaries or to enter into any agreement with respect thereto, except for sales, mergers, consolidations or reorganizations permitted by Subparagraph 5.02(c), 5.02(d) or 5.02(e).

                  (l)      Employee Benefit Plans.

                           (i) Based on the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) does not exceed an amount equal to $10,000,000. No Pension Plan has failed to meet the minimum funding standard of Code Section 412 (whether or not waived under Code Section 412(d)) or failed to make by its due date a required installment under Code Section 412(m). Neither Lessee nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA) that is reasonably likely to have a Material Adverse Effect.

                           (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Lessee or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Lessee or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Lessee nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

                           (iii) Neither Lessee nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Lessee nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Lessee nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                  (m) Other Regulations. Lessee is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                  (n)      Patent and Other Rights. Except as set forth in
         Schedule 4.01(g), Lessee and its Subsidiaries own, license or otherwise have the right to use, under validly existing agreements, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except where the failure to have any such rights, either individually or collectively, is not reasonably likely to have a Material Adverse Effect.

                  (o) Governmental Charges. Lessee and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them. Lessee and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

                  (p) Margin Stock. Lessee owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Lessee, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

                  (q) Subsidiaries, etc. Set forth in Schedule 4.01(q) (as supplemented by Lessee from time to time in a written notice to Agent) is a complete list of all of Lessee's Subsidiaries, the jurisdiction of incorporation of each, the classes of Equity Securities of each and the percentages of shares of each such class owned directly or indirectly by Lessee.

                  (r) Catastrophic Events. Neither Lessee nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Lessee or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Lessee, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

                  (s) No Material Adverse Effect. No event has occurred and is continuing and no condition exists which is reasonably likely to have a Material Adverse Effect.

                  (t) The Property. The representations and warranties relating to each Tract set forth in Schedule 4.01(t) are true and correct. The following representations and warranties apply to all of the Property:

                           (i) All of the Property complies and will comply at all times (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) with all applicable Governmental Rules (including Title III of the Americans with Disabilities Act; Environmental Laws; and zoning, land use, building, planning and fire laws, rules, regulations and codes) and Insurance Requirements, except for violations which could not have a Material Adverse Effect. No Hazardous Materials have been used, generated, manufactured, stored, treated, disposed of, transported or are present on or released or discharged from the Property in any manner that could have a Material Adverse Effect. There are no claims or actions which could have a Material Adverse Effect pending or, to Lessee's knowledge, threatened against any of the Property by any Governmental Authority or any other Person relating to Hazardous Materials or pursuant to any Environmental Laws.

                           (ii) None of the Improvements (whether before commencement of any construction, during any construction or after completion of construction of any New Improvements) encroach or will at any time encroach in any manner onto any adjoining land, except as permitted by express written and recorded encroachment agreements approved by Agent or as affirmatively insured against by appropriate title insurance.

                           (iii) All licenses, approvals, authorizations, consents, permits, easements and rights-of-way required for the use of any of the Property have been obtained or, if not yet required, will be obtained before required.

                           (iv) Head Lessor has a good and valid fee simple title to the Property, subject to no Liens except for Permitted Property Liens. After the execution by Head Lessor and Lessor of the Head Lease Agreements on the Closing Date, Lessor will have a good and valid leasehold interest in the Property, subject to no Liens except for Permitted Property Liens.

                  (u) Chief Executive Office. Lessee's chief executive office is located at 4000 North First Street, San Jose, California.

                  (v) Accuracy of Information Furnished. None of the Operative Documents and none of the other certificates, statements or information furnished to any Lessor Party by or on behalf of Lessee or any of its Subsidiaries in connection with the Operative Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Lessee shall be deemed to have reaffirmed, for the benefit of the Lessor Parties, each representation and warranty contained in this Paragraph 4.01 on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

         4.02. Lessor's Representations and Warranties. In order to induce Lessee, Agent and the Participants to enter into this Agreement and the other Operative Documents to which they are parties, Lessor hereby represents and warranties to Lessee, Agent and the Participants as follows:

                  (a) Due Incorporation, Qualification, etc. Lessor (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                  (b) Authority. The execution, delivery and performance by Lessor of each Operative Document executed, or to be executed, by Lessor and the consummation of the transactions contemplated thereby
         (i) are within the power of Lessor and (ii) have been duly authorized by all necessary actions on the part of Lessor.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by Lessor has been, or will be, duly executed and delivered by Lessor and constitutes, or will constitute, a legal, valid and binding obligation of Lessor, enforceable against Lessor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by Lessor of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Lessor; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Lessor; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Lessor (except such Liens as may be created in favor of Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by Lessor and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                  (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Lessor, threatened against Lessor at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of Lessor to perform its obligations under the Operative Documents to which it is a party or
         (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Lessor of the Operative Documents or the transactions contemplated thereby.

                  (g) Other Regulations. Lessor is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

                  (h) Chief Executive Office. Lessor's chief executive office is located at 135 South LaSalle Street, Suite 740, Chicago, Illinois, 60603.

         4.03. Participants' Representations and Warranties. In order to induce Lessee, Lessor and Agent to enter into this Agreement and the other Operative Documents to which they are parties, each Participant hereby represents and warranties to Lessee, Lessor and Agent as follows:

                  (a) Due Incorporation, Qualification, etc. Such Participant (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

                  (b) Authority. The execution, delivery and performance by such Participant of each Operative Document executed, or to be executed, by such Participant and the consummation of the transactions contemplated thereby (i) are within the power of such Participant and
         (ii) have been duly authorized by all necessary actions on the part of such Participant.

                  (c) Enforceability. Each Operative Document executed, or to be executed, by such Participant has been, or will be, duly executed and delivered by such Participant and constitutes, or will constitute, a legal, valid and binding obligation of such Participant, enforceable against such Participant in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (d) Non-Contravention. The execution and delivery by such Participant of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to such Participant; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Participant; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Participant (except such Liens as may be created in favor of Lessor or Agent pursuant to this Agreement or the other Operative Documents).

                  (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Operative Documents executed by such Participant and the performance and consummation of the transactions contemplated thereby, except such as have been made or obtained and are in full force and effect.

                  (f) Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of such Participant, threatened against such Participant at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to materially and adversely affect the ability of such Participant to perform its obligations under the Operative Documents to which it is a party or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by such Participant of the Operative Documents or the transactions contemplated thereby.

                  (g) Own Account. Such Participant is acquiring its participation interest hereunder for its own account for investment and not with a view to any distribution (as such term is used in Section 2(11) of the Securities Act of 1933) thereof, and, if in the future it should decide to dispose of its participation interest, it understands that it may do so only in compliance with the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder and any applicable state securities laws.

SECTION 5. COVENANTS.

         5.01. Lessee's Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following affirmative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Financial Statements, Reports, etc. Lessee shall furnish to Agent, with sufficient copies for Lessor and each Participant, the following, each in such form and such detail as Agent, Lessor or the Required Participants shall reasonably request:

                           (i) As soon as available and in no event later than fifty (50) days after the last day of each fiscal quarter of Lessee (other than the last quarter in any fiscal year), a copy of the Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the president or chief financial officer of Lessee to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

                           (ii) As soon as available and in no event later than one hundred (100) days after the close of each fiscal year of Lessee, (A) copies of the audited Financial Statements of Lessee and its Subsidiaries (prepared on a consolidated basis) for such year, prepared by Ernst & Young or by other independent certified public accountants of recognized national standing acceptable to Agent, (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Required Participants) and management letters delivered by such accountants in connection with all such Financial Statements and (C) certificates of such accountants to Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;

                           (iii) Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the president or chief financial officer of Lessee which (A) states that no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Lessee proposes to take with respect thereto; and (B) sets forth, for the quarter or year covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Paragraph 5.03;

                           (iv) As soon as available and in no event later than fifty (50) days after the last day of each fiscal quarter of Lessee, a certificate of the chief financial officer of Lessee which sets forth the calculation of the Funded Indebtedness/EBITDA Ratio for the consecutive four-quarter period ending on such day;

                           (v) As soon as possible and in no event later than five (5) Business Days after any Senior Officer of Lessee knows of the occurrence or existence of (A) any Reportable Event (excluding any Reportable Event for which the provision of a 30-day notice to the PBGC has been waived by regulation) under any Employee Benefit Plan or Multiemployer Plan; (B) any actual or threatened litigation, suits, claims or disputes against Lessee or any of its Subsidiaries involving potential monetary damages payable by Lessee or its Subsidiaries of $10,000,000 or more (alone or in the aggregate); (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the president or chief financial officer of Lessee setting forth details of such event, condition or Default and the action which Lessee proposes to take with respect thereto;

                           (vi) As soon as available and in no event later than five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Lessee or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-Q reports); (B) all reports, proxy statements and financial statements sent or made available by Lessee or any of its Subsidiaries to its security holders; and (C) all press releases and other similar public concerning any material developments in the business of Lessee or any of its Subsidiaries made available by Lessee or any of its Subsidiaries to the public generally;

                           (vii) As soon as available and in no event later than ten (10) days before the first day of each fiscal year of Lessee, the consolidated plan and forecast of Lessee and its Subsidiaries for such fiscal year, including quarterly cash flow projections and quarterly projections of Lessee's compliance with each of the covenants set forth in Paragraph 5.03;

                           (viii) As soon as possible and in no event later than (A) ten (10) days prior to the acquisition by Lessee or any of its Subsidiaries of any new Subsidiary or all or substantially all of the assets of any other Person, written notice thereof; and

                           (ix)     Such other instruments, agreements,
                  certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Lessee or its Subsidiaries, and compliance by Lessee with the terms of this Agreement and the other Operative Documents as Lessor or Agent may from time to time reasonably request.

         For the purposes of this Subparagraph 5.01(a), (1) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-Q report filed by Lessee with the Securities and Exchange Commission for any quarter shall satisfy the requirements of clause (i) for such quarter and (2) the timely delivery by Lessee to Agent pursuant to clause (vi) of a copy of the Form 10-K report filed by Lessee with the Securities and Exchange Commission for any year shall satisfy the requirements of clause (ii)(A) for such year, provided that such reports are required to contain the same information as required by clause (i) and clause (ii)(A), respectively.

                  (b) Books and Records. Lessee and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

                  (c) Inspections. Lessee and its Subsidiaries shall permit any Person designated by any Participant, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Lessee and its Subsidiaries, to examine the books and records of Lessee and its Subsidiaries and make copies thereof and to discuss the affairs, finances and business of Lessee and its Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as any Participant may reasonably request.

                  (d) Insurance. In addition to the insurance requirements set forth in the Lease Agreements with respect to the Property, Lessee and its Subsidiaries shall:

                           (i) Carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker's compensation; and

                           (ii) Carry and maintain each policy for such insurance with financially sound insurers.

                  (e) Governmental Charges and Other Indebtedness. Lessee and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Lessee or its Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other indebtedness; except where (A) the failure to pay any such taxes, other Governmental Charges or indebtedness, either alone or collectively, is not reasonably likely to have a Material Adverse Effect and (B) any such taxes, other Governmental Charges or indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves as required by GAAP are maintained.

                  (f) Use of Proceeds. Lessee shall not use any part of the proceeds of any Advance, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Lessee or any Lessor Party in a violation of Regulations T, U or X issued by the Federal Reserve Board.

                  (g) General Business Operations. Each of Lessee and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person, the violation of which is reasonably likely to have a Material Adverse Effect and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that Lessee and its Subsidiaries may dissolve or liquidate any Subsidiary if such Subsidiary is not a Material Subsidiary and such dissolution or liquidation is not reasonably likely to have a Material Adverse Effect. Lessee shall maintain its chief executive office and principal place of business in the United States and shall not relocate its chief executive office or principal place of business outside of California except upon not less than thirty (30) days prior written notice to Agent.

                  (h) Related Credit Agreement. If at any time the financial covenants set forth in Paragraph 5.03 (or any applicable definition used therein) differs from the financial covenants set forth in the Related Credit Agreement (or any applicable definition used therein), Lessee shall execute such amendments to this Agreement as Lessor or Required Participants may reasonably request to conform the financial covenants set forth in Paragraph 5.03 (or any applicable definition used therein) with such financial covenants set forth in the Related Credit Agreement.

         5.02. Lessee's Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following negative covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Indebtedness. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following ("Permitted Indebtedness"):

                           (i) The Lessee Obligations under the Operative Documents;

                           (ii) The Related Credit Obligations, provided that the aggregate principal amount thereof outstanding at any time does not exceed $125,000,000;

                           (iii) Synthetic Lease Obligations, provided that the aggregate principal amount thereof (including the Outstanding Lease Amounts hereunder) outstanding at any time does not exceed $595,000,000;

                           (iv) Indebtedness of Lessee and its Subsidiaries listed in Schedule 5.02(a) and existing on the date of this Agreement (including committed but undrawn amounts);

                           (v) Indebtedness of Lessee and its Subsidiaries arising from the endorsement of instruments for collection in the ordinary course of Lessee's or a Subsidiary's business;

                           (vi) Indebtedness of Lessee and its Subsidiaries for trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due (unless subject to a bona fide dispute and for which adequate reserves as required by GAAP have been established);

                           (vii) Indebtedness of Lessee and its Subsidiaries under Rate Contracts, provided that all such Rate Contracts are entered into in connection with bona fide hedging operations and not for speculation;

                           (viii) Indebtedness of Lessee and its Subsidiaries under purchase money loans and Capital Leases incurred by Lessee or any of its Subsidiaries to finance the acquisition by such Person of real property, fixtures or equipment provided that in each case, (A) such Indebtedness is incurred by such Person at the time of, or not later than thirty (30) days after, the acquisition by such Person of the property so financed, (B) such Indebtedness does not exceed the purchase price of the property so financed, and (C) no Default has occurred and is continuing at the time such Indebtedness is incurred or will occur after giving effect to such Indebtedness;

                           (ix) Indebtedness of Lessee and its Subsidiaries under initial or successive refinancings of any Indebtedness permitted by clause (ii) or (iv) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent otherwise permitted by clause (xi) below) and
                  (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the Participants than the Indebtedness being refinanced;

                           (x) Indebtedness of Lessee and its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business; and

                           (xi) Other Indebtedness of Lessee and its Subsidiaries, provided that the aggregate principal amount of all such other Indebtedness does not exceed $25,000,000 at any time.

                  (b) Liens. Neither Lessee nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

                           (i) Liens in favor of Lessor, Agent or any Participant securing the Lessee Obligations;

                           (ii)     Liens securing the Related Credit
                  Obligations or Synthetic Lease Obligations;

                           (iii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement;

                           (iv) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                           (v) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided that adequate reserves for the payment thereof as required by GAAP have been established;

                           (vi) Deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                           (vii)    Zoning restrictions, easements,
                  rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

                           (viii) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits;

                           (ix)     Liens on property or assets of any
                  corporation which becomes a Subsidiary of Lessee or on any property or assets acquired by Lessee or any of its Subsidiaries after the date of this Agreement, provided that
                  (A) such Liens exist at the time the stock of such corporation or such assets or property is or are acquired by Lessee and
                  (B) such Liens were not created in contemplation of such acquisition by Lessee;

                           (x) Judgement Liens, provided that such Liens do not have a value in excess of $10,000,000 or such Liens are released, stayed, vacated or otherwise dismissed within twenty
                  (20) days after issue or levy and, if so stayed, such stay is not thereafter removed;

                           (xi)     Rights of vendors or lessors under
                  conditional sale agreements, Capital Leases or other title retention agreements, provided that, in each case, (A) such rights secure or otherwise relate to Permitted Indebtedness,
                  (B) such rights do not extend to any property other than property acquired with the proceeds of such Permitted Indebtedness and (C) such rights do not secure any Indebtedness other than such Permitted Indebtedness;

                           (xii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Lessee's and its Subsidiaries' businesses;

                           (xiii)   Liens securing Indebtedness which
                  constitutes Permitted Indebtedness under clause (viii) of Subparagraph 5.02(a) provided that, in each case, such Lien
                  (A) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (B) secures only such Permitted Indebtedness;

                           (xiv) Liens on the property or assets of any Subsidiary of Lessee in favor of Lessee or any other Subsidiary of Lessee;

                           (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (iii) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Participants than the Indebtedness secured by the existing Lien;

                           (xvi) Liens on insurance proceeds in favor of insurance companies with respect to the financing of insurance premiums;

                           (xvii)   Permitted Property Liens in the Property;
                  and

                           (xviii)  Other Liens on the property of Lessee and
                  its Subsidiaries, provided that the aggregate principal amount of all Indebtedness secured by such other Liens does not exceed at any time ten percent (10%) of the consolidated total assets of Lessee and its Subsidiaries at such time;

         Provided, however, that the foregoing exceptions shall not be construed to permit any Liens, except for Permitted Property Liens, in any of the Property.

                  (c) Asset Dispositions. Neither Lessee nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

                           (i) Sales of inventory by Lessee and its Subsidiaries in the ordinary course of their businesses;

                           (ii) Sales of surplus, damaged, worn or obsolete equipment or inventory for not less than fair market value;

                           (iii) Sales or other dispositions of Investments permitted by clauses (i) and (iii) of Subparagraph 5.02(e) for not less than fair market value;

                           (iv)     Sales or assignments of defaulted
                  receivables to a collection agency in the ordinary course of business;

                           (v) Licenses by Lessee or its Subsidiaries of its patents, copyrights, trademarks, trade names and service marks in the ordinary course of its business provided that, in each case, the terms of the transaction are terms which then would prevail in the market for similar transactions between unaffiliated parties dealing at arm's length;

                           (vi) Sales or other dispositions of assets and property by Lessee to any of Lessee's Subsidiaries or by any of Lessee's Subsidiaries to Lessee or any of its other Subsidiaries, provided the terms of any such sales or other dispositions by or to Lessee (other than sales or other dispositions by Lessee to any of Lessee's wholly owned Subsidiaries or by any of Lessee's wholly owned subsidiaries to Lessee, except for sales or dispositions by Lessee which, either singly or in the aggregate with respect to all such sales or dispositions, would involve all or substantially all of the assets or property of Lessee or which would render Lessee incapable of performing its obligations under the Operative Documents) are on terms which are no less favorable to Lessee than would prevail in the market for similar transactions between unaffiliated parties dealing at arms length;

                           (vii) Sales of accounts receivable of Lessee and its
                  Subsidiaries, provided that (A) each such sale is (1) for not less than fair market value and (2) for cash, and (B) the aggregate book value of all such accounts receivable so sold in any consecutive four-quarter period does not exceed ten percent (10%) of the consolidated total accounts receivable of Lessee and its Subsidiaries on the last day immediately preceding such four-quarter period; and

                           (viii) Other sales, leases, transfers and disposals
                  of assets and property for not less than fair market value, provided that the aggregate book value of all such assets and property so sold, leased, transferred or otherwise disposed of in any consecutive four-quarter period does not exceed five percent (5%) of the consolidated total assets of Lessee and its Subsidiaries on the last day immediately preceding such four-quarter period;

         Provided, however, that the foregoing exceptions shall not be construed to permit any sales, leases, transfers or disposals of any of the Property, except as expressly permitted by the Lease Agreement or Purchase Agreement.

                  (d) Mergers, Acquisitions, Etc. Neither Lessee nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except for the following:

                           (i) Any Subsidiary of Lessee may merge or consolidate with any other Subsidiary of Lessee;

                           (ii) Any Subsidiary of Lessee may merge or consolidate with Lessee, provided that Lessee is the surviving corporation; and

                           (iii) Lessee may merge or consolidate with any other corporation, establish a new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, provided that:

                                    (A)      In the case of any merger or
                           consolidation, either (1) Lessee is the surviving corporation or (2) the surviving corporation (y) is a Solvent United States corporation with a financial condition equal to or better than the financial condition of Lessee immediately prior to such merger or consolidation and (z) assumes all of the Lessee Obligations in a manner reasonably acceptable to the Required Participants;

                                    (B)      No Default has occurred and is
                           continuing at the time of such merger, consolidation, establishment or acquisition or will occur after giving effect to such merger, consolidation or acquisition; and

                                    (C)      The aggregate cost of any such
                           merger, consolidation, establishment or acquisition does not exceed the amounts permitted under clause
                           (vi) of Subparagraph 5.02(e) (except for Lessee's cost of acquiring Gasonics International Corporation, which shall not be subject to such limitation).

                  (e) Investments. Neither Lessee nor any of its Subsidiaries shall make any Investment except for Investments in the following:

                           (i) Investments permitted by the investment policy of Lessee duly approved by the Board of Directors of Lessee and in effect at the time of such Investment;

                           (ii) Investments held by Gasonics International Corporation on the date Gasonics International Corporation is acquired by Lessee;

                           (iii) Any transaction permitted by Subparagraph 5.02(a);

                           (iv) Investments by Lessee in the "Tranche A" portion of synthetic leases in which it is the lessee and which constitute Economically Defeased Synthetic Lease Obligations;

                           (v) Investments in joint ventures and strategic alliances, provided that the aggregate amount of such Investments does not exceed in any fiscal year two and one-half percent (2 1/2%) of the tangible assets of Lessee and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, on the last day of the immediately preceding fiscal year; and

                           (vi) Other Investments, provided that the aggregate amount of such other Investments plus the aggregate cost of all mergers and consolidations consummated, Subsidiaries established and Subsidiaries and assets acquired by Lessee pursuant to Subparagraph 5.02(d) (excluding Lessee's acquisition of Gasonics International Corporation) does not exceed in any fiscal year (A) $100,000,000 for any amounts paid in cash and (B) $500,000,000 for any amounts paid with shares of common stock of Lessee (as determined according to the stock price of such shares on the date of transfer) and accounted for on a pooling basis in accordance with GAAP.

                  (f) Dividends, Redemptions, Etc. Neither Lessee nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

                           (i) Either Lessee or any of its Subsidiaries may pay dividends on its capital stock payable solely in such Person's own capital stock;

                           (ii) Any Subsidiary of Lessee may pay dividends to Lessee;

                           (iii) Lessee may purchase shares of its capital stock for its employee stock option plans, provided that (A) the aggregate amount of such purchases does not exceed $50,000,000 in any fiscal year and (B) no Default has occurred and is continuing at the time of such purchase or will occur after giving effect to such purchase; and

                           (iv) Lessee may purchase shares of its capital stock with the proceeds received by it from a substantially concurrent issue of new shares of its capital stock

                  (g) Change in Business. Neither Lessee nor any of its Subsidiaries shall engage, either directly or indirectly through Affiliates, in any material line of business other than the semiconductor capital equipment business and other businesses incidental or reasonably related thereto.

                  (h)      ERISA. Neither Lessee nor any ERISA Affiliate shall
         (i) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (ii) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (iii) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject either Lessee or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (iv) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (v) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (vi) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (vii) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would have a Material Adverse Effect.

                  (i) Accounting Changes. Neither Lessee nor any of its Subsidiaries shall change (i) its fiscal year (currently January 1 through December 31) or (ii) its accounting practices except as permitted by GAAP.

         5.03. Lessee's Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Lessee of all Lessee Obligations, Lessee will comply, and will cause compliance, with the following financial covenants, unless Lessor and Required Participants shall otherwise consent in writing:

                  (a) Funded Indebtedness/Capital Ratio. Lessee shall not permit its Funded Indebtedness/Capital Ratio on any day set forth below to be greater than the ratio set forth opposite such day below:

                  The last day of any

                           fiscal quarter                    0.40 to 1.00.

                  (b) Quick Ratio. Lessee shall not permit its Quick Ratio on any day set forth below to be less than the ratio set forth opposite such day below:

                  The last day of any
                           fiscal quarter                    1.50 to 1.00.

                  (c) Debt Service Coverage Ratio. Lessee shall not permit its Debt Service Coverage Ratio for any fiscal quarter ending on any day set forth below to be less than the ratio set forth opposite such day below:

                  The last day of any
                           fiscal quarter                    3.50 to 1.00.

                  (d) Tangible Net Worth. Commencing on December 31, 2000, Lessee shall not permit its Tangible Net Worth on the last day of any fiscal quarter (such date to be referred to herein as a "determination date") to be less than the sum on such determination date of the following:

                           (i) $664,477,000.00 (the approximate amount of Lessee's Tangible Net Worth on December 31, 1999);

                                                      plus

                           (ii) Seventy-five percent (75%) of the sum of (A) Lessee's consolidated annual net income for its fiscal year ending December 31, 2000 (ignoring any annual loss); plus (B) the sum of Lessee's consolidated quarterly net income (ignoring any quarterly losses) for each fiscal quarter ending after December 31, 2000 through and including the fiscal quarter ending on the determination date;

                                                      plus

                           (iii) One hundred percent (100%) of the Net Proceeds of all Equity Securities issued by Lessee and its Subsidiaries (to Persons other than Lessee or its Subsidiaries) during the period commencing on December 31, 1999 and ending on the determination date;

                                                      plus

                           (iv) One hundred percent (100%) of the principal amount of all debt securities of Lessee and its Subsidiaries converted into Equity Securities of Lessee and its Subsidiaries during the period commencing on December 31, 1999 and ending on the determination date;

         provided, however, that in no case shall Lessee permit its Tangible Net Worth on December 31, 2000 to be less than $1,260,000,000.00.

                  (e) Minimum Cash Balances. Lessee shall not permit its Cash Balances on any date to be less than the remainder of:

                           (i) The aggregate amount on such date of all Synthetic Lease Obligations of Lessee and its Subsidiaries that (A) would be attributable to principal if such obligations were treated as loan obligations and (B) become due within one (1) year of such date;

                                                      minus

                           (ii) The sum of (A) all cash of Lessee and its Subsidiaries on such date and (B) the market value of Cash Equivalents and short-term marketable securities (that are classified as current assets in accordance with GAAP) of Lessee and its Subsidiaries on such date to the extent such cash, Cash Equivalents and short-term marketable securities secure payment of the current Synthetic Lease Obligations referred to in clause (i) above.

         (In calculating the market value of Cash Equivalents and short-term marketable securities under this subparagraph, Cash Equivalents and short-term marketable securities shall be marked to market quarterly.)

         5.04. Lessor's Covenants.. Until the termination of this Agreement and the satisfaction in full by Lessor of all Lessor Obligations, Lessor will comply, and will cause compliance, with the following covenants, unless Lessee and Required Participants shall otherwise consent in writing:

                  (a) Use of Proceeds. Lessor shall use the proceeds of all amounts delivered to Lessor by Participants pursuant to Subparagraph 2.05(a) solely to fund Advances.

                  (b) Lessor Liens. Lessor shall not create, incur, assume or permit to exist any Lessor Lien (other than any Lien granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations) and shall promptly discharge, at its sole cost and expense, any Lessor Lien on the Property (other than any Liens granted to Agent or any Participant pursuant to the Operative Documents to secure the Lessor Obligations); provided, however, that Lessor shall not be required so to discharge any such Lessor Lien if the same is being (or promptly will be) contested in good faith by appropriate proceedings diligently prosecuted, provided that such contest is completed and all Lessor Liens are discharged on or prior to the Expiration Date.

                  (c) Property Disposition. Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Property and the Operative Documents except as provided in Subparagraph 2.11(b) or Subparagraph 7.05(d) or in either Purchase Agreement after retaining the Property following the Expiration Date.

                  (d) Chief Executive Office. Lessor shall not change its chief executive office without giving Agent prompt written notice.

         5.05. Participants' Covenants.. Each Participant covenants that it will not fund its portion of any Advance with the assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any "plan" (as defined in Section 4975(e)(1) of the IRC.

SECTION 6. LESSOR, AGENT AND THEIR RELATIONS WITH PARTICIPANTS.

         6.01. Appointment of Agent Each Participant hereby appoints and authorizes Agent to act as its agent hereunder and under the other Operative Documents with such powers as are expressly delegated to Agent by the terms of this Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Lessor is not an agent for the Participants or Agent, and neither this Agreement nor any other Operative Document shall be construed to constitute or evidence a partnership among the Lessor Parties or otherwise to impose upon Lessor or Agent any fiduciary duty.

         6.02. Powers and Immunities. Neither Lessor nor Agent shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Operative Document, be a trustee for any Participant or have any fiduciary duty to any Participant. Notwithstanding anything to the contrary contained herein, neither Lessor nor Agent shall be required to take any action which is contrary to this Agreement or any other Operative Document or any applicable Governmental Rule. Neither Lessor nor Agent nor any Participant shall be responsible to any Participant for any recitals, statements, representations or warranties made by Lessee or any of its Subsidiaries contained in this Agreement or in any other Operative Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Document or for any failure by Lessee or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Lessor and Agent may employ agents and attorneys-in-fact and shall not be responsible to any Participant for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Lessor nor Agent nor any of their respective directors, officers, employees, agents or advisors shall be responsible to any Participant for any action taken or omitted to be taken by it or them hereunder or under any other Operative Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Lessor and Agent shall take such action with respect to the Operative Documents as shall be directed by the Required Participants.

         6.03. Reliance. Lessor or Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Lessor or Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, neither Lessor nor Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Participants and shall in all cases be fully protected by the Participants in acting, or in refraining from acting, hereunder or under any other Operative Document in accordance with the instructions of the Required Participants, and such instructions of the Required Participants and any action taken or failure to act pursuant thereto shall be binding on all of the Participants.

         6.04. Defaults. Neither Lessor nor Agent shall be deemed to have knowledge or notice of the occurrence of any Default unless Lessor and Agent have received a written notice from a Participant or Lessee, referring to this Agreement, describing such Default and stating that such notice is a "Notice of Default". If Lessor and Agent receive such a notice of the occurrence of a Default, Agent shall give prompt notice thereof to the Participants. Lessor and Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Participants; provided, however, that until Lessor and Agent shall have received such directions, Lessor or Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Participants.

         6.05. Indemnification. Without limiting the obligations of Lessee hereunder, each Participant agrees to indemnify Lessor and Agent, ratably in accordance with such Participant's Proportionate Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Lessor or Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Participant shall be liable for any of the foregoing to the extent they arise from Lessor's or Agent's gross negligence or willful misconduct. Lessor or Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Participant under this Paragraph 6.05 shall survive the payment and performance of the Lessee Obligations, the termination of this Agreement and any Participant ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Participant ceased to be a Participant hereunder).

         6.06. Non-Reliance. Each Participant represents that it has, independently and without reliance on Lessor, Agent, or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Lessee and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Lessor, Agent or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement or any other Operative Document. Neither Lessor nor Agent nor any of their respective affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Participant informed as to the performance or observance by Lessee or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Lessee or any of its Subsidiaries; (b) have any duty or responsibility to provide any Participant with any credit or other information concerning Lessee or any of its Subsidiaries which may come into the possession of Lessor or Agent, except for notices, reports and other documents and information expressly required to be furnished to the Participants by Lessor or Agent hereunder; or (c) be responsible to any Participant for (i) any recital, statement, representation or warranty made by Lessee or any officer, employee or agent of Lessee in this Agreement or in any of the other Operative Documents,
(ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Operative Document, (iii) the value or sufficiency of the Property or the validity or perfection of any of the liens or security interests intended to be created by the Operative Documents, or (iv) any failure by Lessee to perform its obligations under this Agreement or any other Operative Document.

         6.07. Resignation or Removal of Agent. Agent may resign at any time by giving thirty (30) days prior written notice thereof to Lessee and the Participants, and Agent may be removed at any time with or without cause by the Required Participants; provided, however, that Agent shall not resign and may not be removed without cause prior to the expiration of the Commitment Period without the consent of Lessee unless a Change of Law makes it unlawful or unreasonably burdensome for Agent to continue to act in such capacity. Upon any such resignation or removal, the Required Participants shall have the right to appoint a successor Agent, which Agent, if not a Participant, shall be reasonably acceptable to Lessee; provided, however, that Lessee shall have no right to approve a successor Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section VI and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         6.08. Authorization. Agent is hereby authorized by the Participants to execute, deliver and perform, each of the Operative Documents to which Agent is or is intended to be a party and each Participant agrees to be bound by all of the agreements of Agent contained in the Operative Documents.

         6.09. Lessor and Agent in their Individual Capacities. Lessor, Agent and their respective affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Lessee and its Subsidiaries and affiliates as though Lessor were not Lessor hereunder and Agent were not Agent hereunder. With respect to Advances, if any, made by Agent in its capacity as a Participant, Agent in its capacity as a Participant shall have the same rights and powers under this Agreement and the other Operative Documents as any other Participant and may exercise the same as though it were not Agent, and the terms "Participant" or "Participants" shall include Agent in its capacity as a Participant.

SECTION 7. MISCELLANEOUS.

         7.01. Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor, Lessee, any Participant or Agent under this Agreement or the other Operative Documents shall be in writing and faxed, mailed or delivered, if to Lessor, Lessee or Agent, at its respective facsimile number or address set forth below or, if to any Participant, at the address or facsimile number specified beneath the heading "Address for Notices" under the name of such Participant in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt;
(c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt; provided, however, that any Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise or Notice of Expiration Date Purchase Option Exercise delivered to Lessor or Agent shall not be effective until received by Lessor or Agent.

         Lessee:           Novellus Systems, Inc.
                           4000 North First Street
                           San Jose, CA 95134
                           Attn:  Treasurer
                           Telephone:  (408) 432-5339
                           Fax No: (408) 545-3009

         Lessor:           ABN AMRO Leasing, Inc.

                           c/o ABN AMRO Bank N.V.
                           135 South LaSalle Street, Suite 740
                           Chicago, IL 60603
                           Attn: David M. Shipley
                           Telephone: (312) 904-2183
                           Fax No: (312) 904-6217

         Agent:            ABN AMRO Bank N.V.
                           Agency Services
                           208 South LaSalle Street, Suite 1500
                           Chicago, IL  60604
                           Attn:  Josephine O'Brien
                           Telephone:  (312) 992-5091
                           Fax: (312) 992-5157

                           with copies to:

                           ABN AMRO Bank N.V.
                           101 California Street, Suite 4550
                           San Francisco, CA  94111-5812
                           Attn:  Joe Endoso
                           Telephone:  (415) 984-3718
                           Fax:  (415) 362-3524

                                      and

                           ABN AMRO Bank N.V.
                           Credit Administration
                           208 South LaSalle Street, Suite 1500
                           Chicago, IL 60604
                           Attn:  Gregory Miller
                           Telephone:  (312) 992-5116
                           Fax:  (312) 992-5111

Each Advance Request, Notice of Rental Period Selection, Extension Request, Notice of Term Purchase Option Exercise, Notice of Marketing Option Exercise and Notice of Expiration Date Purchase Option Exercise shall be given by Lessee to Agent's office located at its address referred to above during its normal business hours; provided, however, that any such notice received by Agent after 10:00 a.m. on any Business Day shall be deemed received by Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Lessee to any Lessor Party to be made by telephone or facsimile, any Lessor Party may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by such Lessor Party is such a person.

         7.02. Expenses. Lessee shall pay within five (5) Business Days after demand, whether or not any Advance is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lessor and Agent in connection with the preparation, negotiation, execution and delivery of, the consummation of the transactions contemplated by and the exercise of their duties under, this Agreement and the other Operative Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder (which fees and expenses shall be treated as Permitted Transaction Expenses if incurred prior to the Commitment Termination Date), and (b) all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Lessor Parties in the enforcement or attempted enforcement of any of the Lessee Obligations or in exercising or preserving any of the Lessor Parties' rights and remedies (including all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Operative Documents or the Lessee Obligations or any bankruptcy or similar proceeding involving Lessee or any of its Subsidiaries). As used herein, the term "reasonable attorneys' fees and expenses" shall include, without limitation, allocable costs and expenses of Agent's and Participants' in-house legal counsel and staff. The obligations of Lessee under this Paragraph 7.02 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         7.03. Indemnification. To the fullest extent permitted by law, Lessee agrees to protect, indemnify, defend and hold harmless, on an after-tax basis, the Lessor Parties and the other Indemnitees from and against any and all liabilities, losses, damages or expenses of any kind or nature (including Indemnified Taxes) and from any suits, claims or demands (including in respect of or for reasonable attorney's fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Operative Documents, any transaction contemplated thereby or the Property (including any use by Lessee of the Property or the Advances), except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee provided, however, that Lessee shall have no obligation to indemnify any Lessor Party for any such liabilities, losses, damages or expenses under this Paragraph 7.03 arising under Facility 2 during the Construction Period, except as follows:

                  (a) Lessee shall indemnify the Lessor Parties as provided in this Paragraph 7.03 from and against any and all such liabilities, losses, damages and expenses arising under Facility 2 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                  (b) If any Lessor Party incurs any such liabilities, losses, damages or expenses arising under Facility 2 during the Construction Period for which Lessee is not obligated to indemnify such Lessor Party pursuant to Subparagraph 7.03(a), such liabilities, losses, damages and expenses shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (ii) of Subparagraph 2.03(c).

Upon receiving knowledge of any suit, claim or demand asserted by a third party that any Lessor Party believes is covered by this indemnity, such Lessor Party shall give Lessee notice of the matter and an opportunity to defend it, at Lessee's sole cost and expense, with legal counsel reasonably satisfactory to such Lessor Party. Such Lessor Parties may also require Lessee to defend the matter. Any failure or delay of any Lessor Party to notify Lessee of any such suit, claim or demand shall not relieve Lessee of its obligations under this Paragraph 7.03. The obligations of Lessee under this Paragraph 7.03 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         7.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Operative Document may be amended or waived if such amendment or waiver is in writing and is signed by Lessor, Lessee and the Required Participants; provided, however that:

                  (a) Any amendment, waiver or consent which (i) increases the Total Commitment, (ii) extends the Scheduled Expiration Date under either Lease Agreement, (iii) reduces the Rental Rate or any fees or other amounts payable for the account of the Participants hereunder,
         (iv) postpones any date scheduled for any payment of Base Rent or any fees or other amounts payable for the account of the Participants hereunder or thereunder, (v) amends Paragraph 2.06 or this Paragraph 7.04, (vi) amends the definition of Required Participants or (vii) releases Lessor's interest in any substantial part of the Property, must be in writing and also signed or approved in writing by all Participants;

                  (b) Any amendment, waiver or consent which increases or decreases any Proportionate Share of any Participant must be in writing and also signed by such Participant;

                  (c) Any amendment, waiver or consent which affects the rights or obligations of Agent must be in writing and also signed by Agent;

                  (d) Upon the exercise by Lessee of the Partial Purchase Option under either Purchase Agreement in accordance with Paragraph
         2.02 of such Purchase Agreement, Lessee, Head Lessor and/or Lessor alone may execute such documents, instruments and agreements (including releases and/or amendments to the Operative Documents) as may be reasonably necessary to release the Property to be purchased pursuant to such Partial Purchase Option; and

                  (e) If any property is to be added to the Property in connection with a lot line adjustment or other similar action, Lessee, Head Lessor and/or Lessor alone may execute such documents, instruments and agreements (including amendments to the Operative Documents) as may be reasonably necessary to add such property.

No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         7.05.    Successors and Assigns.

                  (a) Binding Effect. This Agreement and the other Operative Documents shall be binding upon and inure to the benefit of Lessee, Lessor, the Participants, Agent and their respective permitted successors and assigns. All references in this Agreement to any Person shall be deemed to include all successors and assigns of such Person.

                  (b)      Participant Assignments.

                           (i) Any Participant may, at any time, sell and assign to any other Participant or any Eligible Assignee (individually, an "Assignee Participant") all or a portion of its rights and obligations under this Agreement and the other Operative Documents (such a sale and assignment to be referred to herein as an "Assignment") pursuant to an assignment agreement in the form of Exhibit L (an "Assignment Agreement"), executed by each Assignee Participant and such assignor Participant (an "Assignor Participant") and delivered to Agent for its acceptance and recording in the Register; provided, however, that:

                                    (A)      Without the written consent of
                           Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant which is not, immediately prior to such Assignment, a Participant hereunder or an Affiliate thereof; or

                                    (B)      Without the written consent of
                           Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment to any Assignee Participant if, after giving effect to such Assignment, the Commitment of such Participant or such Assignee Participant would be less than Two Million Dollars ($2,000,000) (except that a Participant may make an Assignment which reduces its Commitment to zero without the written consent of Lessor, Agent or Lessee); or

                                    (C)      Without the written consent of
                           Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Participant may make any Assignment of its Outstanding Tranche A Participation Amount or its Outstanding Tranche B Participation Amount under either Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche A Participation Amount and its Outstanding Tranche B Participation Amount under both Facilities, (2) such Participant's Tranche A Percentage and its Tranche B Percentage under both Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche A Portion and the Tranche B Portion of both Facilities under this Agreement and the other Operative Documents; or

                                    (D)      Without the written consent of
                           Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld), no Tranche C Participant may make any Assignment of its Outstanding Tranche C Participation Amount under either Facility which does not assign and delegate an equal pro rata interest in (1) such Participant's Outstanding Tranche C Participation Amount under both Facilities, (2) such Participant's Tranche C Percentage under both Facilities, and (3) such Participant's other rights, duties and obligations relating to the Tranche C Portion of both Facilities under this Agreement and the other Operative Documents.

                  Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (y) each Assignee Participant thereunder shall be a Participant hereunder with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment") and shall have the rights, duties and obligations of such a Participant under this Agreement and the other Operative Documents, and (z) the Assignor Participant thereunder shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth on Attachment 1 to such Assignment Agreement (under the caption "Tranche Percentages and Proportionate Shares After Assignment"), or, if the Proportionate Share of the Assignor Participant has been reduced to 0% under both Facilities, the Assignor Participant shall cease to be a Participant and to have any obligation to fund any portion of any Advance; provided, however, that any such Assignor Participant which ceases to be a Participant shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Participant, the deletion of each Assignor Participant which reduces its Proportionate Share to 0% under both Facilities and the resulting adjustment of Tranche A Percentages, Tranche B Percentages, Tranche C Percentages and Proportionate Shares arising from the purchase by each Assignee Participant of all or a portion of the rights and obligations of an Assignor Participant under this Agreement and the other Operative Documents. Each Assignee Participant which was not previously a Participant hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Participant, deliver to Lessee and Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Participant is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. (Without limiting the generality of any of the preceding provisions of this clause (i) of Subparagraph 7.05(b), no Participant may, if no Default has occurred and is continuing and Lessee shall object in writing, make any Assignment to any Assignee Participant that, at the time of such Assignment, (1) has a basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) in excess of the pro rata amount that then could be demanded thereunder by the Participant proposing to make such Assignment or (2) would require Lessee to make any payment under Subparagraph 2.13(a) on account of payments to such Assignee Participant in excess of the pro rata amount that Lessee was then required to make thereunder on account of payments to the Participant proposing to make such Assignment.)

                           (ii) Agent shall maintain at its address referred to in Paragraph 7.01 a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Participants and the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share of each Participant under each Facility from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Lessee, Agent and the Participants may treat each Person whose name is recorded in the Register as the owner of the interests recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Lessee or any Participant at any reasonable time and from time to time upon reasonable prior notice.

                           (iii) Upon its receipt of an Assignment Agreement executed by an Assignor Participant and an Assignee Participant (and, to the extent required by clause (i) of this Subparagraph 7.05(b), by Lessor, Agent and Lessee), together with payment to Agent by Assignor Participant of a registration and processing fee of $3,000, Agent shall (A) promptly accept such Assignment Agreement and (B) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lessor, the Participants and Lessee. Agent may, from time to time at its election, prepare and deliver to Lessor, the Participants and Lessee a revised Schedule I reflecting the names, addresses and respective Proportionate Shares of all Participants then parties hereto.

                           (iv) Subject to Subparagraph 7.13(g), the Lessor Parties may disclose the Operative Documents and any financial or other information relating to Lessee or any Subsidiary to each other or to any potential Assignee Participant.

                  (c) Participant Subparticipations. Any Participant may at any time sell to one or more Persons ("Subparticipants") subparticipation interests in the rights and interests of such Participant under this Agreement and the other Operative Documents. In the event of any such sale by a Participant of subparticipation interests, such Participant's obligations under this Agreement and the other Operative Documents shall remain unchanged, such Participant shall remain solely responsible for the performance thereof and Lessee and the other Lessor Parties shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Participant to obtain the consent of the Subparticipant in order for such Participant to agree in writing to any amendment, waiver or consent of a type specified in clause (i), (ii),
         (iii) or (iv) of Subparagraph 7.04(a) but may not otherwise require the selling Participant to obtain the consent of such Subparticipant to any other amendment, waiver or consent hereunder. Lessee agrees that any Participant which has transferred any subparticipation interest shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Participant under Paragraph 2.12, Paragraph 2.13, and Paragraph 2.14, as if such Participant had not made such transfer.

                  (d) Lessor Assignments. Lessor may, upon one (1) month's prior written notice to Lessee and Agent, sell and assign all of its right, title and interest in the Property and its rights, powers, privileges, duties and obligations under this Agreement and the other Operative Documents, provided that:

                           (i) If such sale and assignment is effected after either (A) the occurrence of a Change of Law which makes it unlawful or unreasonably burdensome for Lessor to hold legal or beneficial title to the Property or to perform its obligations and duties under this Agreement and the other Operative Documents or (B) the resignation or removal of the Agent which was the Agent at the time Lessor became the Lessor, the purchaser/assignee (the "successor Lessor") shall be either (1) a Participant or an Eligible Assignee that will not cause the transactions evidenced by this Agreement and the other Operative Documents to lose their treatment as operating leases under FASB 13 or (2) a Person approved as provided in clause (ii) below; or

                           (ii) If such sale and assignment is effected in any other circumstance, the successor Lessor shall be a Person that is (A) a financial institution or a Person controlled by a financial institution and (B) approved in writing by Agent, Required Participants and, if no Default has occurred and is continuing, Lessee (which consents of Agent, Required Participants and Lessee shall not be unreasonably withheld), provided that Lessee shall have no obligation to consent to any such sale and assignment prior to the Commitment Termination Date; and

                           (iii)    The successor Lessor executes such
                  documents, instruments and agreements as may reasonably be necessary to evidence its agreement to assume all of the obligations and duties of the Lessor under this Agreement and the other Operative Documents.

         Upon the consummation of any such sale and assignment, (A) the successor Lessor shall become the "Lessor" and shall succeed to and become vested with all the rights, powers, privileges, duties and obligations of the Lessor under this Agreement and the other Operative Documents and (B) the retiring Lessor shall be discharged from the duties and obligations of the Lessor thereafter arising under this Agreement and the other Operative Documents. After any retiring Lessor's discharge as the Lessor, the provisions of Section 6 and any other provision of this Agreement or any other Operative Document which by its terms survives the termination of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Lessor. Unless a sale and assignment by Lessor of its right, title and interest in the Property under this subparagraph is made by Lessor at Lessee's request or pursuant to clause (i) above, Lessor shall pay any real property transfer taxes payable as a result of such sale and assignment.

         7.06. Setoff. In addition to any rights and remedies of the Participants provided by law, each Participant shall have the right, with the prior written consent of Agent, but without prior notice to or consent of Lessee, any such notice and consent being expressly waived by Lessee to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Lessee Obligations, whether matured or unmatured, any amount owing from such Participant to Lessee, at or at any time after, the occurrence of such Event of Default. The aforesaid right of set-off may be exercised by such Participant against Lessee or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Lessee or against anyone else claiming through or against Lessee or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Participant prior to the occurrence of an Event of Default. Each Participant agrees promptly to notify Lessee after any such set-off and application made by such Participant, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         7.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

         7.08. Partial Invalidity. If at any time any provision of this Agreement or any other Operative Document is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement or the other Operative Documents nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         7.09. JURY TRIAL. EACH OF LESSEE AND THE LESSOR PARTIES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THE OPERATIVE DOCUMENTS IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OPERATIVE DOCUMENT.

         7.10. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         7.11. No Joint Venture, Etc. Neither this Agreement nor any other Operative Document nor any transaction contemplated hereby or thereby shall be construed to (a) constitute a partnership or joint venture between Lessee and any Lessor Party or (b) impose upon any Lessor Party any agency relationship with or fiduciary duty to Lessee.

         7.12. Usury Savings Clause. Nothing contained in this Agreement or any other Operative Documents shall be deemed to require the payment of interest or other charges by Lessee in excess of the amount the applicable Lessor Parties may lawfully charge under applicable usury laws. In the event any Lessor Party shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute excess interest shall, upon such determination, at the option of Lessor, be returned to Lessee or credited against other Lessee Obligations.

         7.13. Confidentiality. No Lessor Party shall disclose to any Person any information with respect to Lessee or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Operative Documents, except that any Lessor Party may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to any other Lessor Party; (c) which is otherwise available to the public; (d) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lessor Party; (e) if required or appropriate in response to any summons or subpoena; (f) in connection with any litigation relating to the Operative Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to such Lessor Party; (h) to any Assignee Participant or Subparticipant or any prospective Assignee Participant or Subparticipant, provided that such Assignee Participant or Subparticipant or prospective Assignee Participant or Subparticipant agrees to be bound by this Paragraph 7.13; or (i) otherwise with the prior consent of Lessee; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of Lessee and its Subsidiaries under this Agreement and the other Operative Documents.

         7.14. Governing Law. Unless otherwise provided in any Operative Document, this Agreement and each of the other Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


                       [The first signature page follows.]

      IN WITNESS WHEREOF, Lessee, Head Lessor, Lessor, the Participants and Agent have caused this Agreement to be executed as of the day and year first above written.


LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


HEAD LESSOR:                        LEASE PLAN NORTH AMERICA, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


LESSOR:                             ABN AMRO LEASING, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


AGENT:                              ABN AMRO BANK N.V.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

PARTICIPANTS:                       ABN AMRO BANK N.V.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________



                                    CREDIT LYONNAIS

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    BNP-PARIBAS

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    DAI-ICHI KANGYO BANK, LTD.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    FLEET BOSTON

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    UNION BANK OF CALIFORNIA, N.A.

                                    By:___________________________
                                       Name:______________________

                                       Title:_____________________


                                    KEYBANK NATIONAL ASSOCIATION

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    BANK OF NOVA SCOTIA

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    COMERICA BANK-CALIFORNIA

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________


                                    ABN AMRO LEASING, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

                                   SCHEDULE I

                                  PARTICIPANTS

                       PART A(1) - TRANCHE PERCENTAGES AND
                    PROPORTIONATE SHARES FOR THE LAND PORTION
                                UNDER FACILITY 1

                        TRANCHE A      TRANCHE B      TRANCHE C     PROPORTIONATE
     PARTICIPANT        PERCENTAGE     PERCENTAGE     PERCENTAGE        SHARE
--------------------   ------------   ------------   ------------   -------------
ABN AMRO Bank N.V.     12.16853933%    0.00000000%    0.00000000%    12.16853933%
Credit Lyonnais        14.04494382%    0.00000000%    0.00000000%    14.04494382%
BNP-Paribas            11.23595506%    0.00000000%    0.00000000%    11.23595506%
Dai-Ichi Kangyo Bank   11.23595506%    0.00000000%    0.00000000%    11.23595506%
Fleet Boston           11.23595506%    0.00000000%    0.00000000%    11.23595506%
Union Bank of
California             11.23595506%    0.00000000%    0.00000000%    11.23595506%
KeyBank                 8.98876404%    0.00000000%    0.00000000%     8.98876404%
Scotia Capital          8.98876404%    0.00000000%    0.00000000%     8.98876404%
Comerica Bank           7.86516854%    0.00000000%    0.00000000%     7.86516854%

ABN AMRO Leasing,
Inc.                             0%             0%    3.00000000%     3.00000000%
--------------------   ------------   ------------   ------------   -------------
TOTAL                  97.00000000%    0.00000000%    3.00000000%   100.00000000%

                       PART A(2) - TRANCHE PERCENTAGES AND
               PROPORTIONATE SHARES FOR THE IMPROVEMENT PORTION
                                UNDER FACILITY 1

                        TRANCHE A      TRANCHE B      TRANCHE C     PROPORTIONATE
     PARTICIPANT        PERCENTAGE     PERCENTAGE     PERCENTAGE        SHARE
--------------------   ------------   ------------   ------------   -------------
ABN AMRO Bank N.V.     10.66315302%    1.50538631%    0.00000000%    12.16853933%
Credit Lyonnais        12.30742500%    1.73751882%    0.00000000%    14.04494382%
BNP-Paribas             9.84594000%    1.39001506%    0.00000000%    11.23595506%
Dai-Ichi Kangyo Bank    9.84594000%    1.39001506%    0.00000000%    11.23595506%
Fleet Boston            9.84594000%    1.39001506%    0.00000000%    11.23595506%
Union Bank of
California              9.84594000%    1.39001506%    0.00000000%    11.23595506%
KeyBank                 7.87675200%    1.11201205%    0.00000000%     8.98876404%
Scotia Capital          7.87675200%    1.11201205%    0.00000000%     8.98876404%
Comerica Bank           6.89215800%    0.97301054%    0.00000000%     7.86516854%

ABN AMRO Leasing,
Inc.                             0%             0%    3.00000000%     3.00000000%
--------------------   ------------   ------------   ------------   -------------
TOTAL                  85.00000000%   12.00000000%    3.00000000%   100.00000000%

         PART A(3) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER
                    FACILITY 2 PRIOR TO THE COMPLETION DATE

                        TRANCHE A      TRANCHE B      TRANCHE C     PROPORTIONATE
     PARTICIPANT        PERCENTAGE     PERCENTAGE     PERCENTAGE        SHARE
--------------------   ------------   ------------   ------------   -------------
ABN AMRO Bank N.V.     11.27785243%    0.89068690%    0.00000000%    12.16853933%
Credit Lyonnais        13.01691185%    1.02803197%    0.00000000%    14.04494382%
BNP-Paribas            10.41352948%    0.82242558%    0.00000000%    11.23595506%
Dai-Ichi Kangyo Bank   10.41352948%    0.82242558%    0.00000000%    11.23595506%
Fleet Boston           10.41352948%    0.82242558%    0.00000000%    11.23595506%
Union Bank of
California             10.41352948%    0.82242558%    0.00000000%    11.23595506%
KeyBank                 8.33082358%    0.65794046%    0.00000000%     8.98876404%
Scotia Capital          8.33082358%    0.65794046%    0.00000000%     8.98876404%
Comerica Bank           7.28947064%    0.57569790%    0.00000000%     7.86516854%

ABN AMRO Leasing,
Inc                              0%             0%    3.00000000%     3.00000000%
--------------------   ------------   ------------   ------------   -------------
TOTAL                  89.90000000%    7.10000000%    3.00000000%   100.00000000%

         PART A(4) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER
                  FACILITY 2 ON AND AFTER THE COMPLETION DATE

                        TRANCHE A      TRANCHE B      TRANCHE C     PROPORTIONATE
     PARTICIPANT        PERCENTAGE     PERCENTAGE     PERCENTAGE        SHARE
--------------------   ------------   ------------   ------------   -------------
ABN AMRO Bank N.V.     10.91405074%    1.25448859%    0.00000000%    12.16853933%
Credit Lyonnais        12.59701147%    1.44793235%    0.00000000%    14.04494382%
BNP-Paribas            10.07760917%    1.15834588%    0.00000000%    11.23595506%
Dai-Ichi Kangyo Bank   10.07760917%    1.15834588%    0.00000000%    11.23595506%
Fleet Boston           10.07760917%    1.15834588%    0.00000000%    11.23595506%
Union Bank of
California             10.07760917%    1.15834588%    0.00000000%    11.23595506%
KeyBank                 8.06208734%    0.92667671%    0.00000000%     8.98876404%
Scotia Capital          8.06208734%    0.92667671%    0.00000000%     8.98876404%
Comerica Bank           7.05432642%    0.81084212%    0.00000000%     7.86516854%

ABN AMRO Leasing,
Inc.                             0%             0%    3.00000000%     3.00000000%
--------------------   ------------   ------------   ------------   -------------
TOTAL                  87.00000000%   10.00000000%    3.00000000%   100.00000000%

                            PART B - ADDRESSES, ETC.


ABN AMRO BANK N.V.

Applicable Participating Office:

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111


Address for Notices:

ABN AMRO Bank N.V.
San Francisco International Branch
101 California Street, Suite 4550
San Francisco, CA 94111
Attention:  Sean Cutting
Telephone:  (415) 984-3718
Fax:  (415) 362-3524

ABN AMRO Bank N.V.
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien
Telephone:  (312) 992-5091
Fax: (312) 992-5157


Wiring Instructions:

ABN AMRO Bank N.V.
New York, New York

RT/ABA No.:  026009580
Account Name:  ABN AMRO Bank N.V. - CPU
Account No.:  650-001-1789-41
Reference:  Novellus Systems, Inc. Synthetic Lease IV

CREDIT LYONNAIS

MS. RITA RAYCHAUDHURI
CREDIT LYONNAIS
515 SOUTH FLOWER STREET, 22ND FLOOR
LOS ANGELES, CA  90071

Operations Contact:   Daphne  Chen
                      Telephone No. (212) 261-7638
                      Fax No. (917) 849-5439

Wiring Instructions:  Credit Lyonnais
                      ABA No.
                      026008073
                      New York,  NY
                      Credit Account of:  Credit Lyonnais, LA
                      Branch
                      Account No.0100687000100
                      Ref:  Novellus Systems Inc

BNP-PARIBAS

Credit Contact:
MR. STUART DARBY
BNP PARIBAS
180 MONTGOMERY STREET, 3rd  FLOOR
SAN FRANCISCO, CA 94104

Operations Contact:    Don
                       Hart
                       Telephone No. (415) 956-2511
                       Fax No. (415) 989-9041

Wiring Instructions:   BNP - Paribas
                       New York,  NY
                       ABA No.
                       026007689
                       Account No. 14334000176
                       BNP - Paribas,  San Francisco
                       agency
                       Attn:  Peggy  T.
                       Ref:  Novellus Systems Inc

DAI-ICHI KANGYO BANK

MR. NELSON CHANG
DAI-ICHI KANGYO BANK
CORPORATE FINANCE DEPARTMENT I
ONE WORLD TRADE CENTER, SUITE 4911
NEW YORK, NY  10048

Operations Contact:   Adolfo  Aguirre
                      Telephone No. (212) 432-8330
                      Fax No. (212) 524-0049

Wiring Instructions:  Dai-Ichi Kangyo Bank
                      New York,  NY
                      ABA No. 026004307
                      Credit Account: H10740014132
                      Attn: Loan Operations Department
                      Ref: Novellus Systems Inc'

FLEET BOSTON

MS. LEE MERKLE-RAYMOND
FLEET NATIONAL BANK
435 TASSO  STREET,  SUITE 250
PALO, CA  94301


Operations Contact:     James Snyder
                        Telephone No. (617) 434-6371
                        Fax No. (617) 434-1709

Wiring Instructions:    Fleet National Bank
                        Boston,  MA
                        ABA  011000138
                        Commercial Loans Services
                        Account No. 01035103156
                        Ref: Novellus Systems Inc

UNION BANK OF CALIFORNIA

MS. SARABELLE HITCHNER
UNION BANK OF CALIFORNIA
99 ALMADEN BLVD., SUITE 200
SAN JOSE, CA  95113


Operations Contact:      Ruby Gonzales
                         Fax No. (323) 724-6198


Wiring Instructions:     Union Bank of California,  Los Angeles
                         ABA No. 122000496
                         Credit Account No. 070196431
                         Union Bank of California
                         Attn:  192 Note Center
                         Ref:  Novellus systems Inc

KEYBANK

MS. MARY YOUNG
KEY BANK NATIONAL ASSOCIATION
700 FIFTH AVENUA, 48th FLOOR
SEATTLE, WA  98104


Operations Contact:     Specialty Services Division
                        Seattle,  WA
                        Telephone No. (800) 297-5518
                        Fax No. 800-297-5495


Wiring Instructions:    Key Bank National, Seattle,  WA
                        ABA No. 125000574
                        NW Region Specialty Services
                        Account No. 01500163
                        Ref: Novellus Systems Inc.

BANK OF NOVA SCOTIA

MS. LISA  BEARD
THE BANK  OF NOVA SCOTIA
580 CALIFORNIA STREET, SUITE 2100
SAN  FRANCISCO, CA 94104


Operations Contact:     Arnetta Wilford
                        Telephone No. (404) 877-1563
                        Fax No. (404) 888-8998


Wiring Instructions:    Bank of Nova Scotia, New York,  NY
                        ABA No. 026002532
                        Credit:  Bank of Nova Scotia, San Francisco Service
                        Account
                        No. 0610135
                        Ref:  Novellus Systems Inc

COMERICA BANK

MS. SARAH LEWIS
COMERICA BANK
800 OAKGROVE AVENUE.
MENLO PARK, CA  94025


Operations Contact:     Rob  Ways
                        Telephone No.  (650) 462-6056
                        Fax No. (650) 462-6058


Wiring Instructions:    Comerica Bank,  San Jose,  CA
                        ABA No. 121137522
                        Credit Account No.:  5692209284
                        Ref: Novellus Systems Inc

ABN AMRO LEASING, INC.

Applicable Participating Office:

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 740
Chicago, IL 60603


Address for Notices:

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 740
Chicago, IL 60603
Attention:  David M. Shipley
Telephone:        (312) 904-2183
Fax:              (312) 904-6217

ABN AMRO Bank N.V.
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien
Telephone:  (312) 992-5091
Fax: (312) 992-5157


Wiring Instructions:

ABN AMRO Leasing, Inc.

Bank Name:  LaSalle Bank, NA
RT/ABA No.:  071000505
Account Name:  ABN AMRO Leasing, Inc.
Account No.:  2226951
Reference:  Novellus Systems, Inc. Synthetic Lease IV

                                   SCHEDULE II

                                  PRICING GRID

              (For LIBOR Rental Rate and Commitment Fee Percentage)

                                         APPLICABLE
                                         MARGIN FOR     APPLICABLE
          FUNDED                            LIBOR       MARGIN FOR
      INDEBTEDNESS/           PRICING    RENTAL RATE       LIBOR       COMMITMENT
          EBITDA              PERIOD      /TRANCHES     RENTAL RATE       FEE
          RATIO*               LEVEL       A AND B      /TRANCHE C     PERCENTAGE
---------------------------   -------      -------      ----------     ----------
less than or equal to 0.60       1         1.125%         2.375%         0.250%

         greater than 0.60,
less than or equal to 1.20       2         1.250%         2.500%         0.300%

         greater than 1.20,
less than or equal to 1.40       3         1.500%         2.750%         0.375%

         greater than 1.40       4         2.000%         3.000%         0.500%

      *     For preceding consecutive four-quarter period.



                                   EXPLANATION

1. The Applicable Margin with respect to the LIBOR Rental Rate for any period and the Commitment Fee Percentage will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period, a Level 3 Period or a Level 4 Period.

2. The first Pricing Period, which commences on the date of this Agreement and ends on May 31, 2001, will be a Level 2 Period.

3. The second pricing period, which commences on June 1, 2001 and ends on August 31, 2001, will be a Level 1 Period, a Level 2 Period, a Level 3 Period or a Level 4 Period depending upon Lessee's Funded
      Indebtedness/EBITDA Ratio for the consecutive four-fiscal quarter period ending on March 31, 2001.

4. Each Pricing Period thereafter will be a Level 1 Period, a Level 2 Period, a Level 3 Period or a Level 4 Period depending upon Lessee's Funded Indebtedness/EBITDA Ratio for the most recent consecutive four-fiscal quarter period ending prior to the first day of such Pricing Period.

5.    Examples:

      (a) Lessee's Funded Indebtedness/EBITDA Ratio is 0.75 for the consecutive four-fiscal quarter period ending on March 31, 2001. The Pricing Period June 1, 2001 - August 31, 2001 will be a Level 2 Period.

      (b) Lessee's Funded Indebtedness/EBITDA Ratio is 1.30 for the four-fiscal quarter period ending on June 30, 2001. The Pricing Period of September 1, 2001 - November 30, 2001 will be a Level 3 Period.

                                  SCHEDULE 1.01

                                   DEFINITIONS

      "ABN AMRO" shall mean ABN AMRO Bank N.V.

      "Adjusted Net Income" shall mean, with respect to Lessee for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

            (a) The net income or net loss of Lessee and its Subsidiaries for such period before provision for income taxes;

                                        plus

            (b) The sum (to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expenses of Lessee and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accruing during such period, and (iii) all rental expenses of Lessee and its Subsidiaries accruing during such period (including Base Rent under both Lease Agreements but excluding any Base Rent or other rental expenses that are capitalized by the lessor during such period);

                                       minus

            (c) Fifty percent (50%) of all Capital Expenditures of Lessee and its Subsidiaries accruing during such period.

      "Advances" shall have the meaning given to that term in Subparagraph 2.01(d) of the Participation Agreement and shall include all amounts capitalized pursuant to Subparagraph 2.03(c) of the Participation Agreement or otherwise.

      "Advance Request" shall have the meaning given to that term in Subparagraph 2.03(a) of the Participation Agreement.

      "Affiliate" shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, five percent (5%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person's officers, directors, joint venturers and partners; provided, however, that in no case shall Lessor, Agent or any Participant be deemed to be an Affiliate of Lessee or any of its Subsidiaries for purposes of the Operative Documents. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall mean ABN AMRO, acting in its capacity as Agent for the Participants under the Operative Documents.


                                     1.01-1

      "Agent's Fee Letter" shall mean the letter agreement dated as of December 5, 2000 between Lessee and Agent regarding certain fees payable by Lessee to Agent.

      "Agent's Fees" shall have the meaning given to that term in Subparagraph 2.04(a) of the Participation Agreement.

      "Alternate Rental Rate" shall mean, for any Rental Period (or portion thereof), the per annum rate equal to the Base Rate in effect from time to time during such period plus the Applicable Margin, such rate to change from time to time during such period as the Base Rate or Applicable Margin shall change.

      "Applicable Margin" shall mean:

            (a) Tranche A and Tranche B. With respect to the Outstanding Tranche A Participation Amounts and Outstanding Tranche B Participation Amounts under either Facility:

                  (i) The per annum rate which is determined pursuant to the Pricing Grid with respect to the LIBOR Rental Rate under the applicable Lease Agreement; or

                  (ii) Zero percent (0%) per annum with respect to the Alternate Rental Rate under the applicable Lease Agreement; and

            (b) Tranche C. With respect to the Outstanding Tranche C Participation Amounts under either Facility:

                  (i) The per annum rate which is determined pursuant to the Pricing Grid with respect to the LIBOR Rental Rate under the applicable Lease Agreement; or

                  (ii) Two percent (2.0%) per annum with respect to the Alternate Rental Rate under the applicable Lease Agreement;

provided, however, that each Applicable Margin set forth in subparagraphs (a) and (b) of this definition shall be increased by two percent (2.0%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived in accordance with the Operative Documents.

      "Applicable Participating Office" shall mean, with respect to any Participant, (a) initially, its office designated as such in Part B of Schedule I (or, in the case of any Participant which becomes a Participant by an assignment pursuant to Subparagraph 7.05(b) of the Participation Agreement, its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Participant may designate to Agent as the office at which such Participant's interest in the Lease Agreement will thereafter be maintained and for the account of which all payments of Rent and other amounts payable to such Participant under the Operative Documents will thereafter be made.


                                     1.01-2

      "Appraisal" shall mean an appraisal of any Tract of the Property or a portion thereof in a form satisfactory to Lessor, Agent and the Required Participants, prepared by an independent MAI appraiser that (a) complies with the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all other applicable Governmental Rules and (b) is approved by Lessor, Agent and the Required Participants (at the time such appraiser is selected).

      "Appurtenant Rights" shall mean all easements and rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to any Land or the Improvements thereto and the reversions, remainders, and all the estates, rights, titles, interests, property, possession, claim and demand whatsoever, both in law and in equity, of, in and to such Land and Improvements and every part and parcel thereof, with the appurtenances thereto.

      "Assignee Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

      "Assignee Purchaser" shall have, with respect to each Purchase Agreement, the meaning given to that term in Subparagraph 5.03(b) of such Purchase Agreement.

      "Assignment" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

      "Assignment Agreement" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

      "Assignment Effective Date" shall have, with respect to each Assignment Agreement, the meaning set forth therein.

      "Assignment of Construction Agreements" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

      "Assignment of Lease" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

      "Assignor Participant" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

      "Assumed Appraisal" shall have, with respect to each Purchase Agreement, the meaning given to that term in Subparagraph 3.02(h) of such Purchase Agreement.

      "Base Rate" shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

      "Base Rent" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement. Such term, when used without reference to either Lease Agreement, shall mean all Base Rent under both Lease Agreements.


                                     1.01-3

      "Budget" shall mean the budget for the New Improvements delivered by Lessee to Lessor pursuant to Paragraph 3.01 and Schedule 3.01 of the Participation Agreement.

      "Business Day" shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, Chicago, Illinois or New York, New York and (b) if such Business Day is related to a LIBOR Rental Rate, dealings in Dollar deposits are carried out in the London interbank market.

      "Capital Adequacy Requirement" shall have the meaning given to that term in Subparagraph 2.12(d) of the Participation Agreement.

      "Capital Asset" shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person's balance sheet.

      "Capital Expenditures" shall mean, with respect to any Person and any period, all expenses accrued by such Person during such period for the acquisition of Capital Assets (including all indebtedness incurred or assumed in connection with Capital Leases).

      "Capital Leases" shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

      "Cash Balances" shall mean, with respect to Lessee and its Subsidiaries at any time, the sum, determined on a consolidated basis in accordance with GAAP, of (a) the unrestricted, unencumbered cash of Lessee and its Subsidiaries at such time and (b) the market value of unrestricted, unencumbered Cash Equivalents and short-term marketable securities (that are classified as current assets in accordance with GAAP) of Lessee and its Subsidiaries at such time. (In calculating Cash Balances, Cash Equivalents and short-term marketable securities shall be marked to market quarterly.)

      "Cash Collateral" shall mean:

            (a) In the case of any "Cash Collateral" required to be delivered by Lessee under Facility 2 during the Construction Period as security for the Lessee Obligations under Facility 2 pursuant to Subparagraph 2.11(a) of the Participation Agreement, United States Treasury Securities with maturities not exceeding the Termination Date of the Facility 2 Lease Agreement that are delivered to and held by Agent as security for such Lessee Obligations; or

            (b) In the case of any "Cash Collateral" required to be delivered by Lessee in all other cases as security for the Lessee Obligations under a Facility pursuant to Subparagraph 2.11(a) of the Participation Agreement, lawful currency of the United States of America in same day or immediately available funds that is delivered to and held by Agent in an interest-bearing deposit account as security for such Lessee Obligations.


                                     1.01-4

      "Cash Collateral Agreement" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.

      "Cash Equivalents" shall mean:

            (a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States of America or obligations of any agency of the United States of America to the extent such obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

            (b) Certificates of deposit maturing within one year from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, provided that (A) such deposits are denominated in Dollars, (B) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000 and (C) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.;

            (c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States of America or a state thereof, provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc.; and

            (d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States of America or a state thereof or that is a Participant, provided that (A) such bank or trust company has capital, surplus and undivided profits of not less than $100,000,000, (B) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor's Ratings Group or P-1 (or its equivalent) by Moody's Investors Service, Inc., (C) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (D) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

      "Casualty" shall mean any damage to, destruction of or decrease in the value of all or any portion of any of the Property as a result of fire, flood, earthquake or other natural cause; the actions or inactions of any Person or Persons (whether willful or unintentional and whether or not constituting negligence); or any other cause.

      "Casualty and Condemnation Proceeds" shall mean all awards, damages, compensation, reimbursement and other payments made or to be made to Lessee, Lessor or Agent from any


                                     1.01-5
insurer, Governmental Authority or other Person (other than Lessee or any Lessor Party) on account of any Casualty or Condemnation.

      "Change of Control" shall mean, with respect to Lessee, (a) the acquisition by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act")) of (i) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of twenty-five percent (25%) or more of the outstanding Equity Securities of Lessee entitled to vote for members of the board of directors, or (ii) all or substantially all of the assets of Lessee and its Subsidiaries taken as a whole; or (b) during any period of twelve (12) consecutive calendar months, individuals who are directors of Lessee on the first day of such period ("Initial Directors") and any directors of Lessee who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of Lessee before the end of such period.

      "Change of Law" shall have the meaning given to that term in Subparagraph 2.12(b) of the Participation Agreement.

      "Closing Date" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

      "Collateral" shall mean the Property Collateral, the Cash Collateral and all other property in which any Lessor Party has a Lien to secure any of the Lessee Obligations.

      "Commencement Date" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Lease Agreement.

      "Commitment" shall mean, with respect to any Participant at any time, the sum of such Participant's Facility 1 Commitment and Facility 2 Commitment at such time.

      "Commitment Extension Fee" shall have the meaning given to that term in Subparagraph 2.04(c) of the Participation Agreement.

      "Commitment Extension Request" shall have the meaning given to that term in Subparagraph 2.09(a) of the Participation Agreement.

      "Commitment Fee Percentage" shall mean the per annum rate determined pursuant to the Pricing Grid.

      "Commitment Fees" shall have the meaning given to that term in Subparagraph 2.04(b) of the Participation Agreement.

      "Commitment Period" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.

      "Commitment Termination Date" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.


                                     1.01-6

      "Completion" shall have the meaning given to that term in Subparagraph 3.05(c) of the Facility 2 Construction Agency Agreement. "Complete", "Completed" and "Completion" shall have comparable meanings.

      "Completion Date" shall mean the first date on which all of the conditions set forth in Subparagraph 3.05(c) of the Facility 2 Construction Agency Agreement are satisfied for all Tracts of Property covered by the Facility 2 Construction Agency Agreement.

      "Completion Date Appraisal" shall mean, with respect to the Facility 2 Property or any portion thereof on or as of a recent date prior to the Closing Date, an Appraisal that assesses at such time the Fair Market Value of such property on the Completion Date and as improved in accordance with the Plans and Specifications for the New Improvements.

      "Completion Delay Event" shall mean (a) the occurrence of any event or the existence of any condition that causes the likely Completion Date to be later than the Outside Completion Date and (b) the delivery by Lessee to any Lessor Party at any time of any notice, certificate or other writing which indicates that the likely Completion Date will be later than the Outside Completion Date.

      "Compliance Certificate" shall have the meaning given to that term in Subparagraph 5.01(a) of the Participation Agreement.

      "Condemnation" shall mean any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy or other right in or to all or any portion of any of the Property (whether wholly or partially, temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Governmental Authority or other Person having the power of eminent domain, including an action by any such Governmental Authority or Person to change the grade of, or widen the streets adjacent to, such Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, access, occupancy or other right is taken.

      "Conforming Bid" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.02(c) of such Purchase Agreement.

      "Construction Agreements" shall have the meaning given to that term in Paragraph 3.01 of the Facility 2 Construction Agency Agreement.

      "Construction Period" shall mean, with respect to any building to be constructed or improved as part of the New Improvement, the period that begins on the Closing Date and ends on the earlier of (a) the first date on which Substantial Completion of such construction or improvement for such building occurs and (b) the Outside Completion Date.

      "Construction Termination Event" shall mean (a) the occurrence or existence of any Cost Overrun Event or Completion Delay Event, (b) the incurrence by any Lessor Party of any liabilities, losses, damages or expenses excluded from Lessee's obligations under Paragraph 7.03


                                     1.01-7
of the Participation Agreement by the proviso to such paragraph, (c) the incurrence by any Lessor Party of any increased costs or reduced amounts excluded from Lessee's obligations under Subparagraph 2.12(c) of the Participation Agreement by the proviso to such subparagraph or (d) the occurrence or existence of any loss or liability excluded from Lessee's obligations under Paragraph 3.02 of either Lease Agreement by the proviso to such paragraph.

      "Contingent Obligation" shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall with respect to item (b)(iv) of this definition be marked to market on a current basis.

      "Contractual Obligation" of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument; contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

      "Cost Overrun" shall mean the amount, if any, by which:

            (a) The aggregate cost to acquire the Facility 2 Property and Complete the New Improvements, less that portion of such cost that is payable or reimbursable by an insurer, contractor or other party (other than Lessor, Lessee or Participants);

                                         exceeds

            (b) The greater of (i) the Total Facility 2 Commitment and (ii) the fair market value of the Facility 2 Property on the Completion Date.

      "Cost Overrun Event" shall mean (a) the delivery by Lessee of an Advance Request for any Advance that will reduce the Unused Total Facility 2 Commitment to $0 prior to the Completion Date, (b) the occurrence of any event or the existence of any condition that causes the likely aggregate remaining cost for Completion of the New Improvements at any time to exceed the Unused Total Facility 2 Commitment at such time or (c) the delivery by Lessee to any Lessor Party at any time of any notice, certificate or other writing which indicates that the likely aggregate remaining cost for Completion of the New Improvements at such time will exceed the Unused Total Facility 2 Commitment at such time.


                                     1.01-8

      "Credit Event" shall mean the making of each Advance, the selection of a new Rental Period or the exercise of the Partial Purchase Option or Marketing Option under either Purchase Agreement.

      "Current Appraisal" shall have, with respect to a Purchase Agreement, the meaning given to that term in Subparagraph 3.02(h) of such Purchase Agreement.

      "Debt Service Coverage Ratio" shall mean, with respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a)   The Adjusted Net Income of Lessee for such period;

                                       to

            (b) The sum of (i) all Interest Expenses of Lessee and its Subsidiaries accruing during such period, (ii) all rental expenses of Lessee and its Subsidiaries accruing and during such period (including Base Rent under both Lease Agreements but excluding any Base Rent or other rental expenses that are capitalized by the lessor during such period), and (iii) 25% of all payments of principal (or, in the case of Capital Leases, amounts attributable to principal) of Funded Indebtedness (excluding Synthetic Lease Obligations) paid or scheduled to be paid by Lessee and its Subsidiaries due within one year.

      "Default" shall mean any Event of Default under either Lease Agreement or any event or circumstance not yet constituting an Event of Default under either Lease Agreement which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default under either Lease Agreement.

      "Defaulting Participant" shall mean a Participant which has failed to fund its portion of any Advance which it is required to fund under the Participation Agreement and has continued in such failure for three (3) Business Days after written notice from Agent.

      "Designated Purchaser" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.02(e) of such Purchase Agreement.

      "Dollars" and "$" shall mean the lawful currency of the United States of America and, in relation to any payment under the Operative Documents, same day or immediately available funds.

      "EBITDA" shall mean, with respect to Lessee for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

            (a) The net income or net loss of Lessee and its Subsidiaries for such period before provision for income taxes;

                                        plus


                                     1.01-9

            (b) The sum (to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expenses of Lessee and its Subsidiaries accruing during such period, and (ii) all depreciation and amortization expenses of Lessee and its Subsidiaries accruing during such period.

      "Economically Defeased Portion of Synthetic Lease Obligations" shall mean the remainder of (a) the sum of the "Tranche A" portions, "Tranche B" portions and "Tranche C" portions of leases constituting Economically Defeased Synthetic Lease Obligations, minus (b) the aggregate amount of the "Tranche A" portions of such leases that the lessee has sold, assigned or otherwise transferred to any other Person.

      "Economically Defeased Synthetic Lease Obligations" shall mean Synthetic Lease Obligations under synthetic leases in which the lessee has secured Lessee Obligations in respect of the "Tranche B" portion of such leases and the "Tranche C" portion of such leases with cash and/or Cash Equivalents and initially has purchased (or fully secured with treasury securities, cash or Cash Equivalents, with an obligation to purchase the same upon completion of construction of the leased property) a 100% participation interest in the "Tranche A" portion of such leases.

      "Eligible Assignee" shall mean (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is (i) a Subsidiary of a Participant, (ii) a Subsidiary of a Person of which a Participant is a Subsidiary, or (iii) a Person of which a Participant is a Subsidiary; or (d) any other Person (other than a natural person) that is approved by Lessor, Agent and, if no Default has occurred and is continuing, Lessee (which consent of Lessor, Agent and Lessee shall not be unreasonably withheld).

      "Eligible Project Costs" shall mean, with respect to either Facility on any date, the remainder of:

            (a) The sum of (i) the Outstanding Lease Amount under such Facility on such date, plus (ii) all Prepaid Rent on such date;

                                       minus

            (b) All amounts included in such sum that do not constitute Project Costs, except for the amounts of any costs, expenses, liabilities or losses caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.


                                    1.01-10

Such term, when used without reference to either Facility, shall mean the aggregate Eligible Project Costs under both Facilities.

      "Employee Benefit Plan" shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate, other than a Multiemployer Plan.

      "Environmental Laws" shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C.
Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C.
Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to reporting, licensing, permitting, transportation, storage, disposal, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

      "Equity Securities" of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended or supplemented, including any rules or regulations issued in connection therewith.

      "ERISA Affiliate" shall mean any Person which is treated as a single employer with Lessee under Section 414 of the IRC.

      "Event of Default" shall have, with respect to a Lease Agreement, the meaning given to that term in Paragraph 5.01 of such Lease Agreement.

      "Exhibit B Supplement" shall have the meaning given to that term in Subparagraph 2.03(a) of the Participation Agreement.

      "Existing Improvements" shall mean (a) with respect to a particular Tract of Land, all Improvements existing on such Land on the Closing Date and (b) with respect to all the Land, all such Improvements. Each reference to "Existing Improvements" shall refer collectively to Existing Improvements with respect to all the Land unless such reference specifically indicates that it applies to a particular Tract.


                                    1.01-11

      "Existing Improvement Property" shall mean all of the Property that is not New Improvement Property.

      "Expiration Date" shall mean, with respect to either Lease Agreement, the earlier of (a) the Scheduled Expiration Date under such Lease Agreement, as such date may be extended pursuant to this Agreement, and (b) the Termination Date for such Lease Agreement, if such Lease Agreement is terminated prior to its Scheduled Expiration Date in accordance with its terms.

      "Expiration Date Appraisal" shall mean (a) with respect to the Facility 1 Property (or any portion thereof) as of any date, an Appraisal that assesses at such time the Fair Market Value of such Property on the Scheduled Expiration Date and (b) with respect to the Facility 2 Property (or any portion thereof) as of any date, an Appraisal that assesses at such time the Fair Market Value of such Property on the Scheduled Expiration Date and as improved in accordance with the Plans and Specifications for the New Improvements.

      "Expiration Date Purchase Option" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.01(b) of such Purchase Agreement.

      "Facilities" shall have the meaning given to that term in Recital B to the Participation Agreement.

      "Facility 1" shall have the meaning given to that term in Recital B to the Participation Agreement.

      "Facility 1 Commitment" shall mean, with respect to any Participant at any time, the sum of such Participant's Facility 1 Land Portion Commitment and Facility 1 Improvement Portion Commitment at such time.

      "Facility 1 Head Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.

      "Facility 1 Improvement Portion Commitment" shall mean, with respect to any Participant at any time, such Participant's Proportionate Share of the Total Facility 1 Improvement Portion Commitment at such time.

      "Facility 1 Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Facility 1 Lease Agreement and leased by Lessee pursuant to the Facility 1 Lease Agreement.

      "Facility 1 Land Portion Commitment" shall mean, with respect to any Participant at any time, such Participant's Proportionate Share of the Total Facility 1 Land Portion Commitment at such time.

      "Facility 1 Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.


                                    1.01-12

      "Facility 1 Property" shall have the meaning given to that term in Paragraph 2.01 of the Facility 1 Lease Agreement.

      "Facility 1 Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(b) of the Participation Agreement.

      "Facility 2" shall have the meaning given to that term in Recital B to the Participation Agreement.

      "Facility 2 Commitment" shall mean, with respect to any Participant at any time, such Participant's Facility 2 Proportionate Share of the Total Facility 2 Commitment at such time.

      "Facility 2 Construction Agency Agreement" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.

      "Facility 2 Head Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.

      "Facility 2 Land" shall mean all lots, pieces, tracts or parcels of land described in Exhibit A to the Facility 2 Lease Agreement and leased by Lessee pursuant to the Facility 2 Lease Agreement.

      "Facility 2 Land Portion Cost" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

      "Facility 2 Lease Agreement" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.

      "Facility 2 Property" shall have the meaning given to that term in Paragraph 2.01 of the Facility 2 Lease Agreement.

      "Facility 2 Purchase Agreement" shall have the meaning given to that term in Subparagraph 2.01(c) of the Participation Agreement.

      "Fair Market Value" shall mean, with respect to any of the Property or any portion thereof, the maximum reasonable amount (not less than zero) that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, for the ownership of the Property or such portion.

      "FASB 13" shall mean Financial Accounting Standards Board Statement No.
13.

      "Federal Funds Rate" shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, "H.15 (519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day, such rate is not yet published in
H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release


                                    1.01-13
designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "Composite 3:30 p.m. Quotations") for such day under the caption "Federal Funds Effective Rate". If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic means, as determined by Agent, of the rates quoted to Agent for such day by three (3) Federal funds brokers of recognized standing selected by Agent.

      "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

      "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of income, shareholders' equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

      "Force Majeure Events" shall mean any Acts of God, riots, civil commotions, insurrections, wars, strikes, lockouts or other events beyond the control of Lessee, except for (a) any such events that are known to or should be known to Lessee on the Closing Date; (b) any such events that are caused by the financial condition of Lessee or the failure of Lessee to make any payments under any Construction Agreements, any Operative Documents or any related agreements; or (c) any events that could be remedied through the payment of money or the exercise of other commercially reasonable efforts.

      "Funded Indebtedness" of any Person shall mean, without duplication:

            (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

            (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price but excluding trade payables incurred by such Person in the ordinary course of its business on ordinary terms and not overdue) and all Synthetic Lease Obligations of such Person (excluding the Economically Defeased Portion of Synthetic Lease Obligations);

            (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property); and


                                    1.01-14

            (d) All obligations of such Person as lessee under or with respect to Capital Leases.

      "Funded Indebtedness/Capital Ratio" shall mean, with respect to Lessee at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a) The Funded Indebtedness of Lessee and its Subsidiaries at such time;

                                       to

            (b) The sum of (i) the Funded Indebtedness of Lessee and its Subsidiaries at such time, plus (ii) the Tangible Net Worth of Lessee and its Subsidiaries at such time.

      "Funded Indebtedness/EBITDA Ratio" shall mean, with respect to Lessee for any period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a) The Funded Indebtedness of Lessee and its Subsidiaries on the last day of such period;

                                       to

            (b)   The EBITDA of Lessee and its Subsidiaries for such period.

      "GAAP" shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

      "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

      "Governmental Charges" shall mean taxes, levies, assessments, fees, imposts, duties, licenses, recording charges, claims or other charges imposed by any Governmental Authority.

      "Governmental Rule" shall mean any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

      "Guaranty Obligation" shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or


                                    1.01-15
otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

      "Hazardous Materials" shall mean all chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature, and all other materials, substances and wastes which are classified or regulated as "hazardous," "toxic" or similar descriptions under any Environmental Law or which are hazardous, toxic, harmful or dangerous to the environment or human health.

      "Head Lease Agreements" shall mean collectively the Facility 1 Head Lease Agreement and the Facility 2 Head Lease Agreement.

      "Head Lease Commencement Date" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Paragraph 2.02 of such Head Lease Agreement.

      "Head Lease Event of Default" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Paragraph 5.01 of such Head Lease Agreement.

      "Head Lease Expiration Date" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Paragraph 4.02 of such Head Lease Agreement.

      "Head Lease Scheduled Expiration Date" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Paragraph 2.02 of such Head Lease Agreement.

      "Head Lessee" shall mean ABN AMRO Leasing, Inc., acting in its capacity as Head Lessee under the Head Lease Agreements.

      "Head Lessor" shall mean Lease Plan North America, Inc., acting in its capacity as Head Lessor under the Head Lease Agreements and the other Operative Documents.

      "Improvement Portion" shall mean, with respect to either Facility, the portion of the Property under such Facility other than the Land Portion.

      "Improvements" shall mean all buildings, structures, facilities, fixtures and other improvements of every kind and description now or hereafter located on any of the Land, including (a) all parking areas, roads, driveways, walks, fences, walls, drainage facilities and other site improvements; (b) all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, public address and communications equipment and systems, partitions, elevators, escalators, motors, machinery, pipes, fittings and other items of equipment of every


                                    1.01-16
kind and description now or hereafter located on such Land or attached to the Improvements thereto which by the nature of their location thereon or attachment thereto are real property under applicable law; and (c) all Modifications to such Land or its Improvements, except for any Modifications removed by Lessee from the Property pursuant to Subparagraph 3.10 of the applicable Lease Agreement.

      "Indebtedness" of any Person shall mean, without duplication:

            (a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

            (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under "synthetic" leases);

            (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

            (d) All obligations of such Person as lessee under or with respect to Capital Leases;

            (e) All non-contingent payment or reimbursement obligations of such Person under or with respect to Surety Instruments;

            (f) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

            (g) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (f) above and all other Contingent Obligations of such Person; and

            (h) All obligations of other Persons of the types described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

      "Indemnified Taxes" shall mean all income taxes, stamp taxes, sales taxes, use taxes, rental taxes, gross receipts taxes, property (tangible and intangible) taxes, franchise taxes, excise taxes, value added taxes, turnover taxes, withholding taxes and other taxes and Governmental Charges, together with any and all assessments, penalties, fines, additions and interest thereon, except:


                                    1.01-17

            (a) Net income taxes and franchise taxes in lieu of net income taxes imposed on any Lessor Party by its jurisdiction of incorporation or, in the case of any Participant, the jurisdiction in which its Applicable Participating Office is located (provided, however, that this definition shall not be construed to prevent a payment from being made on an after-tax basis);

            (b) Any tax or other Governmental Charge that has not become a Lien on any of the Property and that Lessee is contesting pursuant to Paragraph 3.12 of either Lease Agreement (but only while Lessee is so contesting such tax or Governmental Charge); or

            (c) Any tax or other Governmental Charge that is imposed upon an Indemnitee primarily as a result of the gross negligence or willful misconduct of such Indemnitee itself (as opposed to gross negligence or willful misconduct imputed to such Indemnitee), but not taxes or other Governmental Charges imposed as a result of ordinary negligence of such Indemnitee.

      "Indemnitees" shall mean the Lessor Parties and their Affiliates and their respective directors, officers, employees, agents, attorneys and advisors.

      "Ineligible Project Costs" shall have the meaning given to that term in Subparagraph 2.03(c) of the Participation Agreement.

      "Indemnity Amount" shall have, with respect to a Purchase Agreement, the meaning given to that term in Subparagraph 3.02(g) of such Purchase Agreement.

      "Initial Advance" shall mean, with respect to each Facility, the initial Advance under such Facility.

      "Initial Bid" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 3.02(b) of such Purchase Agreement.

      "Initial Marketing Period" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.02(b) of such Purchase Agreement.

      "Insurance Requirements" shall mean all terms, conditions and requirements imposed by the policies of insurance which Lessee is required to maintain by the Operative Documents.

      "Interest Component" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

      "Interest Expenses" shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest accruing on the Indebtedness of such Person during such period (including, without limitation, interest attributable to Capital Leases) plus
(b) all fees in respect of outstanding letters of credit payable by such Person and accruing during such period.


                                    1.01-18

      "Investment" of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (h) of the definition of "Indebtedness" on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person's business or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business.

      "IRC" shall mean the Internal Revenue Code of 1986.

      "Issues and Profits" shall mean all present and future rents, royalties, issues, profits, receipts, revenues, income, earnings and other benefits accruing from any of the Land, Improvements or Appurtenant Rights (whether in the form of accounts, chattel paper, instruments, documents, investment property, general intangibles or otherwise) including all rents and other amounts payable pursuant to any Subleases.

      "Land" shall mean collectively the Facility 1 Land and the Facility 2
Land.

      "Land Portion" shall mean, with respect to either Facility, the portion of the Property under such Facility consisting of the Land covered by such Facility; all Appurtenant Rights belonging, relating or pertaining to such Land; all Related Permits and Related Agreements related to such Land or Appurtenant Rights; and all accessions and accretions to and replacements and substitutions for the foregoing.

      "Lease Agreements" shall mean collectively the Facility 1 Lease Agreement and the Facility 2 Lease Agreement.

      "Lease Extension Request" shall have the meaning given to that term in Subparagraph 2.09(b) of the Participation Agreement.

      "Leasehold Mortgagee" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Subparagraph 3.07(c) of such Head Lease Agreement.

      "Leasehold Mortgages" shall have, with respect to either Head Lease Agreement, the meaning given to that term in Subparagraph 3.07(a) of such Head Lease Agreement.

      "Lease Reduction Payments" shall mean each of the following to the extent applied to reduce the Outstanding Lease Amount under either Facility pursuant to the Operative Documents:

            (a)   The Principal Component of Base Rent paid under such Facility;

            (b) Casualty and Condemnation Proceeds with respect to such Facility;


                                    1.01-19

            (c) The purchase price paid for the Property (or any portion thereof) by Lessee, an Assignee Purchaser or a Designated Purchaser pursuant to the Purchase Agreement for such Facility;

            (d) The Residual Value Guaranty and Indemnity Amount paid by Lessee pursuant to the Purchase Agreement for such Facility;

            (e) Any proceeds received by Lessee from any sale of the Property under such Facility after the Expiration Date for such Facility if such Property is retained by Lessor after such Expiration Date pursuant to the applicable Purchase Agreement;

            (f) Any proceeds received by any Lessor Party from the exercise of any of its remedies under the Operative Documents after the occurrence of an Event of Default under the Lease Agreement for such Facility; and

            (g) Any other amount received by Lessor that Lessee, Lessor and Agent agree shall be applied to reduce the Outstanding Lease Amount under a Facility.

      "Lessee" shall mean Novellus Systems, Inc., acting in its capacity as Lessee under the Operative Documents.

      "Lessee Obligations" shall mean and include all liabilities and obligations owed by Lessee to any Lessor Party under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessee to pay Rent, to pay the Residual Value Guaranty Amounts, Indemnity Amounts and/or Outstanding Lease Amounts and to pay all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Lessee or payable by Lessee under the Operative Documents. Such term, when used with reference to either Facility, shall mean all Lessee Obligations under the Lease Agreement, Purchase Agreement and, in the case of Facility 2, the Facility 2 Construction Agency Agreement for such Facility and all other Lessee Obligations related to such Facility or to both Facilities. Such term, when used without reference to either Facility, shall mean all Lessee Obligations under all Operative Documents.

      "Lessee Security Documents" shall mean and include the Lease Agreements, any Cash Collateral Agreement, the Assignment of Construction Agreements and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) delivered to any Lessor Party in connection with any Collateral or to secure the Lessee Obligations.

      "Lessor" shall mean ABN AMRO Leasing, Inc., acting in its capacity as Lessor under the Operative Documents.

      "Lessor Deed of Trust" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.


                                    1.01-20

      "Lessor Liens" shall mean any Liens or other interests in any of the Property of any Person other than Lessee or a Lessor Party arising as a result of (a) any transfer or assignment by Lessor to such Person of any of Lessor's interests in such Property in violation of any of the Operative Documents or (b) any claim against Lessor by any such Person unrelated to any of the Operative Documents or the transactions contemplated thereby.

      "Lessor Obligations" shall mean and include all liabilities and obligations owed by Lessor to Agent or any Participant under any of the Operative Documents of every kind and description and however arising (whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising), including the obligation of Lessor to share payments made by Lessee to Lessor under the Operative Documents as provided in Paragraph 2.06 of the Participation Agreement.

      "Lessor Parties" shall mean Head Lessor, Lessor, the Participants and
Agent.

      "Lessor Security Agreement" shall have the meaning given to that term in Subparagraph 2.11(b) of the Participation Agreement.

      "LIBO Rate" shall mean, with respect to any Rental Period, a rate per annum equal to the quotient of (a) the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on the Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period) for a term comparable to such Rental Period (or of one (1) month for any Rental Period of less than one (1) month duration), divided by (b) one minus the Reserve Requirement in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, the arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum at which Dollar deposits are offered by each of the Reference Banks to prime banks in the London interbank market on the second Business Day prior to the first day of such Rental Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Rental Period in an amount substantially equal to such Reference Bank's Proportionate Share of the Outstanding Lease Amount or Advance, as the case may be, and for a term comparable to such Rental Period. The LIBO Rate shall be adjusted automatically as of the effective date of any change in the Reserve Requirement.

      "LIBOR Rental Rate" shall mean, for any Rental Period and Portion, the per annum rate equal to the LIBO Rate for such Rental Period and Portion, plus the Applicable Margin, such rate to change from time to time during such period as the Applicable Margin shall change.

      "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, Capital Lease, "synthetic" lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.


                                    1.01-21

      "Major Casualty" shall mean, with respect to any Property, any Casualty affecting such Property where (a) the damage to such Property is treated by any insurer of such Property as a total loss; (b) such Property cannot reasonably be repaired and restored prior to the expiration of the Term of the lease applicable to such Property to the condition in which it existed immediately prior to such Casualty; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Casualty would exceed forty percent (40%) of the Outstanding Lease Amount applicable to such Property.

      "Major Condemnation" shall mean, with respect to any Property, any Condemnation affecting such Property where (a) all or substantially all of such Property is taken by such Condemnation; (b) such Property cannot reasonably be repaired and restored to the condition in which it existed immediately prior to such Condemnation; or (c) the reasonably anticipated cost to repair and restore such Property to the condition in which it existed immediately prior to such Condemnation would exceed forty percent (40%) of the Outstanding Lease Amount applicable to such Property.

      "Majority Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount is greater than $0, Participants whose aggregate Outstanding Participation Amounts equal or exceed fifty percent (50%) of the aggregate Outstanding Lease Amount at such time and (b) at any time the aggregate Outstanding Lease Amount is $0, Participants whose Proportionate Shares equal or exceed fifty percent (50%).

      "Margin Stock" shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board, as amended from time to time, and any successor regulation thereto.

      "Marketing Option" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.01(a) of such Purchase Agreement.

      "Marketing Option Event of Default" shall mean, with respect to either Lease Agreement, any Event of Default thereunder other than a Non-Marketing Option Event of Default.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Lessee and its Subsidiaries, taken as a whole; (b) the ability of Lessee to pay or perform the Lessee Obligations in accordance with the terms of the Operative Documents; (c) the ability of any Lessor Party to exercise any of its rights or remedies under the Operative Documents or any related document, instrument or agreement; or (d) the value of the Property and the Collateral, any Lessor Party's security interests, Liens or other rights in the Property and the Collateral or the perfection or priority of such security interests, Liens or rights.

      "Material Casualty" shall mean any Casualty to any Property that alone, or in combination with any prior Casualties to such Property for which repairs to restore such Property to its prior condition have not been completed, will require repairs costing (a) during the Construction Period, $500,000 or more to restore such Property to its prior condition, or (b) after the Construction Period, $2,500,000 or more to restore such Property to its prior condition.


                                    1.01-22

      "Material Subsidiary" shall mean, as of any date, each Subsidiary of Lessee whose assets on the last day of the immediately preceding fiscal year equaled or exceeded five percent (5%) of the consolidated total assets of Lessee and all of its Subsidiaries on such day. As used herein, "assets" shall mean the net book value of assets calculated in accordance with GAAP.

      "maturity" shall mean, with respect to any Rent, interest, fee or other amount payable by Lessee under the Operative Documents, the date such Rent, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

      "Modifications" shall have, with respect to a Lease Agreement, the meaning given to that term in Subparagraph 3.01(c) of such Lease Agreement.

      "Multiemployer Plan" shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Lessee or any ERISA Affiliate.

      "Net Proceeds" shall mean, with respect to any sale or issuance of any Equity Security or any other security by any Person, the aggregate consideration received by such Person from such sale or issuance less the sum of the actual amount of the customary fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other customary costs and expenses directly related to such sale or issuance that are to be paid by such Person.

      "New Improvements" shall mean all new Improvements under Facility 2 contemplated by the Plans and Specifications therefor.

      "New Improvement Property" shall mean the New Improvements, the buildings in which the New Improvements are constructed and the footprint of the Land on which the New Improvements or such buildings are located.

      "Non-Marketing Option Event of Default" shall mean:

            (a) With respect to the Facility 1 Lease Agreement, an Event of Default under Subparagraph 5.01(l) of such Lease Agreement; or

            (b) With respect to the Facility 2 Lease Agreement, an Event of Default under Subparagraph 5.01(l), 5.01(m) or 5.01(n) of such Lease Agreement;

If, in each case, such Event of Default was not caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

      "Notice of Expiration Date Purchase Option Exercise" shall have, with respect to either Purchase Agreement, the meaning given to that term in Paragraph 3.01 of such Purchase Agreement.


                                    1.01-23

      "Notice of Marketing Option Exercise" shall have, with respect to either Purchase Agreement, the meaning given to that term in Paragraph 3.01 of such Purchase Agreement.

      "Notice of Partial Purchase Option Exercise" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Purchase Agreement.

      "Notice of Rental Period Selection" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

      "Notice of Term Purchase Option Exercise" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 2.01(a) of such Purchase Agreement.

      "Novellus I Amendments" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

      "Novellus I Facilities" shall have the meaning given to that term in Recital A of the Participation Agreement.

      "Novellus I Facility 1" shall have the meaning given to that term in Recital A of the Participation Agreement.

      "Novellus I Facility 1 Property" shall have the meaning given to that term in Recital A of the Participation Agreement.

      "Novellus I Facility 2" shall have the meaning given to that term in Recital A of the Participation Agreement.

      "Novellus I Facility 2 Property" shall have the meaning given to that term in Recital A of the Participation Agreement.

      "Novellus I Lease Reduction Payment" shall have the meaning given to that term in Subparagraph 2.01(a) of the Participation Agreement.

      "Novellus I Operative Documents" shall mean the "Operative Documents" as defined in the Novellus I Participation Agreement.

      "Novellus I Participants" shall have the meaning given to that term in Recital A.

      "Novellus I Participation Agreement" shall have the meaning given to that term in Recital A.

      "Operative Documents" shall mean and include the Participation Agreement, the Head Lease Agreements, the Lease Agreements, the Facility 2 Construction Agency Agreement, the Purchase Agreements, the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement, the Assignment of Lease and the Agent's Fee Letter; all other notices, requests, certificates, documents, instruments and agreements delivered to any Lessor Party pursuant to Paragraph
3.01 of the Participation Agreement; all notices, requests, certificates,


                                    1.01-24
documents, instruments and agreements required to be delivered to any Lessor Party in connection with any of the foregoing on or after the date of the Participation Agreement; and all Rate Contracts provided to Lessee by any Participant to hedge against fluctuations in the LIBOR Rental Rate under either or both Lease Agreements. (Without limiting the generality of the preceding definition, the term "Operative Documents" shall include all written waivers, amendments and modifications to any of the notices, requests, certificates, documents, instruments and agreements referred to therein.)

      "Outside Completion Date" shall mean the date sixteen (16) months after the Closing Date, or, if such date is extended pursuant to Subparagraph 2.09(a) of the Participation Agreement or Subparagraph 3.05(d) of the Facility 2 Construction Agency Agreement, that date to which so extended.

      "Outstanding Lease Amount" shall mean, with respect to either Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) on any date, the remainder of (a) the sum of all Advances made by Lessor on or prior to such date under such Facility (or the applicable portion thereof in the case of Facility 1), minus (b) the sum of all Lease Reduction Payments applied by Lessor on or prior to such date under such Facility (or the Land Portion or Improvement Portion applicable portion thereof in the case of Facility 1). Such term, when used without reference to either Facility, shall mean the aggregate Outstanding Lease Amount under both Facilities.

      "Outstanding Participation Amount" shall mean, with respect to any Participant and any Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) on any date, the remainder of (a) the sum of the portions of all Advances under such Facility (or the applicable portion thereof in the case of Facility 1) funded by such Participant on or prior to such date, minus (b) the sum of such Participant's share of all Lease Reduction Payments applied to the Outstanding Lease Amount under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date. Such term, when used without reference to either Facility, shall mean the aggregate Outstanding Participation Amounts of the applicable Participant under both Facilities.

      "Outstanding Tranche A Participation Amount" shall mean, with respect to any Tranche A Participant under any Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) on any date, the remainder of (a) such Participant's Tranche A Portion of all Advances made by Lessor under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche A Portion of the Advances under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date.

      "Outstanding Tranche B Participation Amount" shall mean, with respect to any Tranche B Participant under any Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) on any date, the remainder of (a) such Participant's Tranche B Portion of all Advances made by Lessor under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date, minus (b) such Participant's share of all Lease Reduction


                                    1.01-25

Payments applied to the Tranche B Portion of the Advances under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date.

      "Outstanding Tranche C Participation Amount" shall mean, with respect to any Tranche C Participant under any Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) on any date, the remainder of (a) such Participant's Tranche C Portion of all Advances made by Lessor under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date, minus (b) such Participant's share of all Lease Reduction Payments applied to the Tranche C Portion of the Advances under such Facility (or the applicable portion thereof in the case of Facility 1) on or prior to such date.

      "Partial Purchase Date" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Purchase Agreement.

      "Partial Purchase Option" shall have, with respect to either Purchase Agreement, the meaning given to that term in Paragraph 2.02 of such Purchase Agreement.

      "Participants" shall mean the Persons from time to time listed in Schedule I to the Participation Agreement (as amended from time to time pursuant to Subparagraph 7.05(b) of the Participation Agreement or otherwise), acting in their capacities as Participants under the Operative Documents.

      "Participation Agreement" shall mean the Participation Agreement, dated as of April 13, 2001 among Lessee and the Lessor Parties.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" shall mean any Employee Benefit Plan subject to Title IV of ERISA that either Lessee or any ERISA Affiliate maintains or contributes to or has any obligation under.

      "Permitted Improvement Costs" shall mean all reasonable costs and expenses necessary for the construction of the New Improvements and the acquisition of the Property under Facility 2 (other than the Existing Improvements), including:

            (a) All reasonable costs and expenses of building supplies and materials necessary for the construction of the New Improvements;

            (b) All reasonable costs and expenses of architects, engineers, contractors and other Persons providing labor and services necessary for the construction of the New Improvements; and

            (c) All reasonable costs and expenses of performance and other bonds and other insurance necessary for the construction of the New Improvements.

      "Permitted Indebtedness" shall have the meaning given to that term in Subparagraph 5.02(a) of the Participation Agreement.


                                    1.01-26

      "Permitted Liens" shall have the meaning given to that term in Subparagraph 5.02(b) of the Participation Agreement.

      "Permitted Property Liens" shall have the meaning given to that term in Subparagraph 3.07(a) of the Lease Agreement.

      "Permitted Transaction Expenses" shall mean the following costs and expenses to the extent payable by Lessee in connection with and directly related to the preparation, execution and delivery of the Operative Documents and the transactions contemplated thereby:

            (a)   All Base Rent payable during the Commitment Period;

            (b) The Novellus I Lease Reduction Payment and all rent, if any, payable under the Head Lease Agreements during the Commitment Period;

            (c) All Commitment Fees and Agent's annual administrative fees payable during the Commitment Period;

            (d) All other amounts capitalized pursuant to Subparagraph 2.03(c) of the Participation Agreement;

            (e) The reasonable fees and expenses of counsel for each of Lessor and Agent incurred in connection with the Operative Documents;

            (f) The reasonable fees and expenses incurred in recording, registering or filing any of the Operative Documents;

            (g) The title fees, premiums and escrow costs and other expenses relating to title insurance and the closing of the transactions contemplated by the Operative Documents;

            (h) The reasonable fees and expenses of required environmental audits and appraisals;

            (i) The reasonable fees and expenses of insurance consultants for Lessor and Agent;

            (j)   The reasonable fees and expenses for surveys and appraisals;

            (k) The incremental cost of insurance required by Paragraph 3.03 of the Lease Agreement during the Construction Period not exceeding $400,000; and

            (l) The reasonable fees and expenses of the accountants, financial advisor and counsel for Lessee incurred in connection with the Operative Documents.

      "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.


                                    1.01-27

      "Personal Property Collateral" shall have, with respect to the Facility 2 Lease Agreement, the meaning given to that term in Subparagraph 2.07(b) of such Lease Agreement.

      "Plans and Specifications" shall mean the architectural, engineering and construction plans, specifications and drawings for the New Improvements, if any, for each Tract of Land, as delivered to Agent on or prior to the Closing Date pursuant to Paragraph 3.01 of the Participation Agreement, as such plans, specifications and drawings may thereafter be revised, amended or modified pursuant to Paragraph 3.02 of the Facility 2 Construction Agency Agreement. Each reference to "Plans and Specifications" shall refer collectively to the Plans and Specifications with respect to all the Land unless such reference specifically indicates that it applies to a particular Tract.

      "Portion" shall mean a portion of the Outstanding Lease Amount under any Facility. If, at any time, Lessee has not divided the Outstanding Lease Amount into two or more portions, any reference to a Portion shall mean the total Outstanding Lease Amount at such time under such Facility.

      "Prepaid Rent" shall mean Permitted Improvement Costs and Permitted Transaction Expenses constituting Cost Overruns that are (i) paid by Lessee and not reimbursed through Advances and (ii) capitalizable under GAAP by Lessor.

      "Pricing Grid" shall mean Schedule II to the Participation Agreement.

      "Pricing Period" shall mean (a) the period commencing on the date of this Agreement and ending on May 31, 2001, (b) the three-calendar month period commencing June 1, 2001 and ending September 30, 2001 and (c) each consecutive three-calendar month period thereafter which commences on the day following the last day of the immediately preceding three-calendar month period and ends on the last day of that time period.

      "Prime Rate" shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago Office. The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

      "Principal Component" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

      "Project Costs" shall mean properly capitalizable "project costs" as that term is used under GAAP.

      "Property" shall mean collectively the Facility 1 Property and the Facility 2 Property.

      "Property Collateral" shall have the meaning given to that term in Subparagraph 2.11(a) of the Participation Agreement.


                                    1.01-28

      "Proportionate Share" shall mean:

            (a) With respect to each Participant and the Land Portion of Facility 1 (including any Advance thereunder) at any time, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(1) of Schedule I;

            (b) With respect to each Participant and the Improvement Portion of Facility 1 (including any Advance thereunder) at any time, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(2) of Schedule I;

            (c) With respect to each Participant and Facility 2 (including any Advance thereunder) at any time prior to the Completion Date, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(3) of Schedule I;

            (d) With respect to each Participant and Facility 2 (including any Advance thereunder) at any time on or after the Completion Date, the percentage set forth under the caption "Proportionate Share" opposite such Participant's name in Part A(4) of Schedule I; and

            (e) With respect to each Participant without reference to either Facility (or any Advance under either Facility) at any time, a fraction (expressed as a percentage rounded to the eighth digit to the right of the decimal point), the numerator of which is such Participant's Commitment at such time and the denominator of which is the Total Commitment at such time;

or, in the case of any percentage referred to in clause (a), (b) or (c), if changed, such percentage as may be set forth for such Participant in the Register. The Proportionate Share of each Participant under a Facility at any time shall equal the sum of such Participant's Tranche A Percentage, Tranche B Percentage and Tranche C Percentage under such Facility at such time.

      "Purchase Agreements" shall mean collectively the Facility 1 Purchase Agreement and the Facility 2 Purchase Agreement.

      "Purchase Documents" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 4.01(a) of such Purchase Agreement.

      "Purchaser" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 4.01(a) of such Purchase Agreement.

      "Quick Ratio" shall mean, with respect to Lessee at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

            (a) The remainder of (i) the sum (without duplication) of all cash, Cash Equivalents, short-term investments and net accounts receivable of Lessee and its


                                    1.01-29

      Subsidiaries at such time, minus (ii) the sum (without duplication) of all such cash, Cash Equivalents, short-term investments and net accounts receivable that are subject to a Lien or are otherwise restricted;

                                       to

            (b) The current liabilities of Lessee and its Subsidiaries at such time.

(In calculating the Quick Ratio, Cash Equivalents and short-term investments shall be marked to market quarterly.)

      "Rate Contracts" shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

      "Real Property Collateral" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.07(a) of such Lease Agreement. Such term, when used without reference to either Lease Agreement, shall mean collectively the Real Property Collateral under both Lease Agreements.

      "Reference Banks" shall mean ABN AMRO or, at any time other banks are Participants, ABN AMRO and an additional Participant or additional Participants (but not more than two additional Participants) acceptable to Lessee and Agent.

      "Register" shall have the meaning given to that term in Subparagraph 7.05(b) of the Participation Agreement.

      "Related Agreements" shall mean all chattel paper, accounts, instruments, documents, investment property and general intangibles relating to any of the Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights, including (a) all plans, specifications, construction agreements, maps, surveys, studies, books of account, records, files, insurance policies, guarantees and warranties relating to such Land or Improvements or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights (including the Construction Agreements and the Plans and Specifications); (b) all architectural, engineering, construction and management contracts, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utilities relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights; and (c) all computer software and intellectual property, guaranties and warranties, letters of credit, and documents relating to such Land, Improvements or Appurtenant Rights or to the present or future development, construction, operation or use of such Land, Improvements or Appurtenant Rights.


                                    1.01-30

      "Related Credit Agreement" shall mean the Credit Agreement dated as of June 9, 1997 among Lessee, the financial institutions from time to time parties thereto, and ABN AMRO, as agent for such financial institutions.

      "Related Credit Documents" shall mean the Related Credit Agreement and the other "Credit Documents," as such term is defined in the Related Credit Agreement.

      "Related Credit Obligations" shall mean the "Obligations," as such term is defined in the Related Credit Agreement.

      "Related Goods" shall mean:

            (a) All machinery, furniture, equipment, fixtures and other goods and tangible personal property (including construction materials and supplies) financed by any Advance, including all such property described in Exhibit B to the Facility 2 Lease Agreement and in each Exhibit B Supplement delivered by Lessee; and

            (b) All machinery, equipment, inventory, fixtures and other goods and tangible personal property (including construction materials and supplies) (i) now or hereafter located on any of the Land, Improvements or Appurtenant Rights; (ii) now or hereafter intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to any of the Improvements or any other Related Goods; or (iii) now or hereafter used in connection with the present or future operation or occupancy of any of the Land, Improvements or Appurtenant Rights;

Except for any trade fixture, machinery, equipment, inventory or other goods removed by Lessee from the Property pursuant to Paragraph 3.10 of either Lease Agreement.

      "Related Permits" shall mean all licenses, authorizations, certificates, variances, consents, approvals and other permits, now or hereafter pertaining to any of the Land, Improvements or Appurtenant Rights and all tradenames or business names relating to any of the Land, Improvements or Appurtenant Rights or the present or future development, construction, operation or use of any of the Land, Improvements or Appurtenant Rights.

      "Rent" shall mean collectively, with respect to either Facility, Base Rent and Supplemental Rent payable in connection with such Facility. Such term, when used without reference to either Facility, shall mean all Rent under both facilities.

      "Rental Period" shall mean, with respect to any Facility:

            (a) With respect to the entire Outstanding Lease Amount during the period beginning on the Commencement Date for any Lease Agreement and ending on the Commitment Termination Date, the time period which commences on the Commencement Date and each subsequent time period through and including the time period ending on the Commitment Termination Date as specified in Subparagraph 2.03(a) of such Lease Agreement; and


                                    1.01-31

            (b) With respect to any Portion of the Outstanding Lease Amount thereafter, the time period selected by Lessee for such Portion pursuant to Subparagraph 2.03(a) of such Lease Agreement which commences on the first day of such Portion and each subsequent time period selected by Lessee pursuant to Subparagraph 2.03(a) of such Lease Agreement.

Each Rental Period with respect to each Facility shall commence on the last day of the immediately preceding Rental Period.

      "Rental Rate" shall have the meaning given to that term in Subparagraph 2.03(a) of each Lease Agreement.

      "Repair and Restoration Account" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 3.04(c) of such Lease Agreement.

      "Reportable Event" shall have the meaning given to that term in ERISA and applicable regulations thereunder.

      "Required Participants" shall mean (a) at any time the aggregate Outstanding Lease Amount under both Facilities is greater than $0, Participants whose aggregate Outstanding Participation Amounts under both Facilities equal or exceed sixty-six and two-thirds percent (66-2/3%) or more of the aggregate Outstanding Lease Amount under both Facilities at such time and (b) at any time the aggregate Outstanding Lease Amount under both Facilities is $0, Participants whose Proportionate Shares equal or exceed sixty-six and two-thirds percent (66-2/3%).

      "Requirement of Law" applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve Requirement" shall mean, with respect to any day in any Rental Period, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term "reserve requirement" shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Participant by any Governmental Authority.

      "Residual Value Guaranty Amount" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.02(g) of such Purchase Agreement.

      "Scheduled Expiration Date" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.02(a) of such Lease Agreement.


                                    1.01-32

      "Scheduled Rent Payment Date" shall have, with respect to either Lease Agreement, the meaning given to that term in Subparagraph 2.03(a) of such Lease Agreement.

      "Secondary Marketing Period" shall have, with respect to either Purchase Agreement, the meaning given to that term in Subparagraph 3.02(b) of the Purchase Agreement.

      "Senior Officer" shall mean, with respect to Lessee, the Chief Executive Officer, the Chief Financial Officer, the Executive Vice President of Operations, the Executive Vice President of Sales or the Treasurer of Lessee.

      "Solvent" shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

      "Subleases" shall mean all leases and subleases of any of the Land, Improvements and/or Appurtenant Rights by Lessee as lessor or sublessor, now or hereafter in effect, whether or not of record, including all guaranties and security therefor and the right to bring actions and proceedings thereunder or for the enforcement thereof and to do anything which Lessee is or may become entitled to do thereunder.

      "Subparticipants" shall have the meaning given to that term in Subparagraph 7.05(c) of the Participation Agreement.

      "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, (b) any partnership, joint venture, or other Person of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture, business trust or other Person is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person's other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis.

      "Substantial Completion" shall have the meaning given to such term in Subparagraph 3.05(c) of the Facility 2 Construction Agency Agreement.


                                    1.01-33

      "Supplemental Rent" shall have, with respect to either Lease Agreement, the meaning given to such term in Subparagraph 2.03(b) of such Lease Agreement.

      "Surety Instruments" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

      "Synthetic Lease Obligations" shall mean the monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

      "Tangible Net Worth" shall mean, with respect to Lessee at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of Lessee and its Subsidiaries, minus (b) the sum (without limitation and without duplication of deductions) of (i) the total liabilities of Lessee and its Subsidiaries, (ii) all reserves established by Lessee and its Subsidiaries for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above) and (iii) all intangible assets of Lessee and its Subsidiaries (to the extent included in calculating total assets in clause (a) above), including, without limitation, goodwill (including any amounts, however designated on the balance sheet, representing the cost of acquisition of businesses and investments in excess of underlying tangible assets), trademarks, trademark rights, trade name rights, copyrights, patents, patent rights, licenses, unamortized debt discount, marketing expenses, organizational expenses, non-compete agreements and deferred research and development.

      "Term" shall mean, with respect to either Lease Agreement, the period beginning on the Commencement Date of such Lease Agreement and ending on the Expiration Date of such Lease Agreement.

      "Termination Date" shall mean, with respect to either Lease Agreement, (a) the date set forth in a Notice of Term Purchase Option as the Scheduled Rent Payment Date on which such Lease Agreement will be terminated by Lessee pursuant to Paragraph 4.01 of such Lease Agreement and the Property will be purchased by Lessee pursuant to Section 2 of the applicable Purchase Agreement; (b) the date set forth in a written notice delivered by Lessor to Lessee pursuant to Subparagraph 5.03(a) or 5.04(a) of such Lease Agreement after the occurrence of an Event of Default thereunder as the date on which such Lease Agreement will be terminated; or (c) the date determined pursuant to clause (ii) of Subparagraph 3.05(d) of the Facility 2 Construction Agency Agreement if Lessee exercises the Marketing Option pursuant such clause.

      "Term Purchase Option" shall have, with respect to either Purchase Agreement, the meaning given to that term in Paragraph 2.01 of such Purchase Agreement.

      "Total Commitment" shall mean the amount set forth as such in clause (iii) of Subparagraph 2.01(d) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.


                                    1.01-34

      "Total Facility 1 Commitment" shall mean the amount set forth as such in clause (iii) of Subparagraph 2.01(d) of the Participation Agreement or, if the Total Facility 1 Land Portion Commitment or Total Facility 1 Improvement Portion Commitment is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the sum of the Total Facility 1 Land Portion Commitment or Total Facility 1 Improvement Portion Commitment as so reduced.

      "Total Facility 1 Improvement Portion Commitment" shall mean the amount set forth as such in clause (ii) of Subparagraph 2.01(d) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.

      "Total Facility 1 Land Portion Commitment" shall mean the amount set forth as such in clause (i) of Subparagraph 2.01(d) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.

      "Total Facility 2 Commitment" shall mean the amount set forth as such in clause (iv) of Subparagraph 2.01(d) of the Participation Agreement or, if such amount is reduced pursuant to Subparagraph 2.08(a) of the Participation Agreement, the amount to which so reduced.

      "Tract" shall mean:

            (a) With respect to any land, the lots, pieces, parcels and tracts of land described in Exhibit A to each Lease Agreement or each Part of Exhibit A to the Participation Agreement, as the case may be; and

            (b) With respect to any Property, a Tract of land, together with all Property related to such Tract of land.

      "Tract 2 Land" and "Tract 5 Land" shall mean the lots, pieces, parcels and tracts of land described as such, respectively, in Exhibit A to the Participation Agreement.

      "Tranche A Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche A Participation Amount under such Facility at such time.

      "Tranche A Percentage" shall mean (a) with respect to each Participant and the Land Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(1) of
Schedule I; (b) with respect to each Participant and the Improvement Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 2 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(3) of Schedule I; and (d) with respect to each Participant and Facility 2 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche A Percentage" opposite such Participant's name in Part A(4) of Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.


                                    1.01-35

      "Tranche A Portion" shall mean, (a) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) without reference to any Participant, the portion of such Advance equal to the applicable Tranche A Proportionate Share of such Advance and (b) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche A Percentage of such Advance.

      "Tranche A Proportionate Share" shall mean:

            (a) With respect to Facility 1, (i) ninety-seven percent (97.0%) for the Land Portion and (ii) eighty-five percent (85.0%) for the Improvement Portion; and

            (b) With respect to Facility 2, (i) at any time prior to the Completion Date, eighty-nine and nine-tenths percent (89.9%) and (b) at any time on or after the Completion Date, eighty-seven percent (87.0%).

      "Tranche B Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche B Participation Amount under such Facility at such time.

      "Tranche B Percentage" shall mean (a) with respect to each Participant and the Land Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(1) of
Schedule I; (b) with respect to each Participant and the Improvement Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 2 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(3) of Schedule I; and (d) with respect to each Participant and Facility 2 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche B Percentage" opposite such Participant's name in Part A(4) of Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.

      "Tranche B Portion" shall mean, (a) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) without reference to any Participant, the portion of such Advance equal to the applicable Tranche B Proportionate Share of such Advance and (b) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche B Percentage of such Advance.

      "Tranche B Proportionate Share" shall mean:

            (a) With respect to Facility 1, (i) zero percent (0%) for the Land Portion and (ii) twelve percent (12%) for the Improvement Portion; and


                                    1.01-36

            (b) With respect to Facility 2, (i) at any time prior to the Completion Date, seven and one tenth percent (7.1%) and (ii) at any time on or after the Completion Date, ten percent (10.0%).

      "Tranche C Participant" shall mean, with respect to any Facility at any time, any Participant having an Outstanding Tranche C Participation Amount under such Facility at such time.

      "Tranche C Percentage" shall mean (a) with respect to each Participant and the Land Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(1) of
Schedule I; (b) with respect to each Participant and the Improvement Portion of Facility 1 at any time, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(2) of Schedule I; (c) with respect to each Participant and Facility 2 at any time prior to the Completion Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(3) of Schedule I; and (d) with respect to each Participant and Facility 2 at any time on or after the Completion Date, the percentage set forth under the caption "Tranche C Percentage" opposite such Participant's name in Part A(4) of Schedule I; or in the case of any such percentage, if changed, such percentage as may be set forth for such Participant in the Register.

      "Tranche C Portion" shall mean, (a) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) without reference to any Participant, the portion of such Advance equal to the applicable Tranche C Proportionate Share of such Advance and (b) with respect to any Advance under a Facility (or the Land Portion or Improvement Portion thereof in the case of Facility 1) with reference to any Participant, the portion of such Advance equal to such Participant's applicable Tranche C Percentage of such Advance.

      "Tranche C Proportionate Share" shall mean:

            (a) With respect to Facility 1, (i) three percent (3.0%) for the Land Portion and (ii) three percent (3.0%) for the Improvement Portion; and

            (b) With respect to Facility 2, at all times (whether before, on or after the Completion Date) three percent (3.00%).

      "Trustee" shall have the meaning given to that term in the introductory paragraph of each Lease Agreement.

      "UCC" shall mean the California Uniform Commercial Code.

      "Unused" shall mean:

            (a) With respect to the Total Commitment at any time, the remainder of (i) the Total Commitment at such time minus (ii) the aggregate amount of all Advances made prior to such time; or


                                    1.01-37

            (b) With respect to the Total Facility 1 Commitment or Total Facility 2 Commitment at any time, the remainder of (i) the Total Facility 1 Commitment or Total Facility 2 Commitment, as the case may be, at such time minus (ii) the aggregate amount of all Advances made under the applicable Facility prior to such time; or

            (c) With respect to any Participant's Commitment at any time, the remainder of (i) such Participant's Commitment at such time minus (ii) the aggregate amount of all Advances funded by such Participant prior to such time.


                                    1.01-38

                                  SCHEDULE 1.02

                              RULES OF CONSTRUCTION

      (a) GAAP. Unless otherwise indicated in any Operative Document, all accounting terms used in the Operative Documents shall be construed, and all accounting and financial computations thereunder shall be computed, in accordance with GAAP. If GAAP changes after the date of the Participation Agreement such that any covenants contained in the Operative Documents would then be calculated in a different manner or with different components, Lessee and the Lessor Parties agree to negotiate in good faith to amend the applicable Operative Documents in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Lessee and the Lessor Parties so amend the Operative Documents, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

      (b) Headings. Headings in each of the Operative Documents are for convenience of reference only and are not part of the substance thereof.

      (c) Plural Terms. All terms defined in any Operative Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

      (d) Time. All references in each of the Operative Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated. All references in each of the Operative Documents to a date (the "action date") which is one month prior to or after another date (the "reference date") shall mean the date in the immediately preceding or succeeding calendar month (as the case may be) which numerically corresponds to the reference date; provided, however, that (i) if such corresponding date in the immediately preceding or succeeding calendar month (as the case may be) is not a Business Day, the action date shall be the next succeeding Business Day after such corresponding date (unless, in the case of a Rental Period, such next Business Day falls in another calendar month, in which case the action date shall be the immediately preceding Business Day) and (ii) if the reference date is the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the immediately preceding calendar month) the action date shall be the last Business Day of the immediately preceding or succeeding calendar month (as the case may be). All references in each of the Operative Documents to an earlier date which is two or more months prior to a reference date or to a later date which is two or more months after a reference date shall be determined in a comparable manner.

      (e) Governing Law. Unless otherwise provided in any Operative Document, each of the Operative Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      (f) Construction. The Operative Documents are the result of negotiations among, and have been reviewed by Lessee and each Lessor Party and their respective counsel. Accordingly,


                                     1.02-1
the Operative Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Lessee or any Lessor Party.

      (g) Entire Agreement. The Operative Documents, taken together, constitute and contain the entire agreement of Lessee and the Lessor Parties and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter thereof (including the commitment letter dated as of October 11, 2000 between Lessee and Agent but excluding the Agent's Fee Letter).

      (h) Calculation of Base Rent, Interest and Fees. All calculations of Base Rent, interest and fees under the Operative Documents for any period (i) shall include the first day of such period and exclude the last day of such period and (ii) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period that Base Rent or any interest is to be calculated based upon the Base Rate, such Base Rent or interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

      (i)   References.

            (i) References in any Operative Document to "Recitals," "Sections," "Paragraphs," "Subparagraphs," "Articles," "Exhibits" and "Schedules" are to recitals, sections, paragraphs, subparagraphs, articles, exhibits and schedules therein and thereto unless otherwise indicated.

            (ii) References in any Operative Document to any document, instrument or agreement (A) shall include all exhibits, schedules and other attachments thereto, (B) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (C) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

            (iii) References in any Operative Document to any Governmental Rule
      (A) shall include any successor Governmental Rule, (B) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (C) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

            (iv) References in any Operative Document to any Person in a particular capacity (A) shall include any permitted successors to and assigns of such Person in that capacity and (B) shall exclude such Person individually or in any other capacity.

      (j) Other Interpretive Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in any Operative Document shall refer to such Operative Document as a whole and not to any particular provision of such Operative Document. The words "include" and "including" and words of similar import when used in any Operative


                                     1.02-2

Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of the Participation Agreement and the terms of any other Operative Document, the terms of the Participation Agreement shall govern.


                                     1.02-3

                                  SCHEDULE 3.01

                          INITIAL CONDITIONS PRECEDENT


A.    PRINCIPAL OPERATIVE DOCUMENTS.

            (1) The Participation Agreement, duly executed by Lessee, Lessor, each Participant and Agent;

            (2) The Head Lease Agreements, each duly executed by Lessor and Head Lessor;

            (3) The Lease Agreements, each duly executed by Lessee and Lessor and appropriately notarized;

            (4) The Purchase Agreements, each duly executed by Lessee and Lessor;

            (5) The Facility 2 Construction Agency Agreement, duly executed by Lessee and Lessor;

            (6) The Assignment of Construction Agreements, duly executed by Lessee;

            (7) The Assignment of Lease, duly executed by Lessor and appropriately notarized;

            (8) The Lessor Deed of Trust, duly executed by Lessor and appropriately notarized; and

            (9)   The Lessor Security Agreement, duly executed by Lessor.


B.    LESSEE CORPORATE DOCUMENTS.

            (1) The Certificate or Articles of Incorporation of Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

            (2) A Certificate of Good Standing (or comparable certificate) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

            (3) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Lessee as in effect on the Closing Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Lessee and continuing in effect, which authorize the execution, delivery and performance by Lessee of the Operative Documents executed or to be executed by Lessee and the consummation of the


                                     3.01-1
      transactions contemplated thereby; and (c) that there are no proceedings for the dissolution or liquidation of Lessee;

            (4) A certificate of the Secretary or an Assistant Secretary of Lessee, dated the Closing Date, certifying the incumbency, signatures and authority of the officers of Lessee authorized to execute, deliver and perform the Operative Documents and all other documents, instruments or agreements related thereto executed or to be executed by Lessee; and

            (5) A Certificate of Good Standing (or comparable certificates) for Lessee, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the State of California.


C.    FINANCIAL STATEMENTS, FINANCIAL CONDITION, ETC.

            (1) A copy of the audited consolidated Financial Statements of Lessee for the fiscal year ended December 31, 2000, prepared by Ernst & Young, LLP and a copy of the unqualified opinion delivered by such accountants in connection with such Financial Statements;

            (2) The consolidated plan and forecast of Lessee and its Subsidiaries for the year ending December 31, 2001, including quarterly cash flow projections and quarterly projections of Lessee's compliance with each of the covenants set forth in Paragraph 5.03 of this Agreement;

            (3) A certificate of the chief financial officer of Lessee which sets forth the calculation of the Funded Indebtedness/EBITDA Ratio for the consecutive four-quarter period ending on December 31, 2000; and

            (4) Such other financial, business and other information regarding Lessee, or any of its Subsidiaries as Lessor or Agent may reasonably request, including information as to possible contingent liabilities, tax matters, environmental matters and obligations for employee benefits and compensation.


D.    COLLATERAL DOCUMENTS.

            (1) A Memorandum of Head Lease Agreement for each Facility, appropriately completed and duly executed by Lessor and Head Lessor and appropriately notarized for recording;

            (2) A Memorandum of Purchase Agreement for each Facility, appropriately completed and duly executed by Lessee and Lessor and appropriately notarized for recording;


                                     3.01-2

            (3) Evidence that the Lease Agreements, the Assignment of Lease, the Lessor Deed of Trust, the Memoranda of Head Lease Agreement and the Memoranda of Purchase Agreement delivered pursuant to items A(3), A(7), A(8), D(1) and D(2) have been properly recorded in the Official Records of the County of Santa Clara, California;

            (4) An ALTA extended coverage owner's policy or binder of title insurance (or a commitment therefor) for the Facility 1 Property and Facility 2 Property insuring Lessor's leasehold estate to the Property (subject to the Novellus I Operative Documents which will be released upon receipt of $44,813,000 by Agent on behalf of the Novellus I Participants and subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

            (5) An ALTA extended coverage lender's policy of title insurance (or a commitment therefor) for the Facility 1 Property and Facility 2 Property insuring the validity and priority of the Lease Agreements (subject to the Novellus I Operative Documents which will be released upon receipt of $44,813,000 by Agent on behalf of the Novellus I Participants and subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

            (6) An ALTA extended coverage lender's policy of title insurance (or a commitment therefor) for the Facility 1 Property and Facility 2 Property insuring the validity and priority of the Lessor Deed of Trust (subject to the Novellus I Operative Documents which will be released upon receipt of $44,813,000 by Agent on behalf of the Novellus I Participants and subject to such exceptions as Agent may approve), in such amounts and with such endorsements as Agent may reasonably require, issued by a title insurer acceptable to Agent, together with such policies of co-insurance or re-insurance (or commitments therefor) as Agent may require;

            (7) Copies of all leases for the Facility 1 Property and Facility 2 Property and all other documents, instruments and agreements recorded against or otherwise affecting such Property, including all amendments, extensions and other modifications thereof;

            (8) Subordination, non-disturbance and attornment agreements from the lessee under each of the leases for the Facility 1 Property and Facility 2 Property;

            (9) Such consents and estoppels, with appropriate mortgagee protection language, as are requested by Agent, each duly executed by the appropriate Person;

            (10) Such Uniform Commercial Code financing statements and fixture filings (appropriately completed and executed) for filing in such jurisdictions as Agent may request to perfect the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents;


                                     3.01-3

            (11) Such Uniform Commercial Code termination statements (appropriately completed and executed) for filing in such jurisdictions as Agent may request to terminate any financing statement evidencing Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens which are expressly permitted by the Operative Documents to be prior;

            (12) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to item D(10) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to Lessor and Agent in the Lessee Security Documents, the Lessor Security Agreement and the other Operative Documents, except for any such prior Liens (a) which are expressly permitted by the Operative Documents to be prior or (b) for which Agent has received a termination statement pursuant to item D(11) above;

            (13) Such other documents, instruments and agreements as Agents may reasonably request to establish and perfect the Liens granted to any Lessor Party in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents; and

            (14) Such other evidence as Agent may request to establish that the Liens granted to Agent or any Participant in the Lessee Security Documents, the Lessor Deed of Trust, the Lessor Security Agreement and the other Operative Documents are perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by the Operative Documents to be prior.


E.    OPINIONS.

            (1) A favorable written opinion of Morrison & Foerster, LLP, counsel for Lessee, dated the Closing Date and addressed to Agent for the benefit of Lessor, Agent and the Participants, covering such legal matters as Agent may reasonably request and otherwise in form and substance satisfactory to Agent.


F.    OTHER ITEMS.

            (1) A duly completed and timely delivered Advance Request for each of the Initial Advances, each duly executed by Lessee;

            (2) Bills of sale for all Related Goods to be acquired with the Initial Advances, each reflecting Lessor as the purchaser of such Related Goods;

            (3) An Expiration Date Appraisal for the Land Portion of the Facility 1 Property, dated as of a recent date prior to the Closing Date, that appraises the Land


                                     3.01-4

      Portion of the Facility 1 Property at not less than the Total Facility 1 Land Portion Commitment;

            (4) An Expiration Date Appraisal for the Improvement Portion of the Facility 1 Property, dated as of a recent date prior to the Closing Date, that appraises the Improvement Portion of the Facility 1 Property at not less than the Total Facility 1 Improvement Portion Commitment;

            (5) An Expiration Date Appraisal for the Facility 2 Property, dated as of a recent date prior to the Closing Date, that appraises the Facility 2 Property at not less than the Total Facility 2 Commitment;

            (6) A Completion Date Appraisal for the Facility 2 Property, dated as of a recent date prior to the Closing Date, that appraises the Facility 2 Property at not less than the Total Facility 2 Commitment;

            (7) A copy of the Plans and Specifications for the New Improvements, together with a certificate of the architect for the New Improvements certifying that such Plans and Specifications are complete;

            (8) A copy of the budget for the New Improvements which (a) includes provisions for all hard and soft costs of constructing the New Improvements (including, without limitation, all capitalized interest) and reasonable allowances for contingencies and (b) budgets the aggregate cost of such construction at $45,000,000 or less; together with a certificate of the Chief Financial Officer of Lessee certifying that such budget is a reasonable budget that sets forth the likely maximum costs of constructing the New Improvements;

            (9) An as-built survey of each of the Facility 1 Property and the Facility 2 Property (a) prepared and dated not more than two (2) months prior to the Initial Closing Date by a registered surveyor reasonably satisfactory to Agent, (b) certified as correct and as (i) having been made in accordance with the most recent standards for "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM, and (ii) meeting the accuracy requirements of a Class A survey (as defined therein) and including items 1-4, 6, 7(a), 7(b)(1), 8-11 and 13 of Table A thereof, and (c) disclosing, among other things, (i) the location of the perimeter of the Property by courses and distances, (ii) all easements and rights-of-way, whether above or underground, (iii) the lines of the street abutting the Property and the width thereof, (iv) encroachments, if any, and the extent thereof in feet and inches upon the Property, and (v) all boundary and lot lines, and all other matters that would be disclosed by inspection of the Property and the public records;

            (10) If requested by Lessor, Agent or any Participant, a list of and copies of all Construction Agreements;


                                     3.01-5

            (11) Environmental reports and assessments satisfactory to Agent issued by environmental consultants acceptable to Agent with respect to the Facility 1 Property and the Facility 2 Property;

            (12) Certificates of insurance evidencing the insurance Lessee is required to maintain pursuant to Paragraph 3.03 of each Lease Agreements;

            (13) Copies of the Novellus I Amendments, duly executed by the appropriate parties and where appropriate properly notarized for recording;

            (14) Evidence that all amounts due and payable by Lessee under the Novellus I Participation Agreement and the other Novellus I Operative Documents have been paid;

            (15) A certificate of the Chief Financial Officer of Lessee, addressed to Lessor and Agent and dated the Closing Date, certifying that:

                  (a) The representations and warranties set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as of such date (except for such representations and warranties made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing as of such date;

                  (c) All of the Operative Documents are in full force and effect on such date;

            (16) All fees and expenses payable to the Lessor Parties, which shall be paid on the funding of the Initial Advance;

            (17) All fees and expenses of Lessor's and Agent's counsels through the Closing Date, which shall be paid on the funding of the Initial Advance; and

            (18) Such other evidence as Agent may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in the Operative Documents.


                                     3.01-6

                                SCHEDULE 4.01(q)

                                  SUBSIDIARIES

SUBSIDIARY                          JURISDICTION                 CLASS        % OWNED
----------                          ------------                 -----        -------
Novellus Systems
International, Inc.                 U.S.A.                       Common         100%

Novellus Malaysia                   Malaysia                     Common         100%

Novellus Systems, Ltd.              U.K.                         Common         100%

Novellus Systems, BV                Netherlands                  Common         100%

Nippon Novellus
Systems, KK                         Japan                        Common         100%

Novellus Systems Korea
Co. Ltd.                            Korea                        Common         100%

Novellus Systems Beijing            Mainland China               Common         100%

Novellus Singapore PTE
Ltd.                                Singapore                    Common         100%

Novellus Systems
Semiconductor Equipment
Shanghai Co., Ltd.                  Mainland China               Common         100%

Novellus Systems
Taiwan Ltd.                         Taiwan                       Common         100%

Novellus Systems GmbH               Germany                      Common         100%

Novellus Systems SARL               France                       Common         100%

Novellus Systems
Ireland, Ltd.                       Ireland                      Common         100%

Novellus Systems                    Israel                       Common         100%
Israel, Ltd.

Novellus Singapore                  Singapore                    Common         100%
Pte. Ltd.

                                   4.01(q)-1

GaSonics International              U.S.A.                       Common         100%

GaSonics World Trade, Inc.          U.S.A.                       Common         100% (indirectly)

GaSonics International
Japan, Kabushiki Kaisha             Japan                        Common         100% (indirectly)

GaSonics International              Korea                        Common         100% (indirectly)
Korea Corporation

GaSonics International              U.K.                         Common         100% (indirectly)
Europe, Ltd.

GaSonics International              France                       Common         100% (indirectly)
France

GaSonics International              Ireland                      Common         100% (indirectly)
Ireland, Ltd.

GaSonics International              Israel                       Common         100% (indirectly)
Israel, Ltd.

GaSonics International              Germany                      Common         100% (indirectly)
Germany

                                   4.01(q)-2

                                SCHEDULE 4.01(t)

                       INDIVIDUAL PROPERTY REPRESENTATIONS


                                   4.01(t)-1

                                SCHEDULE 4.01(t)

                          TRACT 2 LAND AND IMPROVEMENTS

      (i) The Tract 2 Land consists of approximately 7.384 acres located at 3940 and 3950 North First Street, San Jose, California, more particularly described in Part 1 to Exhibit A.

      (ii) On the date of this Agreement, the Existing Improvements on the Tract 2 Land consist of (1) a one story building consisting of approximately 59,904 square feet used for office and warehouse purposes (3940 North First Street); and (2) a one story building consisting of approximately 42,624 square feet used for office, warehouse and manufacturing purposes (3950 North First Street).

      (iii) The Existing Improvements to Tract 2 are in good working condition and fit for use as described above. All utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Access to the Existing Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

      (iv) No portion of the Tract 2 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.


                                   4.01(t)-2

                                SCHEDULE 4.01(t)

                          TRACT 5 LAND AND IMPROVEMENTS

      (i) The Tract 5 Land consists of approximately 4.497 acres located at 90 Headquarters Drive, San Jose, California, more particularly described in Part 2 to Exhibit A.

      (ii) On the date of this Agreement, the Existing Improvements on the Tract 5 Land consist of a building consisting of approximately 82,944 square feet used for office, research and development, and manufacturing purposes.

      (iii) To Lessee's knowledge, the Existing Improvements to Tract 5 are in good working condition and fit for use as described above. To Lessee's knowledge, all utilities required to adequately service the Existing Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws). Access to the Existing Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways is available.

      (iv) No portion of the Tract 5 Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Governmental Authority, or if any portion of the Property is located in such an area, flood insurance has been obtained for the Property or such portion thereof in accordance with Paragraph 3.03 of the Facility 2 Lease Agreement and the National Flood Insurance Act of 1968.


                                   4.01(t)-3

                                SCHEDULE 5.02(a)

                              EXISTING INDEBTEDNESS

FINANCIAL INSTITUTION       CURRENCY        AMOUNT           FACILITY TYPE
---------------------       --------        ------           -------------
Bank of Tokyo Mitsubishi      JPY       1,300,000,000        Line of Credit
Bank of Tokyo Mitsubishi      JPY         520,000,000        Line of Credit
Sanwa Bank                    JPY       2,400,000,000        Line of Credit
Sumitomo Bank                 JPY         500,000,000        Line of Credit
ABN AMRO Bank                 USD              97,000          Standby L/C
Malayan Banking Berhad         RM              30,000    Bank Guarantee Facility

                                   5.02(a)-1

                                SCHEDULE 5.02(b)

                                 EXISTING LIENS



                                     [None]


                                   5.02(b)-1

                                    EXHIBIT A

                                      LAND

                                    EXHIBIT A

                                     PART 1

                                  TRACT 2 LAND


                                LEGAL DESCRIPTION

                3940 NORTH FIRST STREET, 3950 NORTH FIRST STREET



The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52 degrees 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19 degrees 40' 54" West, 32.25 feet; thence South 52 degrees 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37 degrees 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 48" E. 566.00 feet; thence S. 52 degrees 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37 degrees 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52 degrees 27' 12" W., 278.00 feet; thence N. 00 degrees 51' 00" E., 198.30 feet; thence N. 37 degrees 32' 33" E., 279.75 feet;
thence S. 51 degrees 19' 51" E., 89.02 feet; thence N. 50 degrees 06' 47" E.,
133.18 feet; thence N. 37 degrees 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26 degrees 55' 37" E., 154.65 feet; thence N. 32 degrees 55' 53" E., 96.31 feet; thence N. 43 degrees 21' 28" E., 113.58 feet; thence N. 54 degrees 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41 degrees 57' 14" E., 65.85 feet; thence N. 37 degrees 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.
                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37 degrees 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37 degrees 32' 59" E., 105.20 feet; thence N. 7 degrees 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30 degrees 01' 00" E., 59.5 feet; thence N. 8 degrees 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 degrees 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004
ARB: 97-3-x4

                                    EXHIBIT A

                                     PART 2

                                  TRACT 5 LAND

                                LEGAL DESCRIPTION

                              90 HEADQUARTERS DRIVE


The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.

APN: 097-79-003
ARB: 097-03-005.02

                                  EXHIBIT B(1)

                           FACILITY 1 LEASE AGREEMENT



                                     B(1)-1

Recording requested by and
when recorded return to:

Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111
Attn: John Rivers
================================================================================



                           FACILITY 1 LEASE AGREEMENT

                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING


                                     BETWEEN


                             NOVELLUS SYSTEMS, INC.


                                       AND


                             ABN AMRO LEASING, INC.






                                 APRIL 13, 2001


================================================================================

                                                                                          PAGE
                                                                                          ----
SECTION 1.  INTERPRETATION..................................................................2

        1.01.  Definitions..................................................................2

        1.02.  Rules of Construction........................................................2

SECTION 2.  BASIC PROVISIONS................................................................2

        2.01.  Lease of the Facility 1 Property.............................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................3

        2.04.  Use..........................................................................5

        2.05.  As Is Lease..................................................................5

        2.06.  Nature of Transaction........................................................5

        2.07.  Security, Etc................................................................5

SECTION 3.  OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..................................8

        3.01.  Maintenance, Repair, Etc.....................................................8

        3.02.  Risk of Loss.................................................................8

        3.03.  Insurance....................................................................9

        3.04.  Casualty and Condemnation...................................................11

        3.05.  Taxes.......................................................................14

        3.06.  Environmental Matters.......................................................15

        3.07.  Liens, Easements, Etc.......................................................16

        3.08.  Subletting..................................................................17

        3.09.  Utility Charges.............................................................17

        3.10.  Removal of Facility 1 Property..............................................17

        3.11.  Compliance with Governmental Rules and Insurance Requirements...............17

        3.12.  Permitted Contests..........................................................18

        3.13.  Lessor Obligations; Right to Perform Lessee Obligations.....................18

        3.14.  Inspection Rights...........................................................19

SECTION 4.  EXPIRATION DATE................................................................19

        4.01.  Termination by Lessee Prior to Scheduled Expiration Date....................19

        4.02.  Surrender of Facility 1 Property............................................19

        4.03.  Holding Over................................................................19

SECTION 5.  DEFAULT........................................................................19

        5.01.  Events of Default...........................................................19

        5.02.  General Remedies............................................................22

                                                                                          PAGE
                                                                                          ----
        5.03.  Lease Remedies..............................................................23

        5.04.  Loan Remedies...............................................................24

        5.05.  Remedies Cumulative.........................................................27

        5.06.  No Cure or Waiver...........................................................27

        5.07.  Exercise of Rights and Remedies.............................................27

SECTION 6.  MISCELLANEOUS..................................................................27

        6.01.  Notices.....................................................................27

        6.02.  Waivers; Amendments.........................................................27

        6.03.  Successors and Assigns......................................................27

        6.04.  No Third Party Rights.......................................................27

        6.05.  Partial Invalidity..........................................................28

        6.06.  Governing Law...............................................................28

        6.07.  Counterparts................................................................28

        6.08.  Nature of Lessee's Obligations..............................................28


SCHEDULE

3.03    Insurance Requirements


EXHIBITS

A       Facility 1 Land (2.01(a))
B       Related Goods (2.01(d))
C       Notice of Rental Period Selection (2.03(a))

                           FACILITY 1 LEASE AGREEMENT
                     DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


        THIS FACILITY 1 LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of April 13, 2001 is entered into by and between:

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

               (1) Lessor would (a) lease certain property designated by Lessee,
        (b) sublease such property to Lessee, (c) make advances to finance certain related expenses, and (d) grant to Lessee the right to purchase such property; and

               (2) The Participants would participate in such lease facility by
        (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. Subject to the acquisition thereof by Lessor pursuant to the Participation Agreement and the Facility 1 Head Lease Agreement, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 1 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

               (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 1 Land");

               (b) All Improvements to the Facility 1 Land;

               (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 1 Land or the Improvements thereto;

               (d) All Related Goods (including those described in Exhibit B), Related Permits and Related Agreements related to the Facility 1 Land or any of the foregoing Improvements or Appurtenant Rights; and

               (e) All accessions and accretions to and replacements and substitutions for the foregoing.

(Lessee acknowledges that Lessor's only estate, right, title and interest in the Facility 1 Land and certain of the other Facility 1 Property is through the Facility 1 Head Lease Agreement and is a leasehold interest only.)

        2.02. Term.

               (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the date five (5) years after the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

               (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for three (3) additional periods of one (1) year each, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant consents to any such a request in accordance with such provision, the then current Scheduled Expiration Date shall be deemed extended by one (1) year in each instance. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

        2.03. Rent.

               (a) Base Rent.

                      (i) Lessee shall pay to Lessor as base rent hereunder
               ("Base Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the sum of the Interest Component and Principal Component for such Rental Period determined as follows:

                             (A) "Interest Component" shall mean, with respect
                      to any Rental Period and Portion, the product of (1) the Rental Rate for such Rental Period and Portion, times (2) the amount of such Portion on the first day of such Rental Period, times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                             (B) "Principal Component" shall mean, with respect
                      to any Rental Period, zero Dollars ($0.00).

                      (ii) Prior to the Commitment Termination Date, the
               Outstanding Lease Amount shall consist of a single Portion with the following Rental Periods:

                             (A) A Rental Period which begins on the
                      Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                             (B) Each successive Rental Period thereafter which
                      begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date.

                      (iii) On and after the Commitment Termination Date, Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the Commitment Termination Date and thereafter the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                             (A) Each Portion shall be in the amount of
                      $5,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed three
                      (3), and (2) the Outstanding Lease Amount shall consist of a single

                      Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $5,000,000).

                             (B) The initial and each subsequent Rental Period
                      selected by Lessee for each Portion shall be one (1), two
                      (2), three (3) or six (6) months; provided, however, that
                      (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if a Default has occurred and is continuing on the date three
                      (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause (iii) shall be one (1) month.

               Lessee shall deliver each Notice of Rental Period Selection by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                      (iv) The rental rate for each Rental Period for a Portion
               ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                             (A) If any Rental Period is less than one (1)
                      month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; or

                             (B) If the LIBOR Rental Rate is unavailable for any
                      Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate

                      (v) Lessee shall pay Base Rent in arrears (A) for each
               Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

               (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent"):

                      (i) All amounts payable by Lessor as rent or otherwise
               under the Facility 1 Head Lease Agreement; and

                      (ii) All amounts (other than Base Rent, the purchase price payable by Lessee for any purchase of the Facility 1 Property by Lessee pursuant to the Facility 1 Purchase Agreement and the Residual Value Guaranty Amount payable under the Facility 1 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents.

        Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, within five (5) Business Days after demand of Lessor or any other Person to whom such amount is payable.

        2.04. Use. Lessee may use the Facility 1 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 1 Property.

        2.05. As Is Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 1 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 1 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 1 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 1 Property, including (a) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (d) the availability or adequacy of utilities and other services to the Facility 1 Property; (e) any latent, hidden or patent defect in the Facility 1 Property; (f) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

        2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Facility 1 Property for all other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes.

        2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

               (a) Real Property Security. As security for the Lessee Obligations under Facility 1, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as trustee under this deed of trust, for the benefit of Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or hereafter acquired, (collectively, the "Real Property Collateral"):

                      (i) The Facility 1 Land (including Lessor's leasehold
               interest under the Facility 1 Head Lease Agreement);

                      (ii) All Improvements now or hereafter located on the
               Facility 1 Land;

                      (iii) All Appurtenant Rights belonging, relating or
               pertaining to any of the Facility 1 Land or Improvements thereto;

                      (iv) All Subleases and Issues and Profits accruing from
               the Facility 1 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                      (v) All Related Goods, Related Agreements and Related
               Permits related to any of the Facility 1 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                      (vi) All other Facility 1 Property to the extent that such property constitutes real property; and

                      (vii) All proceeds of the foregoing, including Casualty
               and Condemnation Proceeds.

               (b) Personal Property Security. As security for the Lessee Obligations under Facility 1, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                      (i) All Subleases and Issues and Profits accruing from the
               Facility 1 Land or any of the Improvements or Appurtenant Rights to the extent such to the extent that such Subleases and Issues and Profits constitute personal property;

                      (ii) All Related Goods, Related Agreements and Related
               Permits related to the Facility 1 Land or any of the Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                      (iii) All Cash Collateral and all other deposit accounts,
               instruments, investment property and monies held by any Lessor Party in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                      (iv) All other Facility 1 Property to the extent such
               Facility 1 Property constitutes personal property; and

                      (v) All proceeds of the foregoing, including Casualty and
               Condemnation Proceeds.

        This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 1 Land or Facility 1 Improvements.

               (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 1 Property.

                      (i) If no Event of Default has occurred and is continuing,
               Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Facility 1 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                      (ii) The foregoing irrevocable assignment shall not cause
               any Lessor Party to be (A) a mortgagee in possession; (B) responsible or liable for (1) the control, care, management or repair of the Facility 1 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 1 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 1 Property, or (4) any negligence in the management, upkeep, repair or control of the Facility 1 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc.

               (a) General. Lessee shall not permit any waste of the Facility 1 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 1 Property in good working order, mechanical condition and repair and shall make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 1 Property and in compliance with prudent industry practice.

               (c) Modifications. Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 1 Property and substitutions and replacements therefor (collectively, "Modifications"); provided that:

                      (i) No Modification impairs the value, utility or useful
               life of the Facility 1 Property or any part thereof from that which existed immediately prior to such Modification;

                      (ii) All Modifications are made expeditiously and, in no
               case, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                      (iii) All Modifications are made in a good and workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                      (iv) Subject to Paragraph 3.12 relating to permitted
               contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
               (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                      (v) At least one (1) month prior to the commencement of
               (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant, a brief written description of such Modifications; and

                      (vi) All Modifications otherwise comply with this
               Agreement and the other Operative Documents.

               (c) Abandonment. Lessee shall not abandon the Facility 1 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any New Improvements or Modifications as permitted herein or in the other Operative Documents.

               (d) Maintenance. Lessee shall maintain the Facility 1 Property and each material portion thereof in a manner consistent with other similar properties in the same area, except as a part of any Modifications as permitted herein.

        3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 1 Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 1 Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 1 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party. Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 1 Property as a result of any such event.

        3.03. Insurance.

               (a) Coverage. Lessee, at its sole cost and expense, shall at all times carry and maintain insurance coverage not less than set forth in
        Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 1 Property in the same geographic area as the Facility 1 Property.

               (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least VIII from A.M. Best Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants; provided, however, that, any insurance company underwriting Lessee's earthquake and flood insurance shall be acceptable as long as each such insurance company has a general policyholder rating of "A-" and a financial rating of at least VIII from A.M. Best Company on the date such insurance is placed.

               (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                      (i) Lessor and Agent shall be named as additional
               insureds, in the case of each policy of liability insurance, and additional loss payees, in the case of each policy of property insurance.

                      (ii) In respect of the interests of Lessor in the policy,
               the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 1 Property while under contract with Lessee to perform maintenance, repair, alteration or similar work on the Facility 1 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                      (iii) If the insurance policy is cancelled for any reason
               whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty
               (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                      (iv) No Lessor Party shall have any obligation or
               liability for premiums, commissions, assessments, or calls in connection with the insurance.

                      (v) The insurer shall waive any rights of set-off or
               counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                      (vi) The insurance shall be primary without right of
               contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 1 Property.

                      (vii) The insurer shall waive any right of subrogation
               against any Lessor Party.

                      (viii) All provisions of the insurance, except the limits
               of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                      (ix) The insurance shall not be invalidated should Lessee
               or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Facility 1 Property.

                      (x) All insurance proceeds with a value of less than two
               million five hundred thousand Dollars ($2,500,000) payable in respect of any loss or occurrence with respect to the Facility 1 Property shall be paid to and adjusted solely by Lessee. All other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                      (xi) Each policy of property insurance shall contain a
               standard form mortgagee endorsement in favor of Lessor.

                      (xii) Each insurance policy shall provide that the
               coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                      (xiii) Each insurance policy shall contain a "severability of interest" provision.

                      (xiv) Each insurance policy which is written as "excess
               insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

               (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor (i) not later than the Commencement Date, copies of all policies of insurance required by this Paragraph 3.03, certified by the insurers, (ii) upon each renewal of insurance and upon any material change in the terms thereof, copies of all policies, amendments and/or endorsements evidencing such renewal or change, certified by the insurers, and (iii) upon the request of Lessor, such other certificates or documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

               (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03 notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

        3.04. Casualty and Condemnation.

               (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 1 Property or any portion thereof.

               (b) Repair Obligations. If any Material Casualty or Condemnation affecting the Facility 1 Property or any portion thereof occurs, Lessee shall, at its election, either (i) repair and restore the Facility 1 Property as required by Subparagraph 3.04(c) or (ii) exercise the Term Purchase Option and purchase the Facility 1 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 1 Property if such casualty or condemnation is a Major Casualty or Condemnation or if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. (If such casualty or condemnation is a Major Casualty or Major Condemnation that occurs after the Construction Period, Lessee shall exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement as promptly as possible but not later than two (2) months after the occurrence of such Major Casualty or Major Condemnation, unless Lessor and the Required Participants shall otherwise consent in writing. If an Event of Default has occurred and is continuing, Lessor Parties may exercise the rights provided herein.) Not later than one (1) month after the occurrence of any Material Casualty or any Condemnation, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 1 Property.

               (c) Repair and Restoration. If Lessee elects to repair and restore the Facility 1 Property following any Material Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Facility 1 Property to the condition in which it existed immediately prior to such Material Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable, but not later than the earlier of (y) six (6) months after the occurrence of the Material Casualty or the Condemnation, and (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. Lessee shall make such repairs and restoration using its own funds, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                      (i) Within one (1) month after the occurrence of the
               Material Casualty or the Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") of funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                      (ii) As soon as reasonably possible and in no event later
               than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                      (iii) As soon as reasonably possible and in no event later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to Lessor:

                             (A) Evidence that the Facility 1 Property can, in
                      Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                             (B) Evidence that all necessary governmental
                      approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 1 Property;

                             (C) Copies of all plans and specifications for the
                      work;

                             (D) Copies of all contracts for the work, signed by
                      a contractor reasonably acceptable to Lessor;

                             (E) A cost breakdown for the work;

                             (F) A payment and performance bond for the work or
                      other security satisfactory to Lessor;

                             (G) Evidence that, upon completion of the work, the
                      size, capacity and total value of the Facility 1 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                             (H) Evidence of satisfaction of any additional
                      conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

               All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 1 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

               (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

               (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto, subject to the terms of this Agreement which require Lessor to make such proceeds available to Lessee for restoration. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

               (f) Use of Casualty and Condemnation Proceeds.

                      (i) If (A) no Event of Default has occurred and is
               continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 1 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 1 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                      (ii) If (A) an Event of Default has occurred and is
               continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 1 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may
               (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                      (iii) Lessor shall apply any Casualty and Condemnation
               Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                      (iv) Application of all or any portion of the Casualty and
               Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

        3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 1 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

        3.06. Environmental Matters.

               (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Facility 1 Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Facility 1 Property does not comply with any Environmental Laws; and (ii) any claims against Lessee or the Facility 1 Property relating to Hazardous Materials or pursuant to Environmental Laws. In response to the presence of any Hazardous Materials on, under or about the Facility 1 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

               (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 1 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 1 Property.

               (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 1 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 1 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 1 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

               (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (i) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 1

        Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

        3.07. Liens, Easements, Etc.

               (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 1 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                      (i) Liens in favor of a Lessor Party securing the Lessee
               Obligations and other Lessor Liens;

                      (ii) Liens and easements in existence on the Commencement
               Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph 3.01 of and Schedule
               3.01 to the Participation Agreement and approved by Lessor;

                      (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty;

                      (iv) Liens of carriers, warehousemen, mechanics,
               materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue;

                      (v) Easements granted or created in connection with and
               reasonably necessary for the construction of the New Improvements or for the operation or maintenance of the Facility 1 Property in the ordinary course of business, in each case as approved by Lessor; and

                      (vi) Lessor Liens.

        Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 1 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 1 Property which is not a Permitted Facility 1 Property Lien.

               (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 1 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 1 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES

        OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 1 PROPERTY.

        3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 1 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 1 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 1 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

        3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 1 Property during the Term.

        3.10. Removal of Facility 1 Property. Lessee shall not remove any Improvements from the Facility 1 Land or any other Facility 1 Property from the Facility 1 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 1 Property.

        3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 1 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 1 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 1 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 1 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

        3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 1 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 1 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party, Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party; (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

        3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 1 Property, (b) maintain any insurance on the Facility 1 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 1 Property (except to make Advances as required by the Participation Agreement) or
(e) take any other action in connection with the Facility 1 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 1 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand and delivery of written evidence of payment, for all fees, costs and expenses reasonably incurred by them in performing any such obligation or curing any Default.

        3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 1 Property.


SECTION 4. EXPIRATION DATE.

        4.01. Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 1 Property pursuant to Section II of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 1 Property by


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

delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

        4.02. Surrender of Facility 1 Property. Unless Lessee purchases the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender the Facility 1 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including, without limitation, the completion of all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses
(i), (ii), (iii) or (iv) of Subparagraph 3.07(a)).

        4.03. Holding Over. If Lessee does not purchase the Facility 1 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 1 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.


SECTION 5. DEFAULT.

        5.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

               (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

               (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(b), Paragraph 3.03 or Subparagraph 3.07(a) hereof or in Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement; or

               (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of
        (i) the Expiration Date, if Lessee is exercising the Marketing Option, (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

               (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

               (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

               (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
        (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

               (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

               (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

               (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

               (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

               (k) Change of Control. Any Change of Control shall occur; or

               (l) Material Adverse Effect. Any other event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

        5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

               (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

               (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 1 Property.

               (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

               (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

               (e) Protection of Facility 1 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 1 Property or take any other actions which it reasonably determines are necessary to protect the Facility 1 Property and the rights and remedies of the Lessor Parties under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 1 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper; (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

               (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph
        5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

        5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02 provided that prior to exercising any remedies provided by this Paragraph 5.03, Lessor shall give Lessee not less than three (3) Business Days notice during which time Lessee may exercise the Purchase Option, and provided the Purchase Option is thereafter consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Paragraph 5.03:

               (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

               (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 1 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

               (c) Removal and Storage of Facility 1 Property. Lessor may enter the Facility 1 Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

        5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

               (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

               (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

               (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 1 Property granted to Lessor by this Agreement or any of the other Operative Documents.

               (d) Power of Sale. Lessor may cause some or all of the Facility 1 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                      (i) Sales of Personal Property. Lessor may dispose of any
               Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                             (A) Lessor shall mail written notice of the sale to
                      Lessee not later than thirty (30) days prior to such sale.

                             (B) Once per week during the three (3) weeks
                      immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                             (C) Upon receipt of any written request, Lessor
                      will make the Facility 1 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                             (D) Notwithstanding, Lessor shall be under no
                      obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 1 Property offered for sale.

                             (E) If Lessor so requests, Lessee shall assemble
                      all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 1 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9505.

               The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                      (ii) Lessor's Sales of Real Property or Mixed Collateral.
               Lessor may choose to dispose of some or all of the Facility 1 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Sections 2924 et seq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 1 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Lessor's Sale.")

                             (A) Before any Lessor's Sale, Lessor shall give
                      such notice of default and election to sell as may then be required by applicable Governmental Rules.

                             (B) When all time periods then legally mandated
                      have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                             (C) Neither Lessor nor Agent shall have any
                      obligation to make demand on Lessee before any Lessor's Sale.

                             (D) From time to time in accordance with then
                      applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                             (E) At any Lessor's Sale, Lessor shall sell to the
                      highest bidder at public auction for cash in lawful money of the United States.

                             (F) Lessor shall execute and deliver to the
                      purchaser(s) a deed or deeds conveying the Facility 1 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

               (e) Foreclosure Sales.

                      (i) Single or Multiple. If the Facility 1 Property
               consists of more than one lot, parcel or item of property, Lessor may:

                             (A) Designate the order in which the lots, parcels
                      and/or items shall be sold or disposed of or offered for sale or disposition; and

                             (B) Elect to dispose of the lots, parcels and/or
                      items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

               If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 1 Property by this Agreement on any part of the Facility 1 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                      (ii) Credit Bids. At any Foreclosure Sale, any Person,
               including any Lessor Party, may bid for and acquire the Facility 1 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Facility 1 Property, Lessor may settle for the purchase price by crediting the sales price of the Facility 1 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

        5.05. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

        5.06. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

        5.07. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

SECTION 6. MISCELLANEOUS.

        6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        6.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        6.08. Nature of Lessee's Obligations.

               (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

               (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

               (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (iv) the availability or adequacy of utilities and other services to the Facility 1 Property; (v) any latent, hidden or patent defect in the Facility 1 Property; (vi) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement;
        (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph
        6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

        6.09. Construction License. The lease by Lessor to Lessee of the Facility 1 Property under this Agreement is granted to Lessee reserving to Lessor and its agents a temporary construction license to enter upon the Facility 1 Property for purposes of constructing the New Improvements.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.



LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By:_____________________________________
                                         Name:______________________________
                                         Title:_____________________________


LESSOR:                             ABN AMRO LEASING, INC.

                                    By:_____________________________________
                                         Name:______________________________
                                         Title:_____________________________

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

               On _____________, ____, before me, ___________________ a Notary
Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.




[SEAL]

STATE OF CALIFORNIA          )
                             )       ss
COUNTY OF __________________ )

               On _____________, ____, before me, ___________________ a Notary
Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

               Witness my hand and official seal.




[SEAL]

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS

        (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $25,000,000 per occurrence and $25,000,000 annual aggregate;

        (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident; and

        (iii) At all times during the Term, "all risk" property insurance covering loss or damage in amounts approved by Lessor, Agent and Required Participants, including (A) loss or damage by flood in an amount of not less than the then current Outstanding Lease Amount under Facility 1, and (B) loss or damage by earthquake in an amount of not less than 20.0% of the replacement value of the Improvements.




                                     3.03-1

                                    EXHIBIT A

                                 FACILITY 1 LAND

                3940 NORTH FIRST STREET, 3950 NORTH FIRST STREET
                                  (FACILITY 1)

The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52 (degrees) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19 (degrees) 40' 54" West, 32.25 feet; thence South 52 (degrees) 22' 44" East, 399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37 (degrees) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 (degrees) 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 (degrees) 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 (degrees) 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37 (degrees) 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 (degrees) 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 (degrees) 32' 48" E. 566.00 feet; thence S. 52 (degrees) 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 (degrees) 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37 (degrees) 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52 (degrees) 27' 12" W., 278.00 feet; thence N. 00 (degrees) 51' 00" E., 198.30 feet; thence N. 37 (degrees) 32' 33" E., 279.75 feet; thence S. 51 (degrees) 19' 51" E., 89.02 feet; thence N. 50 (degrees) 06' 47" E., 133.18 feet; thence N. 37 (degrees) 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26 (degrees) 55' 37" E., 154.65 feet; thence N. 32 (degrees) 55' 53" E., 96.31 feet; thence N. 43 (degrees) 21' 28" E., 113.58 feet; thence N. 54 (degrees) 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41 (degrees) 57' 14" E.,
65.85 feet; thence N. 37 (degrees) 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37 (degrees) 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 (degrees) 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37 (degrees) 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37 (degrees) 32' 59" E., 105.20 feet; thence N. 7 (degrees) 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30 (degrees) 01' 00" E., 59.5 feet; thence N. 8 (degrees) 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 (degrees) 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37 (degrees) 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 (degrees) 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004
ARB: 97-3-x4

                                   SCHEDULE 1

                 HAZARDOUS MATERIALS USED ON THE FACILITY 1 LAND

        As set forth in that certain Hazardous Materials Business Plan (HMBP) for Novellus Systems, Inc. dated 4/1/97 prepared by Environmental Quality Solutions.




                                     A(1)-1

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

        1. Reference is made to (a) that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of April 13, 2001 (the "Facility 1 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

        2. [Insert one of the following as appropriate]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

               (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

               (b) The next Rental Period for such Portion shall be __________ month[s].]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

               (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

               (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

                        Portion                      Rental Period
                        -------                      -------------
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]
                      $___________                 _______ month[s]]

               [Pursuant to Subparagraph 2.03(a) of the Facility 1 Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

               (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current
        Rental Period which ends on __________, ____; and

               (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

        3. Lessee hereby certifies to the Lessor Parties that, on the date of this Notice of Rental Period Selection and after giving effect to the selection as described above:

               (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

               (b) No Default has occurred and is continuing; and

               (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.

                                            NOVELLUS SYSTEMS, INC.

                                            By:________________________________
                                               Name: __________________________
                                               Title: _________________________

Recording requested by and when recorded return to:

Orrick, Herrington & Sutcliffe
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111
Attn: John Rivers


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           FACILITY 2 LEASE AGREEMENT

              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,

                      SECURITY AGREEMENT AND FIXTURE FILING


                                     BETWEEN


                             NOVELLUS SYSTEMS, INC.


                                       AND


                             ABN AMRO LEASING, INC.



                                 APRIL 13, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                             PAGE
SECTION 1      INTERPRETATION..................................................................2

         1.01.  Definitions....................................................................2

         1.02.  Rules of Construction..........................................................2

SECTION 2      BASIC PROVISIONS................................................................2

         2.01.  Lease of the Facility 2 Property...............................................2

         2.02.  Term...........................................................................2

         2.03.  Rent...........................................................................3

         2.04.  Use............................................................................5

         2.05.  As Is Lease....................................................................5

         2.06.  Nature of Transaction..........................................................5

         2.07.  Security, Etc..................................................................6

SECTION 3      OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..................................8

         3.01.  Maintenance, Repair, Etc.......................................................8

         3.02.  Risk of Loss...................................................................9

         3.03.  Insurance.....................................................................10

         3.04.  Casualty and Condemnation.....................................................12

         3.05.  Taxes.........................................................................15

         3.06.  Environmental Matters.........................................................16

         3.07.  Liens, Easements, Etc.........................................................17

         3.08.  Subletting....................................................................18

         3.09.  Utility Charges...............................................................18

         3.10.  Removal of Facility 2 Property................................................18

         3.11.  Compliance with Governmental Rules and Insurance Requirements.................18

         3.12.  Permitted Contests............................................................19

         3.13.  Lessor Obligations; Right to Perform Lessee Obligations.......................19

         3.14.  Inspection Rights.............................................................19

SECTION 4      EXPIRATION DATE................................................................20

         4.01.  Termination by Lessee Prior to Scheduled Expiration Date......................20

         4.02.  Surrender of Facility 2 Property..............................................20

         4.03.  Holding Over..................................................................20

SECTION 5      DEFAULT........................................................................20

         5.01.  Events of Default.............................................................20

         5.02.  General Remedies..............................................................23

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                             PAGE
         5.03.  Lease Remedies................................................................24

         5.04.  Loan Remedies.................................................................24

         5.05.  Remedies Cumulative...........................................................27

         5.06.  No Cure or Waiver.............................................................28

         5.07.  Exercise of Rights and Remedies...............................................28

SECTION 6      MISCELLANEOUS..................................................................28

         6.01.  Notices.......................................................................28

         6.02.  Waivers; Amendments...........................................................28

         6.03.  Successors and Assigns........................................................28

         6.04.  No Third Party Rights.........................................................28

         6.05.  Partial Invalidity............................................................28

         6.06.  Governing Law.................................................................29

         6.07.  Counterparts..................................................................29

         6.08.  Nature of Lessee's Obligations................................................29


SCHEDULE

3.03     Insurance Requirements


EXHIBITS

A        Facility 2 Land (2.01(a))
B        Related Goods (2.01(d))
C        Notice of Rental Period Selection (2.03(a))

                           FACILITY 2 LEASE AGREEMENT
              CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING


         THIS FACILITY 2 LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this "Agreement" herein), dated as of April 13, 2001 is entered into by and between:

                  (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

                  (2) ABN AMRO LEASING, INC., an Illinois corporation, as lessor under this Agreement and as trustee under the deed of trust contained herein ("Lessor").


                                    RECITALS

         A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                  (1) Lessor would (a) lease certain property designated by Lessee, (b) sublease such property to Lessee, (c) appoint Lessee as Lessor's agent to make certain improvements to such property, (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such parcels of property; and

                  (2) The Participants would participate in such lease facility by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of the lease by Lessor to Lessee of the property.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

         1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

         1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

         2.01.Lease of the Property. Subject to the acquisition thereof by Lessor pursuant to the Participation Agreement and the Facility 2 Head Lease Agreement, Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the following property (the "Facility 2 Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                  (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 2 Land");

                  (b) All Improvements to the Facility 2 Land;

                  (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 2 Land or the Improvements thereto;

                  (d) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights; and

                  (e) All accessions and accretions to and replacements and substitutions for the foregoing.

(Lessee acknowledges that Lessor's only estate, right, title and interest in the Facility 2 Land and certain of the other Facility 2 Property is through the Facility 2 Head Lease Agreement and is a leasehold interest only.)

         2.02. Term.

                  (a) Original Term. The original term of this Agreement shall commence on the Closing Date (the "Commencement Date") and shall end on the date five (5) years after the Closing Date (such date as it may be extended pursuant to Subparagraph 2.02(b) to be referred to as the "Scheduled Expiration Date").

                  (b) Extensions. Lessee may request Lessor to extend the Scheduled Expiration Date in effect at any time for three (3) additional periods of one (1) year each, as provided in Subparagraph 2.09(b) of the Participation Agreement. If Lessor and each Participant consents to any such a request in accordance with such provision, the then current Scheduled Expiration Date shall be deemed extended by one (1) year in each instance. Lessee acknowledges that neither Lessor nor any Participant has any obligation or commitment (either express or implied) to extend, or consent to the extension of, the Scheduled Expiration Date at any time.

         2.03. Rent.

                  (a) Base Rent.

                           (i) Lessee shall pay to Lessor as base rent hereunder
                  ("Base Rent") for each Rental Period for each Portion of the Outstanding Lease Amount an amount equal to the sum of the Interest Component and Principal Component for such Rental Period determined as follows:

                                    (A) "Interest Component" shall mean, with
                           respect to any Rental Period and Portion, the product of (1) the Rental Rate for such Rental Period and Portion, times (2) the amount of such Portion on the first day of such Rental Period, times (3) a fraction, the numerator of which is the number of days in such Rental Period and the denominator of which is 360. If the Rental Rate shall change during any Rental Period, the Rental Rate for such Rental Period shall be the weighted average of the Rental Rates in effect from time to time during such Rental Period.

                                    (B) "Principal Component" shall mean, with
                           respect to any Rental Period, zero Dollars ($0.00).

                           (ii) Prior to the Commitment Termination Date, the
                  Outstanding Lease Amount shall consist of a single Portion with the following Rental Periods:

                                    (A) A Rental Period which begins on the
                           Commencement Date and ends on the first Business Day in the first calendar month immediately following the month in which the Commencement Date occurs; and

                                    (B) Each successive Rental Period thereafter
                           which begins on the last day of the immediately preceding Rental Period and ends one (1) month thereafter on the first Business Day of a calendar month through and including the Commitment Termination Date.

                           (iii) On and after the Commitment Termination Date,
                  Lessee may select the number and amounts of the Portions into which the Outstanding Lease Amount is to be divided and the Rental Period for each such Portion by delivering to Lessor, at least three (3) Business Days prior to the Commitment Termination Date and thereafter the last day of each Rental Period for a Portion, an irrevocable written notice in the form of Exhibit C, appropriately completed (a "Notice of Rental Period Selection"), subject to the following:

                                    (A) Each Portion shall be in the amount of
                           $5,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that (1) the total number of Portions outstanding at any time shall not exceed three (3), and (2) the Outstanding Lease Amount shall consist of a single Portion in the amount of the Outstanding Lease Amount if the Outstanding Lease Amount is less than $5,000,000).

                                    (B) The initial and each subsequent Rental
                           Period selected by Lessee for each Portion shall be one (1), two (2), three (3) or six (6) months; provided, however, that (1) each Rental Period shall begin and end on the first Business Day of a calendar month, (2) no Rental Period shall end after the Scheduled Expiration Date, (3) no Rental Period shall be longer than one (1) month if a Default has occurred and is continuing on the date three (3) Business Days prior to the first day of such Rental Period and (4) each Rental Period after the initial Rental Period for any Portion for which Lessee fails to make a selection by delivering a Notice of Rental Period Selection in accordance with this clause (iii) shall be one (1) month.

                  Lessee shall deliver each Notice of Rental Period Selection by first-class mail or facsimile as required by Subparagraph 2.02(a) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Rental Period Selection initially delivered by facsimile.

                           (iv) The rental rate for each Rental Period for a
                  Portion ("Rental Rate") shall be the LIBOR Rental Rate for such Rental Period and Portion, except as follows:

                                    (A) If any Rental Period is less than one
                           (1) month, the Rental Rate for such Rental Period shall be the Alternate Rental Rate; or

                                    (B) If the LIBOR Rental Rate is unavailable
                           for any Rental Period pursuant to Subparagraph 2.12(a) or Subparagraph 2.12(b) of the Participation Agreement, the Rental Rate for such Rental Period shall be the Alternate Rental Rate

                           (v) Lessee shall pay Base Rent in arrears (A) for
                  each Portion, on the last day of each Rental Period therefor and, in the case of any Rental Period which exceeds three (3) months, each day occurring every three (3) months after the first day of such Rental Period (individually, a "Scheduled Rent Payment Date") and (B) for all Portions, on the Expiration Date.

                  (b) Supplemental Rent. Lessee shall pay as supplemental rent hereunder ("Supplemental Rent"):

                           (i) All amounts payable by Lessor as rent or
                  otherwise under the Facility 2 Head Lease Agreement; and

                           (ii) All amounts (other than Base Rent, the purchase
                  price payable by Lessee for any purchase of the Facility 2 Property by Lessee pursuant to the Facility 2 Purchase Agreement and the Residual Value Guaranty Amount payable under the Facility 2 Purchase Agreement) payable by Lessee under this Agreement and the other Operative Documents.

         Lessee shall pay all Supplemental Rent amounts on the dates specified in this Agreement and the other Operative Documents for the payment of such amounts or, if no date is specified for the payment of any such amount, within five (5) Business Days after demand of Lessor or any other Person to whom such amount is payable; provided, however, that all Supplemental Rent payable pursuant to clause (i) above during the Commitment Period shall be capitalized as provided in clause (i) of Subparagraph 2.03(c) of the Participation Agreement.

         2.04. Use. Lessee may use the Facility 2 Property for office, research and development, warehouse and manufacturing purposes, and for any other purpose which is in compliance with applicable zoning laws and ordinances for the Facility 2 Property.

         2.05. As Is Lease. Lessee has conducted, or will conduct from time to time with regard to Facility 2 Property that may be added hereto after the date hereof, all due diligence which it deems appropriate regarding the Facility 2 Property and agrees that no Lessor Party has any obligation to conduct any such due diligence. Lessee is leasing the Facility 2 Property "as is, with all faults" without any representation, warranty, indemnity or undertaking by any Lessor Party regarding any aspect of the Facility 2 Property, including (a) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (b) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (d) the availability or adequacy of utilities and other services to the Facility 2 Property; (e) any latent, hidden or patent defect in the Facility 2 Property; (f) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; provided, however, that Lessor shall be obligated to remove Lessor Liens to the extent required in Subparagraph 5.04(b) of the Participation Agreement. Without limiting the generality of the foregoing, Lessee specifically waives any covenant of quiet enjoyment except as otherwise provided in Subparagraph 5.04(b) of the Participation Agreement.

         2.06. Nature of Transaction. As more fully provided in Paragraph 2.10 of the Participation Agreement, Lessee and the Lessor Parties intend that the transaction evidenced by this Agreement and the other Operative Documents constitute an operating lease in accordance with FASB 13 for accounting purposes and a loan secured by the Facility 2 Property for all other purposes, including federal, state and local income tax purposes and commercial, real estate and bankruptcy law purposes.

         2.07. Security, Etc. In order to secure the Lessee Obligations and otherwise to assure the Lessor Parties the benefits hereof in the event that the transaction evidenced by this Agreement and the other Operative Documents is, pursuant to the intent of Lessee and the Lessor Parties, treated as a loan for certain purposes, Lessee hereby makes the following grants and agrees as follows:

                  (a) Real Property Security. As security for the Lessee Obligations under Facility 2, Lessee hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Lessor, as trustee under this deed of trust, for the benefit of Lessor, as beneficiary (in trust for the benefit of the Lessor Parties), with power of sale and right of entry and possession, all estate, right, title and interest of Lessee in the following property, whether now owned or hereafter acquired, (collectively, the "Real Property Collateral"):

                           (i) The Facility 2 Land (including Lessor's leasehold
                  interest under the Facility 2 Head Lease Agreement);

                           (ii) All Improvements now or hereafter located on the
                  Facility 2 Land;

                           (iii) All Appurtenant Rights belonging, relating or
                  pertaining to any of the Facility 2 Land or Improvements thereto;

                           (iv) All Subleases and Issues and Profits accruing
                  from the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute real property;

                           (v) All Related Goods, Related Agreements and Related
                  Permits related to any of the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute real property;

                           (vi) All other Facility 2 Property to the extent that
                  such property constitutes real property; and

                           (vii) All proceeds of the foregoing, including
                  Casualty and Condemnation Proceeds.

                  (b) Personal Property Security. As security for the Lessee Obligations under Facility 2, Lessee hereby irrevocably and unconditionally assigns and grants to Lessor, for the benefit of the Lessor Parties, a security interest in all estate, right, title and interest of Lessee in the following property, whether now owned or leased or hereafter acquired, (collectively, the "Personal Property Collateral"):

                           (i) All Subleases and Issues and Profits accruing
                  from the Facility 2 Land or any of the Improvements or Appurtenant Rights to the extent that such Subleases and Issues and Profits constitute personal property;

                           (ii) All Related Goods, Related Agreements and
                  Related Permits related to the Facility 2 Land or any of the Improvements or Appurtenant Rights to the extent that such Related Goods, Related Agreements and Related Permits constitute personal property;

                           (iii) All Cash Collateral and all other deposit
                  accounts, instruments, investment property and monies held by any Lessor Party in connection with this Agreement or any other Operative Document (including any Repair and Restoration Account);

                           (iv) All other Facility 2 Property to the extent such
                  Facility 2 Property constitutes personal property; and

                           (v) All proceeds of the foregoing, including Casualty
                  and Condemnation Proceeds.

         This Agreement constitutes a fixture filing for purposes of the California Commercial Code with respect to the Related Goods which are or are to become fixtures on the Facility 2 Land or Facility 2 Improvements.

                  (c) Absolute Assignment of Subleases, Issues and Profits. Lessee hereby irrevocably assigns to Lessor, for the benefit of the Lessor Parties, all of Lessee's estate, right, title and interest in, to and under the Subleases and the Issues and Profits, whether now owned or hereafter acquired. This is a present and absolute assignment, not an assignment for security purposes only, and Lessor's right to the Subleases and Issues and Profits is not contingent upon, and may be exercised without possession of, the Facility 2 Property.

                           (i) If no Event of Default has occurred and is
                  continuing, Lessee shall have a revocable license to collect and retain the Issues and Profits as they become due. Upon the occurrence and during the continuance of an Event of Default, such license shall automatically terminate, and Lessor may collect and apply the Issues and Profits pursuant to Subparagraph 5.02(d) without further notice to Lessee or any other Person and without taking possession of the Facility 2 Property. All Issues and Profits thereafter collected by Lessee shall be held by Lessee as trustee in a constructive trust for the benefit of Lessor. Lessee hereby irrevocably authorizes and directs the sublessees under the Subleases, without any need on their part to inquire as to whether an Event of Default has actually occurred or is then existing, to rely upon and comply with any notice or demand by Lessor for the payment to Lessor of any rental or other sums which may become due under the Subleases or for the performance of any of the sublessees' undertakings under the Subleases. Collection of any Issues and Profits by Lessor shall not cure or waive any default or notice of default hereunder or invalidate any acts done pursuant to such notice.

                           (ii) The foregoing irrevocable assignment shall not
                  cause any Lessor Party to be (A) a mortgagee in possession;
                  (B) responsible or liable for (1) the control, care, management or repair of the Facility 2 Property or for performing any of Lessee's obligations or duties under the Subleases, (2) any waste committed on the Facility 2 Property by the sublessees under any of the Subleases or by any other Persons, (3) any dangerous or defective condition of the Facility 2 Property, or (4) any negligence in the management, upkeep, repair or control of the Facility 2 Property resulting in loss or injury or death to any sublessee, licensee, employee, invitee or other Person; or (C) responsible for or impose upon any Lessor Party any duty to produce rents or profits. No Lessor Party, in the absence of gross negligence or willful misconduct on its part, shall be liable to Lessee as a consequence of (y) the exercise or failure to exercise any of the rights, remedies or powers granted to Lessor hereunder or (z) the failure or refusal of Lessor to perform or discharge any obligation, duty or liability of Lessee arising under the Subleases.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

         3.01. Maintenance, Repair, Etc.

                  (a) General. Lessee shall not permit any waste of the Facility 2 Property, except for ordinary wear and tear, and shall, at its sole cost and expense, maintain the Facility 2 Property in good working order, mechanical condition and repair and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all applicable Governmental Rules and Insurance Requirements and on a basis consistent with the operation and maintenance of commercial properties comparable in type and location to the Facility 2 Property and in compliance with prudent industry practice.

                  (b) New Improvements. Lessee shall make or cause to be made all of the New Improvements authorized and required by the Facility 2 Construction Agency Agreement in accordance with the Facility 2 Construction Agency Agreement.

                  (c) Other Modifications. After the Completion of the New Improvements, Lessee, at its sole cost and expense, may from time to time make alterations, renovations, improvements and additions to the Facility 2 Property and substitutions and replacements therefor (collectively, "Modifications") in addition to the New Improvements; provided that:

                           (i) No Modification impairs the value, utility or
                  useful life of the Facility 2 Property or any part thereof from that which existed immediately prior to such Modification;

                           (ii) All Modifications are made expeditiously and, in
                  no case, unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, shall Modifications remain uncompleted later than six (6) months prior to the Scheduled Expiration Date;

                           (iii) All Modifications are made in a good and
                  workmanlike manner and in compliance with all applicable Governmental Rules and Insurance Requirements;

                           (iv) Subject to Paragraph 3.12 relating to permitted
                  contests, Lessee pays all costs and expenses and discharges (or cause to be insured or bonded over) any Liens arising in connection with any Modification not later than the earlier of
                  (A) sixty (60) days after the same shall be filed (or otherwise becomes effective) and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                           (v) At least one (1) month prior to the commencement
                  of (A) any Modifications which are anticipated to cost $500,000 or more in the aggregate, or (B) any Modifications which cause the total of all Modifications undertaken during the previous twelve month period to exceed an aggregate cost of $1,000,000, Lessee shall deliver to Lessor, with sufficient copies for Agent and each Participant, a brief written description of such Modifications; and

                           (vi) All Modifications otherwise comply with this
                  Agreement and the other Operative Documents.

                  (d) Abandonment. Lessee shall not abandon the Facility 2 Property or any material portion thereof for any period in excess of thirty (30) consecutive days during the term hereof, except as a part of any New Improvements or Modifications as permitted herein or in the other Operative Documents.

                  (e) Maintenance. Lessee shall maintain the Facility 2 Property and each material portion thereof in a manner consistent with other similar properties in the same area, except as a part of any New Improvements or Modifications as permitted herein.

         3.02. Risk of Loss. Lessee assumes all risks of loss arising from any Casualty or Condemnation which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 2 Property which arises or occurs prior to the Expiration Date or while Lessee is in possession of the Facility 2 Property, except in each case to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of a Lessor Party; provided, however, that Lessee shall have no obligation under this Paragraph 3.02 on account of any such loss or liability arising under Facility 2 during the Construction Period except as follows:

                  (a) Lessee shall be liable under this Paragraph 3.02 for all such losses and liabilities arising under Facility 2 during the Construction Period if caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee.

                  (b) If any Lessor Party incurs any such loss or liability arising under Facility 2 during the Construction Period for which Lessee is not liable pursuant to Subparagraph 3.02(a), the amount of such loss or liability shall, if such Lessor Party shall so request by a written notice to Lessor, be capitalized pursuant to clause (ii) of Subparagraph 2.03(c) of the Participation Agreement.

Lessee hereby waives the provisions of California Civil Code Sections 1932(1), 1932(2) and 1933(4), and any and all other applicable existing or future Governmental Rules permitting the termination of this Agreement as a result of any Casualty or Condemnation, and Lessor shall in no event be answerable or accountable for any risk of loss of or decrease in the enjoyment and beneficial use of the Facility 2 Property as a result of any such event.

         3.03. Insurance.

                  (a) Coverage.

                           (i) During the Construction Period, Lessee shall
                  arrange for insurance as agent for Lessor and the incremental cost of such insurance shall be capitalized as a project cost. Such insurance coverage, during the Construction Period, shall be not less than set forth in Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts and in a form acceptable to Lessor. The deductibles for all such insurance shall be limited to $25,000 for flood coverage, $-0- deductible for earthquake coverage, and $10,000 for all other coverage.

                           (ii) After the Construction Period, Lessee, at its
                  sole cost and expense, shall at all times carry and maintain insurance coverage. Such insurance coverage, after the Construction Period, shall be not less than set forth in
                  Schedule 3.03 and such additional insurance of the types (including the types set forth in Schedule 3.03), in amounts, in a form and with deductibles customarily carried by a reasonably prudent Person owning or operating properties similar to the Facility 2 Property in the same geographic area as the Facility 2 Property.

                  (b) Carriers. Any insurance carried and maintained by Lessee pursuant to this Paragraph 3.03 shall be underwritten by an insurance company which (i) has, at the time such insurance is placed and at the time of each renewal thereof, a general policyholder rating of "A" and a financial rating of at least VIII from A.M. Best Company or any successor thereto (or if there is none, an organization having a similar national reputation) or (ii) is otherwise approved by Lessor and Required Participants; provided, however, that, any insurance company underwriting Lessee's earthquake and flood insurance shall be acceptable as long as each such insurance company has a general policyholder rating of "A-" and a financial rating of at least VIII from A.M. Best Company on the date such insurance is placed.

                  (c) Terms. Each insurance policy maintained by Lessee pursuant to this Paragraph 3.03 shall provide as follows, whether through endorsements or otherwise:

                           (i) Lessor and Agent shall be named as additional
                  insureds, in the case of each policy of liability insurance, and additional loss payees, in the case of each policy of property insurance.

                           (ii) In respect of the interests of Lessor in the
                  policy, the insurance shall not be invalidated by any action or by inaction of Lessee or by any Person having temporary possession of the Facility 2 Property while under contract with

                  Lessee to perform maintenance, repair, alteration or similar work on the Facility 2 Property, and shall insure the interests of Lessor regardless of any breach or violation of any warranty, declaration or condition contained in the insurance policy by Lessee, Lessor or any other additional insured (other than by such additional insured, as to such additional insured); provided, however, that the foregoing shall not be deemed to (A) cause such insurance policies to cover matters otherwise excluded from coverage by the terms of such policies or (B) require any insurance to remain in force notwithstanding non-payment of premiums except as provided in clause (iii) below.

                           (iii) If the insurance policy is cancelled for any
                  reason whatsoever, or substantial change is made in the coverage that affects the interests of Lessor, or if the insurance coverage is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective as to Lessor for thirty (30) days after receipt by Lessor of written notice from the insurers of such cancellation, change or lapse.

                           (iv) No Lessor Party shall have any obligation or
                  liability for premiums, commissions, assessments, or calls in connection with the insurance.

                           (v) The insurer shall waive any rights of set-off or
                  counterclaim or any other deduction, whether by attachment or otherwise, that it may have against any Lessor Party.

                           (vi) The insurance shall be primary without right of
                  contribution from any other insurance that may be carried by any Lessor Party with respect to its interest in the Facility 2 Property.

                           (vii) The insurer shall waive any right of
                  subrogation against any Lessor Party.

                           (viii) All provisions of the insurance, except the
                  limits of liability, shall operate in the same manner as if there were a separate policy covering each insured party.

                           (ix) The insurance shall not be invalidated should
                  Lessee or any Lessor Party waive, in writing, prior to a loss, any or all rights of recovery against any Person for losses covered by such policy, nor shall the insurance in favor of any Lessor Party or Lessee, as the case may be, or their respective rights under and interests in said policies be invalidated or reduced by any act or omission or negligence of any Lessor Party or Lessee, as the case may be, or any other Person having any interest in the Facility 2 Property.

                           (x) All insurance proceeds with a value of less than
                  five hundred thousand Dollars ($500,000) payable in respect of any loss or occurrence with respect to the Facility 2 Property during the Construction Period shall be paid to and adjusted solely by Lessee. All insurance proceeds with a value of less than two million five hundred thousand Dollars ($2,500,000) payable in respect of any loss or occurrence with respect to the Facility 2 Property after the Construction Period shall be paid to and adjusted solely by Lessee. All other insurance proceeds shall be paid to Lessor and adjusted jointly by Lessor and Lessee, except that, from and after the date on which the insurer receives written notice from Lessor that an Event of Default has occurred and is continuing (and unless and until such insurer receives written notice from Lessor that all Events of Default have been cured), all losses shall be adjusted solely by, and all insurance proceeds shall be paid solely to, Lessor.

                           (xi) Each policy of property insurance shall contain
                  a standard form mortgagee endorsement in favor of Lessor.

                           (xii) Each insurance policy shall provide that the
                  coverage to be provided thereunder shall not be invalidated in the event Lessee or any Lessor Party fails to maintain other insurance covering losses of a similar type or types.

                           (xiii) Each insurance policy shall contain a
                  "severability of interest" provision.

                           (xiv) Each insurance policy which is written as
                  "excess insurance" shall contain a provision that it will drop down in the event that any underlying insurance coverage has been reduced or exhausted by reason of losses paid thereunder.

                  (d) Evidence of Insurance. Lessee, at its sole cost and expense, shall furnish to Lessor (i) not later than the Commencement Date, copies of all policies of insurance required by this Paragraph 3.03, certified by the insurers, (ii) upon each renewal of insurance and upon any material change in the terms thereof, copies of all policies, amendments and/or endorsements evidencing such renewal or change, certified by the insurers, and (iii) upon the request of Lessor, such other certificates or documents as Lessor may reasonably request to evidence Lessee's compliance with the insurance requirements set forth in this Paragraph 3.03.

                  (e) Release of Lessor Parties. Lessee hereby waives, releases and discharges each Lessor Party and its directors, officers, employees, agents and advisors from all claims whatsoever arising out of any loss, claim, expense or damage to or destruction covered or coverable by insurance required under this Paragraph 3.03 notwithstanding that such loss, claim, expense or damage may have been caused by any such Person, and, as among Lessee and such Persons, Lessee agrees to look to the insurance coverage only in the event of such loss.

         3.04. Casualty and Condemnation.

                  (a) Notice. Lessee shall give Lessor prompt written notice of the occurrence of any Material Casualty affecting, or the institution of any proceedings for the Condemnation of, the Facility 2 Property or any portion thereof.

                  (b) Repair Obligations.

                           (i) If any Material Casualty or Condemnation
                  affecting the Facility 2 Property or any portion thereof occurs during the Construction Period, Lessee shall, if so directed by Lessor and Required Participants in writing, repair and restore the Facility 2 Property as required by Subparagraph 3.04(c).

                           (ii) If any Material Casualty or Condemnation
                  affecting the Facility 2 Property or any portion thereof occurs after the Construction Period, Lessee shall, at its election, either (A) repair and restore the Facility 2 Property as required by Subparagraph 3.04(c) or (B) exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; provided, however, that Lessee may not elect to repair and restore the Facility 2 Property if such casualty or condemnation is a Major Casualty or Major Condemnation or if an Event of Default has occurred and is continuing unless Lessor and the Required Participants shall consent in writing. (If such casualty or condemnation is a Major Casualty or Major Condemnation that occurs after the Construction Period, Lessee shall exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement as promptly as possible but not later than two (2) months after the occurrence of such Major Casualty or Major Condemnation, unless Lessor and the Required Participants shall otherwise consent in writing. If an Event of Default has occurred and is continuing, Lessor Parties may exercise the rights provided herein.) Not later than one (1) month after the occurrence of any Material Casualty or any Condemnation occurring after the Construction Period, Lessee shall deliver to Lessor a written notice indicating whether it elects to repair and restore or purchase the Facility 2 Property.

                  (c) Repair and Restoration. If Lessee is required to repair and restore the Facility 2 Property following any Material Casualty or any Condemnation, Lessee shall diligently proceed to repair and restore the Facility 2 Property to the condition in which it existed immediately prior to such Material Casualty or such Condemnation and shall complete all such repairs and restoration as soon as reasonably practicable, but not later than the earlier of (y) six (6) months after the occurrence of the Material Casualty or the Condemnation, and (z) six (6) months prior to the Scheduled Expiration Date unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option. In the case of a Casualty or Condemnation occurring during the Construction Period, Lessee shall make such repairs and restoration using, to the extent available, any Casualty and Condemnation Proceeds that are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f) and Advances. In the case of a Casualty or Condemnation occurring after the Construction Period, Lessee shall make such repairs using its own funds, except to the extent any Casualty and Condemnation Proceeds are available and are released to Lessee for such purpose pursuant to Subparagraph 3.04(f). Lessee's exercise of the repair and restoration option shall, if Lessor or Required Participants direct, be subject to satisfaction of the following conditions:

                           (i) Within one (1) month after the occurrence of the
                  Material Casualty or the Condemnation, Lessee shall deposit in a deposit account acceptable to and controlled by Lessor (a "Repair and Restoration Account") funds (including any Casualty and Condemnation Proceeds which are available and are released to Lessee pursuant to Subparagraph 3.04(f)) in the amount which Lessor determines is needed to complete and fully pay all costs of the repair or restoration (including taxes, financing charges, insurance and rent during the repair period).

                           (ii) As soon as reasonably possible and in no event
                  later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall establish an arrangement for lien releases and disbursement of funds acceptable to Lessor and in a manner and upon such terms and conditions as would be required by a prudent interim construction lender.

                           (iii) As soon as reasonably possible and in no event
                  later than two (2) months after the occurrence of the Material Casualty or the Condemnation, Lessee shall deliver to Lessor the following, each in form and substance acceptable to
                  Lessor:

                                    (A) Evidence that the Facility 2 Property
                           can, in Lessor's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the Casualty or partial Condemnation causing the loss or damage within the earlier to occur of (A) six (6) months after the occurrence of the Casualty or Condemnation and (B) unless Lessee currently is exercising either the Term Purchase Option or the Expiration Date Purchase Option, six (6) months prior to the Scheduled Expiration Date;

                                    (B) Evidence that all necessary governmental
                           approvals can be timely obtained to allow the rebuilding and reoccupancy of the Facility 2 Property;

                                    (C) Copies of all plans and specifications
                           for the work;

                                    (D) Copies of all contracts for the work,
                           signed by a contractor reasonably acceptable to Lessor;

                                    (E) A cost breakdown for the work;

                                    (F) A payment and performance bond for the
                           work or other security satisfactory to Lessor;

                                    (G) Evidence that, upon completion of the
                           work, the size, capacity and total value of the Facility 2 Property will be at least as great as it was before the Casualty or Condemnation occurred; and

                                    (H) Evidence of satisfaction of any
                           additional conditions that Lessor or Required Participants may reasonably establish to protect their rights under this Agreement and the other Operative Documents.

                  All plans and specifications for the work must be reasonably acceptable to Lessor, except that Lessor's approval shall not be required if the restoration work is based on the same plans and specifications as were originally used to construct the Facility 2 Property. To the extent that the funds in a Repair and Restoration Account include both Casualty and Condemnation Proceeds and other funds deposited by Lessee, the other funds deposited by Lessee shall be used first. Lessee acknowledges that the specific conditions described above are reasonable.

                  (d) Prosecution of Claims for Casualty and Condemnation Proceeds. Lessee shall proceed promptly and diligently to prosecute in good faith the settlement or compromise of any and all claims for Casualty and Condemnation Proceeds; provided, however, that any settlement or compromise of any such claim shall, except as otherwise provided in clause (x) of Subparagraph 3.03(c), be subject to the written consent of Lessor and Required Participants, which consents shall not be unreasonably withheld. Lessor may participate in any proceedings relating to such claims, and, after the occurrence and during the continuance of any Event of Default, Lessor is hereby authorized, in its own name or in Lessee's name, to adjust any loss covered by insurance or any Casualty or Condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessee shall from time to time deliver to Lessor any and all further assignments and other instruments required to permit such participation.

                  (e) Assignment of Casualty and Condemnation Proceeds. Lessee hereby absolutely and irrevocably assigns to Lessor all Casualty and Condemnation Proceeds and all claims relating thereto, subject to the terms of this Agreement which require Lessor to make such proceeds available to Lessee for restoration. Except as otherwise provided in clause (x) of Subparagraph 3.03(c), Lessee agrees that all Casualty and Condemnation Proceeds are to be paid to Lessor and Lessee hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Lessor alone, and not to Lessor and Lessee jointly. If Lessee receives any Casualty and Condemnation Proceeds payable to Lessor hereunder, Lessee shall promptly pay over such Casualty and Condemnation Proceeds to Lessor. Lessee hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Lessor, Lessee shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Lessor and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Lessee or any other Person. Except as otherwise provided in clause
         (x) of Subparagraph 3.03(c), Lessor may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Lessor, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

                  (f) Use of Casualty and Condemnation Proceeds.

                           (i) If (A) no Event of Default has occurred and is
                  continuing, (B) Lessee exercises the repair and restoration option pursuant to Subparagraphs 3.04(b) and 3.04(c) and (C) Lessee complies with any conditions imposed pursuant to Subparagraph 3.04(c); then Lessor shall release any Casualty and Condemnation Proceeds to Lessee for repair or restoration of the Facility 2 Property, but may condition such release and use of the Casualty and Condemnation Proceeds upon deposit of the Casualty and Condemnation Proceeds in a Repair and Restoration Account. Lessor shall have the option, upon the completion of such restoration of the Facility 2 Property, to apply any surplus Casualty and Condemnation Proceeds remaining after the completion of such restoration to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured.

                           (ii) If (A) an Event of Default has occurred and is
                  continuing, (B) Lessee fails to or is unable to comply with any conditions imposed pursuant to Subparagraph 3.04(c) or (C) Lessee elects to exercise the Term Purchase Option and purchase the Facility 2 Property pursuant to the Purchase Agreement; then, at the absolute discretion of Lessor and the Required Participants, regardless of any impairment of security or lack of impairment of security, but subject to applicable Governmental Rules governing the use of Casualty and Condemnation Proceeds, if any, Lessor may (1) apply all or any of the Casualty and Condemnation Proceeds it receives to the expenses of Lessor Parties in obtaining such proceeds; (2) apply the balance to the payment of Rent and/or the reduction of the Outstanding Lease Amount, notwithstanding that such amounts are not then due and payable or that such amounts are otherwise adequately secured and/or (3) release all or any part of such proceeds to Lessee upon any conditions Lessor and the Required Participants may elect.

                           (iii) Lessor shall apply any Casualty and
                  Condemnation Proceeds which are to be used to reduce the Outstanding Lease Amount only on the last day of a Rental Period unless an Event of Default has occurred and is continuing.

                           (iv) Application of all or any portion of the
                  Casualty and Condemnation Proceeds, or the release thereof to Lessee, shall not cure or waive any Default or notice of default or invalidate any acts done pursuant to such notice.

         3.05. Taxes. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly pay when due all Indemnified Taxes imposed on or payable by Lessee or any Lessor Party in connection with the Facility 2 Property, this Agreement or any of the other Operative Documents, or any of the transactions contemplated hereby or thereby. As promptly as possible after any Indemnified Taxes are payable by Lessee, Lessee shall send to Lessor for the account of the applicable Lessor Party a certified copy of an original official receipt received by Lessee showing payment thereof. If Lessee fails to pay any such Indemnified Taxes when due to the appropriate taxing authority or fails to remit to Lessor the required receipts or other required documentary evidence, Lessee shall indemnify the Lessor Parties for any incremental taxes, interest or penalties that may become payable by the Lessor Parties as a result of any such failure. The obligations of Lessee under this Paragraph 3.05 shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

         3.06. Environmental Matters.

                  (a) Lessee's Covenants. Lessee shall not cause or permit Hazardous Materials to be used, generated, manufactured, stored, treated, disposed of, transported or present on or released or discharged from the Facility 2 Property in any manner that is reasonably likely to have a Material Adverse Effect. Lessee shall immediately notify Lessor in writing of (i) any knowledge by Lessee that the Facility 2 Property does not comply with any Environmental Laws; and (ii) any claims against Lessee or the Facility 2 Property relating to Hazardous Materials or pursuant to Environmental Laws. In response to the presence of any Hazardous Materials on, under or about the Facility 2 Property, Lessee shall immediately take, at Lessee's sole expense, all remedial action required by any Environmental Laws or any judgment, consent decree, settlement or compromise in respect to any claim based thereon.

                  (b) Inspection By Lessor. Upon reasonable prior notice to Lessee, Lessor, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Facility 2 Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Facility 2 Property.

                  (c) Indemnity. Without in any way limiting any other indemnity contained in this Agreement or any other Operative Document, Lessee agrees to defend, indemnify and hold harmless the Lessor Parties and the other Indemnitees from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Facility 2 Property or (ii) the breach of any covenant, representation or warranty of Lessee relating to Hazardous Materials or Environmental Laws contained in this Agreement or any Operative Document. This indemnity shall include (A) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Facility 2 Property which is required by any Governmental Authority or is otherwise necessary to render the Facility 2 Property in compliance with all Environmental Laws; (B) all other direct or indirect consequential damages (including any third party claims, claims by any Governmental Authority, or any fines or penalties against the Indemnitees; and (C) all court costs and attorneys' fees (including expert witness fees and the cost of any consultants) paid or incurred by the Indemnitees. Lessee shall pay immediately upon Lessor's demand any amounts owing under this indemnity. Lessee shall use legal counsel reasonably acceptable to Lessor in any action or proceeding arising under this indemnity. The obligations of Lessee under this Subparagraph 3.06(c) shall survive the payment and performance of the Lessee Obligations and the termination of this Agreement.

                  (d) Legal Effect of Section. Lessee and Lessor agree that (i) this Paragraph 3.06 and clause (i) of Subparagraph 4.01(t) of the Participation Agreement are intended as Lessor's written request for information (and Lessee's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5 and (ii) each representation and warranty and covenant herein and therein (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Facility 2 Property is intended by Lessor and Lessee to be an "environmental provision" for purposes of California Code of Civil Procedure Section 736.

         3.07. Liens, Easements, Etc.

                  (a) Lessee's Covenants. Subject to Paragraph 3.12 relating to permitted contests, Lessee shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 2 Property of any character, whether now owned or hereafter acquired, except for the following ("Permitted Property Liens"):

                           (i) Liens in favor of a Lessor Party securing the
                  Lessee Obligations and other Lessor Liens;

                           (ii) Liens and easements in existence on the
                  Commencement Date to the extent reflected in the title insurance policies delivered to Agent pursuant to Paragraph
                  3.01 of and Schedule 3.01 to the Participation Agreement and approved by Lessor;

                           (iii) Liens for taxes or other Governmental Charges
                  not at the time delinquent or thereafter payable without penalty;

                           (iv) Liens of carriers, warehousemen, mechanics,
                  materialmen and vendors and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue;

                           (v) Easements granted or created in connection with
                  and reasonably necessary for the construction of the New Improvements or for the operation or maintenance of the Facility 2 Property in the ordinary course of business, in each case as approved by Lessor; and

                           (vi) Lessor Liens.

         Subject to Paragraph 3.12 relating to permitted contests, Lessee shall promptly (A) pay all Indebtedness of Lessee and other obligations prior to the time the non-payment thereof would give rise to a Lien on the Facility 2 Property and (B) discharge, at its sole cost and expense, any Lien on the Facility 2 Property which is not a Permitted Property Lien.

                  (b) No Consents. Nothing contained in this Agreement shall be construed as constituting the consent or request of any Lessor Party, express or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility 2 Property or any part thereof. NOTICE IS HEREBY GIVEN THAT NO LESSOR PARTY IS OR SHALL BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING THE FACILITY 2 PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF ANY LESSOR PARTY IN AND TO THE FACILITY 2 PROPERTY.

         3.08. Subletting. Lessee may, in the ordinary course of business, sublease the Facility 2 Property or any portion thereof to any Person, provided, that (a) Lessee remains directly and primarily liable for performing its obligations under this Agreement and all other Lessee Obligations; (b) each sublease is subject to and subordinated to this Agreement; (c) each sublease expressly provides for the surrender of the Facility 2 Property (or portion thereof) by the sublessee on the Expiration Date; (d) each sublease has a term which expires on or prior to the Scheduled Expiration Date (or, if longer, includes a provision that the sublease terminates on the Expiration Date if such Expiration Date occurs prior to the Scheduled Expiration Date unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement); (e) each sublease prohibits the sublessee from engaging in any activities on the Facility 2 Property other than those permitted by Paragraph 2.04; and (f) no sublease has a Material Adverse Effect. Any sublease which does not satisfy each of the requirements of the immediately preceding sentence shall be null and void as to the Lessor Parties and their successor and assigns. Except for such permitted subleases, Lessee shall not assign any of its rights or interests under this Agreement to any other Person.

         3.09. Utility Charges. Lessee shall pay all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 2 Property during the Term.

         3.10. Removal of Facility 2 Property. Lessee shall not remove any Improvements from the Facility 2 Land or any other Facility 2 Property from the Facility 2 Land or Improvements, except that, during the Term, Lessee may remove any Modification or any trade fixture, machinery, equipment, inventory or other personal property if such Modification or property (a) was not financed by an Advance, (b) is not required by any applicable Governmental Rule or Insurance Requirement and (c) is readily removable without impairing the value, utility or remaining useful life of the Facility 2 Property.

         3.11. Compliance with Governmental Rules and Insurance Requirements. Lessee, at its sole cost and expense, shall (a) comply, and cause its agents, sublessees, assignees, employees, invitees, licensees, contractors and tenants, and the Facility 2 Property to comply, with all Governmental Rules and Insurance Requirements relating to the Facility 2 Property (including the construction, use, operation, maintenance, repair and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Facility 2 Property), and (b) procure, maintain and comply with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Facility 2 Property and for the use, operation, maintenance, repair and restoration of the Improvements.

         3.12. Permitted Contests. Lessee, at its sole cost and expense, may contest any alleged Lien or easement on any of the Facility 2 Property or any alleged Governmental Charge, Indebtedness or other obligation which is payable by Lessee hereunder to Persons other than the Lessor Parties or which, if unpaid, would give rise to a Lien on any of the Facility 2 Property, provided that (a) each such contest is diligently pursued in good faith by appropriate proceedings; (b) the commencement and continuation of such proceedings suspends the enforcement of such Lien or easement or the collection of such Governmental Charge, Indebtedness or obligation; (c) Lessee has established adequate reserves for the discharge of such

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
Lien or easement or the payment of such Governmental Charge, Indebtedness or obligation in accordance with GAAP and, if the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation might result in any civil liability for any Lessor Party, Lessee has provided to such Lessor Party a bond or other security satisfactory to such Lessor Party; (d) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation could not result in any criminal liability for any Lessor Party; (e) the failure to discharge such Lien or easement or the failure to pay such Governmental Charge, Indebtedness or obligation is not otherwise reasonably likely to have a Material Adverse Effect; and (f) unless Lessee currently is exercising the Term Purchase Option or the Expiration Date Purchase Option, any such contest is completed and such Lien or easement is discharged (either pursuant to such proceedings or otherwise) or such Governmental Charge, Indebtedness or obligation is declared invalid, paid or otherwise satisfied not later than six (6) months prior to the Scheduled Expiration Date.

         3.13. Lessor Obligations; Right to Perform Lessee Obligations. No Lessor Party shall have any obligation to (a) maintain, repair or make any improvements to the Facility 2 Property, (b) maintain any insurance on the Facility 2 Property, (c) perform any other obligation of Lessee under this Agreement or any other Lessee Obligation, (d) make any expenditure on account of the Facility 2 Property (except to make Advances as required by the Participation Agreement) or (e) take any other action in connection with the Facility 2 Property, this Agreement or any other Operative Document, except as expressly provided herein or in another Operative Document; provided however, that Lessor may, in its sole discretion and without any obligation to do so, after written notice to Lessee, perform any Lessee Obligation not performed by Lessee when required. Lessor may enter the Facility 2 Property or exercise any other right of Lessee under this Agreement or any other Operative Document to the extent Lessor determines in good faith that such entry or exercise is reasonably necessary for Lessor to perform any such Lessee Obligation not performed by Lessee when required. Lessee shall reimburse Lessor and the other Lessor Parties, within five (5) Business Days after demand and delivery of written evidence of payment, for all fees, costs and expenses reasonably incurred by them in performing any such obligation or curing any Default.

         3.14. Inspection Rights. During the Term, Lessee shall permit any Person designated by Lessor, upon reasonable notice and during normal business hours, to visit and inspect any of the Facility 2 Property.

SECTION 4. EXPIRATION DATE.

         4.01 Termination by Lessee Prior to Scheduled Expiration Date. Subject to the terms and conditions of the Purchase Agreement, Lessee may, on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date, terminate this Agreement and purchase the Facility 2 Property pursuant to Section 2 of the Purchase Agreement. Lessee shall notify Lessor of Lessee's election so to terminate this Agreement and purchase the Facility 2 Property by delivering to Agent a Notice of Term Purchase Option Exercise pursuant to and in accordance with the provisions of Paragraph 2.02 of the Purchase Agreement.

         4.02. Surrender of Facility 2 Property. Unless Lessee purchases the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement, Lessee shall vacate and surrender

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
the Facility 2 Property to Lessor on the Expiration Date in its then-current condition, subject to compliance by Lessee on or prior to such date of its obligations under this Agreement and the other Operative Documents (including the completion of the New Improvements and all Modifications, the completion of all permitted contests and the removal of all Liens which are not Permitted Property Liens of the types described in clauses (i), (ii), (iii) or (iv) of Subparagraph 3.07(a)).

         4.03. Holding Over. If Lessee does not purchase the Facility 2 Property on the Expiration Date pursuant to the Purchase Agreement but continues in possession of any portion of the Facility 2 Property after the Expiration Date, Lessee shall pay rent for each day it so continues in possession, payable upon demand of Lessor, at a per annum rate equal to the Alternate Rental Rate plus two percent (2.0%) and shall pay and perform all of its other Lessee Obligations under this Agreement and the other Operative Documents in the same manner as though the Term had not ended; provided, however, that this Paragraph 4.03 shall not be interpreted to permit such holding over or to limit any right or remedy of Lessor for such holding over.

SECTION 5. DEFAULT.

         5.01 Events of Default. The occurrence or existence of any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) Non-Payment. Lessee shall (i) fail to pay on the Expiration Date any amount payable by Lessee under this Agreement or any other Operative Document on such date, (ii) fail to pay within five
         (5) business days after any Scheduled Rent Payment Date any Base Rent payable on such Scheduled Rent Payment Date (other than the Base Rent payable on the Expiration Date) or (iii) fail to pay within five (5) business days after the same becomes due, any Supplemental Rent or other amount required under the terms of this Agreement or any other Operative Document (other than any such amount payable on the Expiration Date or Base Rent); or

                  (b) Specific Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Subparagraph 3.01(d), Paragraph 3.03 or Subparagraph 3.07(a) hereof, in Paragraph 5.02 or Paragraph 5.03 of the Participation Agreement or in Paragraph 3.01 or Paragraph 3.02 of the Facility 2 Construction Agency Agreement; or

                  (c) Other Defaults. Lessee or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Operative Document (except for those covenants described in Paragraph 5.01(d) below) and such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor, provided, however, that in the event that such failure cannot reasonably be cured within such thirty
         (30) day period, such failure shall not constitute an Event of Default hereunder so long as Lessee shall have commenced to cure such failure within such thirty (30) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Expiration Date, if Lessee is exercising the Marketing Option,

         (provided that if the Purchase Option is consummated in accordance with the terms of the Purchase Agreement all outstanding Defaults shall be deemed waived), or (ii) one hundred and eighty days (180) days after Lessor's notice thereof; or

                  (d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of Lessee or any of its Subsidiaries to any Lessor Party in or in connection with this Agreement or any other Operative Document, or as an inducement to any Lessor Party to enter into this Agreement or any other Operative Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and Lessee shall not have cured the facts or circumstances causing such representation, warranty, certificate or other statement to be false, incorrect, incomplete or misleading within thirty (30) days of notice thereof from Lessor; or

                  (e) Cross-Default. (i) Lessee or any of its Subsidiaries shall fail to make any payment when due on account of any Indebtedness of such Person (other than the Lessee Obligations) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $10,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due or (ii) Lessee or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Lessee Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Lessee and its Subsidiaries (other than the Lessee Obligations) in an aggregate amount exceeding $10,000,000 to become due (and/or to be secured by cash collateral); or

                  (f) Insolvency, Voluntary Proceedings. Lessee or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute),
         (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Lessee or any of its Material Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Lessee or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

                  (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Lessee and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Lessee and otherwise satisfying the requirements set forth in Subparagraph 3.03(b)) shall be rendered against Lessee and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of thirty (30) consecutive days after the issue or levy; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Lessee or any of its Subsidiaries and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

                  (i) Operative Documents. Any Operative Document or any material term thereof shall cease to be, or be asserted by Lessee or any of its Subsidiaries not to be, a legal, valid and binding obligation of Lessee or any of its Subsidiaries enforceable in accordance with its terms; or

                  (j) ERISA. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

                  (k) Change of Control. Any Change of Control shall occur; or

                  (l) Construction Termination Event. Any Construction Termination Event shall occur or exist; or

                  (m) Material Casualty or Condemnation. Any Material Casualty or Material Condemnation affecting the Facility 2 Property and not fully covered by insurance meeting the requirements set forth herein shall occur during the Construction Period, unless Required Participants and Lessor direct Lessee to repair and restore the Facility 2 Property following such Casualty or Condemnation pursuant to clause (i) of Subparagraph 3.04(b); or

                  (n) Material Adverse Effect. Any other event(s) or condition(s) which is(are) reasonably likely to have a Material Adverse Effect shall occur and be continuing or exist.

         5.02. General Remedies. In all cases, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the

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
consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies (except that the remedy set forth in the first sentence of Subparagraph 5.02(a) shall be automatic):

                  (a) Termination of Commitments. If such Event of Default is an Event of Default of the type described in Subparagraph 5.01(f) or Subparagraph 5.01(g) affecting Lessee, immediately and without notice the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances shall automatically terminate. If such Event of Default is any other Event of Default, Lessor may by written notice to Lessee, terminate the obligation of Lessor to make Advances and the obligations of the Participants to fund Advances.

                  (b) Appointment of a Receiver. Lessor may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Facility 2 Property.

                  (c) Specific Performance. Lessor may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessee in this Agreement or any of the other Operative Documents.

                  (d) Collection of Issues and Profits. Lessor may collect Issues and Profits as provided in Subparagraph 2.07(c) and apply the proceeds to pay Lessee Obligations.

                  (e) Protection of Facility 2 Property. Lessor may enter, take possession of, manage and operate all or any part of the Facility 2 Property or take any other actions which it reasonably determines are necessary to protect the Facility 2 Property and the rights and remedies of the Lessor Parties under this Agreement and the other Operative Documents, including (i) taking and possessing all of Lessee's books and records relating to the Facility 2 Property; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Lessor may consider proper; (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                  (f) Other Rights and Remedies. In addition to the specific rights and remedies set forth above in this Paragraph 5.02 and in Paragraph 5.03 and Paragraph 5.04, Lessor may exercise any other right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

         5.03. Lease Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a lease, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02, provided that prior to exercising any remedies provided by this Paragraph 5.03, Lessor shall give Lessee not less than three (3) Business Days notice during which time Lessee may exercise the Purchase Option and provided the Purchase Option is consummated in accordance with the terms of the Purchase Agreement, Lessor shall not exercise any of the remedies under this Paragraph 5.03:

                  (a) Termination of Lease. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents. Lessee also shall pay to Lessor, in addition to all accrued Base Rent, the worth at the time of such payment of the amount by which the unpaid Base Rent through the Scheduled Expiration Date exceeds the amount of such rental loss for the same period that Lessee proves could reasonably be avoided.

                  (b) Continuation of Lease. Lessor may exercise the rights and remedies provided by California Civil Code Section 1951.4, including the right to continue this Agreement in effect after Lessee's breach and abandonment and recover Rent as it becomes due. Acts of maintenance or preservation, efforts to relet the Facility 2 Property, the appointment of a receiver upon Lessor's initiative to protect its interest under this Agreement or withholding consent to or terminating a sublease shall not of themselves constitute a termination of Lessee's right to possession.

                  (c) Removal and Storage of Facility 2 Property. Lessor may enter the Facility 2 Property and remove therefrom all Persons and property, store such property in a public warehouse or elsewhere at the cost of and for the account of Lessee and sell such property and apply the proceeds therefrom pursuant to applicable California law.

         5.04. Loan Remedies. If the transaction evidenced by this Agreement and the other Operative Documents is treated as a loan, upon the occurrence or existence of any Event of Default and at any time thereafter unless such Event of Default is waived, Lessor may, with the consent of the Required Participants, or shall, upon instructions from the Required Participants, exercise any one or more of the following rights and remedies in addition to those rights and remedies set forth in Paragraph 5.02:

                  (a) Acceleration of Lessee Obligations. Lessor may, by written notice to Lessee, terminate this Agreement on a Termination Date which is prior to the Scheduled Expiration Date, subject to Subparagraph 3.02(1) of the Purchase Agreement, and declare all unpaid Lessee Obligations due and payable on such Termination Date. Such Termination Date shall be the last day of a Rental Period unless Required Participants shall otherwise direct. On such Termination Date (which shall then be the Expiration Date), Lessee shall pay all unpaid Base Rent accrued through such date, all Supplemental Rent due and payable on or prior to such date and all other amounts payable by Lessee on the Expiration Date pursuant to this Agreement and the other Operative Documents.

                  (b) Uniform Commercial Code Remedies. Lessor may exercise any or all of the remedies granted to a secured party under the California Uniform Commercial Code.

                  (c) Judicial Foreclosure. Lessor may bring an action in any court of competent jurisdiction to foreclose the security interest in the Facility 2 Property granted to Lessor by this Agreement or any of the other Operative Documents.

                  (d) Power of Sale. Lessor may cause some or all of the Facility 2 Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                           (i) Sales of Personal Property. Lessor may dispose of
                  any Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the California Uniform Commercial Code, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. Any proceeds of any such disposition shall not cure any Event of Default or reinstate any Lessee Obligation for purposes of Section 2924c of the California Civil Code. In connection with any such sale or other disposition, Lessee agrees that the following procedures constitute a commercially reasonable sale:

                                    (A) Lessor shall mail written notice of the
                           sale to Lessee not later than thirty (30) days prior to such sale.

                                    (B) Once per week during the three (3) weeks
                           immediately preceding such sale, Lessor will publish notice of the sale in a local daily newspaper of general circulation.

                                    (C) Upon receipt of any written request,
                           Lessor will make the Facility 2 Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                    (D) Notwithstanding, Lessor shall be under
                           no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Facility 2 Property offered for sale.

                                    (E) If Lessor so requests, Lessee shall
                           assemble all of the Personal Property Collateral and make it available to Lessor at the site of the Facility 2 Land. Regardless of any provision of this Agreement or any other Operative Document, Lessor shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessee Obligation, unless Lessor has given express written notice of its election of that remedy in accordance with California Uniform Commercial Code Section 9505.

                  The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                           (ii) Lessor's Sales of Real Property or Mixed
                  Collateral. Lessor may choose to dispose of some or all of the Facility 2 Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code
                  Sections 2924 et SEq. In its discretion, Lessor may also or alternatively choose to dispose of some or all of the Facility 2 Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by
                  Section 9501(4) of the California Uniform Commercial Code. Lessee agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with California Uniform Commercial Code Section 9501(4), will sometimes be referred to as a "Lessor's Sale.")

                                    (A) Before any Lessor's Sale, Lessor shall
                           give such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                    (B) When all time periods then legally
                           mandated have expired, and after such notice of sale as may then be legally required has been given, Lessor shall sell the property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                    (C) Neither Lessor nor Agent shall have any
                           obligation to make demand on Lessee before any Lessor's Sale.

                                    (D) From time to time in accordance with
                           then applicable law, Lessor may postpone any Lessor's Sale by public announcement at the time and place noticed for that sale.

                                    (E) At any Lessor's Sale, Lessor shall sell
                           to the highest bidder at public auction for cash in lawful money of the United States.

                                    (F) Lessor shall execute and deliver to the
                           purchaser(s) a deed or deeds conveying the Facility 2 Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Lessor's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                  (e) Foreclosure Sales.

                           (i) Single or Multiple. If the Facility 2 Property
                  consists of more than one lot, parcel or item of property, Lessor may:

                                    (A) Designate the order in which the lots,
                           parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                    (B) Elect to dispose of the lots, parcels
                           and/or items through a single consolidated sale or disposition to be held or made under the power of sale granted in Subparagraph 5.04(d), or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lessor may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                  If Lessor chooses to have more than one Foreclosure Sale, Lessor at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Lessor in the Facility 2 Property by this Agreement on any part of the Facility 2 Property which has not been sold, until all of the Lessee Obligations have been paid in full.

                           (ii) Credit Bids. At any Foreclosure Sale, any
                  Person, including any Lessor Party, may bid for and acquire the Facility 2 Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for the Facility 2 Property, Lessor may settle for the purchase price by crediting the sales price of the Facility 2 Property against the Lessee Obligations in any order and proportions as Lessor in its sole discretion may choose.

         5.05. Remedies Cumulative. The rights and remedies of Lessor under this Agreement and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

         5.06. No Cure or Waiver. Neither the performance by Lessor of any of Lessee's obligations pursuant to Paragraph 3.13 nor the exercise by Lessor of any of its other rights and remedies under this Agreement or any other Operative Document (including the collection of Issues and Profits and the application thereof to the Lessee Obligations) shall constitute a cure or waiver of any Default or nullify the effect of any notice of default or sale, unless and until all Lessee Obligations are paid in full.

         5.07. Exercise of Rights and Remedies. The rights and remedies provided to Lessor under this Agreement may be exercised by Lessor itself, by Agent pursuant to Subparagraph 2.02(c) of the Participation Agreement, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Lessor under this Agreement and the other Operative Documents shall accrue to the benefit of Agent to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.

SECTION 6. MISCELLANEOUS.

         6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

         6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         6.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

         6.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

         6.05 Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         6.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         6.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         6.08. Nature of Lessee's Obligations.

                  (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 6.08(c).

                  (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay Rent and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 6.08(c).

                  (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term); (ii) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (iv) the availability or adequacy of utilities and other services to the Facility 2 Property; (v) any latent, hidden or patent defect in the Facility 2 Property; (vi) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property;
         (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or
         (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 6.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

         6.09. Construction License. The lease by Lessor to Lessee of the Facility 2 Property under this Agreement is granted to Lessee reserving to Lessor and its agents a temporary construction license to enter upon the Facility 2 Property for purposes of constructing the New Improvements.

                          [The signature page follows.]

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                               NOVELLUS SYSTEMS, INC.

                                      By: ___________________________________
                                             Name: __________________________
                                             Title: _________________________


LESSOR:                               ABN AMRO LEASING, INC.

                                      By: ___________________________________
                                             Name:___________________________
                                             Title:__________________________

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF __________________        )

                  On _____________, ____, before me, ___________________ a
Notary Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.




[SEAL]

STATE OF CALIFORNIA                 )
                                    )        ss
COUNTY OF __________________        )

                  On _____________, ____, before me, ___________________ a
Notary Public in and for the State of California, personally appeared , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity on behalf of which the person(s) acted, executed the instrument.

                  Witness my hand and official seal.



_________________________________

[SEAL]

                                  SCHEDULE 3.03

                             INSURANCE REQUIREMENTS

         (i) At all times during the Term, commercial general liability insurance, umbrella insurance and excess liability insurance, each written on an "occurrence basis", including products and completed operation hazards, covering claims for bodily injury, personal injury or death sustained by persons or damage to property, in an amount of not less than $25,000,000 per occurrence and $25,000,000 annual aggregate;

         (ii) At all times during the Term, workers' compensation insurance for statutory limits and employer's liability insurance covering injury, death or disease sustained by employees, in an amount not less than $1,000,000 for disease and $1,000,000 for bodily injury or death by accident;

         (iii) At all times during the Construction Period portion of the Term, "all risk" builders' risk insurance, or equivalent property insurance, covering course of construction risks (whether on-site or off-site), including risks of collapse, flood and earthquake, in an amount of not less than the value of the Facility 2 Property upon the Completion of the New Improvements; and

         (iv) At all times during the Term after the Construction Period, "all risk" property insurance covering loss or damage in amounts approved by Lessor, Agent and Required Participants, including (A) loss or damage by flood in an amount of not less than the then current Outstanding Lease Amount, and (B) loss or damage by earthquake in an amount of not less than 20.0% of the replacement value of the Improvements.


                                     3.03-1

                                    EXHIBIT A

                                 FACILITY 2 LAND

                              90 HEADQUARTERS DRIVE
                                  (FACILITY 2)

The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.

APN: 097-79-003
ARB: 097-03-005.02

                                    EXHIBIT B

                                  RELATED GOODS

                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1. Reference is made to (a) that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of April 13, 2001 (the "Facility 2 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 2 Property subject to the Lease Agreement.

         IN WITNESS WHEREOF, Lessee has executed this Supplement to Exhibit B on the date set forth above.

LESSEE:                                NOVELLUS SYSTEMS, INC.

                                       By: ___________________________________
                                              Name: __________________________
                                              Title: _________________________


LESSOR:                                ABN AMRO LEASING, INC.

                                       By: ___________________________________
                                              Name: __________________________
                                              Title: _________________________



                                     B(1)-1

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B



                                     B(1)-2

                                   SCHEDULE 1

               HAZARDOUS MATERIALS USED ON THE FACILITY 2 PROPERTY

                  As set forth in that certain Hazardous Materials Business Plan
(HMBP) for Novellus Systems, Inc. dated 4/1/97 prepared by Environmental Quality Solutions.



                                   B (Sch-1)-1

                                    EXHIBIT C

                        NOTICE OF RENTAL PERIOD SELECTION

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1. Reference is made to (a) that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent") and (b) that certain Lease Agreement, dated as of April 13, 2001 (the "Facility 2 Lease Agreement") between Lessee and Lessor. Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. [Insert one of the following as appropriate]

                  [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably selects a new Rental Period for a Portion of the Outstanding Lease Amount as follows:

                  (a) The Portion for which a new Rental Period is to be selected is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                  (b) The next Rental Period for such Portion shall be __________ month[s].]

                  [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably elects to divide a Portion of the Outstanding Lease Amount into further Portions as follows:

                  (a) The Portion which is to be divided is the Portion in the amount of $__________ with a current Rental Period which began on ________, ____ and ends on __________, ____; and

                  (b) On the last day of the current Rental Period for such Portion, such Portion is to be divided into the following Portions with the following initial Rental Periods:

                              Portion                  Rental Period

                           $___________               _______ month[s]
                           $___________               _______ month[s]
                           $___________               _______ month[s]
                           $___________               _______ month[s]]


                  [Pursuant to Subparagraph 2.03(a) of the Facility 2 Lease Agreement, Lessee hereby irrevocably elects to combine into a single Portion certain Portions of the Outstanding Lease Amount as follows:

                  (a) The Portions which are to be combined are the Portions in the amounts of $__________, $_________ and $_______, each with a current Rental Period which ends on __________, ____; and

                  (b) The initial Rental Period for such newly created Portion shall be __________ month[s].]

         3. Lessee hereby certifies to the Lessor Parties that, on the date of this Notice of Rental Period Selection and after giving effect to the selection as described above:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect on such date.

         IN WITNESS WHEREOF, Lessee has executed this Notice of Rental Period Selection on the date set forth above.

                                             NOVELLUS SYSTEMS, INC.

                                             By: _____________________________
                                                    Name: ____________________
                                                    Title: ___________________

                                  EXHIBIT C(1)

                           FACILITY 1 LEASE AGREEMENT



                                     C(1)-1

================================================================================


                          FACILITY 1 PURCHASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.





                                 APRIL 13, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SECTION 1.        INTERPRETATION............................................................1

        1.01.  Definitions..................................................................1

        1.02.  Rules of Construction........................................................2

SECTION 2.        OPTIONAL PURCHASE BY LESSEE DURING THE TERM...............................2

        2.01.  Term Purchase Option.........................................................2

        2.02.  Notice of Term Purchase Option Exercise......................................2

        2.03.  Purchase Price...............................................................2

SECTION 3.        OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE..............................2

        3.01.  Alternative..................................................................2

        3.02.  Marketing Option.............................................................3

        3.03.  Expiration Date Purchase Option..............................................9

SECTION 4.        TERMS OF ALL PURCHASES....................................................9

        4.01.  Representations and Warranties of Parties....................................9

        4.02.  "As Is" Purchase............................................................11

        4.03.  Release.....................................................................11

        4.04.  Permits, Approvals, Etc.....................................................12

        4.05.  Costs.......................................................................12

        4.06.  Lessee's Expiration Date Payment Obligations................................12

        4.07.  Lessor Liens................................................................12

        4.08.  Transfer Documents..........................................................13

        4.09.  Casualty and Condemnation Proceeds..........................................13

        4.10.  Payments....................................................................13

        4.11.  Environmental Reports.......................................................13

        4.12.  Further Assurances..........................................................14

SECTION 5.        MISCELLANEOUS............................................................14

        5.01.  Notices.....................................................................14

        5.02.  Waivers; Amendments.........................................................14

        5.03.  Successors and Assigns......................................................14

        5.04.  No Third Party Rights.......................................................14

        5.05.  Partial Invalidity..........................................................15

        5.06.  Governing Law...............................................................15

        5.07.  Counterparts................................................................15

                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                          PAGE
                                                                                          ----
        5.08.  Nature of Lessee's Obligations..............................................15

EXHIBITS

     A      Notice of Term Purchase Option Exercise (2.02)

     B      Notice of Marketing Option Exercise (3.01)

     C      Notice of Expiration Date Purchase Option Exercise (3.01)

     D(1)   Deed (Lessor) (4.08(a))

     D(2) Acknowledgement and Disclaimer of Representations and Warranties (4.08(a))

     E      Bill of Sale (Lessor) (4.08(a))

     F      Deed (Lessee) (4.08(b))

     G      Bill of Sale (Lessee) (4.08(b))

                          FACILITY 1 PURCHASE AGREEMENT


      THIS FACILITY 1 PURCHASE AGREEMENT (this "Agreement" herein), dated as of April 13, 2001, is entered into by and between:

      (1)   NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

      (2)   ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

      A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

            (1) Lessor would (a) lease certain property designated by Lessee,
      (b) sublease such property to Lessee, (c) make advances to finance certain related expenses, and (d) grant to Lessee the right to purchase such property; and

            (2) The Participants would participate in such lease facility by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

      B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the property by Lessee.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1. INTERPRETATION.

      1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

      1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule
1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2. OPTIONAL PURCHASE BY LESSEE DURING THE TERM.

      2.01. Term Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.01), Lessee may, at its option on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement, terminate the Facility 1 Lease Agreement and purchase all of the Facility 1 Property (the "Term Purchase Option").

            (a) Notice of Term Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Term Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(1), appropriately completed (the "Notice of Term Purchase Option Exercise"), which states that Lessee is exercising its right to terminate the Facility 1 Lease Agreement prior to the Scheduled Expiration Date thereof pursuant to Paragraph 4.01 of the Facility 1 Lease Agreement and purchase all of the Facility 1 Property pursuant to this Paragraph 2.01 and specifies the Scheduled Rent Payment Date on which such termination and purchase are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Term Purchase Option Exercise to Lessor at least one (1) month prior to the Scheduled Rent Payment Date on which such termination and purchase are to occur. The Notice of Term Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Term Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Term Purchase Option Exercise, Lessee may, upon not less than ten (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 1 Lease Agreement and Lessee's purchase of the Facility 1 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Term Purchase Option Exercise, provided that Lessee may so extend such date only once.

            (b) Term Purchase Option Purchase Price. Lessee or its designee shall pay to Lessor on the Expiration Date, as the purchase price for the Facility 1 Property, an amount equal to the Outstanding Lease Amount on such date.

      2.02. Partial Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.02), Lessee may, at its option on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement, without terminating the Facility 1 Lease Agreement, purchase one or more Tracts (but not less than all of any such Tract) of the Facility 1 Property (the "Partial Purchase Option").

            (a) Notice of Partial Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Partial Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(2), appropriately completed (a "Notice of Partial Purchase Option Exercise"), which states that Lessee is exercising its right to purchase one or more Tracts of the Facility 1 Property prior to the Scheduled Expiration Date pursuant to this Paragraph
      2.02 and specifies (i) the Tract(s) so to be purchased and (ii) the Scheduled Rent Payment Date on which such purchase is to occur (a "Partial Purchase Date"). Lessee shall give each Notice of Partial Purchase Option Exercise to Lessor at least two (2) months prior to the Partial Purchase Date on which a purchase is to occur. Each Notice of Partial Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Partial Purchase Option Exercise initially delivered by facsimile.

            (b) Partial Purchase Option Purchase Price. Lessee shall pay to Lessor on each Partial Purchase Date, as the purchase price for each Tract of Facility 1 Property to be purchased on such date, an amount equal to the portion of the Outstanding Lease Amount under Facility 1 on such date attributable to such Tract of Facility 1 Property.

            (c) Conditions to Exercise of Partial Purchase Option. The purchase by Lessee on any Partial Purchase Date of any Tract of Facility 1 Property pursuant to this Paragraph 2.02 is subject to the following conditions:

                  (i) Lessor shall have received the Notice of Partial Purchase
            Option Exercise for such purchase pursuant to Subparagraph 2.02(a);

                  (ii) Lessor shall have received, on or prior to such Partial
            Purchase Date:

                        (A) New Expiration Date Appraisals for all Tracts of
                  Facility 1 Property that are to remain subject to the Facility 1 Lease Agreement after such Partial Purchase Date, which appraisals (1) each shall be dated a recent date prior to such Partial Purchase Date and (2) together shall assess the aggregate Fair Market Value of all such remaining Tracts of Facility 1 Property at not less than the Outstanding Lease Amount under Facility 1 that will remain after application of all amounts to be applied thereto on such Partial Purchase Date; and

                        (B) The purchase price payable by Lessee for such Tract
                  of Facility 1 Property pursuant to Subparagraph 2.02(b) and any other amounts payable by Lessee pursuant to Subparagraph 4.06(b); and

                  (iii) No Default shall have occurred and be continuing on such
            Partial Purchase Date or will occur as a result of such purchase by Lessee.


      SECTION 3. OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.

      3.01. Alternative. Unless Lessee has exercised the Term Purchase Option, on the Expiration Date of the Facility 1 Lease Agreement, Lessee shall either:

            (a) Marketing Option. Cause another Person to complete the purchase of the Facility 1 Property pursuant to Paragraph 3.02 (the "Marketing Option"); or

            (b) Expiration Date Purchase Option. Purchase the Facility 1 Property itself pursuant to Paragraph 3.03 (the "Expiration Date Purchase Option").


Lessee shall elect either the Marketing Option or the Expiration Date Purchase Option by delivering to Lessor, not more than nine (9) months nor less than six
(6) months prior to the Scheduled Expiration Date for the Facility 1 Lease Agreement, either (i) a written notice in the form of Exhibit B, appropriately completed (the "Notice of Marketing Option Exercise"), or (ii) a written notice in the form of Exhibit C, appropriately completed (the "Notice of Expiration Date Purchase Option Exercise"); provided, however, that (A) Lessee shall be deemed to have elected the Expiration Date Purchase Option if it fails to deliver either notice as required by this sentence; (B) Lessee's election of the Expiration Date Purchase Option (whether expressly by a notice so delivered or implicitly by the failure to deliver any notice) shall be irrevocable; and (C) Lessee may not elect the Marketing Option if (1) the Expiration Date has been accelerated to an earlier Termination Date following a Marketing Option Event of Default under the Facility 1 Lease Agreement or (2) the conditions set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the date Lessee delivers its election notice or on the Expiration Date of the Facility 1 Lease Agreement (unless, in each case, the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement). The Notice of Marketing Option Exercise or the Notice of Expiration Date Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

      3.02. Marketing Option.

            (a) General. If Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01, Lessee shall use reasonable efforts, in accordance with Paragraph 3.2(b) below, to (i) locate a purchaser which satisfies the requirements set forth in this Paragraph 3.02, (ii) arrange for such purchaser to purchase the Land Portion of the Facility 1 Property on the Expiration Date for a purchase price which is not less than the lesser of
      (A) the Outstanding Lease Amount under Facility 1 attributable to the Land Portion of the Facility 1 Property, and (B) the Fair Market Value of the Land Portion of the Facility 1 Property, (iii) arrange for such purchaser to purchase the Improvement Portion of the Facility 1 Property on the Expiration Date for a purchase price which is not less than the lesser of
      (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 attributable to the Improvement Portion of the Facility 1 Property, and (B) the Fair Market Value of the Improvement Portion of the Facility 1 Property and (iv) otherwise comply, or cause compliance with, the requirements of this Paragraph 3.02 and the other applicable provisions of this Agreement.

            (b) Lessee's Marketing Obligations.

                  (i) Initial Marketing Period. During the period beginning on the date Lessee delivers the Notice of Marketing Option Exercise and ending on the date which is four (4) months prior to the Expiration Date of the Facility 1 Lease Agreement (the "Initial Marketing Period"), Lessee shall use reasonable efforts to solicit Conforming Bids from potential purchasers of the Facility 1 Property. On or prior to the last day of the Initial Marketing Period, Lessee shall deliver to Lessor any Conforming Bid selected by Lessee (the "Initial Bid"). If (A) the portion of the purchase price attributable to the Land Portion of the Facility 1 Property specified in the Initial Bid is equal to or greater than the Outstanding Lease Amount under Facility 1 attributable to the Land Portion of the Facility 1 Property and (B) the portion of the purchase price attributable to the Improvement Portion of the Facility 1 Property specified in the Initial Bid is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 attributable to the Improvement Portion of the Facility 1 Property, Lessor shall accept such bid and Lessee shall have no further obligations to solicit additional bids.

                  (ii) Secondary Marketing Period. If Lessee does not submit an
            Initial Bid or if either the Land Portion or Improvement Portion of the purchase price specified in the Initial Bid is less than the applicable amount required in the immediately preceding clause (i), Lessor may reject such bid and Lessee shall, during the period which begins on the day following the Initial Marketing Period and ends on the date two (2) months prior to the Expiration Date of the Facility 1 Lease Agreement (the "Secondary Marketing Period"):

                        (A) Use its best efforts to solicit additional
                  Conforming Bids, including the engagement of experienced and knowledgeable brokers;

                        (B) Furnish to each Lessor Party copies of all bids and
                  otherwise provide each Lessor Party with such information relating to the marketing of the Facility 1 Property as such Person may reasonably request in writing;

                        (C) Agree to provide to all potential purchasers all
                  customary seller's indemnities (including environmental indemnities), representations and warranties regarding the Facility 1 Property (including the title to, except for Lessor Liens, and condition of the Facility 1 Property);

                        (D) Furnish to each Lessor Party copies of environmental
                  reports, architect's certificates, licenses, permits and other evidence reasonably requested by such Person to establish that no Default has occurred and is continuing under the Facility 1 Lease Agreement;

                        (E) Permit any Lessor Party or potential purchaser to
                  inspect the Facility 1 Property and the maintenance records for the Property upon reasonable prior written notice and during normal business hours and provide to each such Person all information regarding the Facility 1 Property reasonably requested by such Person in writing;

                        (F) Take all other commercially reasonable steps to
                  secure the best price for the Facility 1 Property; and

                        (G) If any Conforming Bids were received by Lessee,
                  submit to Lessor on or prior to the last day of the Secondary Marketing Period any Conforming Bid selected by Lessee with a purchase price which meets the Land Portion and Improvement Portion amount requirements of the immediately preceding clause (i) or, if no such Conforming Bid was received by Lessee, the highest Conforming Bid for each portion received by Lessee during the Secondary Marketing Period.

            During the Secondary Marketing Period, any Lessor Party shall have the right to submit one or more bids or solicit bids from other Persons.

            (c) Conforming Bids. Each bid must meet each of the following requirements (each such bid to be referred to herein as a "Conforming Bid"):

                  (i) The bid may be submitted by any Person other than (A) a
            Person which is an Affiliate of Lessee or (B) a Person which has an agreement (whether express or implied) with Lessee or any of its Affiliates to sell, lease or otherwise make available to Lessee or any of its Affiliates any portion of the Facility 1 Property;

                  (ii) The bidder must agree in writing to purchase the Facility
            1 Property on the Expiration Date of the Facility 1 Lease Agreement for a purchase price to be paid in cash, that is not less than (A) in the case of the portion of the purchase price attributable to the Land Portion of the Facility 1 Property, the lesser of (1) the Outstanding Lease Amount under Facility 1 attributable to the Land Portion of the Facility 1 Property and (2) the Fair Market Value of the Land Portion of the Facility 1 Property; and (B) in the case of the portion of the purchase price attributable to the Improvement Portion of the Facility 1 Property, the lesser of (1) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 1 attributable to the Improvement Portion of the Facility 1 Property and (2) the Fair Market Value of the Improvement Portion of the Facility 1 Property;

                  (iii) The bidder must agree to purchase the Property "as is"
            without any representations, warranties or indemnities, except for
            (A) any representations, warranties or indemnities provided by Lessor and Lessee pursuant to Subparagraph 4.01(b) and (B) any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b); and

                  (iv) The bidder must agree to be bound by the other terms and conditions of this Agreement applicable to bidders.

            (d) Lessor's Obligation to Accept Bids. If, at any time on or prior to the last day of the Secondary Marketing Period, Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which meets the Land Portion and Improvement Portion amount requirements set forth in clause (i) of Subparagraph 3.02(b), Lessor shall accept such bid. If Lessee submits to Lessor a Conforming Bid under this Paragraph
      3.02 with a purchase price which does not meet such amount requirements, Lessor shall not accept such bid unless approved by Lessor and Required Participants. If Lessee fails to submit a bid to Lessor on or prior to the last day of the Secondary Marketing Period which Lessor is so required to accept, Lessor shall (unless it elects to accept another bid which it is not required to accept, in which case Lessee's obligations shall be limited to the amounts payable pursuant to clause (ii) of Subparagraph 4.06(a)) retain the Facility 1 Property after the Expiration Date of the Facility 1 Lease Agreement; provided, however, that Lessee's payment obligations on such Expiration Date shall be limited to the amounts payable pursuant to clause (iii) of Subparagraph 4.06(a) if (i) Lessor retains the Facility 1 Property after Lessee submits a Conforming Bid on or prior to the last day of the Secondary Marketing Period in accordance with clause (ii) of Subparagraph 3.02(b) and (ii) the Marketing Option has not terminated prior to such Expiration Date pursuant to Subparagraph 3.02(f). If Lessee fails to obtain a Conforming Bid prior to the last day of the Secondary Marketing Period which Lessor is required to accept or another bid which Lessor elects to accept (notwithstanding that it is not required to do so) despite Lessee's timely and complete compliance with Lessee's marketing obligations as described in Subparagraph 3.02(a) and Subparagraph 3.02(b), and such failure is not caused by any negligence or willful misconduct of Lessee, then Lessee's payment obligations on the Expiration Date of the Facility 1 Lease Agreement shall be limited to the amounts payable pursuant to clause (ii) or clause (iii) of Subparagraph 4.06(a), as applicable. Lessor shall notify Lessee of Lessor's election to retain the Facility 1 Property by delivering to Lessee, at least ten (10) days prior to the Expiration Date of the Facility 1 Lease Agreement, a written notice of such election.

            (e) Purchase Price. If Lessor accepts any bid by any Person, such Person (the "Designated Purchaser") shall pay to Lessor on the Expiration Date of the Facility 1 Lease Agreement, as the purchase price for the Property, the amounts set forth in such bid as the purchase prices for the Land Portion and the Improvement Portion of the Facility 1 Property. The Designated Purchaser shall pay the amount for the Land Portion and the amount for the Improvement Portion separately, and Lessor shall keep such amounts separate and not commingle them.

            (f) Termination of the Marketing Option. Lessee's right to exercise the Marketing Option shall immediately terminate and Lessee shall purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement pursuant to Paragraph 3.03 if (i) Lessee fails to comply with any of its obligations under this Paragraph 3.02; (ii) a Marketing Option Event of Default under the Facility 1 Lease Agreement occurs after Lessee delivers the Notice of Marketing Option Exercise; (iii) the conditions precedent set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the Expiration Date of the Facility 1 Lease Agreement (unless the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing

      Option Event of Default under the Facility 1 Lease Agreement); or (iv) the Designated Purchaser fails to consummate the purchase of the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement in accordance with its accepted bid and this Agreement, without regard to the reason for such failure (except as otherwise provided in the following proviso); provided, however, that, if the Designated Purchaser fails to consummate the purchase of the Property on the Expiration Date solely due to Lessor's failure to remove Lessor Liens or deliver the required deed and bill of sale or other documents required to be delivered by Lessor hereunder, Lessee's right to exercise the Marketing Option shall not terminate, Lessee shall not be required to purchase the Property on the Expiration Date and Lessee's payment obligations on the Expiration Date shall be limited to the amounts set forth in Subparagraph 4.06(b) (determined as if the purchase by the Designated Purchaser had been consummated).

            (g) Residual Value Guaranty Amount and Indemnity Amount. Unless Lessee's right to exercise the Marketing Option has terminated and Lessee is required to purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement pursuant to Paragraph 3.03, Lessee shall pay to Lessor on such Expiration Date the Residual Value Guaranty Amounts and the Indemnity Amounts attributable to the Land Portion and Improvement Portion of the Facility 1 Property calculated as follows:

                  (i) The "Residual Value Guaranty Amount" shall be (A) with respect to the Land Portion of the Facility 1 Property, an amount equal to the total Outstanding Lease Amount under Facility 1 attributable to the Land Portion on the Expiration Date, and (B) with respect to the Improvement Portion of the Facility 1 Property, an amount equal to the total Tranche A Proportionate Share (for the Improvement Portion) of the Outstanding Lease Amount under Facility 1 attributable to the Improvement Portion on the Expiration Date.

                  (ii) The "Indemnity Amount" shall be, with respect to the Land
            Portion or Improvement Portion of the Facility 1 Property, an amount equal to the decrease, if any, between the Commencement Date and the Expiration Date of the Facility 1 Lease Agreement in the Fair Market Value of such portion caused by (A) any representation or warranty of Lessee or any of its Affiliates regarding the Facility 1 Property set forth in any of the Operative Documents proving to be false or inaccurate when made, (B) the existence of, or the failure of Lessee to pay any Governmental Charge, Indebtedness or other obligation which might give rise to, any Liens in the Facility 1 Property (other than Permitted Property Liens), (C) the failure of Lessee to complete any New Improvements or any Modifications or (D) any other failure of Lessee to comply with any of its obligations regarding the Facility 1 Property set forth in any of the Operative Documents;

            (h) Determination of Fair Market Value and Indemnity Amount. If the purchase price specified in the Initial Bid does not meet the Land Portion and Improvement Portion amount requirements set forth in clause (i) of Subparagraph 3.02(b), Lessor may, on or prior to the last day of the Secondary Marketing Period (if Lessee has not previously delivered to Lessor a Conforming Bid with a purchase price that meets such requirements), deliver to Lessee a written notice of Lessor's determination of the current Fair Market Value of the Land Portion and Improvement Portion of the Facility 1 Property and the Indemnity Amount attributable to the Land Portion and Improvement Portion of the Facility 1 Property. To determine such amounts, Lessor shall obtain Appraisals of each portion of the Facility 1 Property which set forth:

                  (i) A current Appraisal of the Fair Market Value of each such portion in its then existing condition (the "Current Appraisal");
            and

                  (ii) An Appraisal of the Fair Market Value of each such
            portion which assumes that (A) all representations and warranties regarding the Facility 1 Property made by Lessee or any of its Affiliates in any of the Operative Documents were true and correct when made; (B) Lessee has maintained the Facility 1 Property in compliance with all applicable Governmental Rules, Insurance Requirements and the Operative Documents; (C) Lessee has completed all Modifications and any other New Improvements in a good and workmanlike manner and otherwise as required by the Operative Documents; (D) Lessee has repaired the Facility 1 Property as required by the Operative Documents following any Casualty; (E) Lessee has restored the Facility 1 Property as required by the Operative Documents following any Condemnation; (F) Lessee has paid all Governmental Charges, Indebtedness and other obligations which, if unpaid, might give rise to a Lien (other than a Lessor Lien) on the Facility 1 Property; (G) Lessee has removed all Liens on the Facility 1 Property except for Permitted Property Liens and Lessor Liens; and (H) Lessee has performed all of its other obligations as required by the Operative Documents (the "Assumed Appraisal").

      In the absence of manifest error, (A) the Current Appraisal shall constitute the current Fair Market Value of the Facility 1 Property and
      (B) the difference between the Current Appraisal and the Assumed Appraisal shall constitute the Indemnity Amount if the Current Appraisal is less than the Assumed Appraisal.

            (i) Lessee not an Agent. Lessee shall not be an agent for any of the Lessor Parties in arranging for a purchaser of the Facility 1 Property. No Lessor Party shall be bound by any acts of Lessee.

            (j) Excess Proceeds.

                  (i) If, on the Expiration Date of the Facility 1 Lease
            Agreement, after the application by Lessor of all amounts received by Lessor on such date that are attributable to the Land Portion of the Facility 1 Property to the Outstanding Lease Amount attributable to the Land Portion of the Facility 1 Property, all unpaid Rent attributable to the Land Portion of the Facility 1 Property accrued through or due and payable on or prior to such date and all other amounts attributable to the Land Portion of the Facility 1 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date, any excess amount remains, Lessor promptly shall pay such excess amount to Lessee.

                  (ii) If, on the Expiration Date of the Facility 1 Lease
            Agreement, after the application by Lessor of all amounts received by Lessor on such date that are attributable to the Improvement Portion of the Facility 1 Property to the Outstanding Lease Amount attributable to the Improvement Portion of the Facility 1 Property, all unpaid Rent attributable to the Improvement Portion of the Facility 1 Property accrued through or due and payable on or prior to such date and all other amounts attributable to the Improvement Portion of the Facility 1 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date, any excess amount remains, Lessor promptly shall pay such excess amount to Lessee.

            (k) Creditworthiness of Designated Purchaser. Lessee assumes all responsibility for determining the creditworthiness of any potential purchaser on any bid submitted by Lessee to Lessor hereunder. If, after any purchase by a Designated Purchaser hereunder, the purchase price paid by such Designated Purchaser is recovered from any Lessor Party, Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

            (l) Exercise of Marketing Option After Non-Marketing Option Event of Default. If Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Lease Agreement that Lessor is terminating the Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default, Lessee may, subject to Paragraph 3.01, elect to exercise the Marketing Option if, not later than ten (10) Business Days after it receives from Lessor such notice of early termination, it (i) delivers to Lessor a Notice of Marketing Option Exercise, (ii) delivers to Lessor Cash Collateral in the amount required by clause (ii) of Subparagraph 2.11(a) of the Participation Agreement, and (iii) takes such other actions as may be required by Subparagraph 2.11(a) of the Participation Agreement. Upon the delivery by Lessee to Lessor of a Notice of Marketing Option Exercise and satisfaction of the other requirements set forth in the preceding sentence of this Subparagraph 3.02(l), the Expiration Date of the Facility 1 Lease Agreement shall, if the conditions to the exercise of the Marketing Option set forth in Paragraph 3.01 are satisfied, be extended to the first Business Day of the first full calendar month that is six (6) months after the date of receipt by Lessor of such Notice of Marketing Option Exercise. Any exercise by Lessee of the Marketing Option pursuant to this Subparagraph 3.02(l) shall be subject to the terms and conditions otherwise set forth in this Agreement.

      3.03. Expiration Date Purchase Option.

            (a) General. If (i) Lessee elects to exercise the Expiration Date Purchase Option by delivering to Lessor a Notice of Expiration Date Purchase Option Exercise pursuant to Paragraph 3.01; (ii) Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01 but the Marketing Option terminates pursuant to Subparagraph 3.02(f); or (iii) Lessee fails to deliver to Lessor either notice as required by Paragraph 3.01; Lessee shall purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement and otherwise comply, or cause compliance with, the requirements of this Paragraph 3.03 and the other applicable provisions of this Agreement.

            (b) Purchase Price. If Lessee is purchasing the Facility 1 Property pursuant to the Expiration Date Purchase Option, Lessee shall pay to Lessor on the Expiration Date of the Facility 1 Lease Agreement, as the purchase price for the Facility 1 Property, an amount equal to the Outstanding Lease Amount under Facility 1 on such date.


SECTION 4. TERMS OF ALL PURCHASES.

      4.01. Representations and Warranties of Parties.

            (a) Representations and Warranties of Purchaser. The purchaser of the Facility 1 Property, whether Lessee, an Assignee Purchaser or a Designated Purchaser ("Purchaser"), shall represent and warrant to Lessor on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) as follows:

                  (i) Such Person is a legal entity duly organized, validly
            existing and in good standing under the laws of its jurisdiction of organization or an individual with legal capacity to purchase the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased).

                  (ii) The execution, delivery and performance by such Person of each document, instrument and agreement executed, or to be executed, by such Person in connection with its purchase of the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased) (the "Purchase Documents") and the consummation of the transactions contemplated thereby (A) are within the power of such Person and (B) have been duly authorized by all necessary actions on the part of such Person.

                  (iii) Each Purchase Document executed, or to be executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (iv) Such Person has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets,
            (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                  (v) Such Person is not a "party in interest" within the
            meaning of Section 3(14) of the ERISA, with respect to any investor in or beneficiary of Lessor.

            (b) Representations and Warranties of Lessor and Lessee. Each of Lessor and Lessee shall represent and warrant to Purchaser (and Lessee also shall represent and warrant to Lessor if Lessor is to retain the Facility 1 Property) on the Expiration Date of the Facility 1 Lease Agreement as follows:

                  (i) Such Person is a corporation duly organized, validly
            existing and in good standing under the laws of its jurisdiction of organization.

                  (ii) The execution, delivery and performance by such Person of each Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of such Person and (B) have been duly authorized by all necessary actions on the part of such Person.

                  (iii) Each Purchase Document executed, or to be executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (iv) Such Person has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets,
            (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

      In addition to the foregoing, (A) Lessee shall represent and warrant to the Designated Purchaser (or Lessor if Lessor is to retain the Facility 1 Property) on the Expiration Date of the Facility 1 Lease Agreement that no Liens are attached to the Facility 1 Property, except for Permitted Property Liens, and (B) Lessor shall represent and warrant to Purchaser on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) that no Lessor Liens are attached to the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, the portion to be purchased). Except for the foregoing representations and warranties to be made by Lessor on the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date), no Lessor Party shall make any representation or warranty regarding the Facility 1 Property or the sale of the Facility 1 Property. Lessee shall make such additional representations and warranties as it may be required to make pursuant to clause (ii) of Subparagraph 3.02(b).

            (c) Survival of Representations and Warranties. The representations and warranties of Purchaser, Lessor and Lessee shall survive for a period of twelve (12) months after the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, after the applicable Partial Purchase Date). Any claim which any such party may have at any time against any other such party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.

      4.02. "As Is" Purchase. All purchases of the Facility 1 Property hereunder shall be "as is, with all faults" and without any representations, warranties or indemnities except for any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b) or by Lessor or Lessee pursuant to Subparagraph 4.01(b). Each Purchaser shall specifically acknowledge and agree that Lessor is selling and such Purchaser is purchasing the Facility 1 Property on an "as is, with all faults" basis and that such Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from any Lessor Party, its agents, or brokers as to any matters concerning the Facility 1 Property (except for any representations and warranties provided by Lessor pursuant to Subparagraph 4.01(b)), including (a) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term of the Facility 1 Lease Agreement); (b) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (d) the availability or adequacy of utilities and other services to the Facility 1 Property; (e) any latent, hidden or patent defect in the Facility 1 Property;
(f) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement.

      4.03. Release. Without limiting the foregoing, each Purchaser shall, on behalf of itself and its successors and assigns, waive its right to recover from, and forever release and discharge, Lessor and the other Indemnitees from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Facility 1 Property or any Governmental Rule applicable thereto, including any Environment Law. Each Purchaser shall expressly waive the benefits of Section 1542 of the California Civil Code, which provides that, "a general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

      4.04. Permits, Approvals, Etc. Lessee shall obtain all permits, licenses and approvals from and make all filings with Governmental Authorities and other Persons, comply and cause compliance with all applicable Governmental Rules and take all other actions required for the marketing, purchase and sale of the Facility 1 Property.

      4.05. Costs. Lessee shall pay directly, without deduction from the purchase price or any other amount payable to Lessor hereunder, all costs and expenses of Lessee and Lessor associated with the marketing and sale of the Facility 1 Property, including brokers' fees and commissions; title insurance premiums; survey charges; utility, tax and other prorations; fees and expenses of environmental consultants and attorneys; appraisal costs; escrow fees; recording fees; documentary, transfer and other taxes; and all other fees, costs and expenses which might otherwise be deducted from the purchase price or any other amount payable to Lessor hereunder.

      4.06. Lessee's Payment Obligations.

            (a) Expiration Date. On the Expiration Date of the Facility 1 Lease Agreement, Lessee shall pay to Lessor the following:

                  (i) Purchase by Lessee. If the Facility 1 Property is to be
            purchased by Lessee or an Assignee Purchaser on such date, (A) the purchase price payable by Lessee, (B) all unpaid Rent accrued through or due and payable on or prior to such date and (C) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date;

                  (ii) Purchase by a Designated Purchaser. If the Facility 1
            Property is to be purchased by a Designated Purchaser on such date,
            (A) the Residual Value Guaranty Amounts, (B) the Indemnity Amounts,
            (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date; or

                  (iii) Retention by Lessor. If the Facility 1 Property is to be
            retained by Lessor on such date pursuant to Subparagraph 3.02(d),
            (A) the Residual Value Guaranty Amounts, (B) the Indemnity Amounts,
            (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

            (b) Partial Purchase Date. On any Partial Purchase Date, Lessee shall pay to Lessor (i) the purchase price for the Tracts of Facility 1 Property to be purchased on such date, (ii) all unpaid Rent attributable to such Tracts of Facility 1 Property accrued through or due and payable on or prior to such date and (iii) all other amounts attributable to such Tracts of Facility 1 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

      4.07. Lessor Liens. Lessor shall remove all Lessor Liens from the Facility 1 Property before the Expiration Date of the Facility 1 Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, from the portion to be purchased before the applicable Partial Purchase Date).

      4.08. Transfer Documents.

            (a) Expiration Date.

                  (i) Lessor. Subject to receipt by Lessor on the Expiration
            Date of the Facility 1 Lease Agreement of the full amount of the following, without any setoff, deduction or reduction of any kind:

                        (A) In the case of a transfer to Lessee or an Assignee
                  Purchaser, all amounts payable by Lessee pursuant to clause
                  (i) of Subparagraph 4.06(a); or

                        (B) In the case of a transfer to a Designated Purchaser,
                  (1) the purchase price payable by the Designated Purchaser and
                  (2) all amounts payable by Lessee pursuant to clause (ii) of Subparagraph 4.06(a);

            Lessor shall transfer its interest in the Facility 1 Property to Purchaser on the Expiration Date of the Facility 1 Lease Agreement (unless Lessor is to retain the Facility 1 Property) by executing and delivering to Purchaser a Deed in substantially the form of Exhibit D(1), an Acknowledgment of Disclaimer of Representations and Warranties in substantially the form of Exhibit D(2), a Bill of Sale in substantially the form of Exhibit E, and shall assign to Purchaser Lessor's option to purchase its interest in the Facility 1 Property as provided in Section 6 of the Facility 1 Head Lease Agreement.

                  (ii) Lessee. On the Expiration Date of the Facility 1 Lease
            Agreement, unless Lessee is to purchase the Facility 1 Property, Lessee shall transfer its interest in the Facility 1 Property to the Designated Purchaser or an Assignee Purchaser (or Lessor if Lessor is to retain the Facility 1 Property) by executing and delivering to such Person a Deed in substantially the form of Exhibit F, a Bill of Sale in substantially the form of Exhibit G and such other documents, instruments and agreements as such Person may reasonably request.

            (b) Partial Purchase Date. Subject to receipt by Lessor on any Partial Purchase Date of all amounts payable by Lessee pursuant to Subparagraph 4.06(b), without any setoff, deduction or reduction of any kind, Lessor shall transfer its interest in the Tracts of Facility 1 Property to be purchased on such date to Lessee by executing and delivering to Lessee a Deed in substantially the form of Exhibit D(1), a Bill of Sale in substantially the form of Exhibit E, shall assign to Lessee Lessor's option to purchase its interest in such Tracts of Facility 1 Property as provided in Section 6 of the Facility 1 Head Lease Agreement, and such other documents, instruments and agreements as Lessee may reasonably request.

      4.09. Casualty and Condemnation Proceeds. If, on the Expiration Date of the Facility 1 Lease Agreement, any Casualty and Condemnation Proceeds are held by Lessor in a Repair and Restoration Account or otherwise, Lessor shall (a) if Lessee is to purchase the Facility 1 Property on the Expiration Date of the Facility 1 Lease Agreement and Lessee shall so direct, apply such proceeds to the purchase price to be paid by Lessee or (b) in all other cases, release such proceeds to Lessee; provided, however, that Lessor shall not have any obligation so to apply or release such proceeds unless Lessee and/or any Designated Purchaser has complied with all of the terms and conditions of this Agreement.

      4.10. Payments. Purchaser, Lessor and Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due.

      4.11. Environmental Reports. Lessee shall obtain and deliver to Lessor, not later than one (1) month prior to the Expiration Date of the Lease Agreement (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, prior to the applicable Partial Purchase Date), environmental reports with respect to the Facility 1 Property (or, in the case of a purchase of a portion of the Facility 1 Property pursuant to the Partial Purchase Option, with respect to the applicable portion thereof) prepared by environmental consultants acceptable to Lessor.

      4.12. Further Assurances. Lessee shall, and shall cause any Designated Purchaser to, execute and deliver such documents, instruments and agreements and take such other actions as Lessor may reasonably request to effect the purposes of this Agreement and comply with the terms hereof. Similarly, Lessor shall execute and deliver such documents, instruments and agreements and take such other actions as Lessee or a Designated Purchaser may reasonably request to effect the purposes of this Agreement and comply with the terms hereof.

SECTION 5. MISCELLANEOUS.

      5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

      5.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      5.03. Successors and Assigns.

            (a) General. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement and in Subparagraph 5.03(b).

            (b) Assignment by Lessee of Purchase Rights. Lessee may assign to a third party (an "Assignee Purchaser") its right to purchase the Facility 1 Property pursuant to the Term Purchase Option, the Partial Purchase Option or the Expiration Date Purchase Option; provided, however, that (i) such an assignment shall not relieve Lessee of its obligations to consummate or cause the consummation of any such purchase in accordance with the terms of this Agreement and (ii) Lessee assumes all responsibility for determining the creditworthiness of any such Assignee Purchaser. If, after any purchase by an Assignee Purchaser hereunder, the purchase price paid by such Assignee Purchaser is recovered from any Lessor Party, Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

      5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

      5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

      5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

      5.08. Nature of Lessee's Obligations.

            (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 5.08(c).

            (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay all amounts hereunder and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 5.08(c).

            (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 1 Property (including any Improvements to the Facility 1 Property made prior to the Commencement Date or during the Term of the Facility 1 Lease Agreement); (ii) title to the Facility 1 Property (including possession of the Facility 1 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 1 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 1 Property; (iv) the availability or adequacy of utilities and other services to the Facility 1 Property; (v) any latent, hidden or patent defect in the Facility 1 Property; (vi) the zoning or status of the Facility 1 Property or any other restrictions on the use of the Facility 1 Property; (g) the economics of the Facility 1 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 1 Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 5.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                 NOVELLUS SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


LESSOR:                                 ABN AMRO LEASING, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                  EXHIBIT A(1)

                     NOTICE OF TERM PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn: Josephine O'Brien

      1.    Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 1 Lease Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lessee and Lessor; and

            (c) The Facility 1 Purchase Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 4.01 of the Facility 1 Lease Agreement and Paragraph 2.01 of the Facility 1 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to terminate the Facility 1 Lease Agreement prior to the Scheduled Expiration Date of the Facility 1 Lease Agreement and purchase the Facility 1 Property on [_________, ____] (which date is a Scheduled Rent Payment Date and which date, after the delivery of this notice, shall be the Expiration Date of the Facility 1 Lease Agreement).

      IN WITNESS WHEREOF, Lessee has executed this Notice of Term Purchase Option Exercise on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     A(1)-1

                                  EXHIBIT A(2)

                   NOTICE OF PARTIAL PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn: Josephine O'Brien

      1.    Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 1 Purchase Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 2.02 of the Facility 1 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to purchase a portion of the Facility 1 Property as follows:

            (a) The Tract[s] of Facility 1 Property to be purchased is [are] ________________; and

            (b) The date on which such purchase is to occur is [_________, ____] (which date is a Scheduled Rent Payment Date ).

      3. Lessee hereby certifies to Lessor, Agent and the Participants that, on the date of this notice:

      (a) The representations and warranties of Lessee set forth in Paragraph
4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

      (b) No Default has occurred and is continuing; and

                                     A(2)-1

      (c) All of the Operative Documents are in full force and effect.

      IN WITNESS WHEREOF, Lessee has executed this Notice of Partial Purchase Option Exercise on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     A(2)-2

                                    EXHIBIT B

                       NOTICE OF MARKETING OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn: Josephine O'Brien

      1.    Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 1 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Marketing Option on the Scheduled Expiration Date of the Facility 1 Lease Agreement of [_____, ____].

      3. Lessee hereby certifies to Lessor, Agent and the Participants that, on the date of this notice:

            (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default (other than a Non-Marketing Option Event of Default under the Facility 1 Lease Agreement) has occurred and is continuing; and

            (c) All of the Operative Documents are in full force and effect on such date.

      IN WITNESS WHEREOF, Lessee has executed this Notice of Marketing Option Exercise on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                    EXHIBIT C

               NOTICE OF EXPIRATION DATE PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn: Josephine O'Brien

      1.    Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 1 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Expiration Date Purchase Option on the Scheduled Expiration Date of the Facility 1 Lease Agreement of [_____, ____].

      IN WITNESS WHEREOF, Lessee has executed this Notice of Expiration Date Purchase Option Exercise on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                  EXHIBIT D(1)

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

[Purchaser]

----------------------------------------

----------------------------------------

----------------------------------------

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

--------------------------------------------------------------------------------


                                 QUITCLAIM DEED

      FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC. ("Grantor"), hereby releases, remises and forever quitclaims to [PURCHASER], a _____________ ("Grantee"), the real property located in the City of [__________], State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

      Executed as of _____, ____.

                                        ABN AMRO LEASING, INC.,


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                     D(1)-1

                                    EXHIBIT A


                                LEGAL DESCRIPTION









Assessor's Parcel No.:
                       ------------------------------

                                   D(1)[A]-1

State of _____________

County of _____________________
On ___________________ before me, _________________________,
         Date                       Name, Title of Officer

personally appeared ________________________________________________,
                                  Name(s) of signer(s)

(personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                 WITNESS my hand and official seal.


                                 -----------------------------------------------

                                     D(1)-2

                                                          ,
                                            --------------  ---



Santa Clara County Recorder

           Re: Request That Statement of Documentary
               Transfer Tax Not be Recorded

Dear Sir:

      Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

      The attached deed names ABN AMRO Leasing, Inc., as grantor, and [PURCHASER], a _________________, as grantee.

      The property being transferred and described in the attached deed is located in the City of San Jose and County of [__________], State of California.

      The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                        ABN AMRO LEASING, INC.,


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                     D(1)-3

                                  EXHIBIT D(2)

              ACKNOWLEDGMENT AND DISCLAIMER OF REPRESENTATIONS AND
                                   WARRANTIES

      THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________, ____ by [PURCHASER], a _____________
("Grantee").

      Contemporaneously with execution of this Acknowledgement, ABN AMRO Leasing, Inc., an Illinois corporation ("AALI"), is executing and delivering to Grantee a Quitclaim Deed and a Bill of Sale (the foregoing documents and any other documents to be executed and delivered to Grantee in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Property") pursuant to the terms of a Facility 1 Purchase Agreement dated as of April 13, 2001 by and between AALI and Novellus Systems, Inc., a California corporation ("Novellus").

      Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that AALI is selling and Grantee is purchasing the Property on an "as is, with all faults" basis and that Grantee is not relying on any representations or warranties of any kind whatsoever, express or implied, from AALI, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property (including any improvements to the Property); (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person, but excluding any Lessor Liens as defined in that certain Participation Agreement dated as of April 13, 2001 among AALI, Novellus, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"));
(c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any damage to, destruction or, or decrease in the value of all or any portion of the Property or any condemnation or other taking or sale of all or any portion of the Property, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any governmental authority or other person have the power of eminent domain; or (i) the compliance of the Property with any applicable law, rule, regulation, ordinance, order, code, judgment or similar form of decision of any governmental authority or any terms, conditions or requirements imposed by any policies of insurance relating to the Property.

                                 [See next page]

                                     D(2)-1

      The provisions of this Acknowledgement shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that AALI N.A. is entitled to rely and is relying on this Certificate.

      EXECUTED as of ____________, _______.


                                        [PURCHASER]


                                        By:

                                            Name:

                                            Title:

                                     D(2)-2

                                    EXHIBIT E

                                  BILL OF SALE

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC., an Illinois corporation ("Seller"), does hereby sell, transfer and convey to [PURCHASER], a _________________________ ("Purchaser"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference (the "Property").

      Seller is selling and Purchaser is purchasing the Property on an "as is, with all faults" basis and Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property; (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; or (d) any latent, hidden or patent defect in the Property.


Dated:                                  SELLER:
       -----------, ----------
                                        ABN AMRO LEASING, INC.,

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


                                        PURCHASER:

                                        [PURCHASER]

                                        a
                                          --------------------------------------

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                   SCHEDULE 1
                                    PROPERTY

                                     E(1)-1

                                    EXHIBIT F


RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:


----------------------------------------

----------------------------------------

Attention:
           -----------------------------


Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.


--------------------------------------------------------------------------------


                                   GRANT DEED

      FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NOVELLUS SYSTEMS, INC., a California corporation ("Grantor"), hereby releases, remises and forever grants to [PURCHASER] ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

      Executed as of __________, ___.


                                        NOVELLUS SYSTEMS, INC.,
                                        a California corporation

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                    EXHIBIT A


                                LEGAL DESCRIPTION



Assessor's Parcel No.:
                       ----------------------------


                                     F(A)-1

State of _________________

County of _____________________

On ___________________ before me, _________________________,
         Date                       Name, Title of Officer

personally appeared ________________________________________________,
                                  Name(s) of signer(s)

( personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                WITNESS my hand and official seal.


--------------------------------------------------------------------------------

                                     F(A)-2

                                                        ,
                                            -----------   ----



Santa Clara County Recorder

           Re: Request That Statement of Documentary
               Transfer Tax Not be Recorded

Dear Sir:

      Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

      The attached deed names NOVELLUS SYSTEMS, INC., a California corporation, as grantor, and [PURCHASER], as grantee.

      The property being transferred and described in the attached deed is located in the City of San Jose and County of Santa Clara, State of California.

      The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                        NOVELLUS SYSTEMS, INC.,
                                        a __________________

                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------


                                     F(A)-3

                                    EXHIBIT G

                                  BILL OF SALE

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novellus Systems, Inc., a California corporation ("Seller"), does hereby sell, transfer, and convey unto [PURCHASER] ("Buyer"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, which Seller warrants to be free and clear of all liens and encumbrances, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference.

      Seller does hereby covenant with Buyer that Seller is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

      DATED this ____ day of __________, ____.


                         SELLER:        Novellus Systems, Inc.,
                                        a California corporation


                                        By:
                                            ------------------------------------

                                        Its:
                                             -----------------------------------

                                   SCHEDULE 1
                                    PROPERTY

                          FACILITY 2 PURCHASE AGREEMENT

                                     BETWEEN

                             NOVELLUS SYSTEMS, INC.

                                       AND

                             ABN AMRO LEASING, INC.





                                 APRIL 13, 2001

                               TABLE OF CONTENTS

                                                                                              PAGE
SECTION 1.        INTERPRETATION...........................................................     1

        1.01.  Definitions.................................................................     1
        1.02.  Rules of Construction.......................................................     2

SECTION 2.        OPTIONAL PURCHASE BY LESSEE DURING THE TERM..............................     2

        2.01.  Term Purchase Option........................................................     2
        2.02.  Notice of Term Purchase Option Exercise.....................................     2
        2.03.  Purchase Price..............................................................     2

SECTION 3.        OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.............................     2

        3.01.  Alternative.................................................................     2
        3.02.  Marketing Option............................................................     3
        3.03.  Expiration Date Purchase Option.............................................     9

SECTION 4.        TERMS OF ALL PURCHASES...................................................     9

        4.01.  Representations and Warranties of Parties...................................     9
        4.02.  "As Is" Purchase............................................................    11
        4.03.  Release.....................................................................    11
        4.04.  Permits, Approvals, Etc.....................................................    12
        4.05.  Costs.......................................................................    12
        4.06.  Lessee's Expiration Date Payment Obligations................................    12
        4.07.  Lessor Liens................................................................    12
        4.08.  Transfer Documents..........................................................    13
        4.09.  Casualty and Condemnation Proceeds..........................................    13
        4.10.  Payments....................................................................    13
        4.11.  Environmental Reports.......................................................    13
        4.12.  Further Assurances..........................................................    14

SECTION 5.        MISCELLANEOUS............................................................    14

        5.01.  Notices.....................................................................    14
        5.02.  Waivers; Amendments.........................................................    14
        5.03.  Successors and Assigns......................................................    14
        5.04.  No Third Party Rights.......................................................    14
        5.05.  Partial Invalidity..........................................................    15
        5.06.  Governing Law...............................................................    15
        5.07.  Counterparts................................................................    15
        5.08.  Nature of Lessee's Obligations..............................................    15

EXHIBITS

        A       Notice of Term Purchase Option Exercise (2.02)
        B       Notice of Marketing Option Exercise (3.01)
        C       Notice of Expiration Date Purchase Option Exercise (3.01)
        D(1)    Deed (Lessor) (4.08(a))
        D(2)    Acknowledgement and Disclaimer of Representations and Warranties (4.08(a))
        E       Bill of Sale (Lessor) (4.08(a))
        F       Deed (Lessee)(4.08(b))
        G       Bill of Sale (Lessee) (4.08(b))

                          FACILITY 2 PURCHASE AGREEMENT


      THIS FACILITY 2 PURCHASE AGREEMENT (this "Agreement" herein), dated as of April 13, 2001, is entered into by and between:

            (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

            (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

      A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

            (1) Lessor would (a) lease certain property designated by Lessee,
      (b) sublease such property to Lessee, (c) appoint Lessee as Lessor's agent to make certain improvements to such property, (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such property; and

            (2) The Participants would participate in such lease facility by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

      B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms for the purchase of the property by Lessee.


                                    AGREEMENT

      NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1. INTERPRETATION.

      1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

      1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule
1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2. OPTIONAL PURCHASE BY LESSEE DURING THE TERM.

      2.01. Term Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.01), Lessee may, at its option on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement, terminate the Facility 2 Lease Agreement and purchase all of the Facility 2 Property (the "Term Purchase Option").

            (a) Notice of Term Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Term Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(1), appropriately completed (the "Notice of Term Purchase Option Exercise"), which states that Lessee is exercising its right to terminate the Facility 2 Lease Agreement prior to the Scheduled Expiration Date thereof pursuant to Paragraph 4.01 of the Facility 2 Lease Agreement and purchase all of the Facility 2 Property pursuant to this Paragraph 2.01 and specifies the Scheduled Rent Payment Date on which such termination and purchase are to occur (which date, after the delivery of such notice, shall be the Expiration Date). Lessee shall give the Notice of Term Purchase Option Exercise to Lessor at least one (1) month prior to the Scheduled Rent Payment Date on which such termination and purchase are to occur. The Notice of Term Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Term Purchase Option Exercise initially delivered by facsimile. After delivering to Lessor the Notice of Term Purchase Option Exercise, Lessee may, upon not less than ten (10) Business Days prior written notice to Lessor, extend the date on which the termination of the Facility 2 Lease Agreement and Lessee's purchase of the Facility 2 Property is to occur to a Business Day not more than ten (10) Business Days after the date specified in the Notice of Term Purchase Option Exercise, provided that Lessee may so extend such date only once.

            (b) Term Purchase Option Purchase Price. Lessee or its designee shall pay to Lessor on the Expiration Date, as the purchase price for the Property, an amount equal to the Outstanding Lease Amount on such date.

      2.02. Partial Purchase Option. Subject to the terms and conditions of this Agreement and the other Operative Documents (including those set forth below in this Paragraph 2.02), Lessee may, at its option on any Scheduled Rent Payment Date prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement, without terminating the Facility 2 Lease Agreement, purchase one or more Tracts (but not less than all of any such Tract) of the Facility 2 Property (the "Partial Purchase Option").

            (a) Notice of Partial Purchase Option Exercise. Lessee shall notify Lessor of Lessee's exercise of the Partial Purchase Option by delivering to Lessor an irrevocable written notice in the form of Exhibit A(2), appropriately completed (a "Notice of Partial Purchase Option Exercise"), which states that Lessee is exercising its right to purchase one or more Tracts of the Facility 2 Property prior to the Scheduled Expiration Date pursuant to this Paragraph 2.02 and specifies (i) the Tract(s) so to be purchased and (ii) the Scheduled Rent Payment Date on which such purchase is to occur (a "Partial Purchase Date"). Lessee shall give each Notice of Partial Purchase Option Exercise to Lessor at least two (2) months prior to the Partial Purchase Date on which a purchase is to occur. Each Notice of Partial Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver the original of any Notice of Partial Purchase Option Exercise initially delivered by facsimile.

            (b) Partial Purchase Option Purchase Price. Lessee shall pay to Lessor on each Partial Purchase Date, as the purchase price for each Tract of Facility 2 Property to be purchased on such date, an amount equal to the portion of the Outstanding Lease Amount under Facility 2 on such date attributable to such Tract of Facility 2 Property.

            (c) Conditions to Exercise of Partial Purchase Option. The purchase by Lessee on any Partial Purchase Date of any Tract of Facility 2 Property pursuant to this Paragraph 2.02 is subject to the following conditions:

                  (i) Lessor shall have received the Notice of Partial Purchase
            Option Exercise for such purchase pursuant to Subparagraph 2.02(a);

                  (ii) Lessor shall have received, on or prior to such Partial
            Purchase Date:

                        (A) New Expiration Date Appraisals for all Tracts of
                  Facility 2 Property that are to remain subject to the Facility 2 Lease Agreement after such Partial Purchase Date, which appraisals (1) each shall be dated a recent date prior to such Partial Purchase Date and (2) together shall assess the aggregate Fair Market Value of all such remaining Tracts of Facility 2 Property at not less than the Outstanding Lease Amount under Facility 2 that will remain after application of all amounts to be applied thereto on such Partial Purchase Date; and

                        (B) The purchase price payable by Lessee for such Tract
                  of Facility 2 Property pursuant to Subparagraph 2.02(b) and any other amounts payable by Lessee pursuant to Subparagraph 4.06(b); and

                  (iii) No Default shall have occurred and be continuing on such
            Partial Purchase Date or will occur as a result of such purchase by Lessee.

SECTION 3. OBLIGATIONS OF LESSEE ON THE EXPIRATION DATE.

      3.01. Alternative. Unless Lessee has exercised the Term Purchase Option, on the Expiration Date of the Facility 2 Lease Agreement, Lessee shall either:

            (a) Marketing Option. Cause another Person to complete the purchase of the Facility 2 Property pursuant to Paragraph 3.02 (the "Marketing Option"); or

            (b) Expiration Date Purchase Option. Purchase the Facility 2 Property itself pursuant to Paragraph 3.03 (the "Expiration Date Purchase Option").

Lessee shall elect either the Marketing Option or the Expiration Date Purchase Option by delivering to Lessor, not more than nine (9) months nor less than six
(6) months prior to the Scheduled Expiration Date for the Facility 2 Lease Agreement, either (i) a written notice in the form of Exhibit B, appropriately completed (the "Notice of Marketing Option Exercise"), or (ii) a written notice in the form of Exhibit C, appropriately completed (the "Notice of Expiration Date Purchase Option Exercise"); provided, however, that (A) Lessee shall be deemed to have elected the Expiration Date Purchase Option if it fails to deliver either notice as required by this sentence; (B) Lessee's election of the Expiration Date Purchase Option (whether expressly by a notice so delivered or implicitly by the failure to deliver any notice) shall be irrevocable; and (C) Lessee may not elect the Marketing Option if (1) the Expiration Date has been accelerated to an earlier Termination Date following a Marketing Option Event of Default under the Facility 2 Lease Agreement or (2) the conditions set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the date Lessee delivers its election notice or on the Expiration Date of the Facility 2 Lease Agreement (unless, in each case, the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement). The Notice of Marketing Option Exercise or the Notice of Expiration Date Purchase Option Exercise shall be delivered as required by Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement; provided, however, that Lessee shall promptly deliver to Lessor the original of any such notice initially delivered by facsimile.

      3.02. Marketing Option.

            (a) General. If Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01, Lessee shall use reasonable efforts, in accordance with
      Section 3.2(b) below, to (i) locate a purchaser which satisfies the requirements set forth in this Paragraph 3.02, (ii) arrange for such purchaser to purchase the Facility 2 Property on the Expiration Date for a purchase price which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 and (B) the Fair Market Value of the Facility 2 Property and (iii) otherwise comply, or cause compliance with, the requirements of this Paragraph 3.02 and the other applicable provisions of this Agreement.

            (b) Lessee's Marketing Obligations.

                  (i) Initial Marketing Period. During the period beginning on the date Lessee delivers the Notice of Marketing Option Exercise and ending on the date which is four (4) months prior to the Expiration Date of the Facility 2 Lease Agreement (the "Initial Marketing Period"), Lessee shall use reasonable efforts to solicit Conforming Bids from potential purchasers of the Facility 2 Property. On or prior to the last day of the Initial Marketing Period, Lessee shall deliver to Lessor any Conforming Bid selected by Lessee (the "Initial Bid"). If the purchase price specified in the Initial Bid is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall accept such bid and Lessee shall have no further obligations to solicit additional bids.

                  (ii) Secondary Marketing Period. If Lessee does not submit an
            Initial Bid or if the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor may reject such bid and Lessee shall, during the period which begins on the day following the Initial Marketing Period and ends on the date two (2) months prior to the Expiration Date of the Facility 2 Lease Agreement (the "Secondary Marketing Period"):

                        (A) Use its best efforts to solicit additional
                  Conforming Bids, including the engagement of experienced and knowledgeable brokers;

                        (B) Furnish to each Lessor Party copies of all bids and
                  otherwise provide each Lessor Party with such information relating to the marketing of the Facility 2 Property as such Person may reasonably request in writing;

                        (C) Agree to provide to all potential purchasers all
                  customary seller's indemnities (including environmental indemnities), representations and warranties regarding the Facility 2 Property (including the title to, except for Lessor Liens, and condition of the Facility 2 Property);

                        (D) Furnish to each Lessor Party copies of environmental
                  reports, architect's certificates, licenses, permits and other evidence reasonably requested by such Person to establish that no Default has occurred and is continuing under the Facility 2 Lease Agreement;

                        (E) Permit any Lessor Party or potential purchaser to
                  inspect the Facility 2 Property and the maintenance records for the Property upon reasonable prior written notice and during normal business hours and provide to each such Person all information regarding the Facility 2 Property reasonably requested by such Person in writing;

                        (F) Take all other commercially reasonable steps to
                  secure the best price for the Facility 2 Property; and

                        (G) If any Conforming Bids were received by Lessee,
                  submit to Lessor on or prior to the last day of the Secondary Marketing Period any Conforming Bid selected by Lessee with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 or, if no such Conforming Bid was received by Lessee, the highest Conforming Bid received by Lessee during the Secondary Marketing Period.

      During the Secondary Marketing Period, any Lessor Party shall have the right to submit one or more bids or solicit bids from other Persons.

            (c) Conforming Bids. Each bid must meet each of the following requirements (each such bid to be referred to herein as a "Conforming Bid"):

                  (i) The bid may be submitted by any Person other than (A) a
            Person which is an Affiliate of Lessee or (B) a Person which has an agreement (whether express or implied) with Lessee or any of its Affiliates to sell, lease or otherwise make available to Lessee or any of its Affiliates any portion of the Facility 2 Property;

                  (ii) The bidder must agree in writing to purchase the Facility
            2 Property on the Expiration Date of the Facility 2 Lease Agreement for a purchase price to be paid in cash which is not less than the lesser of (A) the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2 on such date and
            (B) the Fair Market Value of the Facility 2 Property on such date;

                  (iii) The bidder must agree to purchase the Property "as is"
            without any representations, warranties or indemnities, except for
            (A) any representations, warranties or indemnities provided by Lessor and Lessee pursuant to Subparagraph 4.01(b) and (B) any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b); and

                  (iv) The bidder must agree to be bound by the other terms and conditions of this Agreement applicable to bidders.

            (d) Lessor's Obligation to Accept Bids. If, at any time on or prior to the last day of the Secondary Marketing Period, Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall accept such bid. If Lessee submits to Lessor a Conforming Bid under this Paragraph 3.02 with a purchase price which is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor shall not accept such bid unless approved by Lessor and Required Participants. If Lessee fails to submit a bid to Lessor on or prior to the last day of the Secondary Marketing Period which Lessor is so required to accept, Lessor shall (unless it elects to accept another bid which it is not required to accept, in which case Lessee's obligations shall be limited to the amounts payable pursuant to clause (ii) of Subparagraph 4.06(a)) retain the Facility 2 Property after the Expiration Date of the Facility 2 Lease Agreement; provided, however, that Lessee's payment obligations on such Expiration Date shall be limited to the amounts payable pursuant to clause (iii) of Subparagraph 4.06(a) if (i) Lessor retains the Facility 2 Property after Lessee submits a Conforming Bid on or prior to the last day of the Secondary Marketing Period in accordance with clause (ii) of Subparagraph 3.02(b) and (ii) the Marketing Option has not terminated prior to such Expiration Date pursuant to Subparagraph 3.02(f). If Lessee fails to obtain a Conforming Bid prior to the last day of the Secondary Marketing Period which Lessor is required to accept or another bid which Lessor elects to accept (notwithstanding that it is not required to do so) despite Lessee's timely and complete compliance with Lessee's marketing obligations as described in Subparagraph 3.02(a) and Subparagraph 3.02(b), and such failure is not caused by any negligence or willful misconduct of Lessee, then Lessee's payment obligations on the Expiration Date of the Facility 2 Lease Agreement shall be limited to the amounts payable pursuant to clause (ii) or clause (iii) of Subparagraph 4.06(a), as applicable. Lessor shall notify Lessee of Lessor's election to retain the Facility 2 Property by delivering to Lessee, at least ten (10) days prior to the Expiration Date of the Facility 2 Lease Agreement, a written notice of such election.

            (e) Purchase Price. If Lessor accepts any bid by any Person, such Person (the "Designated Purchaser") shall pay to Lessor on the Expiration Date of the Facility 2 Lease Agreement, as the purchase price for the Property, the amount set forth in such bid as the purchase price.

            (f) Termination of the Marketing Option. Lessee's right to exercise the Marketing Option shall immediately terminate and Lessee shall purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement pursuant to Paragraph 3.03 if (i) Lessee fails to comply with any of its obligations under this Paragraph 3.02; (ii) a Marketing Option Event of Default under the Facility 2 Lease Agreement occurs after Lessee delivers the Notice of Marketing Option Exercise; (iii) the conditions precedent set forth in Paragraph 3.03 of the Participation Agreement are not satisfied on the Expiration Date of the Facility 2 Lease Agreement (unless the only event or condition causing such conditions not to be so satisfied is the occurrence of a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement); or (iv) the Designated Purchaser fails to consummate the purchase of the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement in accordance with its accepted bid and this Agreement, without regard to the reason for such failure (except as otherwise provided in the following proviso); provided, however, that, if the Designated Purchaser fails to consummate the purchase of the Property on the Expiration Date solely due to Lessor's failure to remove Lessor Liens or deliver the required deed and bill of sale or other documents required to be delivered by Lessor hereunder, Lessee's right to exercise the Marketing Option shall not terminate, Lessee shall not be required to purchase the Property on the Expiration Date and Lessee's payment obligations on the Expiration Date shall be limited to the amounts set forth in Subparagraph 4.06(b) (determined as if the purchase by the Designated Purchaser had been consummated).

            (g) Residual Value Guaranty Amount and Indemnity Amount. Unless Lessee's right to exercise the Marketing Option has terminated and Lessee is required to purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement pursuant to Paragraph 3.03, Lessee shall pay to Lessor on such Expiration Date the Residual Value Guaranty Amount and the Indemnity Amount calculated as follows:

                  (i) The "Residual Value Guaranty Amount" shall be an amount equal to the total Tranche A Proportionate Share of the Outstanding Lease Amount under Facility 2 on the Expiration Date; provided, however, that:

                        (A) If Lessee has paid any Prepaid Rent or if the
                  Outstanding Lease Amount under Facility 2 on the Expiration Date includes any Ineligible Project Costs, then the Residual Value Guaranty Amount prior to the Completion Date shall be an amount equal to the sum of (1) 100% of the Facility 2 Land Portion Cost, plus (2) the remainder of (y) the total Tranche A Proportionate Share of the Eligible Project Costs (other than the Facility 2 Land Portion Cost included in Eligible Project Costs), minus (z) the accreted value of the aggregate amount of all Prepaid Rent; and

                        (B) If Lessee has paid any Prepaid Rent or if the
                  Outstanding Lease Amount under Facility 2 on the Completion Date includes any Ineligible Project Costs, then the Tranche A Proportionate Share under Facility 2 after the Completion Date shall be recomputed and set at the maximum percentage such that the (1) Lessee is not deemed under GAAP to be the owner of the Facility 2 Property prior to the Completion Date, and
                  (2) from the Lessee's perspective, the Facility 2 Lease Agreement qualifies as an operating lease in accordance with GAAP in effect on the date of the Participation Agreement. If, as a result of such recomputation, the Tranche A Proportionate Share under Facility 2 after the Completion Date is changed, corresponding changes shall be made to the Tranche B Proportionate Share, the Tranche A Percentages and the Tranche B Percentages under Facility 2 after the Completion Date (such that the sum of the Tranche A Proportionate Shares and the Tranche B Proportionate Shares and percentages after such recomputation equal the sum of such Proportionate Shares and percentages prior to such recomputation).

                  (ii) The "Indemnity Amount" shall be applicable after the
            Completion Date and shall be an amount equal to the decrease, if any, between the Commencement Date and the Expiration Date of the Facility 2 Lease Agreement in the Fair Market Value of the Facility 2 Property caused by (A) any representation or warranty of Lessee or any of its Affiliates regarding the Facility 2 Property set forth in any of the Operative Documents proving to be false or inaccurate when made, (B) the existence of, or the failure of Lessee to pay any Governmental Charge, Indebtedness or other obligation which might give rise to, any Liens in the Facility 2 Property (other than Permitted Property Liens), (C) the failure of Lessee to complete any New Improvements or any Modifications or (D) any other failure of Lessee to comply with any of its obligations regarding the Facility 2 Property set forth in any of the Operative Documents.


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
            (h) Determination of Fair Market Value and Indemnity Amount. If the purchase price specified in the Initial Bid is less than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2, Lessor may, on or prior to the last day of the Secondary Marketing Period (if Lessee has not previously delivered to Lessor a Conforming Bid with a purchase price equal to or greater than the difference between the Outstanding Lease Amount and Residual Value Guaranty Amount under Facility 2), deliver to Lessee a written notice of Lessor's determination of the current Fair Market Value of the Facility 2 Property and the Indemnity Amount. To determine such amounts, Lessor shall obtain Appraisals of the Facility 2 Property which set forth:

                  (i) A current Appraisal of the Fair Market Value of the
            Facility 2 Property in its then existing condition (the "Current Appraisal"); and

                  (ii) An Appraisal of the Fair Market Value of the Facility 2
            Property which assumes that (A) all representations and warranties regarding the Facility 2 Property made by Lessee or any of its Affiliates in any of the Operative Documents were true and correct when made; (B) Lessee has maintained the Facility 2 Property in compliance with all applicable Governmental Rules, Insurance Requirements and the Operative Documents; (C) Lessee has completed all Modifications and any other New Improvements in a good and workmanlike manner and otherwise as required by the Operative Documents; (D) Lessee has repaired the Facility 2 Property as required by the Operative Documents following any Casualty; (E) Lessee has restored the Facility 2 Property as required by the Operative Documents following any Condemnation; (F) Lessee has paid all Governmental Charges, Indebtedness and other obligations which, if unpaid, might give rise to a Lien (other than a Lessor Lien) on the Facility 2 Property; (G) Lessee has removed all Liens on the Facility 2 Property except for Permitted Property Liens and Lessor Liens; and (H) Lessee has performed all of its other obligations as required by the Operative Documents (the "Assumed Appraisal").

      In the absence of manifest error, (A) the Current Appraisal shall constitute the current Fair Market Value of the Facility 2 Property and
      (B) the difference between the Current Appraisal and the Assumed Appraisal shall constitute the Indemnity Amount if the Current Appraisal is less than the Assumed Appraisal.

            (i) Lessee not an Agent. Lessee shall not be an agent for any of the Lessor Parties in arranging for a purchaser of the Facility 2 Property. No Lessor Party shall be bound by any acts of Lessee.

            (j) Application of Proceeds. After the exercise by Lessee of the Marketing Option, Lessor shall apply and distribute all amounts received by Lessor on the Expiration Date as follows:

                  (i) First, Lessor shall apply such amounts to the portion of the Outstanding Lease Amount under Facility 2 not constituting Ineligible Project

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
            Costs to the extent necessary to pay such portion of the Outstanding Lease Amount;

                  (ii) Second, to the extent any amounts then remain, Lessor shall apply such amounts to the portion of all unpaid Rent under Facility 2 accrued through or due and payable on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid Rent;

                  (iii) Third, to the extent any amounts then remain, Lessor shall apply such amounts to the portion of all other amounts, if any, due and payable by Lessee under the Operative Documents on account of Facility 2 on or prior to such date not constituting Ineligible Project Costs to the extent necessary to pay such portion of the unpaid amounts;

                  (iv) Fourth, to the extent any amounts then remain, Lessor shall distribute to Lessee (A) such amounts as are necessary to pay all Prepaid Rent paid by Lessee, except for any such Prepaid Rent caused by or arising from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee, and (B) an amount equal to the Residual Value Guaranty Amount paid by Lessee hereunder.

                  (v) Fifth, to the extent any amounts then remain, Lessor shall apply such amounts to all Ineligible Project Costs paid or incurred by Lessor Parties.

                  (vi) Finally, to the extent any amounts then remain, Lessor shall promptly distribute all such remaining proceeds to Lessee.

            (k) Creditworthiness of Designated Purchaser. Lessee assumes all responsibility for determining the creditworthiness of any potential purchaser on any bid submitted by Lessee to Lessor hereunder. If, after any purchase by a Designated Purchaser hereunder, the purchase price paid by such Designated Purchaser is recovered from any Lessor Party, Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

            (l) Exercise of Marketing Option After Non-Marketing Option Event of Default. If Lessor notifies Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Lease Agreement that Lessor is terminating the Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement and the only basis for such early termination is the occurrence of a Non-Marketing Option Event of Default, Lessee may, subject to Paragraph 3.01, elect to exercise the Marketing Option if, not later than ten (10) Business Days after it receives from Lessor such notice of early termination, it (i) delivers to Lessor a Notice of Marketing Option Exercise, (ii) delivers to Lessor Cash Collateral in the amount required

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
      by clause (ii) of Subparagraph 2.11(a) of the Participation Agreement, and
      (iii) takes such other actions as may be required by Subparagraph 2.11(a) of the Participation Agreement. Upon the delivery by Lessee to Lessor of a Notice of Marketing Option Exercise and satisfaction of the other requirements set forth in the preceding sentence of this Subparagraph 3.02(l), the Expiration Date of the Facility 2 Lease Agreement shall, if the conditions to the exercise of the Marketing Option set forth in Paragraph 3.01 are satisfied, be extended to (A) the date determined pursuant clause (ii) of Subparagraph 3.05(d) of the Facility 2 Construction Agency Agreement if the Non-Marketing Option Event of Default was a Construction Termination Event or (B) the first Business Day of the first full calendar month that is six (6) months after the date of receipt by Lessor of such Notice of Marketing Option Exercise in all other cases. Any exercise by Lessee of the Marketing Option pursuant to this Subparagraph 3.02(l) shall be subject to the terms and conditions otherwise set forth in this Agreement.

      3.03. Expiration Date Purchase Option.

            (a) General. If (i) Lessee elects to exercise the Expiration Date Purchase Option by delivering to Lessor a Notice of Expiration Date Purchase Option Exercise pursuant to Paragraph 3.01; (ii) Lessee elects to exercise the Marketing Option by delivering to Lessor a Notice of Marketing Option Exercise pursuant to Paragraph 3.01 but the Marketing Option terminates pursuant to Subparagraph 3.02(f); or (iii) Lessee fails to deliver to Lessor either notice as required by Paragraph 3.01; Lessee shall purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement and otherwise comply, or cause compliance with, the requirements of this Paragraph 3.03 and the other applicable provisions of this Agreement.

            (b) Purchase Price. If Lessee is purchasing the Facility 2 Property pursuant to the Expiration Date Purchase Option, Lessee shall pay to Lessor on the Expiration Date of the Facility 2 Lease Agreement, as the purchase price for the Facility 2 Property, an amount equal to the Outstanding Lease Amount under Facility 2 on such date.


SECTION 4. TERMS OF ALL PURCHASES.

      4.01. Representations and Warranties of Parties.

            (a) Representations and Warranties of Purchaser. The purchaser of the Facility 2 Property, whether Lessee, an Assignee Purchaser or a Designated Purchaser ("Purchaser"), shall represent and warrant to Lessor on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) as follows:

                  (i) Such Person is a legal entity duly organized, validly
            existing and in good standing under the laws of its jurisdiction of organization or an individual with legal capacity to purchase the Facility 2 Property (or, in the case of a

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
            purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased).

                  (ii) The execution, delivery and performance by such Person of each document, instrument and agreement executed, or to be executed, by such Person in connection with its purchase of the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased) (the "Purchase Documents") and the consummation of the transactions contemplated thereby (A) are within the power of such Person and (B) have been duly authorized by all necessary actions on the part of such Person.

                  (iii) Each Purchase Document executed, or to be executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (iv) Such Person has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets,
            (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

                  (v) Such Person is not a "party in interest" within the
            meaning of Section 3(14) of the ERISA, with respect to any investor in or beneficiary of Lessor.

            (b) Representations and Warranties of Lessor and Lessee. Each of Lessor and Lessee shall represent and warrant to Purchaser (and Lessee also shall represent and warrant to Lessor if Lessor is to retain the Facility 2 Property) on the Expiration Date of the Facility 2 Lease Agreement as follows:

                  (i) Such Person is a corporation duly organized, validly
            existing and in good standing under the laws of its jurisdiction of organization.

                  (ii) The execution, delivery and performance by such Person of each Purchase Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (A) are within the power of such Person and (B) have been duly authorized by all necessary actions on the part of such Person.

                  (iii) Each Purchase Document executed, or to be executed, by such Person has been, or will be, duly executed and delivered by such Person and constitutes, or will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

                  (iv) Such Person has not (A) made a general assignment for the benefit of creditors, (B) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by such Person's creditors, (C) suffered the appointment of a receiver to take possession of all, or substantially all, of such Person's assets,
            (D) suffered the attachment or other judicial seizure of all, or substantially all, of such Person's assets, (E) admitted in writing its inability to pay its debts as they come due, or (F) made an offer of settlement, extension or composition to its creditors generally.

      In addition to the foregoing, (A) Lessee shall represent and warrant to the Designated Purchaser (or Lessor if Lessor is to retain the Facility 2 Property) on the Expiration Date of the Facility 2 Lease Agreement that no Liens are attached to the Facility 2 Property, except for Permitted Property Liens, and (B) Lessor shall represent and warrant to Purchaser on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date) that no Lessor Liens are attached to the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, the portion to be purchased). Except for the foregoing representations and warranties to be made by Lessor on the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, on the applicable Partial Purchase Date), no Lessor Party shall make any representation or warranty regarding the Facility 2 Property or the sale of the Facility 2 Property. Lessee shall make such additional representations and warranties as it may be required to make pursuant to clause (ii) of Subparagraph 3.02(b).

            (c) Survival of Representations and Warranties. The representations and warranties of Purchaser, Lessor and Lessee shall survive for a period of twelve (12) months after the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, after the applicable Partial Purchase Date). Any claim which any such party may have at any time against any other such party for a breach of any such representation or warranty, whether known or unknown, which is not asserted by written notice within such twelve (12) month period shall not be valid or effective, and the party shall have no liability with respect thereto.

      4.02. "As Is" Purchase. All purchases of the Facility 2 Property hereunder shall be "as is, with all faults" and without any representations, warranties or indemnities except for any representations, warranties or indemnities provided by Lessee pursuant to clause (ii)(C) of Subparagraph 3.02(b) or by Lessor or Lessee pursuant to Subparagraph 4.01(b). Each Purchaser shall specifically acknowledge and agree that Lessor is selling and such Purchaser is purchasing the Facility 2 Property on an "as is, with all faults" basis and that such Purchaser is not relying

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
on any representations or warranties of any kind whatsoever, express or implied, from any Lessor Party, its agents, or brokers as to any matters concerning the Facility 2 Property (except for any representations and warranties provided by Lessor pursuant to Subparagraph 4.01(b)), including (a) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term of the Facility 2 Lease Agreement); (b) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (c) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (d) the availability or adequacy of utilities and other services to the Facility 2 Property; (e) any latent, hidden or patent defect in the Facility 2 Property; (f) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (h) any Casualty or Condemnation; or (i) the compliance of the Facility 2 Property with any applicable Governmental Rule or Insurance Requirement.

      4.03. Release. Without limiting the foregoing, each Purchaser shall, on behalf of itself and its successors and assigns, waive its right to recover from, and forever release and discharge, Lessor and the other Indemnitees from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the physical condition of the Facility 2 Property or any Governmental Rule applicable thereto, including any Environment Law. Each Purchaser shall expressly waive the benefits of Section 1542 of the California Civil Code, which provides that, "a general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

      4.04. Permits, Approvals, Etc. Lessee shall obtain all permits, licenses and approvals from and make all filings with Governmental Authorities and other Persons, comply and cause compliance with all applicable Governmental Rules and take all other actions required for the marketing, purchase and sale of the Facility 2 Property.

      4.05. Costs. Lessee shall pay directly, without deduction from the purchase price or any other amount payable to Lessor hereunder, all costs and expenses of Lessee and Lessor associated with the marketing and sale of the Facility 2 Property, including brokers' fees and commissions; title insurance premiums; survey charges; utility, tax and other prorations; fees and expenses of environmental consultants and attorneys; appraisal costs; escrow fees; recording fees; documentary, transfer and other taxes; and all other fees, costs and expenses which might otherwise be deducted from the purchase price or any other amount payable to Lessor hereunder.

      4.06. Lessee's Payment Obligations.

            (a) Expiration Date. On the Expiration Date of the Facility 2 Lease Agreement, Lessee shall pay to Lessor the following:

                  (i) Purchase by Lessee. If the Facility 2 Property is to be
            purchased by Lessee or an Assignee Purchaser on such date, (A) the purchase price payable by Lessee, (B) all unpaid Rent accrued through or due and payable on or prior to such date and (C) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date;

                  (ii) Purchase by a Designated Purchaser. If the Facility 2
            Property is to be purchased by a Designated Purchaser on such date,
            (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount,
            (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date; or

                  (iii) Retention by Lessor. If the Facility 2 Property is to be
            retained by Lessor on such date pursuant to Subparagraph 3.02(d),
            (A) the Residual Value Guaranty Amount, (B) the Indemnity Amount,
            (C) all unpaid Rent accrued through or due and payable on or prior to such date and (D) all other amounts, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

            (b) Partial Purchase Date. On any Partial Purchase Date, Lessee shall pay to Lessor (i) the purchase price for the Tracts of Facility 2 Property to be purchased on such date, (ii) all unpaid Rent attributable to such Tracts of Facility 2 Property accrued through or due and payable on or prior to such date and (iii) all other amounts attributable to such Tracts of Facility 2 Property, if any, due and payable by Lessee under the Operative Documents on or prior to such date.

      4.07. Lessor Liens. Lessor shall remove all Lessor Liens from the Facility 2 Property before the Expiration Date of the Facility 2 Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, from the portion to be purchased before the applicable Partial Purchase Date).

      4.08. Transfer Documents.

            (a) Expiration Date.

                  (i) Lessor. Subject to receipt by Lessor on the Expiration
            Date of the Facility 2 Lease Agreement of the full amount of the following, without any setoff, deduction or reduction of any kind:

                        (A) In the case of a transfer to Lessee or an Assignee
                  Purchaser, all amounts payable by Lessee pursuant to clause
                  (i) of Subparagraph 4.06(a); or

                        (B) In the case of a transfer to a Designated Purchaser,
                  (1) the purchase price payable by the Designated Purchaser and
                  (2) all amounts payable by Lessee pursuant to clause (ii) of Subparagraph 4.06(a);

            Lessor shall transfer its interest in the Facility 2 Property to Purchaser on the Expiration Date of the Facility 2 Lease Agreement (unless Lessor is to retain the

            Facility 2 Property) by executing and delivering to Purchaser a Deed in substantially the form of Exhibit D(1), an Acknowledgment of Disclaimer of Representations and Warranties in substantially the form of Exhibit D(2), a Bill of Sale in substantially the form of Exhibit E, and shall assign to Purchaser Lessor's option to purchase its interest in the Facility 2 Property as provided in Section 6 of the Facility 2 Head Lease Agreement.

                  (ii) Lessee. On the Expiration Date of the Facility 2 Lease
            Agreement, unless Lessee is to purchase the Facility 2 Property, Lessee shall transfer its interest in the Facility 2 Property to the Designated Purchaser or an Assignee Purchaser (or Lessor if Lessor is to retain the Facility 2 Property) by executing and delivering to such Person a Deed in substantially the form of Exhibit F, a Bill of Sale in substantially the form of Exhibit G and such other documents, instruments and agreements as such Person may reasonably request.

            (b) Partial Purchase Date. Subject to receipt by Lessor on any Partial Purchase Date of all amounts payable by Lessee pursuant to Subparagraph 4.06(b), without any setoff, deduction or reduction of any kind, Lessor shall transfer its interest in the Tracts of Facility 2 Property to be purchased on such date to Lessee by executing and delivering to Lessee a Deed in substantially the form of Exhibit D(1), a Bill of Sale in substantially the form of Exhibit E, shall assign to Lessee Lessor's option to purchase its interest in such Tracts of Facility 2 Property as provided in Section 6 of the Facility 2 Head Lease Agreement, and such other documents, instruments and agreements as Lessee may reasonably request.

      4.09. Casualty and Condemnation Proceeds. If, on the Expiration Date of the Facility 2 Lease Agreement, any Casualty and Condemnation Proceeds are held by Lessor in a Repair and Restoration Account or otherwise, Lessor shall (a) if Lessee is to purchase the Facility 2 Property on the Expiration Date of the Facility 2 Lease Agreement and Lessee shall so direct, apply such proceeds to the purchase price to be paid by Lessee or (b) in all other cases, release such proceeds to Lessee; provided, however, that Lessor shall not have any obligation so to apply or release such proceeds unless Lessee and/or any Designated Purchaser has complied with all of the terms and conditions of this Agreement.

      4.10. Payments. Purchaser, Lessor and Lessee shall make all payments in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon on the date due.

      4.11. Environmental Reports. Lessee shall obtain and deliver to Lessor, not later than one (1) month prior to the Expiration Date of the Lease Agreement (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, prior to the applicable Partial Purchase Date), environmental reports with respect to the Facility 2 Property (or, in the case of a purchase of a portion of the Facility 2 Property pursuant to the Partial Purchase Option, with respect to the applicable portion thereof) prepared by environmental consultants acceptable to Lessor.

      4.12. Further Assurances. Lessee shall, and shall cause any Designated Purchaser to, execute and deliver such documents, instruments and agreements and take such other actions as Lessor may reasonably request to effect the purposes of this Agreement and comply with the terms hereof. Similarly, Lessor shall execute and deliver such documents, instruments and agreements and take such other actions as Lessee or a Designated Purchaser may reasonably request to effect the purposes of this Agreement and comply with the terms hereof.


SECTION 5. MISCELLANEOUS.

      5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

      5.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      5.03. Successors and Assigns.

               (a) General. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement and in Subparagraph 5.03(b).

               (b) Assignment by Lessee of Purchase Rights. Lessee may assign to a third party (an "Assignee Purchaser") its right to purchase the Facility 2 Property pursuant to the Term Purchase Option, the Partial Purchase Option or the Expiration Date Purchase Option; provided, however, that (i) such an assignment shall not relieve Lessee of its obligations to consummate or cause the consummation of any such purchase in accordance with the terms of this Agreement and (ii) Lessee assumes all responsibility for determining the creditworthiness of any such Assignee Purchaser. If, after any purchase by an Assignee Purchaser hereunder, the purchase price paid by such Assignee Purchaser is recovered from any Lessor Party, Lessee shall reimburse such Lessor Party for such recovery unless such recovery is due solely to a material misrepresentation or covenant breach by such Lessor Party.

      5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable

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
right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

      5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

      5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

      5.08. Nature of Lessee's Obligations.

            (a) Independent Obligation. The obligation of Lessee to pay the amounts payable by Lessee under this Agreement and the other Operative Documents and to perform the other Lessee Obligation are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 5.08(c).

            (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to pay all amounts hereunder and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 5.08(c).

            (c) Full Payment and Performance. Lessee shall make all payments under this Agreement and the other Operative Documents in the full amounts and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Facility 2 Property (including any Improvements to the Facility 2 Property made prior to the Commencement Date or during the Term of the Facility 2 Lease Agreement); (ii) title to the Facility 2 Property (including possession of the Facility 2 Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Facility 2 Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Facility 2 Property; (iv) the availability or adequacy of utilities and other services to the Facility 2 Property; (v) any latent, hidden or patent defect in the Facility 2 Property; (vi) the zoning or status of the Facility 2 Property or any other restrictions on the use of the Facility 2 Property; (g) the economics of the Facility 2 Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Facility 2 Property with any applicable Governmental Rule or

      Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 5.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                    By:___________________________
                                         Name:______________________
                                         Title:_______________________


LESSOR:                             ABN AMRO LEASING, INC.

                                    By:___________________________
                                         Name:______________________
                                         Title:_______________________

                                  EXHIBIT A(1)

                     NOTICE OF TERM PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

      1. Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 2 Lease Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lessee and Lessor; and

            (c) The Facility 2 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 4.01 of the Facility 2 Lease Agreement and Paragraph 2.01 of the Facility 2 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to terminate the Facility 2 Lease Agreement prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement and purchase the Facility 2 Property on [_________, ____] (which date is a Scheduled Rent Payment Date and which date, after the delivery of this notice, shall be the Expiration Date of the Facility 2 Lease Agreement).

        IN WITNESS WHEREOF, Lessee has executed this Notice of Term Purchase Option Exercise on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:___________________________
                                             Name:______________________
                                             Title:_______________________

                                     A(1)-1

                                  EXHIBIT A(2)

                   NOTICE OF PARTIAL PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

      1. Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 2 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 2.02 of the Facility 2 Purchase Agreement, Lessee hereby irrevocably notifies Lessor that Lessee is exercising its right to purchase a portion of the Facility 2 Property as follows:

            (a) The Tract[s] of Facility 2 Property to be purchased is [are] ________________; and

            (b) The date on which such purchase is to occur is [_________, ____] (which date is a Scheduled Rent Payment Date ).

      3. Lessee hereby certifies to Lessor, Agent and the Participants that, on the date of this notice:

            (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default has occurred and is continuing; and


                                     A(2)-1

            (c) All of the Operative Documents are in full force and effect.

      IN WITNESS WHEREOF, Lessee has executed this Notice of Partial Purchase Option Exercise on the date set forth above.

                                         NOVELLUS SYSTEMS, INC.

                                         By:___________________________
                                              Name:______________________
                                              Title:_______________________


                                     A(2)-2

                                    EXHIBIT B
                       NOTICE OF MARKETING OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

      1. Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 2 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Marketing Option on the Scheduled Expiration Date of the Facility 2 Lease Agreement of [_____, ____].

      3. Lessee hereby certifies to Lessor, Agent and the Participants that, on the date of this notice:

            (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

            (b) No Default (other than a Non-Marketing Option Event of Default under the Facility 2 Lease Agreement) has occurred and is continuing; and

            (c) All of the Operative Documents are in full force and effect on such date.

        IN WITNESS WHEREOF, Lessee has executed this Notice of Marketing Option Exercise on the date set forth above.

                                          NOVELLUS SYSTEMS, INC.

                                          By:___________________________
                                               Name:______________________
                                               Title:_______________________

                                    EXHIBIT C

                      NOTICE OF EXPIRATION DATE PURCHASE OPTION EXERCISE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

      1. Reference is made to the following:

            (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

            (b) The Facility 2 Purchase Agreement, dated as of April 13, 2001 (the "Purchase Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

      2. Pursuant to Paragraph 3.01 of the Purchase Agreement, Lessee hereby notifies Lessor that Lessee is electing to exercise the Expiration Date Purchase Option on the Scheduled Expiration Date of the Facility 2 Lease Agreement of [_____, ____].

      IN WITNESS WHEREOF, Lessee has executed this Notice of Expiration Date Purchase Option Exercise on the date set forth above.

                                          NOVELLUS SYSTEMS, INC.

                                          By:___________________________
                                               Name:______________________
                                               Title:_______________________

                                  EXHIBIT D(1)

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

[Purchaser]

___________________

___________________

___________________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

_____________________________________________________________________________


                                 QUITCLAIM DEED

               FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO Leasing, Inc. ("Grantor"), hereby releases, remises and forever quitclaims to [PURCHASER], a _____________ ("Grantee"), the real property located in the City of [__________], State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

                                 [See Next Page]

                                     D(1)-1

               Executed as of _____, ____.

                                   ABN AMRO LEASING, INC.,

                                       By:  _________________________

                                       Its: _________________________

                                     D(1)-2

                                    EXHIBIT A


                                LEGAL DESCRIPTION






Assessor's Parcel No.:  _______________

                                     D(1)(A)-1

State of _____________
County of _____________________
On ___________________ before me, _________________________,
               Date                       Name, Title of Officer
personally appeared ________________________________________________,
                              Name(s) of signer(s)

(personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                        WITNESS my hand and official seal.

                        _________________________________________________



                                     D(1)(A)-2

                                ________, ______



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

      Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

      The attached deed names ABN AMRO Leasing, Inc., as grantor, and [PURCHASER], a _________________, as grantee.

      The property being transferred and described in the attached deed is located in the City of San Jose and County of [__________], State of California.

      The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                            ABN AMRO LEASING, INC.,

                                            By:___________________________

                                            Its: ___________________________

                                     D(1)(A)-3

                                  EXHIBIT D(2)

               ACKNOWLEDGMENT AND DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

      THIS ACKNOWLEDGMENT OF DISCLAIMER OF REPRESENTATIONS AND WARRANTIES (this "Certificate") is made as of ___________, ____ by [PURCHASER], a _____________
("Grantee").

      Contemporaneously with execution of this Acknowledgement, ABN AMRO Leasing, Inc., an Illinois corporation ("AALI"), is executing and delivering to Grantee a Quitclaim Deed and a Bill of Sale (the foregoing documents and any other documents to be executed and delivered to Grantee in connection therewith are herein called the "Conveyancing Documents" and any of the properties, rights or other matters assigned, transferred or conveyed pursuant thereto are herein collectively called the "Property") pursuant to the terms of a Facility 2 Purchase Agreement dated as of April 13, 2001 by and between AALI and Novellus Systems, Inc., a California corporation ("Novellus").

      Notwithstanding any provision contained in the Conveyancing Documents to the contrary, Grantee acknowledges that AALI is selling and Grantee is purchasing the Property on an "as is, with all faults" basis and that Grantee is not relying on any representations or warranties of any kind whatsoever, express or implied, from AALI, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property (including any improvements to the Property); (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person, but excluding any Lessor Liens as defined in that certain Participation Agreement dated as of April 13, 2001 among AALI, Novellus, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"));
(c) the value, habitability, usability, design, operation or fitness for use of the Property; (d) the availability or adequacy of utilities and other services to the Property; (e) any latent, hidden or patent defect in the Property; (f) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (h) any damage to, destruction or, or decrease in the value of all or any portion of the Property or any condemnation or other taking or sale of all or any portion of the Property, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any governmental authority or other person have the power of eminent domain; or (i) the compliance of the Property with any applicable law, rule, regulation, ordinance, order, code, judgment or similar form of decision of any governmental authority or any terms, conditions or requirements imposed by any policies of insurance relating to the Property.

                                 [See next page]



                                     D(2)-1

      The provisions of this Acknowledgement shall be binding on Grantee, its successors and assigns and any other party claiming through Grantee. Grantee hereby acknowledges that AALI N.A. is entitled to rely and is relying on this Certificate.

        EXECUTED as of ____________, _______.



                              [PURCHASER]

                               By:___________________________________

                                  Name:______________________________

                                  Title: ____________________________

                                     D(2)-2

                                    EXHIBIT E

                                  BILL OF SALE

      FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ABN AMRO LEASING, INC., an Illinois corporation ("Seller"), does hereby sell, transfer and convey to [PURCHASER], a _________________________ ("Purchaser"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference (the "Property").

      Seller is selling and Purchaser is purchasing the Property on an "as is, with all faults" basis and Purchaser is not relying on any representations or warranties of any kind whatsoever, express or implied, from Seller, its agents, or brokers as to any matters concerning the Property including (a) the condition of the Property; (b) title to the Property (including possession of the Property by any individual or entity or the existence of any lien or any other right, title or interest in or to any of the Property in favor of any person); (c) the value, habitability, usability, design, operation or fitness for use of the Property; or (d) any latent, hidden or patent defect in the Property.


Dated:  ________, ____              SELLER:

                                            ABN AMRO LEASING, INC.,

                                            By:___________________________

                                            Its:   ___________________________


                                            PURCHASER:

                                            [PURCHASER]
                                            a __________________________

                                            By:___________________________

                                            Its:   ___________________________

                                   SCHEDULE 1
                                    PROPERTY

                                     E(1)-2

                                    EXHIBIT F

RECORDING REQUESTED BY
WHEN RECORDED RETURN TO
AND MAIL TAX STATEMENTS TO:

_________________________

_________________________

Attention:  _____________

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

______________________________________________________________________________


                                   GRANT DEED

      FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, NOVELLUS SYSTEMS, INC., a California corporation ("Grantor"), hereby releases, remises and forever grants to [PURCHASER] ("Grantee"), the real property located in the City of San Jose, County of Santa Clara, State of California, described on EXHIBIT A attached hereto and made a part hereof (the "Property").

               Executed as of __________, ____.

                                    NOVELLUS SYSTEMS, INC.,
                                    a California corporation

                                    By: _______________________________________

                                    Its:_______________________________________

                                    EXHIBIT A


                                LEGAL DESCRIPTION


Assessor's Parcel No.:  ____________________


                                     F(A)-1

State of _________________

County of _____________________

On ___________________ before me, _________________________,
          Date                       Name, Title of Officer

personally appeared ________________________________________________,
                              Name(s) of signer(s)

(personally known to me -OR- ( proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                        WITNESS my hand and official seal.

                        ___________________________________


                                     F(A)-2

                                ________, _______



Santa Clara County Recorder

           Re:   Request That Statement of Documentary
                 Transfer Tax Not be Recorded

Dear Sir:

      Request is hereby made in accordance with Section 11932 of the Revenue and Taxation Code that this statement of tax due not be recorded with the attached deed but be affixed to the deed after recordation and before return as directed on the deed.

      The attached deed names NOVELLUS SYSTEMS, INC., a California corporation, as grantor, and [PURCHASER], as grantee.

      The property being transferred and described in the attached deed is located in the City of San Jose and County of Santa Clara, State of California.

      The amount of Documentary Transfer Tax due on the attached deed is $__________, computed on full value of the property conveyed.


                                            NOVELLUS SYSTEMS, INC.,
                                            a __________________

                                            By: __________________________

                                            Its:__________________________


                                     F(A)-3

                                    EXHIBIT G

                                  BILL OF SALE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Novellus Systems, Inc., a California corporation ("Seller"), does hereby sell, transfer, and convey unto [PURCHASER] ("Buyer"), the personal property owned by Seller in connection with that certain real property commonly known as _______________, San Jose, California, which Seller warrants to be free and clear of all liens and encumbrances, including, without limitation, the personal property itemized on SCHEDULE 1 attached hereto and incorporated herein by this reference.

        Seller does hereby covenant with Buyer that Seller is the lawful owner of such personal property, and that the undersigned has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons whomsoever.

        DATED this ____ day of __________, ____.



                             SELLER:        Novellus Systems, Inc.,
                                            a California corporation


                                       By:_____________________________

                                      Its:_____________________________

                                   SCHEDULE 1
                                    PROPERTY


                                     G(1)-1

  ============================================================================





                    FACILITY 2 CONSTRUCTION AGENCY AGREEMENT


                                     BETWEEN


                             NOVELLUS SYSTEMS, INC.


                                       AND


                             ABN AMRO LEASING, INC.






                                 APRIL 13, 2001





   ==========================================================================

                                TABLE OF CONTENTS

                                                                                                                    PAGE
SECTION 1.            INTERPRETATION.............................................................................     1

         1.01.    Definitions....................................................................................     1
         1.02.    Rules of Construction..........................................................................     2

SECTION 2.            APPOINTMENT; AUTHORITY.....................................................................     2

         2.01.    Appointment....................................................................................     2
         2.02.    Scope of Authority.............................................................................     2
         2.03.    Delegation of Duties...........................................................................     2

SECTION 3.            LESSEE'S OBLIGATIONS AND DUTIES............................................................     2

         3.01.    Plans and Specifications and Other Construction Agreements.....................................     2
         3.02.    Modification to Construction Agreements........................................................     3
         3.03.    Permits, Approvals, Etc........................................................................     3
         3.04.    Material and Supplies..........................................................................     3
         3.05.    Construction...................................................................................     4
         3.06.    Insurance......................................................................................     6
         3.07.    Fees, Costs and Expenses.......................................................................     6
         3.08.    Books and Records..............................................................................     6
         3.09.    Additional Obligations and Duties..............................................................     7

SECTION 4.            MISCELLANEOUS..............................................................................     7

         4.01.    Notices........................................................................................     7
         4.02.    Waivers; Amendments............................................................................     7
         4.03.    Successors and Assigns.........................................................................     7
         4.04.    No Third Party Rights..........................................................................     7
         4.05.    Partial Invalidity.............................................................................     7
         4.06.    Governing Law..................................................................................     7
         4.07.    Counterparts...................................................................................     8
         4.08.    Nature of Lessee's Obligations.................................................................     8

EXHIBITS

         A        Lessee's Completion Certificate (3.05(c))
         B        Architect's Completion Certificate (3.05(c))

                    FACILITY 2 CONSTRUCTION AGENCY AGREEMENT


         THIS FACILITY 2 CONSTRUCTION AGENCY AGREEMENT (this "Agreement" herein), dated as of April 13, 2001, is entered into by and between:

                  (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"); and

                  (2) ABN AMRO LEASING, INC., an Illinois corporation
         ("Lessor").


                                    RECITALS

         A. Lessee has requested Lessor and the Persons which are "Participants" under the Participation Agreement referred to in Recital B below (such Persons to be referred to collectively as the "Participants") to provide to Lessee a lease facility pursuant to which:

                  (1) Lessor would (a) lease certain property designated by Lessee, (b) sublease such property to Lessee, (c) appoint Lessee as Lessor's agent to make certain improvements to such property, (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such parcels of property; and

                  (2) The Participants would participate in such lease facility by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

         B. Pursuant to a Participation Agreement dated of even date herewith (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein, including without limitation the execution and delivery of this Agreement setting forth the terms of Lessee's construction obligations.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1.        INTERPRETATION.

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

         1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2.        APPOINTMENT; AUTHORITY.

         2.01. Appointment. Lessor hereby appoints Lessee and Lessee hereby agrees to act as Lessor's agent for the construction of the New Improvements to the Facility 2 Property.

         2.02. Scope of Authority. Lessee shall have the authority to perform all acts expressly delegated to or undertaken by Lessee under this Agreement and all other acts reasonably necessary to complete the construction of the New Improvements in accordance with the Plans and Specifications, the Budget, this Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements; provided, however, that no Lessor Party shall have any obligation to pay any fees, costs or expenses related to such construction (except to the extent of Lessor's obligation to make, and the Participants' obligations to fund, Advances pursuant to the Participation Agreement) and Lessee shall have no authority to, and shall not, enter into any agreement which would, directly or indirectly, require any Lessor Party to pay any such fees, costs or expenses or otherwise impose upon any Lessor Party any liability or obligation. Subject to the terms and conditions of this Agreement and the other Operative Documents, Lessee shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the New Improvements.

         2.03. Delegation of Duties. Lessee may employ such architects, engineers, contractors, consultants, agents, employees and other Persons as Lessee determines are necessary or appropriate to construct the New Improvements and perform its other obligations and duties hereunder and may delegate to such Persons any or all of such obligations and duties; provided, however, that no such employment or delegation shall limit or reduce in any way Lessee's obligations and duties under this Agreement. Lessor understands that Lessee is not a licensed contractor and that Lessee will engage licensed contractors to perform any obligations under this Agreement which require a license.


SECTION 3.        LESSEE'S OBLIGATIONS AND DUTIES.

         3.01. Plans and Specifications and Other Construction Agreements. Pursuant to Paragraph 3.01 of the Participation Agreement, Lessee has delivered to Lessor the Plans and Specifications for all new improvements to be made to the Property, a certificate of the architect for such new improvements certifying that such Plans and Specifications are complete and the Budget for the new improvements. Lessee has entered or shall, on a timely basis, enter into such agreements with architects, engineers, contractors, consultants, materialmen, suppliers, agents, employees and other Persons as are necessary or appropriate to complete the construction of the

New Improvements in accordance with the Budget and this Agreement prior to the Outside Completion Date and to perform Lessee's other obligations and duties hereunder in connection therewith (together with the Plans and Specifications, the "Construction Agreements"). Each Construction Agreement shall expressly permit (a) the assignment of Lessee's rights thereunder to Lessor without the consent of the other party(ies) to such agreement and (b) the termination of such agreement without cause for a termination payment included in the Budget. Upon Lessor's request, Lessee shall deliver to Lessor copies of any or all Construction Agreements.

         3.02. Modifications to Construction Agreements. Lessee shall not agree to or permit any revision, amendment, supplementation or other modification to the Plans and Specifications or any other Construction Agreement without the written consent of Lessor if such revision, amendment, supplementation or modification (either alone or together with all prior revisions, amendments, supplementations and modifications to the Plans and Specifications and the other Construction Agreements) is reasonably likely to:

                  (a) Cause the costs and expenses of acquiring the Facility 2 Property and constructing all of the New Improvements in accordance with this Agreement (including all Permitted Improvement Costs and Permitted Transaction Expenses paid or to be paid with Advances) to exceed the lesser of (i) the Total Facility 2 Commitment and (ii) the Expiration Date Appraisal for the Facility 2 Property;

                  (b) Make it difficult or impossible to Complete the construction of all the New Improvements in accordance with this Agreement on or prior to the Outside Completion Date; or

                  (c) Cause the Fair Market Value of the Facility 2 Property to be less than the Expiration Date Appraisal for the Facility 2 Property or otherwise decrease in any material amount.

Lessee shall notify Lessor promptly in writing of any such revision, amendment, supplementation or other modification to the Plans and Specifications and the other Construction Agreements.

         3.03. Permits, Approvals, Etc. Prior to the time they are required, Lessee shall obtain from Governmental Authorities and other Persons all licenses, approvals, authorizations, consents, permits, easements and rights-of-way that are necessary for the construction of any New Improvements in accordance with this Agreement. Upon Lessor's request, Lessee shall deliver to Lessor copies of any or all such licenses, approvals, authorizations, consents, permits, easements and rights-of-way.

         3.04. Material and Supplies. Lessee shall obtain all materials and supplies necessary to construct the New Improvements. Lessee shall cause all such materials and supplies (a) to be purchased in a manner that will result in the ownership thereof vesting unconditionally in Lessor, free from all Liens (other than Liens that attach in favor of the materialmen or subcontractors that supply and/or install such materials and supplies); (b) to be stored at the applicable Land under adequate safeguards to minimize the possibility of loss, theft, damage or commingling with other materials or projects; and (c) to be covered by the insurance policies required under this Agreement and the other Operative Documents. Upon Lessor's request, Lessee shall deliver to Lessor copies of any contracts, bills of sale, statements, receipts, vouchers or agreements for the materials and supplies used or to be used in the construction of the New Improvements.

3.05.    Construction.

                  (a) Commencement. Lessee shall commence construction of the New Improvements for each Tract of Land for which New Improvements are contemplated not later than one (1) month after the Closing Date and shall diligently proceed with such construction.

                  (b) Manner. Lessee shall construct the New Improvements (including all foundations and structural portions thereof; all plumbing, heating, air conditioning and electrical systems; and all water, sewer, electric, gas, telephone and drainage facilities) in a good and workmanlike manner, free from any material defect in design or construction, in accordance with the Plans and Specifications, the Budget, this Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements.

                  (c) Completion. Subject to Subparagraph 3.05(d), Lessee shall Complete the construction of the New Improvements on or prior to the Outside Completion Date. "Completion" shall occur for the New Improvements when Substantial Completion occurs pursuant to clause (i) below and Lessee delivers to Lessor each item required by clause (ii) below:

                           (i) "Substantial Completion" shall occur when the New
                  Improvements have been substantially completed in accordance with this Agreement, are new and in good working condition and are ready for occupancy and use as a facility as described in clause (ii) of Subparagraph 4.01(t) of the Participation Agreement. This shall require, without limiting the generality of the preceding sentence, that (A) all utilities required to adequately service the New Improvements for their intended use are available and "tapped on" and hooked up pursuant to adequate permits (including any that may be required under applicable Environmental Laws) and (B) access to the New Improvements for pedestrians and motor vehicles from publicly dedicated streets and public highways are available.

                           (ii) Lessee shall furnish to Lessor each of the
                  following:

                                    (A) A certificate of Lessee in the form of
                           Exhibit A, duly executed by Lessee;

                                    (B) A certificate of an architect acceptable
                           to Lessor in the form of Exhibit B, duly executed by such architect, together with copies of each of the documents referred to therein;

                                    (C) A date-down endorsement to or reissued
                           title insurance policies or binders delivered by Lessee pursuant to Paragraph 3.02 of the Participation Agreement;

                                    (D) Copies of all mechanic's or
                           materialman's lien waivers and releases as required by Lessor; and

                                    (E) Certificate of final occupancy issued by
                           the appropriate Governmental Authority.

                  (d)      Construction Termination Events.

                           (i) Notice. As soon as possible and in no event later
                  than five (5) Business Days after learning of any Cost Overrun Event or Completion Delay Event, Lessee shall deliver to Lessor a written notice of such event that sets forth in detail the nature of such event and Lessee's estimate of the effect that such event will have on the costs to Complete the New Improvements and/or the likely Completion Date.

                           (ii) Exercise of Marketing Option. If Lessor notifies
                  Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Facility 2 Lease Agreement that Lessor is terminating the Facility 2 Lease Agreement on a Termination Date which is prior to the Scheduled Expiration Date of the Facility 2 Lease Agreement and the only basis for such early termination is the occurrence of a Construction Termination Event, Lessee may elect to exercise the Marketing Option as provided in Subparagraph 3.02(l) of the Facility 2 Purchase Agreement if:

                                    (A) Such Construction Termination Event was
                           not caused by any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee; and

                                    (B) Lessee delivers to Lessor a Notice of
                           Marketing Option Exercise as required by Subparagraph 3.02(l) of the Facility 2 Purchase Agreement.

                  If Lessee elects to exercise the Marketing Option pursuant to this clause (ii) and the Construction Termination Event was not a Completion Delay Event, the Termination Date specified by Lessor in the notice of early termination delivered by Lessor to Lessee pursuant to Subparagraph 5.03(a) or Subparagraph 5.04(a) of the Facility 2 Lease Agreement shall be extended to the Outside Completion Date or, if later, the date that is six (6) months after the Termination Date specified by Lessor in its notice of early termination. If Lessee elects to exercise the Marketing Option pursuant to this clause (ii) and the Construction Termination Event was a Completion Delay Event, both the Termination Date specified by Lessor in its notice of early termination and the Outside Completion Date shall be extended to the first Business Day of the first full calendar month after the date specified by Lessee in the notice delivered by Lessee to Lessor pursuant clause (i); provided, however, that neither the Termination Date nor the Outside Completion Date shall be extended to a date that is more than six (6) months after the early Termination Date initially specified by Lessor in its notice of early termination if Lessor directs Lessee to cease construction prior to such date pursuant to clause (iii) below. Notwithstanding the foregoing provisions of this clause
                  (ii), if a Marketing Option Event of Default shall occur, Lessee's right to exercise the Marketing Option pursuant to this clause (ii) shall terminate and Lessor shall have the right to terminate the Facility 2 Lease Agreement on an earlier date. If Lessee delivers to Lessor a Notice of Marketing Option Exercise as provided in this clause (ii), Lessee shall comply with the provisions of the Facility 2 Purchase Agreement and the other Operative Documents governing the Marketing Option.

                           (iii) Continuation of Construction. After the
                  occurrence of a Construction Termination Event (without regard to whether Lessor has notified Lessee that Lessor is terminating the Facility 2 Lease Agreement or whether Lessee has elected to exercise the Marketing Option as provided in clause (ii) above), Lessee shall continue diligently to construct the New Improvements in accordance with this Agreement until the Completion thereof; provided, however, that:

                                    (A) Lessee shall cease such construction as
                           of any date specified by Lessor;

                                    (B) Subject to the amount limitations set
                           forth herein, the right of Lessor and the Participants to terminate their commitments hereunder upon the occurrence of any other Default and the other terms and conditions of the Operative Documents, Lessor shall continue to make (and Participants shall continue to fund) Advances;

                                    (C) If Advances are no longer available
                           under the Participation Agreement, Lessee shall pay Prepaid Rent if the Construction Termination Event was caused by or arose from any failure by Lessee to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation by Lessee in any of the Operative Documents not being true, any negligence or willful misconduct of Lessee, or any claim by any third-party against Lessee (or against any Lessor Party) based upon any alleged action or inaction by Lessee; and

                                    (D) If Lessee incurs any Prepaid Rent, the
                           Residual Value Guaranty Amount shall be calculated as provided in the proviso to clause (i) of Subparagraph 3.02(g) of the Facility 2 Purchase Agreement.

         3.06. Insurance. Lessee (and its general contractor) shall maintain policies of casualty and liability insurance as required by Paragraph 3.03 of the Facility 2 Lease Agreement.

         3.07. Fees, Costs and Expenses.

                  (a) Limitation of Responsibility. Lessee shall use the Advances made by Lessor and funded by Participants under the Participation Agreement for Permitted Improvement Costs and Permitted Transaction Expenses to pay such costs and expenses. Except for their obligations to make and fund Advances pursuant to the Participation Agreement, neither Lessor nor any other Lessor Party shall have any obligation to pay any fees, costs or expenses of constructing the New Improvements.

                  (b) Prompt Payment. Lessee shall pay when due all fees, costs and expenses of architects, engineers, contractors, materialmen, suppliers, consultants, agents, employees and other Persons which provide services, materials or supplies in connection with the construction of the New Improvements and all other fees, costs and expenses related to such construction.

                  (c) No Lessee Fee. Lessee shall not be entitled to any fee for the performance of its obligations and duties hereunder or any other compensation in connection with this Agreement.

         3.08. Books and Records. Lessee shall maintain accurate books and records, in reasonable detail, relating to the construction of the New Improvements and shall permit Lessor to inspect the same and make copies thereof, at Lessee's expense, upon reasonable notice to Lessee.

         3.09. Additional Obligations and Duties. In addition to the obligations and duties set forth above in this Section 3, Lessee shall perform all other acts reasonably necessary to achieve Completion of the construction of the New Improvements in accordance with the Plans and Specifications, the Budget, this Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements. Lessee shall, from time to time at the request of Lessor, deliver to Lessor such evidence as Lessor may reasonably request to establish that the New Improvements are being constructed in accordance with the Plans and Specifications, the Budget, this Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements and that Completion is likely to occur on or prior to the Outside Completion Date.


SECTION 4.        MISCELLANEOUS.

         4.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

         4.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

         4.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

         4.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

         4.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

         4.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

         4.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

         4.08. Nature of Lessee's Obligations.

                  (a) Independent Obligation. The obligation of Lessee to construct the New Improvements or to cause the construction of the New Improvements pursuant to this Agreement and the other Operative Documents and to perform the other Lessee Obligations are absolute, unconditional and irrevocable obligations which are separate and independent of the obligations of the Lessor Parties under this Agreement and the other Operative Documents and all other events and circumstances, including the events and circumstances set forth in Subparagraph 4.08(c).

                  (b) No Termination or Abatement. This Agreement and the other Operative Documents and Lessee's obligation to construct the New Improvements and to pay and perform all other Lessee Obligations shall continue in full force and effect without abatement notwithstanding the occurrence or existence of any event or circumstance, including any event or circumstance set forth in Subparagraph 4.08(c).

                  (c) Full Payment and Performance. Lessee shall perform all of its obligations under this Agreement and the other Operative Documents in the manner and at the times required by the terms of this Agreement and the other Operative Documents without setoff, deduction or reduction of any kind and shall perform all other Lessee Obligations as and when required, without regard to any event or circumstances whatsoever, including (i) the condition of the Property (including any Improvements to the Property made prior to the Commencement Date or during the
         Term); (ii) title to the Property (including possession of the Property by any Person or the existence of any Lien or any other right, title or interest in or to any of the Property in favor of any Person); (iii) the value, habitability, usability, design, operation or fitness for use of the Property; (iv) the availability or adequacy of utilities and other services to the Property; (v) any latent, hidden or patent defect in the Property; (vi) the zoning or status of the Property or any other restrictions on the use of the Property; (g) the economics of the Property; (vii) any Casualty or Condemnation; (viii) the compliance of the Property with any applicable Governmental Rule or Insurance Requirement; (ix) any failure by any Lessor Party to perform any of its obligations under this Agreement or any other Operative Document; or
         (x) the exercise by any Lessor Party of any of its remedies under this Agreement or any other Operative Document; provided, however, that this Paragraph 4.08 shall not abrogate any right which Lessee may have to recover damages from any Lessor Party for any material breach by such Lessor Party of its obligations under this Agreement or any other Operative Document to the extent permitted hereunder or thereunder.


                          [The signature page follows.]

         IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed as of the day and year first above written.

LESSEE:                                     NOVELLUS SYSTEMS, INC.


                                            By: _______________________________
                                                Name: _________________________
                                                Title: ________________________


LESSOR:                                     ABN AMRO LEASING, INC.

                                            By: _______________________________
                                                Name: _________________________
                                                Title: ________________________

                                    EXHIBIT A

                         LESSEE'S COMPLETION CERTIFICATE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1.       Reference is made to the following:

                  (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in
         Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"); and

                  (b) The Facility 2 Construction Agency Agreement, dated as of April 13, 2001 (the "Construction Agency Agreement"), between Lessee and Lessor.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Lessee hereby certifies to Lessor, for the benefit of all of the Lessor Parties, as follows:

                  (a) Lessee has completed all of the New Improvements to the Property substantially in accordance with the Plans and Specifications, the Budget, the Construction Agency Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements and the New Improvements now are ready for use and occupancy as a facility described in clause (ii) of Schedule 4.01(t) to the Participation Agreement.

                  (b) All amounts payable to third parties for the construction of such New Improvements have been paid in full (other than amounts which Lessee is contesting in accordance with the Facility 2 Lease Agreement).

                  (c) No changes or modifications that have had an adverse effect on the value, use or useful life of the Property were made to the Plans and Specifications after the Closing Date, except for any such changes and modifications as were permitted by Paragraph 3.02 of the Facility 2 Construction Agency Agreement.

                  (d) The representations and warranties relating to the Property set forth in Subparagraph 4.01(t) of and Schedule 4.01(t) to the Participation Agreement and the other representations and warranties of Lessee set forth in the Operative Documents are true and correct in all material respects on the date hereof (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

                  (e) No Default has occurred and is continuing.

         IN WITNESS WHEREOF, Lessee has executed this Lessee's Completion Certificate on the date set forth above.

                                         NOVELLUS SYSTEMS, INC.


                                         By: __________________________________
                                             Name: ____________________________
                                             Title: ___________________________

                                    EXHIBIT B

                       ARCHITECT'S COMPLETION CERTIFICATE

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1.       Reference is made to the following:

                  (a) The [____________] Agreement, dated as of [____] (the "Architect's Agreement"), between Novellus Systems, Inc. ("Lessee") and [__________] ("Architect"); and

                  (b) The plans and specifications dated as of [_______] prepared by Architect for certain improvements to the property located at [____________________] (the "Plans and Specifications").

         2.       The undersigned hereby certifies to you as follows:

                  (a) The improvements contemplated by the Plans and Specifications (the "Improvements") have been completed substantially in accordance with such Plans and Specifications, a final certificate of occupancy has been issued by the appropriate governmental agency, and the Improvements are ready for use and occupancy.

                  (b) To the best of [my][our] knowledge, the Improvements as so completed comply with all applicable laws, rule, regulations and ordinances pertaining to the construction and occupancy thereof, including applicable building and zoning laws, rule, regulations and ordinances, and the Americans with Disabilities Act of 1990, 42 U.S.C.
         Section 1210 et seq.

                  (c) No changes or modifications were made to the Plans and Specifications after the date thereof that have had an adverse effect on the value, use or useful life of the Property.

                  (d) Attached hereto are true and complete copies of an "as built" or "record" set of the plans and specifications for the Improvements, and an ALTA survey of the property "as built" showing all paving, driveways, fences and exterior improvements.

         IN WITNESS WHEREOF, the undersigned has executed this Architect's Completion Certificate on the date set forth above.


                                          [Name of Architectural Firm]


                                          By: _________________________________
                                              Name: ___________________________
                                              Title: __________________________

                                    EXHIBIT D

                    FACILITY 2 CONSTRUCTION AGENCY AGREEMENT

                                    EXHIBIT E

                                 ADVANCE REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1. Reference is made to that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Pursuant to Subparagraph 2.03(a) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to make an Advance under Facility [_] as follows:

                  (a) Such Advance shall be in the aggregate amount of $________[, of which amount, $__________ is for the Land Portion and $________ is for the Improvement Portion][insert and complete preceding bracketed clause if Advance is under Facility 1] ; and

                  (b) The date of such Advance shall be ____________, ____ (the "Advance Date").

[Add the following language for each of the Initial Advances: This Advance Request is for the Initial Advance under Facility [_], and the Advance Date shall be the Closing Date. Lessee hereby requests Lessor to enter into the Facility [_] Head Lease Agreement on the Closing Date and to disburse to Head Lessor such portion of the Initial Advance as is necessary to pay the rent payable under the Facility [_] Head Lease Agreement on the Closing Date.]

         3. [Lessee will use $________ of the proceeds of the requested Advance to pay the costs for the Related Goods described in the Supplement to Exhibit B to the Lease Agreement which is attached hereto. Bills of sale for all such Related Goods, each showing Lessor as the purchaser, also are attached hereto.] [Whenever the requested Advance is to be used to pay for Related Goods, include the preceding two sentences, complete and attach an Exhibit B Supplement describing the Related Goods and attach the applicable bills of sale.] Lessee will use the [remaining] proceeds of such Advance to pay the costs and expenses set forth in Attachment 1 hereto. All such costs and expenses are Permitted Improvement Costs and/or Permitted

Transaction Expenses which are now due and payable. No prior Advance has been requested to pay any such costs and expenses.

         4. Lessee hereby certifies to the Lessor Parties that, on the date of this Advance Request and after giving effect to the requested Advance:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect on such date.

[Add one of the following, as appropriate, for each Advance:]

[Lessee further certifies to the Lessor Parties that (i) construction of the New Improvements is proceeding in accordance with the Plans and Specifications, the Budget, the Facility 2 Construction Agency Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements and (ii) no Cost Overrun Event or Completion Delay Event has occurred.]

[Lessee further certifies to the Lessor Parties that the New Improvements have been Completed in accordance with the Plans and Specifications, the Budget, the Facility 2 Construction Agency Agreement, the other Operative Documents, all applicable Governmental Rules and all applicable Insurance Requirements.]

         5. Please disburse the proceeds of the Advance to

         IN WITNESS WHEREOF, Lessee has executed this Advance Request on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:_____________________________
                                           Name ________________________
                                           Title:_______________________

                                  EXHIBIT F(1)

                          COMMITMENT EXTENSION REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
         as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1. Reference is made to that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Pursuant to Subparagraph 2.09(a) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Unused Total Commitment ($___________) for an additional [______ (_)] month[s] by extending the current Outside Completion Date from [__________] to [__________].

         3. Lessee hereby certifies to the Lessor Parties that, on the date of this Commitment Extension Request and after giving effect to the extension requested hereby:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect.


                                     F(1)-1

         IN WITNESS WHEREOF, Lessee has executed this Commitment Extension Request on the date set forth above.

                                        NOVELLUS SYSTEMS, INC.

                                        By:_____________________________
                                           Name: _______________________
                                           Title: ______________________


                                     CONSENT

         The undersigned hereby consents to the extension of the Outside Completion Date requested above upon the terms set forth in the attachment hereto.

                                        _________________________________

                                        By: _____________________________
                                            Name: _______________________
                                            Title: ______________________

                                        Date: ___________________________


                                     F(1)-2

                                  EXHIBIT F(2)

                             LEASE EXTENSION REQUEST

                                     [Date]

ABN AMRO Leasing, Inc.
c/o ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL  60604
Attn:  Josephine O'Brien

         1. Reference is made to that certain Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee") Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the Persons listed in Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used herein.

         2. Pursuant to Subparagraph 2.09(b) of the Participation Agreement, Lessee hereby irrevocably requests Lessor to extend (and the Participants to consent to such extension) the Term of the Lease Agreement for an additional one
(1) year by extending the current Scheduled Expiration Date from [__________] to [__________].

         3. Lessee hereby certifies to the Lessor Parties that, on the date of this Lease Extension Request and after giving effect to the extension requested hereby:

                  (a) The representations and warranties of Lessee set forth in Paragraph 4.01 of the Participation Agreement and in the other Operative Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date);

                  (b) No Default has occurred and is continuing; and

                  (c) All of the Operative Documents are in full force and effect on such date.


                                     F(2)-1

         IN WITNESS WHEREOF, Lessee has executed this Lease Extension Request on the date set forth above.

                                          NOVELLUS SYSTEMS, INC.


                                          By: __________________________
                                              Name: ____________________
                                              Title: ___________________


                                     CONSENT

         The undersigned hereby consents to the extension of the Scheduled Expiration Date requested above upon the terms set forth in the attachment hereto.

                                          ______________________________

                                          By: __________________________
                                              Name: ____________________
                                              Title: ___________________

                                          Date: ________________________


                                     F(2)-2

                                    EXHIBIT G

                      ASSIGNMENT OF CONSTRUCTION AGREEMENTS

================================================================================


                      ASSIGNMENT OF CONSTRUCTION AGREEMENTS

                                       BY


                             NOVELLUS SYSTEMS, INC.


                                   IN FAVOR OF


                             ABN AMRO LEASING, INC.





                                 APRIL 13, 2001


================================================================================

                     ASSIGNMENT OF CONSTRUCTION AGREEMENTS


        THIS ASSIGNMENT OF CONSTRUCTION AGREEMENTS (this "Agreement" herein), dated as of April 13, 2001, is executed by

               (1) NOVELLUS SYSTEMS, INC., a California corporation ("Lessee"),

                                   in favor of

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor").


                                    RECITALS

        A. Lessee has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee lease facilities pursuant to which:

               (1) Lessor would (a) lease from Head Lessor (as defined below) certain land, (b) sublease to Lessee such land and lease to Lessee certain improvements to be constructed on such land, (c) appoint Lessee as Lessor's agent to make such improvements (which improvements will be owned by Lessor), (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such improvements; and

               (2) The Participants would participate in such facilities by (a) funding the purchase price and other advances to be made by Lessor and
        (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated as of April 13, 2001 (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"), Lessor and the Participants have agreed to provide such facilities upon the terms and subject to the conditions set forth therein.

        C. One of the conditions to the effectiveness of the Participation Agreement is the execution and delivery of this Agreement by the parties hereto setting forth the terms of the assignment by Lessee to Lessor of certain construction agreements and contracts.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2. ASSIGNMENT.

        2.01. Assignment. Lessee hereby assigns to Lessor all of Lessee's right, title and interest in, to and under all agreements and contracts between Lessee and any other Person (collectively, the "Construction Agreements") relating to the construction of any and all New Improvements on any portion of the Facility 2 Land, including, without limitation, the agreements and contracts described in Exhibit A and all future Construction Agreements which may be entered into by Lessee prior to the termination of this Agreement. Upon execution of any new Construction Agreement, Lessee shall promptly notify Lessor of such Construction Agreement. Upon Lessor's request, Lessee shall provide Lessor with copies of the Construction Agreements.

        2.02. Absolute Assignment. This Agreement constitutes a present and absolute assignment to Lessor; provided, however, that Lessor may not enforce the terms of the Construction Agreements unless and until an Event of Default occurs. Upon the occurrence of any Event of Default, Lessor may, in its sole discretion, give notice to any of the contractors referred to in the Construction Agreements or any other party to the Construction Agreements (collectively, the "Contractors") of its intent to enforce the rights of Lessee under the Construction Agreements and may initiate or participate in any legal proceedings respecting the enforcement of said rights. Lessee acknowledges that, by accepting this assignment, Lessor does not assume any of Lessee's obligations under the Construction Agreements.

        2.03. Contractor's Consent. In connection with the execution and delivery to Lessor of this Agreement, with respect to each Construction Agreement with an anticipated cost of $1,000,000.00 or more, Lessee shall obtain and deliver to Lessor consents from each Contractor under each Construction Agreement in the form attached hereto as Exhibit B (a "Contractor's Consent to Assignment"). Lessee shall obtain and provide to Lessor a Contractor's Consent to Assignment for any new Construction Agreements entered into by Lessee after the date hereof.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

        3.01. Representations and Warranties. Lessee represents and warrants to Lessor that (a) all Construction Agreements entered into by Lessee are in full force and effect and are enforceable in accordance with their terms (subject to applicable laws regarding insolvency and principles of equity) and no default, or event which would constitute a default after notice or the passage of time, or both, exists with respect to said Construction Agreements; (b) all copies of the Construction Agreements delivered to Lessor are complete and correct; and (c) Lessee has not assigned any of its rights under the Construction Agreements.

        3.02. Covenants. Lessee agrees (a) to pay and perform all obligations of Lessee under the Construction Agreements; (b) to enforce the payment and performance of all obligations of any other Person under the Construction Agreements except as provided in the Facility 2 Construction Agency Agreement;
(c) not to modify the existing Construction Agreements nor to enter into any future Construction Agreements without Lessor's prior written approval which shall not be unreasonably withheld, except as otherwise may be permitted by the Operative Documents; and (d) not to further assign, for security or any other purposes, its rights under the Construction Agreements without Lessor's prior written approval.


SECTION 4. MISCELLANEOUS.

        4.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessee or Lessor under this Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement.

        4.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by any Lessor Party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        4.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and Lessee and their permitted successors and assigns; provided, however, that the Lessor Parties and Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        4.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        4.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        4.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        4.07. Termination. After the expiration of both Sublease Agreements and the satisfaction in full of all Lessee Obligations, the assignment of the Construction Agreements set forth herein shall terminate, Lessor shall re-assign to Lessee its interests in such Construction Agreements and this Agreement shall terminate.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee has caused this Agreement to be executed as of the day and year first above written.

LESSEE:                               NOVELLUS SYSTEMS, INC.


                                      By:______________________________________
                                         Name:_________________________________
                                         Title:________________________________

                                    EXHIBIT A
                             CONSTRUCTION AGREEMENTS

                                    EXHIBIT B
                       CONTRACTOR'S CONSENT TO ASSIGNMENT

        1. Reference is made to (a) the property located at [___________] (the "Property") and (b) the agreement[s] described in Attachment 1 hereto between Novellus Systems, Inc. ("Lessee") and the undersigned ("Contractor").

        2. Lessee has notified Contractor that, pursuant to an Assignment of Construction Agreements dated as of April 13, 2001 between Lessee and ABN AMRO Leasing, Inc., an Illinois corporation ("Lessor") (the "Assignment"), Lessee has assigned to Lessor the agreement[s] described in Attachment 1 hereto and all future agreements and contracts between Lessee and Contractor relating to the construction, maintenance or repair of any improvements to the Property (collectively, the "Construction Agreements").

        3. Contractor hereby consents to the Assignment and agrees as follows for the benefit of Lessor:

               (a) Except with the prior written approval of Lessor, Contractor shall not perform any construction work pursuant to any change in the plans and specifications as set forth or attached to the Construction Agreements where such change (i) would result in an increase, alone or in the aggregate, in the total construction cost under the Construction Agreements of more than $250,000.00 or (b) would adversely affect the structural integrity, quality of building material or equipment or overall efficiency of operating systems or utility systems of the improvements. The liens of Lessor's security interests shall have priority over any claim of lien of Contractor arising out of or in any way connected with any construction work performed by Contractor on the Property.

               (b) If requested by Lessor in the exercise of Lessor's rights under the Assignment, Contractor shall continue to perform its obligations under the Construction Agreements in accordance with the terms thereof. Contractor acknowledges that Lessor may have no means of discovering when or if Contractor claims a default under the Construction Agreements and agrees that it will give Lessor prior written notice of any default claimed by Contractor under the Construction Agreements. Said notice shall set forth a description of the default and a request to Lessor to cure the same within thirty (30) days. Said notice shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of seventy-two (72) hours after deposit in United States Postal Service certified mail, postage prepaid and addressed to the address of Lessor appearing below. No termination of the Construction Agreements by Contractor shall be binding upon Lessor unless Lessor has received such notice and has failed to cure the described default within said thirty (30) days. Contractor further acknowledges that, unless and until Lessor elects to exercise its rights under the Assignment and requests Contractor's performance under the Construction Agreements in writing, Lessor neither undertakes nor assumes any obligations or liability under the Construction Agreements.

               (c) Contractor shall hold in trust all money disbursed to or otherwise received by Contractor from or on account of Lessee in connection with the construction of the improvements and shall use such money solely for the payment of costs incurred in the construction of the improvements, including Contractor's fees, and for no other purpose, until all bills, claims and demands for such costs have been paid in full.

        IN WITNESS WHEREOF, Contractor has executed this Consent on this ___________ day of __________, ____.


                                            [________________________________]

                                            By:________________________________
                                               Name:___________________________
                                               Title:__________________________


                                            Contractor's Address:

                                            [____________________]
                                            [____________________]
                                            [____________________]
                                            [____________________]

                                            Lessor's Address:

                                            ABN AMRO Leasing, Inc.
                                            135 South LaSalle Street, Suite 740
                                            Chicago, Illinois 60603
                                            Attn:  David M. Shipley

                                    EXHIBIT H

                                   [RESERVED]

                                    EXHIBIT I

                               ASSIGNMENT OF LEASE

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:

John Rivers, Esq.
Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California 94111


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                      ASSIGNMENT OF HEAD LEASE AGREEMENTS,
                               SUBLEASE AGREEMENTS
                             AND PURCHASE AGREEMENTS


                                       BY


                             ABN AMRO LEASING, INC.


                                   IN FAVOR OF


                               ABN AMRO BANK N.V.,
                                    AS AGENT




                                 April 13, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          ASSIGNMENT OF HEAD LEASE AGREEMENTS, SUBLEASE AGREEMENTS AND
                               PURCHASE AGREEMENTS


        THIS ASSIGNMENT OF HEAD LEASE AGREEMENTS, SUBLEASE AGREEMENTS AND PURCHASE AGREEMENTS (this "Assignment" herein), dated as of April 13, 2001 is executed by:

               (1)    ABN AMRO LEASING, INC., an Illinois corporation ("Lessor")

                                   in favor of

               (2) ABN AMRO BANK N.V., as agent for the Participants under the Participation Agreement referred to in Recital B below (in such capacity, "Agent").


                                    RECITALS

        A. Novellus Systems, Inc., a California corporation ("Lessee"), has requested essor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee lease facilities pursuant to which:

           (1) Lessor would (a) lease from Head Lessor (as defined below) certain land currently leased by Lessee, (b) sublease to Lessee such land and lease to Lessee certain improvements to be constructed on such land, (c) appoint Lessee as Lessor's agent to make such improvements (which improvements will be owned by Lessor), (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such improvements; and

           (2) The Participants would participate in such facilities by (a) funding the advances to be made by Lessor and (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated as of April 13, 2001 (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and Agent, Lessor and the Participants have agreed to provide such lease facility upon the terms and subject to the conditions set forth therein.

        C. One of the conditions to the effectiveness of the Participation Agreement is the execution and delivery by the parties thereto of (1) the Facility 1 Head Lease Agreement and the Facility 2 Head Lease Agreement, each dated as of April 13, 2001, between Head Lessor and Lessor (collectively, the "Head Lease Agreements"), pursuant to which Lessor has leased from Head Lessor the lots, pieces, tracts and parcels of land described in Exhibit A (the "Land") and the other property described in the Head Lease Agreements, (2) the Facility 1 Lease Agreement, Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing and the Facility 2 Lease Agreement, Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, each dated as of April 13, 2001, between Lessee and Lessor (collectively, the

"Sublease Agreements"), pursuant to which Lessor has subleased to Lessee the Land and the other property described in the Sublease Agreements (the "Property"), (3) the Facility 1 Purchase Agreement and the Facility 2 Purchase Agreement, each dated as of April 13, 2001, between Lessee and Lessor (collectively, the "Purchase Agreements"), pursuant to which Lessee may purchase the Property from Lessor under certain circumstances, and (4) this Assignment.

        D. Lessee has consented to this Assignment and executed Lessee's Consent to Assignment of Head Lease Agreements, Sublease Agreements and Purchase Agreements in the form of Exhibit B hereto.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1.    INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Assignment or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Assignment or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Assignment or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Assignment or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Assignment and the other Operative Documents.


SECTION 2.    ASSIGNMENT.

        2.01. Assignment. As security for the Lessor Obligations, Lessor hereby irrevocably and unconditionally grants, conveys, transfers and assigns to Agent, for the benefit of the Participants and Agent, all estate, right, title and interest of Lessor, whether now owned or hereafter acquired, in each Head Lease Agreement, each Sublease Agreement and each Purchase Agreement, including all claims and rights to the payment of money at any time arising in connection with any repudiation, rejection or breach of either agreement by Lessee or a trustee or receiver of Lessee in any bankruptcy, insolvency or similar proceeding.

        2.02. Receipt of Rents, Etc. Lessor hereby irrevocably designates Agent (or its designee) to receive all Rents and other payments to be made by Lessee or Head Lessor under the Head Lease Agreements, the Sublease Agreements and the Purchase Agreements. Lessor shall direct (and hereby directs) Lessee to deliver to Agent (or its designee), at its address set forth in the Participation Agreement or at such other address or to such other Person as Agent shall designate, all such payments, and no delivery thereof by Lessee shall be of any force or effect unless made to Agent (or its designee), as herein provided. Lessor and Agent agree that Lessee and Head Lessor, in making such payments to Agent pursuant to the directions contained in this Assignment and in reliance on such directions shall be deemed to have satisfied its obligation for such payments under the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements, as applicable.

        2.03. Irrevocability; Supplemental Instruments. Lessor agrees that (a) this Assignment is irrevocable, (b) Lessor will not take any action under the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements or otherwise which is inconsistent with this Assignment, (c) any action, assignment, designation or direction inconsistent herewith shall be void and (d) Lessor will from time to time execute and deliver all instruments of further assurance and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Assignment.

        2.04. Validity. Lessor represents, warrants, covenants and agrees that
(a) Lessor has not assigned or executed any assignment of, and will not assign or execute any assignment of, Lessor's estate, right, title or interest in the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements to anyone other than Agent, (b) any such assignment is void, and (c) Lessor has not taken any action that impairs the rights of Agent hereunder.

        2.05. Lessor Remains Liable. The assignment made hereby is made for the purpose of securing the Lessor Obligations only and does not (a) impair or diminish in any way the obligations of Lessor under the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements or (b) obligate Agent (or its designee) or any Participant to perform any of the obligations of Lessor under the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements. This Assignment shall not operate to cause Agent (or its designee) to be regarded as a mortgagee in possession.

        2.06. Effect of Amendments. If the Head Lease Agreements, the Sublease Agreements or the Purchase Agreements shall be amended, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto.

        2.07. Absolute Assignment. Lessor has, subject to and in accordance with the terms and conditions of this Assignment, assigned and transferred unto Agent all of Lessor's right, title and interest in and to all Rents and other amounts now or hereafter payable by Lessee under the Sublease Agreements and the Purchase Agreements, it being intended to establish an absolute transfer and assignment, subject to and in accordance with the terms and conditions of this Assignment, of all such Rents and other amounts to Agent and not merely to grant a security interest therein. Subject to the Sublease Agreements, Agent (or its designee) may, in Lessor's name and stead, operate the Property and rent, lease or let all or any portion of the Property to any party or parties at such rental and upon such terms as Agent (or its designee) shall, in its discretion, determine.

        2.08. Receivers. If, notwithstanding the terms of this Assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable California law to allow Agent to continue to collect the Rents and other amounts payable by Lessee under the Sublease Agreements or the Purchase Agreements, then it is agreed by Lessor that any proof of claim or similar document filed by Agent in connection with the breach or rejection of the Sublease Agreements or the Purchase

Agreements by Lessee thereunder or the trustee of any lessee under any federal or state bankruptcy, insolvency or other similar law shall, for the purpose of perfecting Agent's rights, be deemed to constitute action required under such California law. Upon the occurrence and during the continuance of an Event of Default, Lessor hereby consents to the appointment of a receiver for Lessor's interest in the Property without regard to the solvency of Lessor or to the collateral that may be available for the satisfaction of the Lessor Obligations.

SECTION 3.    MISCELLANEOUS.

        3.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor or Agent under this Assignment shall be given as provided in Paragraph
7.01 of the Participation Agreement.

        3.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Assignment may be amended or waived only as provided in the Participation Agreement. No failure or delay by Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        3.03. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the Lessor Parties and their permitted successors and assigns; provided, however, that the Lessor Parties shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        3.04. No Third Party Rights. Nothing expressed in or to be implied from this Assignment is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Assignment or under or by virtue of any provision herein.

        3.05. Partial Invalidity. If at any time any provision of this Assignment is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Assignment nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        3.06. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        3.07. Counterparts. This Assignment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessor has caused this Assignment to be executed as of the day and year first above written.

LESSOR:                             ABN AMRO LEASING, INC.

                                            By: _____________________________
                                                Name: _______________________
                                                Title: ______________________

                                    EXHIBIT A

                                      LAND


                                LEGAL DESCRIPTION


                       3940 NORTH FIRST STREET, 3950 NORTH FIRST STREET

                                  (FACILITY 1)

The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52 degrees 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19 degrees 40' 54" West, 32.25 feet; thence South 52 degrees 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37 degrees 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 48" E. 566.00 feet; thence S. 52 degrees 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37 degrees 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52 degrees 27' 12" W., 278.00 feet; thence N. 00 degrees 51' 00" E., 198.30 feet; thence N. 37 degrees 32' 33" E., 279.75 feet;
thence S. 51 degrees 19' 51" E., 89.02 feet; thence N. 50 degrees 06' 47" E.,
133.18 feet; thence N. 37 degrees 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26 degrees 55' 37" E., 154.65 feet; thence N. 32 degrees 55' 53" E., 96.31 feet; thence N. 43 degrees 21' 28" E., 113.58 feet; thence N. 54 degrees 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41 degrees 57' 14" E., 65.85 feet; thence N. 37 degrees 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37 degrees 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52 degrees 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37 degrees 32' 59" E., 105.20 feet; thence N. 7 degrees 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30 degrees 01' 00" E., 59.5 feet; thence N. 8 degrees 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52 degrees 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37 degrees 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52 degrees 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004
ARB: 97-3-x4

                                LEGAL DESCRIPTION

                              90 HEADQUARTERS DRIVE

                                  (FACILITY 2)

The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.

APN: 097-79-003
ARB: 097-03-005.02

                                    EXHIBIT B

            LESSEE'S CONSENT TO ASSIGNMENT OF HEAD LEASE AGREEMENTS,
                   SUBLEASE AGREEMENTS AND PURCHASE AGREEMENTS

                                     [Date]

ABN AMRO Leasing, Inc.
135 South LaSalle Street, Suite 740
Chicago, IL 60603

ABN AMRO Bank N.V.
  as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604

        1.     Reference is made to the following:

               (a) The Participation Agreement, dated as of April 13, 2001 (the "Participation Agreement"), among Novellus Systems, Inc. ("Lessee"), ABN AMRO Leasing, Inc. ("Lessor"), the financial institutions listed in
        Schedule I to the Participation Agreement (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent");

               (b) The Facility 1 Lease Agreement, Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing and the Facility 2 Lease Agreement, Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing, each dated as of April 13, 2001 (collectively, the "Sublease Agreements"), between Lessee and Lessor;

               (c) The Facility 1 Purchase Agreement and the Facility 2 Purchase Agreement, each dated as of April 13, 2001 (collectively, the "Purchase Agreements"), between Lessee and Lessor; and

               (d) The Assignment of Head Lease Agreements, Sublease Agreements and Purchase Agreements, dated as of April 13, 2001 (the "Assignment of Lease"), executed by Lessor in favor of Agent.

Unless otherwise indicated, all terms defined in the Participation Agreement have the same respective meanings when used in this consent ("Consent").

        2. Consent. Lessee hereby consents to the Assignment of Lease.

        3. Payments. Lessee agrees to pay and deliver to Agent (or its designee) all Rents and other amounts payable by Lessee under the Sublease Agreements and the Purchase Agreements in accordance with the terms thereof. Lessee will not, for any reason whatsoever, seek to recover from Agent (or its designee) any moneys paid to Agent (or its designee) by virtue of the Assignment of Lease except for sums due and payable to Lessee as expressly provided in the Purchase Agreements.

        4. Lessee's Other Agreements. Lessee hereby further agrees with Lessor and Agent as follows:

               (a) Lessee agrees (i) to deliver to Agent (or its designee) and Lessor, at their addresses set forth in the Participation Agreement or at such other addresses as Agent or Lessor, as the case may be, may designate, duplicate originals or copies of all notices, undertakings, demands, statements, documents and other communications which Lessee is required or permitted to deliver pursuant to the Sublease Agreements, the Purchase Agreements or the Assignment of Lease; (ii) that any notice delivered or declaration made to Lessee by Agent (or its designee) pursuant to the Sublease Agreements or the Purchase Agreements shall be effective as a notice given or declaration made to Lessee by Lessor;
        (iii) that Agent (or its designee) shall not by reason of the Assignment of Lease be subject to any liability or obligation under the Sublease Agreements or the Purchase Agreements except as set forth in the Assignment of Lease; and (iv) that any waiver, consent or approval by Lessor under the Sublease Agreements or the Purchase Agreements shall not be valid unless approved in writing by Agent (or its designee).

               (b) Lessee agrees to remain obligated under the Sublease Agreements and the Purchase Agreements in accordance with their respective terms, and to take no action to terminate (other than in accordance with the terms thereof), annul, rescind or avoid the Sublease Agreements, the Purchase Agreements or this Consent or to abate, reduce, offset, suspend or defer or make any counterclaim or raise any defense (other than the defense of payment to Agent (or its designee)) with respect to the Rents or other amounts payable thereunder or to cease paying such amounts to Agent (or its designee) as provided herein.

               (c) Lessee hereby agrees that upon the occurrence of any Event of Default, Agent (or its designee) shall have the right to deliver a notice of default under the Sublease Agreements, which shall be effective for all purposes under the Sublease Agreements as if sent by Lessor.

               (d) Lessee shall notify Agent (or its designee) at its address specified in the Participation Agreement, or such other address as Agent may designate, of any default by Lessor under the Sublease Agreements and agrees that no such default shall entitle Lessee to terminate (other than in accordance with the terms of the Sublease Agreements), annul, rescind or avoid the Sublease Agreements, as the case may be, or to reduce or abate the Rents or other amounts payable thereunder.

        5. Amendment or Termination; Agent's Designation. Lessee agrees that it will not, unilaterally or by agreement, subordinate, amend, supplement, modify, extend (except in accordance with the express terms thereof), discharge, waive or terminate (other than in accordance with the terms thereof) the Sublease Agreements, the Purchase Agreements or this Consent without Agent's prior written consent, and that any attempted subordination, amendment, supplement, modification, extension, discharge, waiver or termination in violation of this Paragraph 5 without such consent shall be null and void. In the event that the Sublease Agreements or the Purchase Agreements shall be amended or supplemented as herein permitted, the Sublease Agreements or the Purchase Agreements, as so amended or supplemented, shall continue to be subject to the provisions of the Assignment of Lease and this Consent without the necessity of any further act by any of the parties thereto or hereto.

        6. Continuing Obligations of Lessor and Lessee. Neither the execution and delivery of the Assignment of Lease, nor any action or inaction on the part of Agent shall impair or diminish any obligations of Lessor or Lessee under the Sublease Agreements or the Purchase Agreements, and shall not impose on Agent (or its designee) any such obligations, nor shall it impose on Agent (or its designee) a duty to produce Rents or cause Agent to be a mortgagee or pledgee in possession for any purpose. Except as specifically set forth in this Consent, none of the terms of the Assignment of Lease shall impose upon Lessee any greater obligations than those set forth in the Sublease Agreements, the Purchase Agreements and the other Operative Documents.

        7. Partial Invalidity. If at any time any provision of this Consent is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Consent nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        8. Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessee has executed this Consent on the date set forth above.

LESSEE:                             NOVELLUS SYSTEMS, INC.

                                            By: _____________________________
                                                Name: _______________________
                                                Title: ______________________

                                    EXHIBIT J

                              LESSOR DEED OF TRUST

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

John Rivers, Esq.
Orrick, Herrington & Sutcliffe LLP
Old Federal Reserve Bank Building
400 Sansome Street
San Francisco, California  94111

================================================================================

                           CONSTRUCTION DEED OF TRUST

                                       BY

                             ABN AMRO LEASING, INC.,
                                   AS TRUSTOR

                                       TO

                     FIRST AMERICAN TITLE INSURANCE COMPANY,
                                   AS TRUSTEE

                               FOR THE BENEFIT OF

                          ABN AMRO BANK N.V., AS AGENT,
                                 AS BENEFICIARY

                                 APRIL 13, 2001

                        Relating to Property situated in:
                        County of Santa Clara, California

================================================================================

THIS CONSTRUCTION DEED OF TRUST IS JUNIOR AND SUBORDINATE TO THAT CERTAIN FACILITY 1 LEASE AGREEMENT, DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING DATED OF EVEN DATE HEREWITH BETWEEN NOVELLUS SYSTEMS, INC. AND ABN AMRO LEASING, INC., AND THAT CERTAIN FACILITY 2 LEASE AGREEMENT, CONSTRUCTION DEED OF TRUST WITH ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING DATED OF EVEN DATE HEREWITH BETWEEN NOVELLUS SYSTEMS, INC. AND ABN AMRO LEASING, INC.

                           CONSTRUCTION DEED OF TRUST


        THIS CONSTRUCTION DEED OF TRUST (this "Deed of Trust" herein), dated as of April 13, 2001, is executed by:

                (1) ABN AMRO LEASING, INC., an Illinois corporation, as trustor ("Lessor") with an address at 135 South LaSalle Street, Suite 740, Chicago, IL 60603;

                                       to

                (2) FIRST AMERICAN TITLE INSURANCE COMPANY, as trustee ("Trustee");

                                   in favor of

                (3) ABN AMRO BANK N.V., with an address at Agency Services, 208 South LaSalle Street, Suite 1500, Chicago, IL 60604, in its capacity as Agent, as beneficiary (in such capacity, "Agent"), under the Participation Agreement, dated as of April 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Participation Agreement"), among Novellus Systems, Inc., a California corporation ("Lessee"), Lessor, Agent, and the financial institutions that are from time to time parties to the Participation Agreement (the "Participants").


SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Deed of Trust or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Deed of Trust or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Deed of Trust or other document, instrument or agreement referenced in such Schedule 1.01. All terms defined in the California Uniform Commercial Code ("UCC") shall have the respective meanings given to those terms in the UCC.

        1.02. Rules of Construction. Unless otherwise indicated in this Deed of Trust or any other Operative Document, the rules of construction set forth in
Schedule 1.02 to the Participation Agreement shall apply to this Deed of Trust and the other Operative Documents.


SECTION 2. GRANT IN TRUST.

        2.01. Property. To secure payment of the Secured Obligations (as defined below), Lessor does hereby GRANT, CONVEY, SELL, TRANSFER, ASSIGN AND SET OVER UNTO TRUSTEE, IN TRUST FOR THE BENEFIT OF AGENT, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, all of Lessor's right, title and interest, whether now owned or hereafter acquired, in or to the following property and rights listed below

(hereinafter collectively referred to as the "Property") to the extent of Lessor's estate, right, title and interest therein, thereto or thereunder:

                (a) All lots, pieces, tracts and parcels of land described in Exhibit A together with such additional parcels of real property as may be added to Exhibit A from time to time during the term hereof (the "Land");

                (b) All Improvements and Appurtenant Rights;

                (c) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements; and

                (d) All accessions and accretions to and replacements and substitutions for the foregoing.


SECTION 3. OBLIGATIONS SECURED.

        3.01. Obligations Secured. Lessor makes this grant and assignment for the purpose of securing the following obligations (the "Secured Obligations"):

                (a) Full and punctual payment, performance and observance by Lessor of the Lessor Obligations; and

                (b) All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required payment, deferring or accelerating payment dates wholly or partly; or (ii) amendments, modifications, extensions or renewals of this Deed of Trust, the Participation Agreement or any of the other Operative Documents.


SECTION 4. REPRESENTATIONS, WARRANTIES, COVENANTS AND DUTIES OF THE PARTIES.

        4.01. Representations and Warranties. Lessor represents and warrants to Agent as follows:

                (a) Lessor is the legal and beneficial owner of the Property (or, in the case of after-acquired Property, at the time Lessor acquires rights in the Property, will be the legal and beneficial owner thereof).

                (b) Lessor has not transferred to any other Person any of its right, title or interest in the Property, whether by way of Lien or otherwise.

                (c) Lessor's chief executive office is located at 135 South LaSalle Street, Suite 740, Chicago, IL 60603.

        4.02. Covenants. Lessor hereby covenants to Agent as follows:

                (a) Lessor shall promptly procure, execute and deliver to Agent all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Agent may request, to establish, maintain, preserve, protect and perfect the Property, the Lien granted to Agent therein and the first priority of such Lien or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Property.

                (b) Lessor shall not sell, transfer or assign any of its right, title or interest in the Property to any Person (other than Agent), whether by way of Lien or otherwise, except in accordance with the Purchase Agreements.

                (c) Without prompt written notice to Agent, Lessor shall not change Lessor's name or chief executive office.

        4.03. Damages; Insurance and Condemnation Proceeds.

                (a) Lessor shall give Agent prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. Agent may participate in any such claims or proceedings, and Agent is hereby authorized, in its own name or in Lessor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Lessor shall from time to time deliver to Agent any and all further assignments and other instruments required to permit such participation. The provisions regarding the adjustment of any loss covered by insurance or any condemnation claim or cause of action, and to settlement or compromise of any claim or cause of action in connection therewith provided in this Subparagraph 4.03(a) are subject to the adjustment, settlement and compromise provisions set forth in the Lease Agreement. In the event of any conflict, the adjustment, settlement and compromise provisions as provided in the Lease Agreement shall govern.

                (b) The following rights, claims and amounts are hereby absolutely and irrevocably assigned to and shall be paid to Agent: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property; and (iv) all interest which may accrue on any of the foregoing (collectively, "Loss Proceeds"). The provisions regarding Loss Proceeds provided in this Subparagraph 4.03(b) are subject to the insurance and condemnation provisions set forth in the Lease Agreement. In the event of any conflict, the insurance and condemnation provisions as provided in the Lease Agreement shall govern.

        4.04. Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Agent and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat thereof;
(c) join in granting any easement thereon; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge hereof. Except as may otherwise be required by applicable law, Trustee or Agent may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Agent may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Lessor, Agent or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

        4.05. Substitution of Trustee. From time to time, by a writing signed and acknowledged by Agent and recorded in the Office of the Recorder of the County in which the Property is situated, Agent may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this paragraph shall be conclusive proof of the proper substitution of such new trustee.

        4.06. Partial and Full Reconveyance. Agent may release, for such consideration or none, as it may require, any portion of the Property without, as to the remainder of the Property, in any way impairing or affecting the lien, security interest and priority herein provided to the Agent as to any other lien holder or secured party. Further, upon satisfaction in full of the Secured Obligations, a sale of all or a portion of the Property in accordance with the terms of the Purchase Agreements, or upon Agent's written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as "the person or persons legally entitled thereto". Neither Agent nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance.

        4.07. Releases, Extensions, Modifications and Additional Security. Agent may, from time to time, release any person or entity from liability for the payment or performance of any Secured Obligation, take any action or make any agreement extending the maturity or otherwise altering the terms or increasing the amount of any Secured Obligation, or accept additional security or release all or a portion of the Property and other security for the Secured Obligations.

None of the foregoing actions shall release or impair the priority of the lien of this Deed of Trust upon the Property.


SECTION 5. DEFAULT; REMEDIES.

        5.01. Event of Default. The occurrence of any of the following events shall be deemed an event of default ("Event of Default") hereunder:

                (a) The occurrence of an Event of Default as defined in the Lease Agreement; or

                (b) Lessor shall fail to observe, perform or discharge any of Lessor's Obligations, and (i) such failure shall remain uncured for thirty (30) days after written notice thereof shall have been given to Lessor by Agent, or (ii) if such failure is of such a nature that it cannot be cured within such thirty (30) day period, Lessor shall fail to commence to cure such failure within such thirty (30) day period or shall fail to diligently prosecute such curative action thereafter.

        5.02. Rights and Remedies. At any time after the occurrence and during the continuance of an Event of Default, Agent and Trustee shall each have all of the following rights and remedies:

                (a) Appointment of a Receiver. Agent may apply to any court of competent jurisdiction for, and obtain appointment of, a receiver for the Property.

                (b) Specific Performance. Agent may bring an action in any court of competent jurisdiction to obtain specific enforcement of any of the covenants or agreements of Lessor in this Deed of Trust or any of the other Operative Documents.

                (c) Collection of Issues and Profits. Agent may collect Issues and Profits.

                (d) Protection of Property. Agent may enter, take possession of, manage and operate all or any part of the Property or take any other actions which they reasonably determine are necessary to protect the Property and the rights and remedies of Agent under this Deed of Trust and the other Operative Documents, including (i) taking and possessing all of Lessor's books and records; (ii) entering into, enforcing, modifying, or canceling subleases on such terms and conditions as Agent may consider proper; (iii) obtaining and evicting tenants; (iv) fixing or modifying sublease rents; (v) collecting and receiving any payment of money owing to Lessee; (vi) completing any unfinished Improvements; and/or (vii) contracting for and making repairs and alterations.

                (e) Uniform Commercial Code Remedies. Agent may exercise any or all of the remedies granted to a secured party under the UCC.

                (f) Judicial Foreclosure. Agent may bring an action in any court of competent jurisdiction to foreclose the security interest in the Property granted to Agent by this Deed of Trust or any of the other Operative Documents.

                (g) Power of Sale. Agent may cause some or all of the Property, including any Personal Property Collateral, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable Governmental Rules.

                        (i) Sales of Personal Property. Agent may dispose of any
                Personal Property Collateral separately from the sale of Real Property Collateral, in any manner permitted by Division 9 of the UCC, including any public or private sale, or in any manner permitted by any other applicable Governmental Rule. In connection with any such sale or other disposition, Lessor agrees that the following procedures constitute a commercially reasonable sale:

                                (A) Agent shall mail written notice of the sale
                        to Lessor not later than thirty (30) days prior to such sale.

                                (B) Once per week during the three weeks
                        immediately preceding such sale, Agent will publish notice of the sale in a local daily newspaper of general circulation.

                                (C) Upon receipt of any written request, Agent
                        will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours.

                                (D) Notwithstanding, Agent shall be under no
                        obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale.

                                (E) If Agent so requests, Lessor shall assemble
                        all of the Personal Property Collateral and make it available to Agent at the site of the Land. Regardless of any provision of this Deed of Trust or any other Operative Document, Agent shall not be considered to have accepted any property other than cash or immediately available funds in satisfaction of any Lessor Obligation, unless Agent has given express written notice of its election of that remedy in accordance with UCC Section 9505.

                The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

                        (ii) Agent's Sales of Real Property or Mixed Collateral.
                Agent may choose to dispose of some or all of the Property which consists solely of Real Property Collateral in any manner then permitted by applicable Governmental Rules, including without limitation a nonjudicial trustee's sale pursuant to California Civil Code Sections 2924 et seq. In its discretion, Agent may also or alternatively choose to dispose of some or all of the Property, in any combination consisting of both Real Property Collateral and Personal Property Collateral, together in one sale to be held in accordance with the law and procedures applicable to real property, as permitted by Section 9501(4) of the UCC. Lessor agrees that such a sale of Personal Property Collateral together with Real Property Collateral constitutes a commercially reasonable sale of the Personal Property

                Collateral. (For purposes of this power of sale, either a sale of Real Property Collateral alone, or a sale of both Real Property Collateral and Personal Property Collateral together in accordance with UCC Section 9501(4), will sometimes be referred to as an "Agent's Sale.")

                                (A) Before any Agent's Sale, Agent shall give
                        such notice of default and election to sell as may then be required by applicable Governmental Rules.

                                (B) When all time periods then legally mandated
                        have expired, and after such notice of sale as may then be legally required has been given, Agent shall sell the Property being sold at a public auction to be held at the time and place specified in the notice of sale.

                                (C) Agent shall have no obligation to make
                        demand on Lessor before any Agent's Sale.

                                (D) From time to time in accordance with then
                        applicable law, Agent may postpone any Agent's Sale by public announcement at the time and place noticed for that sale.

                                (E) At any Agent's Sale, Agent shall sell to the
                        highest bidder at public auction for cash in lawful money of the United States.

                                (F) Agent shall execute and deliver to the
                        purchaser(s) a deed or deeds conveying the Property being sold without any covenant or warranty whatsoever, express or implied. The recitals in any such deed of any matters or facts, including any facts bearing upon the regularity or validity of any Agent's Sale, shall be conclusive proof of their truthfulness. Any such deed shall be conclusive against all Persons as to the facts recited in it.

                (h) Foreclosure Sales.

                        (i) Single or Multiple. If the Property consists of more
                than one lot, parcel or item of property, Agent may:

                                (A) Designate the order in which the lots,
                        parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

                                (B) Elect to dispose of the lots, parcels and/or
                        items through a single consolidated sale or disposition to be held or made under the power of sale granted under this Deed of Trust, or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Agent may deem to be in its best interests (any such sale or disposition, a "Foreclosure Sale;" any two or more, "Foreclosure Sales").

                        If Agent chooses to have more than one Foreclosure Sale, Agent at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as it may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the security interests granted to Agent in the Property by this Deed of Trust on any part of the Property which has not been sold, until all of the Lessor Obligations have been performed in full.

                                (ii) Credit Bids. At any Foreclosure Sale, any
                        Person, Participant or Agent may bid for and acquire the Property or any part of it to the extent permitted by then applicable Governmental Rules. Instead of paying cash for that property, Agent may settle for the purchase price by crediting the sales price of the Property against the Lessor Obligations in any order and proportions as Agent in its sole discretion may choose.

                        (i) Other Rights and Remedies. To exercise any other
                right, power or remedy permitted to it by any applicable Governmental Rule, either by suit in equity or by action at law, or both.

        5.03. Remedies Cumulative. The rights and remedies of Agent under this Deed of Trust and the other Operative Documents are cumulative and may be exercised singularly, successively, or together.

        5.04. No Cure or Waiver. The exercise by Agent of any of its other rights and remedies under this Deed of Trust or any other Operative Document (including the collection of Issues and Profits) shall not constitute a cure or waiver of any Event of Default or nullify the effect of any notice of default or sale, unless and until all Lessor Obligations are performed in full.

        5.05. Exercise of Rights and Remedies. The rights and remedies provided to Agent under this Deed of Trust may be exercised by Agent itself, by a court-appointed receiver or by any other Person appointed by any of the foregoing to act on its behalf. All of the benefits afforded to Agent under this Deed of Trust and the other Operative Documents shall accrue to the benefit of the Participants to the extent provided in Subparagraph 2.02(c) of the Participation Agreement.


SECTION 6. MISCELLANEOUS.

        6.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor or Agent under this Deed of Trust shall be given as provided in Paragraph
7.01 of the Participation Agreement.

        6.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Deed of Trust may be amended or waived only as provided in the Participation Agreement. No failure or delay by Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        6.03. Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of the Lessor Parties and their permitted successors and assigns; provided, however, that the Lessor Parties shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        6.04. No Third Party Rights. Nothing expressed in or to be implied from this Deed of Trust is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Deed of Trust or under or by virtue of any provision herein.

        6.05. Partial Invalidity. If at any time any provision of this Deed of Trust is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed of Trust nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        6.06. Governing Law. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        6.07. Counterparts. This Deed of Trust may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

        6.08. Further Assurances. Lessor shall, upon demand by Agent or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the provisions hereof.

        6.09. Merger. No merger shall occur as a result of Agent's acquiring any other estate in, or any other lien on, the Property unless Agent consents to a merger in writing.

        6.10. Waiver of Marshalling Rights. Lessor, for itself and for all parties claiming through or under Lessor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property which is now or later may be security for any Secured Obligation marshalled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

        6.11. Exhibits. Exhibit A and Exhibit B are incorporated into this Deed of Trust by this reference.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessor has executed this Construction Deed of Trust as of the day and year set forth above.

                                       ABN AMRO LEASING, INC.

                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                     (ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF CALIFORNIA          )
                             )
COUNTY OF SAN FRANCISCO      )


        On April ____, 2001 before me, Mary K. Olson, a Notary Public in and for the State of California , personally appeared _______________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


----------------------------------

             [SEAL]

                                    EXHIBIT A

                          LEGAL DESCRIPTION OF THE LAND

                                LEGAL DESCRIPTION

                3940 NORTH FIRST STREET, 3950 NORTH FIRST STREET

                                  (FACILITY 1)

The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52~ 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19~ 40' 54" West, 32.25 feet; thence South 52~ 22' 44" East, 399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37~ 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52~ 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37~ 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52~ 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37~ 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52~ 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37~ 32' 48" E. 566.00 feet; thence S. 52~ 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52~ 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37~ 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52~ 27' 12" W., 278.00 feet; thence N. 00~ 51' 00" E., 198.30 feet;
thence N. 37~ 32' 33" E., 279.75 feet; thence S. 51~ 19' 51" E., 89.02 feet;
thence N. 50~ 06' 47" E., 133.18 feet; thence N. 37~ 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26~ 55' 37" E.,
154.65 feet; thence N. 32~ 55' 53" E., 96.31 feet; thence N. 43~ 21' 28" E.,
113.58 feet; thence N. 54~ 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41~ 57' 14" E., 65.85 feet; thence N. 37~ 32' 48" E.,
62.00 feet to the Northeasterly line of said PCL 2.

                                    Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37~ 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52~ 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37~ 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37~ 32' 59" E., 105.20 feet; thence N. 7~ 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30~ 01' 00" E., 59.5 feet; thence N. 8~ 41' 00" E., 98.44 feet to the
Northeasterly line of said PCL. 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52~ 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37~ 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52~ 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004

ARB: 97-3-x4

                                LEGAL DESCRIPTION

                              90 HEADQUARTERS DRIVE

                                  (FACILITY 2)


The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:


Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.


APN: 097-79-003

ARB: 097-03-005.02

                                    EXHIBIT B

                      RELATED GOODS, PERMITS AND AGREEMENTS

                                      NONE

                                    EXHIBIT K

                            LESSOR SECURITY AGREEMENT

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                            LESSOR SECURITY AGREEMENT

                                       BY

                             ABN AMRO LEASING, INC.

                                   IN FAVOR OF

                               ABN AMRO BANK N.V.,
                                    AS AGENT





                                 APRIL 13, 2001



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            LESSOR SECURITY AGREEMENT


        THIS LESSOR SECURITY AGREEMENT (this "Agreement" herein), dated as of April 13, 2001, is executed by:

               (1) ABN AMRO LEASING, INC., an Illinois corporation ("Lessor"),

                                   in favor of

               (2) ABN AMRO BANK N.V., as agent for the Participants under the Participation Agreement referred to in Recital B below (in such capacity, "Agent").


                                    RECITALS

        A. Novellus Systems, Inc., a California corporation ("Lessee"), has requested Lessor and the financial institutions which are "Participants" under the Participation Agreement referred to in Recital B below (such financial institutions to be referred to collectively as the "Participants") to provide to Lessee lease facilities pursuant to which:

               (1) Lessor would (a) lease from Head Lessor (as defined below) certain land, (b) sublease to Lessee such land and lease to Lessee certain improvements to be constructed on such land, (c) appoint Lessee as Lessor's agent to make such improvements (which improvements will be owned by Lessor), (d) make advances to finance such improvements and to pay certain related expenses and (e) grant to Lessee the right to purchase such improvements; and

               (2) The Participants would participate in such facilities by (a) funding the purchase price and other advances to be made by Lessor and
        (b) acquiring participation interests in the rental and certain other payments to be made by Lessee.

        B. Pursuant to a Participation Agreement dated as of April 13, 2001 (the "Participation Agreement") among Lessee, Lease Plan North America, Inc. ("Head Lessor"), Lessor, the Participants and Agent, Lessor and the Participants have agreed to provide such facilities upon the terms and subject to the conditions set forth therein.

        C. One of the conditions to the effectiveness of the Participation Agreement is the execution and delivery of this Agreement by the parties hereto setting forth the terms of the grant by Lessor to Agent of a security interest in certain of Lessor's property.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule
1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01. All terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2.    GRANT OF SECURITY INTEREST.

        2.01. Grant. As security for the Lessor Obligations, Lessor hereby irrevocably and unconditionally pledges and assigns to Agent, for the benefit of the Participants and Agent, and grants to Agent, for the benefit of the Participants and Agent, a security interest in all estate, right, title and interest of Lessor, whether now owned or hereafter acquired, in and to the following property (herein, collectively and severally, the "Lessor Collateral"):

               (a) Operative Documents. The Participation Agreement, the Construction Agency Agreement, the Purchase Agreement, the Lessee Security Documents and all other Operative Documents; all exhibits, schedules and other attachments thereto; and all documents, instruments or agreements issued or executed in replacement thereof; each as amended, modified and supplemented from time to time and in effect at any given time;

               (b) Collateral. All Collateral for the Lessee Obligations under the Operative Documents; and

               (c) Proceeds. All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Lessor Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Lessor Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Lessor Collateral).


SECTION 3.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR.

        3.01. Representations and Warranties. Lessor represents and warrants to Agent and the Participants as follows:

               (a) Lessor is the legal and beneficial owner of the Lessor Collateral (or, in the case of after-acquired Lessor Collateral, at the time Lessor acquires rights in the Lessor Collateral, will be the legal and beneficial owner thereof).

               (b) Lessor has not transferred to any other Person any of its right, title or interest in the Lessor Collateral, whether by way of Lien or otherwise.

               (c) Lessor's chief executive office is located at 135 South LaSalle Street, Suite 740, Chicago, Illinois 60603.

        3.02. Covenants. Lessor hereby covenants to Agent and the Participants as follows:

               (a) Lessor shall promptly procure, execute and deliver to Agent all documents, instruments and agreements and perform all acts which are necessary or desirable, or which Agent may request, to establish, maintain, preserve, protect and perfect the Lessor Collateral, the Lien granted to Agent therein and the first priority of such Lien or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Lessor Collateral.

               (b) Lessor shall not sell, transfer or assign any of its right, title or interest in the Lessor Collateral to any Person (other than Agent), whether by way of Lien or otherwise, except in accordance with the Purchase Agreements.

               (c) Without prompt written notice to Agent, Lessor shall not change Lessor's name or chief executive office.


SECTION 4.    RIGHTS AND REMEDIES OF AGENT.

        4.01. Authorized Action by Agent. Lessor hereby irrevocably appoints Agent as its attorney-in-fact and agrees that Agent may perform (but Agent shall not be obligated to and shall incur no liability to Lessor or any third party for failure so to do) any act which Lessor is obligated by this Agreement to perform, and to exercise such rights and powers as Lessor might exercise with respect to the Lessor Collateral, including, without limitation, the right to
(a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Lessor Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Lessor Collateral; (c) insure, process, preserve and enforce the Lessor Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Lessor Collateral; (e) pay any Indebtedness of Lessor relating to the Lessor Collateral; and (f) execute UCC financing statements. Lessor agrees that such care as Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Lessor Collateral when in Agent's possession; provided, however, that Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Lessor Obligations or with respect to the Lessor Collateral.

        4.02. Other Rights and Remedies Upon Default. In addition to all other rights and remedies granted to Agent by this Agreement and the other Operative Documents, the UCC and other applicable Governmental Rules, Agent may, if Lessor fails to perform any of the Lessor Obligations, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Lessor Collateral or otherwise foreclose or enforce Agent's security interests in any or all Lessor Collateral in any manner permitted by applicable Governmental Rules or in this Security Agreement; (b) notify Lessee to make any or all payments to be made by Lessee under the Operative Documents to Agent; (c) sell or otherwise dispose of any or all Lessor Collateral at one or more public or private sales, whether or not such Lessor Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Agent may determine; (d) require Lessor to assemble the Lessor Collateral and make it available to Agent at a place to be designated by Agent; and (e) prior to the disposition of the Lessor Collateral, store, process, repair or recondition any Lessor Collateral consisting of goods, perform any obligations and enforce any rights of Lessor under any Operative Documents or otherwise prepare and preserve Lessor Collateral for disposition in any manner and to the extent Agent deems appropriate. In any case where notice of any sale or disposition of any Lessor Collateral is required, Lessor hereby agrees that thirty (30) days notice of such sale or disposition is reasonable.

SECTION 5.    MISCELLANEOUS.

        5.01. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Lessor or Agent under this Agreement shall be given as provided in Paragraph
7.01 of the Participation Agreement.

        5.02. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. No failure or delay by Agent in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        5.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor Parties and their permitted successors and assigns; provided, however, that the Lessor Parties shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in the Participation Agreement.

        5.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the Lessor Parties and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        5.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        5.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Lessor has caused this Agreement to be executed as of the day and year first above written.

LESSOR:                             ABN AMRO LEASING, INC.

                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________

                                    EXHIBIT L

                              ASSIGNMENT AGREEMENT


         THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

                  (1) The party designated under item A of Attachment I hereto as the Assignor Participant ("Assignor Participant"); and

                  (2) Each party designated under item B of Attachment I hereto as an Assignee Participant (individually, an "Assignee Participant").


                                    RECITALS

         A. Assignor Participant is one of the "Participants" in a Participation Agreement dated as of April 13, 2001, among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), Assignor Participant and the other institutions parties thereto as "Participants" (collectively, the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). (Such Participation Agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the "Participation Agreement").

         B. Assignor Participant wishes to sell, and each Assignee Participant wishes to purchase, all or a portion of Assignor Participant's rights under the Participation Agreement pursuant to Subparagraph 7.05(b) of the Participation Agreement.


                                    AGREEMENT

         Now, therefore, the parties hereto hereby agree as follows:

         1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Participation Agreement have the respective meanings given to those terms in the Participation Agreement.

         2. Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Participant hereby agrees to sell, assign and delegate to each Assignee Participant and each Assignee Participant hereby agrees to purchase, accept and assume the rights, obligations and duties of a Participant under the Participation Agreement and the other Operative Documents equal to the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility set forth under the captions "Tranche Percentages and Proportionate Shares Assigned" opposite such Assignee Participant's name on Part A of Attachment I hereto. Such sale, assignment and delegation shall become effective on the date designated in Part C of Attachment I hereto (the "Assignment Effective Date"), which date shall be, unless Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Agent in accordance with Paragraph 3 hereof.

         3. Assignment Effective Notice. Upon (a) receipt by Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Participant and each Assignee Participant (and, to the extent required by clause (i) of Subparagraph 7.05(b) of the Participation Agreement, by Lessor, Lessee and Agent) and (b) payment to Agent of the registration and processing fee specified in clause (iii) of Subparagraph 7.05(b) of the Participation Agreement, Agent will transmit to Lessor, Lessee, Assignor Participant and each Assignee Participant an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an "Assignment Effective Notice").

         4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Participant) on the Assignment Effective Date, each Assignee Participant shall pay to Assignor Participant, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Participant and such Assignee Participant (the "Assignment Purchase Price"), for the respective Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility purchased by such Assignee Participant hereunder. Effective upon receipt by Assignor Participant of the Assignment Purchase Price payable by each Assignee Participant, the sale, assignment and delegation to such Assignee Participant of such Proportionate Share as described in Paragraph 2 hereof shall become effective.

         5. Payments After the Assignment Effective Date. Assignor Participant and each Assignee Participant hereby agree that Agent shall, and hereby authorize and direct Agent to, allocate amounts payable under the Participation Agreement and the other Operative Documents as follows:

                  (a) All payments applied to reduce the Outstanding Lease Amount after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

                  (b) All Base Rent, interest, fees and other amounts accrued after the Assignment Effective Date with respect to each Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to an Assignee Participant pursuant to this Assignment Agreement shall be payable to such Assignee Participant.

Assignor Participant and each Assignee Participant shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Operative Documents on account of the Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share assigned to such Assignee

Participant, and neither Agent nor Lessee shall have any responsibility to effect or carry out such separate arrangements.

         6. Delivery of Copies of Operative Documents. Concurrently with the execution and delivery hereof, Assignor Participant will provide to each Assignee Participant (if it is not already a party to the Participation Agreement) conformed copies of all documents delivered to Assignor Participant on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Participation Agreement.

         7. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

         8. Further Representations, Warranties and Covenants. Assignor Participant and each Assignee Participant further represent and warrant to and covenant with each other, Lessor, Agent and the other Participants as follows:

                  (a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Participant makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Participation Agreement or the other Operative Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Participation Agreement or the other Operative Documents furnished or the Collateral or any security interest therein.

                  (b) Assignor Participant makes no representation or warranty and assumes no responsibility with respect to the financial condition of Lessee or any of its obligations under the Participation Agreement or any other Operative Documents.

                  (c) Each Assignee Participant confirms that it has received a copy of the Participation Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

                  (d) Each Assignee Participant will, independently and without reliance upon Lessor, Agent, Assignor Participant or any other Participant and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Participation Agreement and the other Operative Documents.

                  (e) Each Assignee Participant appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Participation Agreement and the other Operative Documents as Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VI of the Participation Agreement.

                  (f) Each Assignee Participant (i) affirms that each of the representations and warranties set forth in Paragraph 4.03 of the Participation Agreement is true and correct with respect to such Participant and (ii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Participation Agreement and the other Operative Documents are required to be performed by it as a Participant.

                  (g) Each Assignee Participant represents and warrants that, as of the date hereof, it would not have any basis for demanding any payment under Subparagraph 2.12(c) or Subparagraph 2.12(d) of the Participation Agreement or, to its knowledge, under Subparagraph 2.13(a) of the Participation Agreement.

                  (h) Part B of Attachment 1 hereto sets forth administrative information with respect to each Assignee Participant.

         9. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth under the caption "Tranche Percentages and Proportionate Shares After Assignment" opposite such Assignee Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents and (b) Assignor Participant shall be a Participant with a Tranche A Percentage, Tranche B Percentage, Tranche C Percentage and Proportionate Share under each Facility as set forth under the caption "Tranche Percentages and Proportionate Shares After Assignment" opposite Assignor Participant's name in Part A of Attachment 1 hereto and shall have the rights, duties and obligations of such a Participant under the Participation Agreement and the other Operative Documents, or, if the Proportionate Share of Assignor Participant has been reduced to zero, Assignor Participant shall cease to be a Participant and shall have no further obligation to fund any portion of any Advance.

         10. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

                                           ______________________________, as
                                           Assignor Participant

                                           By: _______________________________
                                               Name: _________________________
                                               Title: ________________________



                                           ____________________________, as an
                                           Assignee Participant

                                           By: _______________________________
                                               Name: _________________________
                                               Title: ________________________



                                           ____________________________, as an
                                           Assignee Participant

                                           By: _______________________________
                                               Name: _________________________
                                               Title: ________________________



                                           ____________________________, as an
                                           Assignee Participant

                                           By: _______________________________
                                               Name: _________________________
                                               Title: ________________________

CONSENTED TO AND ACKNOWLEDGED BY:



_________________________________
as Lessee

By: _____________________________
    Name: _______________________
    Title: ______________________

_________________________________
as Agent

By: _____________________________
    Name: _______________________
    Title: ______________________

_________________________________
As Lessor

By: _____________________________
    Name: _______________________
    Title: ______________________



ACCEPTED FOR RECORDATION IN REGISTER:

_________________________________,
As Agent

By: _____________________________
    Name: _______________________
    Title: ______________________

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

 PART A(1) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES FOR LAND PORTION UNDER
                                   FACILITY 1

                                                     Tranche Percentages and
                                                  Proportionate Shares Assigned
                              -------------------------------------------------------------------
                                 Tranche A         Tranche B        Tranche C       Proportionate
                                 Percentage       Percentage        Percentage          Share
                                 ----------       ----------        ----------          -----
Assignor Participant:
--------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
Assignee Participants:
---------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%

                                                      Tranche Percentages and
                                               Proportionate Shares After Assignment
                                -------------------------------------------------------------------------
                                    Tranche A          Tranche B          Tranche C         Proportionate
                                    Percentage        Percentage         Percentage             Share
                                    ----------        ----------         ----------             -----
Assignor Participant:
--------------------
---------                       --. -------%        --. -------%     --. --------%        --. --------%
---------                       --. -------%        --. -------%     --. --------%        --. --------%
---------                       --. -------%        --. -------%     --. --------%        --. --------%
Assignee Participants:
---------------------
---------                       --. -------%        --. -------%     --. --------%        --. --------%
---------                       --. -------%        --. -------%     --. --------%        --. --------%
---------                       --. -------%        --. -------%     --. --------%        --. --------%
---------                       --. -------%        --. -------%     --. --------%        --. --------%


                                                  L(1)-1

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

PART A(2) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES FOR IMPROVEMENT PORTION
                                UNDER FACILITY 1

                                                     Tranche Percentages and
                                                  Proportionate Shares Assigned
                              -------------------------------------------------------------------
                                 Tranche A         Tranche B        Tranche C       Proportionate
                                 Percentage       Percentage        Percentage          Share
                                 ----------       ----------        ----------          -----
Assignor Participant:
--------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
Assignee Participants:
---------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%

                                                        Tranche Percentages and
                                                 Proportionate Shares After Assignment
                                  -------------------------------------------------------------------------
                                      Tranche A          Tranche B          Tranche C         Proportionate
                                      Percentage        Percentage         Percentage             Share
                                      ----------        ----------         ----------             -----
Assignor Participant:
--------------------
---------                         --. -------%        --. -------%     --. --------%        --. --------%
---------                         --. -------%        --. -------%     --. --------%        --. --------%
---------                         --. -------%        --. -------%     --. --------%        --. --------%
Assignee Participants:
---------------------
---------                         --. -------%        --. -------%     --. --------%        --. --------%
---------                         --. -------%        --. -------%     --. --------%        --. --------%
---------                         --. -------%        --. -------%     --. --------%        --. --------%
---------                         --. -------%        --. -------%     --. --------%        --. --------%


                                                  L(1)-2

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

PART A(3) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 2 PRIOR
                               TO COMPLETION DATE

                                                     Tranche Percentages and
                                                  Proportionate Shares Assigned
                              -------------------------------------------------------------------
                                 Tranche A         Tranche B        Tranche C       Proportionate
                                 Percentage       Percentage        Percentage          Share
                                 ----------       ----------        ----------          -----
Assignor Participant:
--------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
Assignee Participants:
---------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%

                                                         Tranche Percentages and
                                                  Proportionate Shares After Assignment
                                   -------------------------------------------------------------------------
                                       Tranche A          Tranche B          Tranche C         Proportionate
                                       Percentage        Percentage         Percentage             Share
                                       ----------        ----------         ----------             -----
Assignor Participant:
--------------------
---------                          --. -------%        --. -------%     --. --------%        --. --------%
---------                          --. -------%        --. -------%     --. --------%        --. --------%
---------                          --. -------%        --. -------%     --. --------%        --. --------%
Assignee Participants:
---------------------
---------                          --. -------%        --. -------%     --. --------%        --. --------%
---------                          --. -------%        --. -------%     --. --------%        --. --------%
---------                          --. -------%        --. -------%     --. --------%        --. --------%
---------                          --. -------%        --. -------%     --. --------%        --. --------%


                                                  L(1)-3

                                  ATTACHMENT 1

                             TO ASSIGNMENT AGREEMENT

  PART A(4) - TRANCHE PERCENTAGES AND PROPORTIONATE SHARES UNDER FACILITY 2 ON
                           AND AFTER COMPLETION DATE

                                                     Tranche Percentages and
                                                  Proportionate Shares Assigned
                                 ----------------------------------------------------------------
                                 Tranche A         Tranche B        Tranche C       Proportionate
                                 Percentage       Percentage        Percentage          Share
                                 ----------       ----------        ----------          -----
Assignor Participant:
--------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
Assignee Participants:
---------------------
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%
---------                     --. -------%      --. -------%     --. -------%      --. -------%

                                                       Tranche Percentages and
                                                Proportionate Shares After Assignment
                                     ---------------------------------------------------------------------
                                     Tranche A          Tranche B          Tranche C         Proportionate
                                     Percentage        Percentage         Percentage             Share
                                     ----------        ----------         ----------             -----
Assignor Participant:
--------------------
---------                        --. -------%        --. -------%     --. --------%        --. --------%
---------                        --. -------%        --. -------%     --. --------%        --. --------%
---------                        --. -------%        --. -------%     --. --------%        --. --------%
Assignee Participants:
---------------------
---------                        --. -------%        --. -------%     --. --------%        --. --------%
---------                        --. -------%        --. -------%     --. --------%        --. --------%
---------                        --. -------%        --. -------%     --. --------%        --. --------%
---------                        --. -------%        --. -------%     --. --------%        --. --------%


                                                  L(1)-4

                                     PART B


       [Assignee Participant]

Applicable Participating Office:

_________________________________
_________________________________
_________________________________


Address for notices:

_________________________________
_________________________________
_________________________________


Telephone No: ___________________
Telecopier No: __________________

Wiring Instructions:

_________________________________
_________________________________
_________________________________


  [Assignee Participant]

Applicable Participating Office:

_________________________________
_________________________________
_________________________________


Address for notices:

_________________________________
_________________________________
_________________________________


Telephone No: ___________________
Telecopier No: __________________
Wiring Instructions:

_________________________________
_________________________________


                                     L(1)-5

                  PART C

ASSIGNMENT EFFECTIVE DATE  ________, ____


                                     L(1)-6

                                  ATTACHMENT 2
                             TO ASSIGNMENT AGREEMENT

                                     FORM OF
                           ASSIGNMENT EFFECTIVE NOTICE


         Reference is made to the Participation Agreement, dated as of April 13, 2001, among Novellus Systems, Inc. ("Lessee"), Lease Plan North America, Inc. ("Head Lessor"), ABN AMRO Leasing, Inc. ("Lessor"), the institutions parties thereto as "Participants" (the "Participants") and ABN AMRO Bank N.V., as agent for the Participants (in such capacity, "Agent"). Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

         1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________.

         2. Pursuant to such Assignment Agreement, each Assignee Participant is required to pay its Purchase Price to Assignor Participant at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.


                                           Very truly yours,

                                           ABN AMRO Bank N.V.,
                                           as Agent


                                           By: _____________________________
                                               Name: _______________________
                                               Title: ______________________


                                     L(2)-1

                                  EXHIBIT M(1)

                         FACILITY 1 HEAD LEASE AGREEMENT


                                     M(1)-1

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                         FACILITY 1 HEAD LEASE AGREEMENT



                                     BETWEEN



                         LEASE PLAN NORTH AMERICA, INC.



                                       AND



                             ABN AMRO LEASING, INC.





                                 APRIL 13, 2001





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


                                TABLE OF CONTENTS


                                                                                          PAGE
SECTION 1.     INTERPRETATION...............................................................1

        1.01.  Definitions..................................................................1

        1.02.  Rules of Construction........................................................1

SECTION 2.     BASIC PROVISIONS.............................................................2

        2.01.  Lease of the Property........................................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................2

        2.04.  Use..........................................................................2

        2.05.  Title; Quiet Enjoyment.......................................................2

SECTION 3.     OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS...............................3

        3.01.  Maintenance, Repair, Etc. ...................................................3

        3.02.  Risk of Loss.................................................................3

        3.03.  Insurance....................................................................3

        3.04.  Casualty and Condemnation....................................................3

        3.05.  Property Taxes and Other Governmental Charges................................4

        3.06.  Liens, Easements, Etc........................................................4

        3.07.  Leasehold Mortgages..........................................................4

        3.08.  Assignments and Subletting...................................................5

        3.09.  Utility Charges..............................................................5

        3.10.  Removal of Property..........................................................5

        3.11.  Estoppel Certificates........................................................5

        3.12.  Recordation of Agreement.....................................................6

SECTION 4.     TERMINATION..................................................................6

        4.01.  Termination Date.............................................................6

        4.02.  Surrender of Facility 1 Property.............................................6

SECTION 5.     DEFAULT......................................................................6

        5.01.  Head Lease Events of Default.................................................6

        5.02.  Remedies.....................................................................7

        5.03.  Limited Recourse.............................................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                          PAGE
SECTION 6.     PURCHASE OPTION..............................................................7

        6.01.  Grant of Option..............................................................7

        6.02.  Terms........................................................................7

SECTION 7.     MISCELLANEOUS................................................................8

        7.01.  Notices......................................................................8

        7.02.  Waivers; Amendments..........................................................8

        7.03.  Successors and Assigns.......................................................8

        7.04.  No Third Party Rights........................................................9

        7.05.  Partial Invalidity...........................................................9

        7.06.  Governing Law................................................................9

        7.07.  Counterparts.................................................................9

                         FACILITY 1 HEAD LEASE AGREEMENT


        THIS FACILITY 1 HEAD LEASE AGREEMENT (this "Agreement" herein), dated as of April 13, 2001 is entered into by and between:

               (1) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Head Lessor"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Head Lessee").

                                    RECITALS

        A. Pursuant to a Participation Agreement dated as of June 6, 1997 (the "Original Participation Agreement") among Novellus Systems, Inc. ("Lessee"), Head Lessor, the Participants thereto and AMRO Bank N.V., as agent for such Participants, Head Lessor acquired certain property and leased such property to Lessee pursuant to two Lease Agreements dated as of June 9, 1997 between Lessee and Head Lessor (the "Original Lease Agreements").

        B. Pursuant to a Participation Agreement dated as of August 31, 1998 (as amended, the "Novellus I Participation Agreement") among Lessee, Head Lessor, Head Lessee, the Participants thereto and AMRO Bank N.V., as agent for such Participants, (1) Head Lessor and Lessee terminated the Original Lease Agreements and (2) Head Lessor leased the property to Head Lessee pursuant to
(a) a Facility 1 Head Lease Agreement dated as of August 31, 1998 between Head Lessor and Head Lessee and (b) a Facility 2 Head Lease Agreement dated as of August 31, 1998 between Head Lessor and Head Lessee (the "Novellus I Facility 2 Head Lease Agreement").

        C. Pursuant to a Participation Agreement dated as of April 13, 2001 (the "Participation Agreement") among Lessee, Head Lessor, Head Lessee, the Participants thereto and AMRO Bank N.V., as agent for such Participants (in such capacity, "Agent"), (1) Head Lessor and Head Lessee have agreed to remove certain property from the Novellus I Facility 2 Head Lease Agreement and (2) Head Lessor has agreed to lease such removed property to Head Lessee pursuant to this agreement and a Facility 2 Head Lease Agreement of even date herewith.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.

SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Head Lessor agrees to lease to Head Lessee and Head Lessee agrees to lease from Head Lessor the following property (the "Facility 1 Property") to the extent of Head Lessor's estate, right, title and interest therein, thereto or thereunder:

               (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 1 Land");

               (b)    All Improvements to the Facility 1 Land;

               (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 1 Land or the Improvements thereto;

               (d)    All Related Goods (including those described in Exhibit
        B), Related Permits and Related Agreements related to the Facility 1 Land or any of the foregoing Improvements or Appurtenant Rights; and

               (e) All accessions and accretions to and replacements and substitutions for the foregoing.

        2.02. Term. The original term of this Agreement shall commence on the Closing Date (the "Head Lease Commencement Date") and shall end on the first Business Day of April 2035 (the "Head Lease Scheduled Expiration Date"), subject to the terms of Subparagraph 4.01(a) below.

        2.03. Rent. Head Lessor hereby acknowledges that it has already been paid in full for the rent hereunder for the entire term of this Agreement in connection with the Novellus I Facility 2 Head Lease Agreement.

        2.04. Use. Head Lessee may use the Facility 1 Property for any lawful purpose.

        2.05.  Title; Quiet Enjoyment.

               (a) Title. Head Lessor represents and warrants to Head Lessee that, except as contemplated by the Existing Participation Agreement, Head Lessor has not previously sold, leased, transferred or otherwise disposed of any right, title or interest of Head Lessor in the Facility 1 Property. Head Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Facility 1 Property or this Agreement prior to the Head Lease Expiration Date.

               (b) No Merger. The leasehold estate in the Facility 1 Property created by this Agreement shall not be merged with the fee estate or any other interest in the Facility 1 Property as a result of the same Person acquiring, owning or holding, directly or indirectly, in whole or in part, (i) the leasehold estate in the Facility 1 Property created hereby or any interest in such leasehold estate and (ii) the fee estate in the Facility 1 Property or any interest in such fee estate, unless all parties with an interest in the Facility 1 Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

               (c) Quiet Enjoyment. Neither Head Lessor nor any other Person lawfully claiming any right or interest in the Facility 1 Property through Head Lessor shall, prior to the Head Lease Expiration Date, disturb Head Lessee's peaceable and quiet enjoyment of the Facility 1 Property; provided, however, that such enjoyment shall be subject to the terms of this Agreement.

SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc. Head Lessee, at its sole cost and expense, may from time to time make alterations, renovations, additions and other Improvements to the Facility 1 Property and substitutions and replacements therefor.

        3.02. Risk of Loss. Head Lessee assumes all risks of loss arising from any Casualty or Condemnation and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 1 Property, except that Head Lessor assumes such risks of loss and such liability to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of Head Lessor.

        3.03. Insurance. Until the Expiration Date of the Facility 1 Lease Agreement, Head Lessee shall cause to be carried and maintained liability insurance coverage for the Facility 1 Property as provided in Paragraph 3.03 of the Facility 1 Lease Agreement for the Property upon the same terms as set forth therein and otherwise shall comply with the provisions of such paragraph.

        3.04. Casualty and Condemnation. Head Lessor hereby absolutely and irrevocably assigns to Head Lessee all Casualty and Condemnation Proceeds and all claims relating thereto. Head Lessor agrees that all Casualty and Condemnation Proceeds are to be paid to Head Lessee and Head Lessor hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Head Lessee alone, and not to Head Lessor and Head Lessee jointly. If Head Lessor receives any Casualty and Condemnation Proceeds payable to Head Lessee hereunder, Head Lessor shall promptly pay over such Casualty and Condemnation Proceeds to Head Lessee. Head Lessor hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Head Lessee, Head Lessor shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Head Lessee and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Head Lessor or any other Person. Head Lessee may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Head Lessee, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

        3.05. Property Taxes and Other Governmental Charges. Head Lessee shall pay or cause to be paid all taxes and other Governmental Charges imposed on or payable by Head Lessee in connection with the Facility 1 Property, this Agreement or any of the transactions contemplated hereby or thereby.

        3.06. Liens, Easements, Etc. During the term of this Agreement, Head Lessor shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 1 Property of any character, whether now owned or hereafter acquired, without the prior written approval of Head Lessee. During the term of this Agreement, and provided a Head Lease Event of Default has not occurred and is continuing, Head Lessor agrees that Head Lessee may, and Head Lessor hereby consents in each instance to the following actions by Head Lessee for the following purposes, but at Head Lessee's sole cost and expense: (a) the granting of licenses and other rights and privileges reasonably necessary or desirable for the use, repair, or maintenance of the Facility 1 Property; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Facility 1 Property; (c) the seeking of any zoning variances or modifications to existing zoning; and (d) the imposition of and the execution of amendments to, or waivers or releases of any covenants, easements, licenses, and restrictions affecting the Facility 1 Property; provided, however that in each case (1) such grant, release, dedication, transfer or amendment does not impair the value, operation or remaining useful life of the Facility 1 Property or materially and adversely affect Head Lessee's ability to perform its obligations hereunder, except such impairments which are not material, (2) such grant, release, dedication, transfer or amendment is reasonably necessary or desirable in connection with the use, maintenance, alteration or improvement of the Facility 1 Property, (3) such grant, release, dedication, transfer or amendment will not cause the Facility 1 Property or any portion thereof to fail to comply with the provisions of this Agreement or any other Operative Document or any Governmental Rule (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (4) all governmental and other consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment or other action have been obtained, and all filings required prior to such action have been made, (5) Head Lessee shall remain obligated under this Agreement as though such grant, release, dedication, transfer or amendment had not been effected, and (6) Head Lessee shall pay and perform any obligations of Head Lessor under such grant, release, dedication, transfer or amendment. Head Lessor shall, upon the request of Head Lessee, and at Head Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Paragraph 3.06.


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

        3.07.  Leasehold Mortgages.

               (a) Head Lessor hereby consents to the transactions contemplated by the Participation Agreement, including all Liens granted to Agent, as security for the Lessor Obligations, in the Facility 1 Property, this Agreement or any of the other Operative Documents. After the Expiration Date of the Facility 1 Lease Agreement, Head Lessee may, as security for any indebtedness of Head Lessee, grant to any holder of such indebtedness a Lien in its leasehold interest in the Facility 1 Property (any such Liens, together with the Liens granted to Agent pursuant to the Operative Documents, to be referred to herein as "Leasehold Mortgages").

               (b) Any Person may become the legal owner and holder of the leasehold interest in the Facility 1 Property created by this Agreement by foreclosure of a Leasehold Mortgage or as a result of an assignment or conveyance in lieu of such foreclosure and, upon becoming such an owner, shall become the Head Lessee hereunder with the rights and obligations thereof.

               (c) Head Lessor shall notify each holder of a Leasehold Mortgage (a "Leasehold Mortgagee") of any default by Head Lessee hereunder. No notice of a default by Head Lessee shall be deemed effective until so served. Any Leasehold Mortgagee shall have the right to correct or cure any such default within the same period of time after receipt of such notice as is given to Head Lessee under this Agreement to correct or cure defaults, plus an additional period of thirty (30) days thereafter. Head Lessor will accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on Head Lessee's part to be performed hereunder with the same force and effect as though performed by Head Lessee.

               (d) If this Agreement should terminate by reason of a disaffirmance or rejection of this Agreement by Head Lessee or any receiver, liquidator or trustee for the property of Head Lessee, or by any Governmental Authority that has taken possession of the business or property of Head Lessee by reason of the insolvency or alleged insolvency of Head Lessee, then:

                      (i) Head Lessor shall give notice thereof to each Leasehold Mortgagee and, upon request of any Leasehold Mortgagee made within sixty (60) days after Head Lessor has given such notice, Head Lessor shall enter into a new lease of the Facility 1 Property with such Leasehold Mortgagee for the remainder of the term hereof on the same terms and conditions as contained in this Agreement. (If more than one Leasehold Mortgagee shall request Head Lessor to enter into a new lease, Head Lessor shall enter into such a new lease with the requesting Leasehold Mortgagee holding the highest priority Leasehold Mortgage. If two or more requesting Leasehold Mortgagees share the highest priority, the new lease shall name all such Leasehold Mortgagees as co-tenants thereunder.)

                      (ii) The estate of any Leasehold Mortgagee, as lessee under such a new lease, shall have the same priority as the estate of Head Lessee created under this

               Agreement. If the Facility 1 Lease Agreement or Facility 1 Purchase Agreement are in effect at the time of execution of such new lease, such new lease shall be made subject to Lessee's rights under the Facility 1 Lease Agreement and the Facility 1 Purchase Agreement.

               (e) No modification or early termination of this Agreement shall be effective without the consent of a Leasehold Mortgagee if (A) Head Lessee has agreed with such Leasehold Mortgagee that such Leasehold Mortgagee's consent will be required for any such modification or early termination and (B) Head Lessor has been notified of such agreement.

               (f) No Leasehold Mortgagee will assume any liability under this Agreement either by virtue of its Leasehold Mortgage or by any subsequent receipt or collection of rents or profits generated from the Facility 1 Property, unless and until the Leasehold Mortgagee acquires Head Lessee's leasehold interest in the Facility 1 Property at foreclosure or by deed in lieu of foreclosure.

        3.08. Assignments and Subletting. Head Lessee may sublease the Facility 1 Property and sell or assign its rights under this Agreement at any time during the term of this Agreement.

        3.09. Utility Charges. Head Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 1 Property during the term of this Agreement.

        3.10. Removal of Property. All Improvements to the Facility 1 Property and all other Property (other than the Facility 1 Land) may be removed by Head Lessee at any time at or prior to the termination of this Agreement.

        3.11. Estoppel Certificates. Each party shall, within ten (10) Business Days after receipt of a written request from the other party, deliver a written statement to the requesting party stating the date to which the rent and other charges have been paid, whether this Agreement is unmodified and in full force and effect, and any other matters that may reasonably be requested.

        3.12. Recordation of Agreement. Neither Head Lessor nor Head Lessee shall file or record this Agreement without the prior written consent of the other party, but the parties will execute a good and sufficient memorandum of lease for purposes of recording. Upon the expiration or earlier termination of this Agreement, Head Lessee shall promptly execute, acknowledge and deliver to Head Lessor any quitclaim deed or other document required by Head Lessor or a title company to evidence the termination of Head Lessee's interests in the Facility 1 Property.

SECTION 4. TERMINATION.

        4.01.  Termination Date.

               (a) Early Termination. This Agreement shall continue in full force and effect until the Head Lease Scheduled Expiration Date, except that Head Lessee may terminate this Agreement at any time upon one (1) month's prior written notice to Head Lessor; provided, however, in no event shall Head Lessee exercise the right of termination prior to the Expiration Date of the Facility 1 Lease Agreement unless an Event of Default has occurred and is continuing under the Facility 1 Lease Agreement and Lessee's right to remain in possession is terminated.

               (b) No Other Early Termination Date. Except as provided in Subparagraph 4.01(a), this Agreement shall not terminate prior to the Head Lease Scheduled Expiration Date for any reason including, without limitation, (i) any Casualty to or Condemnation of all or any part of the Facility 1 Property, (ii) the occurrence of any Head Lease Event of Default or any other default by Head Lessee under this Agreement or
        (iii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding; provided, however, that this Subparagraph 4.01(b) shall not abrogate any right Head Lessor may have to recover damages or seek an injunction pursuant to Paragraph 5.02. It is the intention of the parties hereto that the obligations of Head Lessor hereunder shall be separate and independent of the covenants and agreements of Head Lessee.

        4.02. Surrender of Facility 1 Property. Unless Head Lessee (or an assignee of Head Lessee) purchases the Facility 1 Property prior thereto, Head Lessee shall vacate and surrender the Facility 1 Property to Head Lessor in its then-current condition on the date (the "Head Lease Expiration Date") that is the earlier of (a) the Head Lease Scheduled Expiration Date and (b) any earlier date on which this Agreement is terminated pursuant to Subparagraph 4.01(a).

SECTION 5. DEFAULT.

        5.01. Head Lease Events of Default. The occurrence or existence of any one or more of the following shall constitute a "Head Lease Event of Default" hereunder:

               (a) Non-Payment. Head Lessee shall fail to pay the rent payable hereunder within sixty (60) days after the Head Lease Commencement Date; or

               (b) Other Defaults. Head Lessee shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement and such failure shall continue for a period of sixty
        (60) days after written notice thereof from Head Lessor; provided, however, that in the event that such failure cannot reasonably be cured within such sixty (60) day period, such failure shall not constitute an Event of Default hereunder so long as Head Lessee shall have commenced to cure such failure within such sixty (60) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Head


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

        Lease Scheduled Expiration Date and (ii) one hundred and eighty days
        (180) days after Head Lessor's notice thereof.

        5.02. Remedies. Upon the occurrence or existence of any Head Lease Event of Default and at any time thereafter unless such Head Lease Event of Default is waived, Head Lessor may sue Head Lessee for the collection of any amount due under this Agreement or to enjoin the continuation of the Head Lease Event of Default; provided, however, that such remedies are the sole and exclusive remedies of Head Lessor hereunder. Head Lessor may not terminate this Agreement or Head Lessee's right to possession under this Agreement except as expressly provided herein.

        5.03. Limited Recourse. Neither a Head Lessee that is a Lessor Party nor any of its Affiliates or any of their respective directors, officers, employees, agents, attorneys and advisors shall have any personal liability for the payment of or performance of any obligations of Head Lessee under this Agreement. Any judgment which Head Lessor may obtain against a Head Lessee that is a Lessor Party for amounts due under this Agreement may be collected only through resort to a judgment lien against Head Lessee's interest in the Facility 1 Property.

SECTION 6. PURCHASE OPTION.

        6.01.  Grant of Options

               (a) All of the Property. Head Lessor hereby grants to Head Lessee (or its assignee) the right to purchase all of the Facility 1 Property at any time upon one (1) month's prior written notice following the occurrence of any one of the following events:

                      (i) Lessee exercises the Term Purchase Option, the Expiration Date Purchase Option or the Marketing Option pursuant to the Facility 1 Purchase Agreement; or

                      (ii) An Event of Default occurs under the Facility 1 Lease Agreement.

        Head Lessee (or its assignee) shall pay a purchase price for the Facility 1 Property under this Subparagraph 6.01(a) in an amount of $1,000.00 (the "Head Lease Option Price").

               (b) Partial Purchase. Head Lessor hereby grants to Head Lessee (or its assignee) the right to purchase a portion of the Facility 1 Property at any time upon one (1) months' prior written notice following any exercise by Lessee of the Partial Purchase Option pursuant to the Facility 1 Purchase Agreement. If Head Lessee exercises the purchase option under this Subparagraph 6.01(b), (i) Head Lessee may purchase the portion of the Facility 1 Property for which Lessee is exercising the Partial Purchase Option and (ii) Head Lessee shall pay a purchase price for such portion in an amount (the "Head Lease Partial Purchase Option Price") equal to the product of (A) $1,000.00 times (B) a fraction, the numerator of which is the amount to be paid by Lessee for such portion under the Facility 1 Purchase Agreement and the denominator of which is the Outstanding Lease Amount under Facility 1 immediately prior to such payment.

        6.02.  Terms.

               (a) Upon Head Lessee's (or its assignee's) tender of the Head Lease Option Price or the Head Lease Partial Purchase Option Price, as the case may be, to Head Lessor, Head Lessor will convey and assign good and marketable title to the Facility 1 Property or the applicable portion thereof, as the case may be, to Head Lessee (or its assignee) subject only to the Permitted Property Liens of the types described in clauses (i), (ii), (iii) and (v) of Subparagraph 3.07(a) of the Facility 1 Lease Agreement.

               (b) Head Lessee's (or its assignee's) obligation to close the purchase shall be subject to the following terms and conditions, all of which are for the benefit of Head Lessee (or its assignee):

                      (i) Head Lessee (or its assignee) shall have been furnished with evidence satisfactory to Head Lessee (or its assignee) that Head Lessor can convey title as required by the preceding subparagraph.

                      (ii) Nothing shall have occurred or been discovered after Head Lessee exercised the Head Lease Purchase Option that could adversely affect the title to or value of the Facility 1 Property or the applicable portion thereof, as the case may be, or the Head Lessee's (or its assignee's) use thereof.

SECTION 7. MISCELLANEOUS.

        7.01. Notices. Except as otherwise specified herein, (a) all notices, requests, demands, consents, instructions or other communications to or upon Head Lessee or Head Lessor under this Agreement given on or prior to the Expiration Date of the Facility 1 Lease Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement and (b) all notices, requests, demands, consents, instructions or other communications to or upon Head Lessee or Head Lessor under this Agreement given after the Expiration Date of the Facility 1 Lease Agreement shall be in writing and faxed, mailed or delivered to its respective facsimile number or address set forth in Paragraph 7.01 of the Participation Agreement (or to such other facsimile number or address for either party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and
(iv) when faxed, upon confirmation of receipt.

        7.02. Waivers; Amendments. Until the Expiration Date of the Facility 1 Lease Agreement and the satisfaction in full of all Lessee Obligations or, if earlier, the date on which Head Lessee sells or assigns this Agreement, any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. Thereafter, any term, covenant, agreement or condition of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Head Lessor and Head Lessee.

No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Head Lessor and Head Lessee and their permitted successors and assigns; provided, however, that Head Lessor and Head Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in this Agreement or the Participation Agreement.

        7.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than Head Lessor, Head Lessee and the Lessor Parties Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        7.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        7.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                          [The signature page follows.]

        IN WITNESS WHEREOF, Head Lessor and Head Lessee have caused this Agreement to be executed as of the day and year first above written.


HEAD LESSOR:                            LEASE PLAN NORTH AMERICA, INC.


                                        By:___________________________________

                                           Name:______________________________

                                           Title:_____________________________


HEAD LESSEE:                            ABN AMRO LEASING, INC.


                                        By:___________________________________

                                           Name:______________________________

                                           Title:_____________________________

                                    EXHIBIT A

                                 FACILITY 1 LAND

                                LEGAL DESCRIPTION

                3940 NORTH FIRST STREET, 3950 NORTH FIRST STREET
                                  (FACILITY 1)


The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

PARCEL ONE:

Parcel 2 as shown on that certain Parcel Map filed in the office of the Recorder of the County of Santa Clara, State of California on August 18, 1983 in Book 516 of Maps, page(s) 34 and 35, Santa Clara County Records.

And, in addition thereto, the following area:

Beginning at the Southeasterly corner of said Parcel 2, thence North 52(Degree) 27' 12" West, 409.24 feet along the common line of Parcel 1 and Parcel 2 as shown on said Parcel Map to a common corner thereof; thence leaving said common line, along the Southerly prolongation of a common line of said Parcels, South 19(Degree) 40' 54" West, 32.25 feet; thence South 52(Degree) 22' 44" East,
399.34 feet to a point on the Southeasterly line of said Parcel 1; thence North 37(Degree) 32' 59" East, 31.22 feet along said Southeasterly line to the Point of Beginning.

PARCEL ONE-A:

A non-exclusive easement for ingress and egress over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 26.00 feet wide extending entirely across said PCL. 1 and lying
13.00 feet on each side of a line as follows:

Beginning at the Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E., 540.00 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)


                                    B(1)-12

                                     Strip 2

A strip of land 40.00 feet wide extending entirely across said PCL. 1 and lying contiguous to and Southeasterly of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 429.25 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E., 600.00 feet to the Northeasterly line of said PCL. 1; the Northerly terminus of said 40 foot wide strip of land being the Northeasterly line of said PCL. 1.

                                     Strip 3

A strip of land 26.00 feet wide, extending Northeasterly from the Southwesterly line of said PCL. 1 to the Northwesterly line of the above described and designated Strip 2 and lying 13.00 feet on each side of a line described as follows:

Beginning at the Westerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 34.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 48" E. 566.00 feet; thence S. 52(Degree) 27' 12" E., 355.25 feet to said Northwesterly line of said Strip 2.

                                     Strip 4

A strip of land 13.00 feet wide lying contiguous to and Northwesterly of the Northwesterly line of the above described and designated Strip 2 and extending Southwesterly from the Northeasterly line of said PCL. 1 approximately 21.00 feet to the Northeasterly line of the above described and designated Strip 3.

PARCEL ONE-B:

The right from time to time to construct, install, maintain, replace, remove, and use storm drain sewers, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 1

A strip of land 10.00 feet wide extending entirely across said PCL. 1 and lying
5.00 feet on each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 402.75 feet to the true point of beginning of said strip of land; thence along the centerline of a existing storm drain line the following courses: thence N. 37(Degree) 32' 48" E., 28.00 feet to a point herein designated Point A; thence N. 52(Degree) 27' 12" W., 278.00 feet; thence N. 00(Degree) 51' 00" E., 198.30 feet; thence N. 37(Degree) 32' 33" E., 279.75 feet; thence S. 51(Degree) 19' 51" E., 89.02 feet; thence N. 50(Degree) 06' 47" E., 133.18 feet; thence N. 37(Degree) 32' 48" E., 5.00 feet to the Northeasterly line of said PCL 1.

(LEGAL DESCRIPTION CONTINUED NEXT PAGE)


                                    B(1)-13

                                     Strip 2

A strip of land 10 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 1 and lying 5.00 feet on each side of a line which begins at said Point A; thence along the centerline of an existing storm drain line the following courses: thence N. 26(Degree) 55' 37" E., 154.65 feet; thence N. 32(Degree) 55' 53" E., 96.31 feet; thence N. 43(Degree) 21' 28" E., 113.58 feet; thence N. 54(Degree) 44' 21" E., 105.72 feet to a point herein designated as Point B; thence S. 41(Degree) 57' 14" E., 65.85 feet; thence N. 37(Degree) 32' 48" E., 62.00 feet to the Northeasterly line of said PCL 2.

                                     Strip 3

A strip of land 5.00 feet wide lying contiguous to and Southwesterly of the Northeasterly line of said PCL. 1 and extending Southeasterly from the Southeasterly line of the above described and designated Strip 2 approximately 225 feet.

                                     Strip 4

A strip of land 10.00 feet wide extending Northeasterly from the Northeasterly line of the above described and designated Strip 2 to the Northeasterly line of said PCL. 1 and lying 5.00 feet on each side of a line that begins at said Point B; thence along the centerline of an existing storm drain line N. 37(Degree) 32' 48" E., 50.00 feet to the Northeasterly line of said PCL. 1.

PARCEL ONE-C:

The right from time to time to construct, install, inspect, maintain, replace, remove and use any and all Public Service Facilities necessary or useful, together with a right of way therefor, over a portion of PCL. 1 as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

                                     Strip 5

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.50 feet on each side of a line described as follows:

Beginning at the most Southerly corner of said PCL. 1, said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
N. 52(Degree) 27' 12" W., 60.50 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 59" E., 394.80 feet to a point herein designated Point C; thence N. 37(Degree) 32' 59" E., 105.20 feet; thence N. 7(Degree) 27' 01" W., 56.57 feet to the Northeasterly line of said PCL. 1.

                                     Strip 6

A strip of land 15.00 feet wide extending Northerly from the Northerly line of the above described and designated Strip 5 to the Northeasterly line of said PCL. 1 and lying 7.5 feet on each side of a line that begins at said Point C; thence N. 30(Degree) 01' 00" E., 59.5 feet; thence N. 8(Degree) 41' 00" E.,
98.44 feet to the Northeasterly line of said PCL. 1.


(LEGAL DESCRIPTION CONTINUED NEXT PAGE)



                                    B(1)-14

                                     Strip 7

A strip of land 15.00 feet wide extending entirely across said PCL. 1 and lying
7.5 feet and each side of a line described as follows:

Beginning at the most Westerly corner of said PCL. 1 said corner being on the Northeasterly line of North First Street; thence along said Northeasterly line
S. 52(Degree) 27' 12" E., 30.00 feet to the true point of beginning of said strip of land; thence N. 37(Degree) 32' 33" E., 600.00 feet to the Northeasterly line of said PCL 1.

                                     Strip 8

That area located within those portions of PCL.1, of the Parcel Map mentioned hereinabove, lying within the easements designated as "P.S.E.", as shown on said Parcel Map.

PARCEL ONE-D:

A non-exclusive easement for Landscaping, Lighting and Irrigation Facilities over PCL. 1, as said parcel is shown on the Parcel Map recorded in Book 516 of Maps, at pages 34 and 35, Santa Clara County Records, as granted in an instrument recorded May 23, 1985 in Book J353, page 1565 and being more particularly described as follows:

A strip of land 10.00 feet wide extending Southeasterly from the Northwesterly line of said PCL. 1 and PCL. 2 and lying 5.00 feet on each side of a line that begins at the most Northerly corner of said PCL. 1 and runs thence along the Northeasterly line of said PCL. 1, S. 52(Degree) 27' 12" E. 375.00 feet.

Excepting therefrom that portion lying within the bounds of Parcel 2 mentioned hereinabove.

APN: 097-79-004
ARB: 97-3-x4






                                    B(1)-15

                                    EXHIBIT B

                                  RELATED GOODS


                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT


                                     [Date]


Lease Plan North America, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn: Josephine O'Brien


        1. Reference is made to that certain Facility 1 Head Lease Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lease Plan North America, Inc. ("Head Lessor") and ABN AMRO Leasing, Inc. ("Head Lessee").

        2. Head Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Head Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 1 Property subject to the Lease Agreement.

        IN WITNESS WHEREOF, Head Lessee has executed this Supplement to Exhibit B on the date set forth above.

LESSEE:                                 LEASE PLAN NORTH AMERICA, INC.


                                        By: ___________________________________

                                            Name: _____________________________

                                            Title: ____________________________


LESSOR:                                 ABN AMRO LEASING, INC.


                                        By: ___________________________________

                                            Name: _____________________________

                                            Title: ____________________________



                                     B(1)-1

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B









                                     B(1)-2

                                   SCHEDULE 1

               HAZARDOUS MATERIALS USED ON THE FACILITY 1 PROPERTY

               As set forth in that certain Hazardous Materials Business Plan
(HMBP) for Novellus Systems, Inc. dated 4/1/97 prepared by Environmental Quality Solutions.











                                     B(1)-1

                                  EXHIBIT M(2)

                         FACILITY 2 HEAD LEASE AGREEMENT


                                     M(2)-1

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                         FACILITY 2 HEAD LEASE AGREEMENT



                                     BETWEEN



                         LEASE PLAN NORTH AMERICA, INC.



                                       AND



                             ABN AMRO LEASING, INC.





                                 APRIL 13, 2001





--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS



                                                                                          PAGE
SECTION 1.      INTERPRETATION..............................................................1

        1.01.  Definitions..................................................................1

        1.02.  Rules of Construction........................................................1

SECTION 2.      BASIC PROVISIONS............................................................2

        2.01.  Lease of the Property........................................................2

        2.02.  Term.........................................................................2

        2.03.  Rent.........................................................................2

        2.04.  Use..........................................................................2

        2.05.  Title; Quiet Enjoyment.......................................................2

SECTION 3.      OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS..............................3

        3.01.  Maintenance, Repair, Etc.....................................................3

        3.02.  Risk of Loss.................................................................3

        3.03.  Insurance....................................................................3

        3.04.  Casualty and Condemnation....................................................3

        3.05.  Property Taxes and Other Governmental Charges................................4

        3.06.  Liens, Easements, Etc........................................................4

        3.07.  Leasehold Mortgages..........................................................4

        3.08.  Assignments and Subletting...................................................5

        3.09.  Utility Charges..............................................................5

        3.10.  Removal of Property..........................................................5

        3.11.  Estoppel Certificates........................................................5

        3.12.  Recordation of Agreement.....................................................6

SECTION 4.      TERMINATION.................................................................6

        4.01.  Termination Date.............................................................6

        4.02.  Surrender of Facility 2 Property.............................................6

SECTION 5.      DEFAULT.....................................................................6

        5.01.  Head Lease Events of Default.................................................6

        5.02.  Remedies.....................................................................7

        5.03.  Limited Recourse.............................................................7

                                TABLE OF CONTENTS
                                   (CONTINUED)



                                                                                          PAGE
SECTION 6.      PURCHASE OPTION.............................................................7

        6.01.  Grant of Option..............................................................7

        6.02.  Terms........................................................................7

SECTION 7.      MISCELLANEOUS...............................................................8

        7.01.  Notices......................................................................8

        7.02.  Waivers; Amendments..........................................................8

        7.03.  Successors and Assigns.......................................................8

        7.04.  No Third Party Rights........................................................9

        7.05.  Partial Invalidity...........................................................9

        7.06.  Governing Law................................................................9

        7.07.  Counterparts.................................................................9

                         FACILITY 2 HEAD LEASE AGREEMENT


        THIS FACILITY 2 HEAD LEASE AGREEMENT (this "Agreement" herein), dated as of April 13, 2001 is entered into by and between:

               (1) LEASE PLAN NORTH AMERICA, INC., an Illinois corporation ("Head Lessor"); and

               (2) ABN AMRO LEASING, INC., an Illinois corporation ("Head Lessee").


                                    RECITALS

        A. Pursuant to a Participation Agreement dated as of June 6, 1997 (the "Original Participation Agreement") among Novellus Systems, Inc. ("Lessee"), Head Lessor, the Participants thereto and AMRO Bank N.V., as agent for such Participants, Head Lessor acquired certain property and leased such property to Lessee pursuant to two Lease Agreements dated as of June 9, 1997 between Lessee and Head Lessor (the "Original Lease Agreements").

        B. Pursuant to a Participation Agreement dated as of August 31, 1998 (as amended, the "Novellus I Participation Agreement") among Lessee, Head Lessor, Head Lessee, the Participants thereto and AMRO Bank N.V., as agent for such Participants, (1) Head Lessor and Lessee terminated the Original Lease Agreements and (2) Head Lessor leased the property to Head Lessee pursuant to
(a) a Facility 1 Head Lease Agreement dated as of August 31, 1998 between Head Lessor and Head Lessee and (b) a Facility 2 Head Lease Agreement dated as of August 31, 1998 between Head Lessor and Head Lessee (the "Novellus I Facility 2 Head Lease Agreement").

        C. Pursuant to a Participation Agreement dated as of April 13, 2001 (the "Participation Agreement") among Lessee, Head Lessor, Head Lessee, the Participants thereto and AMRO Bank N.V., as agent for such Participants (in such capacity, "Agent"), (1) Head Lessor and Head Lessee have agreed to remove certain property from the Novellus I Facility 2 Head Lease Agreement and (2) Head Lessor has agreed to lease such removed property to Head Lessee pursuant to this agreement and a Facility 1 Head Lease Agreement of even date herewith.


                                    AGREEMENT

        NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:


SECTION 1. INTERPRETATION.

        1.01. Definitions. Unless otherwise indicated in this Agreement or any other Operative Document, each term set forth in Schedule 1.01 to the Participation Agreement, when used in this Agreement or any other Operative Document, shall have the respective meaning given to that term in such Schedule 1.01 or in the provision of this Agreement or other document, instrument or agreement referenced in such Schedule 1.01.

        1.02. Rules of Construction. Unless otherwise indicated in this Agreement or any other Operative Document, the rules of construction set forth in Schedule 1.02 to the Participation Agreement shall apply to this Agreement and the other Operative Documents.


SECTION 2. BASIC PROVISIONS.

        2.01. Lease of the Property. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Head Lessor agrees to lease to Head Lessee and Head Lessee agrees to lease from Head Lessor the following property (the "Facility 2 Property") to the extent of Head Lessor's estate, right, title and interest therein, thereto or thereunder:

               (a) All lots, pieces, tracts and parcels of land described in Exhibit A (the "Facility 2 Land");

               (b) All Improvements to the Facility 2 Land;

               (c) All Appurtenant Rights belonging, relating or pertaining to the Facility 2 Land or the Improvements thereto;

               (d) All Related Goods (including those described in Exhibit B and in each Exhibit B Supplement), Related Permits and Related Agreements related to the Facility 2 Land or any of the foregoing Improvements or Appurtenant Rights; and

               (e) All accessions and accretions to and replacements and substitutions for the foregoing.

        2.02. Term. The original term of this Agreement shall commence on the Closing Date (the "Head Lease Commencement Date") and shall end on the first Business Day of April 2035 (the "Head Lease Scheduled Expiration Date"), subject to the terms of Subparagraph 4.01(a) below.

        2.03. Rent. Head Lessor hereby acknowledges that it has already been paid in full for the rent hereunder for the entire term of this Agreement in connection with the Novellus I Facility 2 Head Lease Agreement.

        2.04. Use. Head Lessee may use the Facility 2 Property for any lawful purpose.

        2.05. Title; Quiet Enjoyment.

               (a) Title. Head Lessor represents and warrants to Head Lessee that, except as contemplated by the Existing Participation Agreement, Head Lessor has not previously sold, leased, transferred or otherwise disposed of any right, title or interest of Head Lessor in the Facility 2 Property. Head Lessor shall not sell, lease, transfer or otherwise dispose of its right, title and interest in the Facility 2 Property or this Agreement prior to the Head Lease Expiration Date.

               (b) No Merger. The leasehold estate in the Facility 2 Property created by this Agreement shall not be merged with the fee estate or any other interest in the Facility 2 Property as a result of the same Person acquiring, owning or holding, directly or indirectly, in whole or in part, (i) the leasehold estate in the Facility 2 Property created hereby or any interest in such leasehold estate and (ii) the fee estate in the Facility 2 Property or any interest in such fee estate, unless all parties with an interest in the Facility 2 Property that would be adversely affected by any such merger specifically agree in writing that such a merger shall occur.

               (c) Quiet Enjoyment. Neither Head Lessor nor any other Person lawfully claiming any right or interest in the Facility 2 Property through Head Lessor shall, prior to the Head Lease Expiration Date, disturb Head Lessee's peaceable and quiet enjoyment of the Facility 2 Property; provided, however, that such enjoyment shall be subject to the terms of this Agreement.


SECTION 3. OTHER LESSEE AND LESSOR RIGHTS AND OBLIGATIONS.

        3.01. Maintenance, Repair, Etc. Head Lessee, at its sole cost and expense, may from time to time make alterations, renovations, additions and other Improvements to the Facility 2 Property and substitutions and replacements therefor.

        3.02. Risk of Loss. Head Lessee assumes all risks of loss arising from any Casualty or Condemnation and all liability for all personal injuries and deaths and damages to property suffered by any Person or property on or in connection with the Facility 2 Property, except that Head Lessor assumes such risks of loss and such liability to the extent any such loss or liability is primarily caused by the gross negligence or willful misconduct of Head Lessor.

        3.03. Insurance. Until the Expiration Date of the Facility 2 Lease Agreement, Head Lessee shall cause to be carried and maintained liability insurance coverage for the Facility 2 Property as provided in Paragraph 3.03 of the Facility 2 Lease Agreement for the Property upon the same terms as set forth therein and otherwise shall comply with the provisions of such paragraph.

        3.04. Casualty and Condemnation. Head Lessor hereby absolutely and irrevocably assigns to Head Lessee all Casualty and Condemnation Proceeds and all claims relating thereto. Head Lessor agrees that all Casualty and Condemnation Proceeds are to be paid to Head Lessee and Head Lessor hereby authorizes and directs any insurer, Governmental Authority or other Person responsible for paying any Casualty and Condemnation Proceeds to make payment thereof directly to Head Lessee alone, and not to Head Lessor and Head Lessee jointly. If Head Lessor receives any Casualty and Condemnation Proceeds payable to Head Lessee hereunder, Head Lessor shall promptly pay over such Casualty and Condemnation Proceeds to Head Lessee. Head Lessor hereby covenants that until such Casualty and Condemnation Proceeds are so paid over to Head Lessee, Head Lessor shall hold such Casualty and Condemnation Proceeds in trust for the benefit of Head Lessee and shall not commingle such Casualty and Condemnation Proceeds with any other funds or assets of Head Lessor or any other Person. Head Lessee may commence, appear in, defend or prosecute any assigned right, claim or action, and may adjust, compromise, settle and collect all rights, claims and actions assigned to Head Lessee, but shall not be responsible for any failure to collect any such right, claim or action, regardless of the cause of the failure.

        3.05. Property Taxes and Other Governmental Charges. Head Lessee shall pay or cause to be paid all taxes and other Governmental Charges imposed on or payable by Head Lessee in connection with the Facility 2 Property, this Agreement or any of the transactions contemplated hereby or thereby.

        3.06. Liens, Easements, Etc. During the term of this Agreement, Head Lessor shall not create, incur, assume or permit to exist any Lien or easement on or with respect to any of the Facility 2 Property of any character, whether now owned or hereafter acquired, without the prior written approval of Head Lessee. During the term of this Agreement, and provided a Head Lease Event of Default has not occurred and is continuing, Head Lessor agrees that Head Lessee may, and Head Lessor hereby consents in each instance to the following actions by Head Lessee for the following purposes, but at Head Lessee's sole cost and expense: (a) the granting of licenses and other rights and privileges reasonably necessary or desirable for the use, repair, or maintenance of the Facility 2 Property; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Facility 2 Property; (c) the seeking of any zoning variances or modifications to existing zoning; and (d) the imposition of and the execution of amendments to, or waivers or releases of any covenants, easements, licenses, and restrictions affecting the Facility 2 Property; provided, however that in each case (1) such grant, release, dedication, transfer or amendment does not impair the value, operation or remaining useful life of the Facility 2 Property or materially and adversely affect Head Lessee's ability to perform its obligations hereunder, except such impairments which are not material, (2) such grant, release, dedication, transfer or amendment is reasonably necessary or desirable in connection with the use, maintenance, alteration or improvement of the Facility 2 Property, (3) such grant, release, dedication, transfer or amendment will not cause the Facility 2 Property or any portion thereof to fail to comply with the provisions of this Agreement or any other Operative Document or any Governmental Rule (including all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements), (4) all governmental and other consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment or other action have been obtained, and all filings required prior to such action have been made, (5) Head Lessee shall remain obligated under this Agreement as though such grant, release, dedication, transfer or amendment had not been effected, and (6) Head Lessee shall pay and perform any obligations of Head Lessor under such grant, release, dedication, transfer or amendment. Head Lessor shall, upon the request of Head Lessee, and at Head Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer, annexation or amendment to any Person permitted under this Paragraph 3.06.

        3.07. Leasehold Mortgages.

               (a) Head Lessor hereby consents to the transactions contemplated by the Participation Agreement, including all Liens granted to Agent, as security for the Lessor Obligations, in the Facility 2 Property, this Agreement or any of the other Operative Documents. After the Expiration Date of the Facility 2 Lease Agreement, Head Lessee may, as security for any indebtedness of Head Lessee, grant to any holder of such indebtedness a Lien in its leasehold interest in the Facility 2 Property (any such Liens, together with the Liens granted to Agent pursuant to the Operative Documents, to be referred to herein as "Leasehold Mortgages").

               (b) Any Person may become the legal owner and holder of the leasehold interest in the Facility 2 Property created by this Agreement by foreclosure of a Leasehold Mortgage or as a result of an assignment or conveyance in lieu of such foreclosure and, upon becoming such an owner, shall become the Head Lessee hereunder with the rights and obligations thereof.

               (c) Head Lessor shall notify each holder of a Leasehold Mortgage (a "Leasehold Mortgagee") of any default by Head Lessee hereunder. No notice of a default by Head Lessee shall be deemed effective until so served. Any Leasehold Mortgagee shall have the right to correct or cure any such default within the same period of time after receipt of such notice as is given to Head Lessee under this Agreement to correct or cure defaults, plus an additional period of thirty (30) days thereafter. Head Lessor will accept performance by any Leasehold Mortgagee of any covenant, condition or agreement on Head Lessee's part to be performed hereunder with the same force and effect as though performed by Head Lessee.

               (d) If this Agreement should terminate by reason of a disaffirmance or rejection of this Agreement by Head Lessee or any receiver, liquidator or trustee for the property of Head Lessee, or by any Governmental Authority that has taken possession of the business or property of Head Lessee by reason of the insolvency or alleged insolvency of Head Lessee, then:

                      (i) Head Lessor shall give notice thereof to each
               Leasehold Mortgagee and, upon request of any Leasehold Mortgagee made within sixty (60) days after Head Lessor has given such notice, Head Lessor shall enter into a new lease of the Facility 2 Property with such Leasehold Mortgagee for the remainder of the term hereof on the same terms and conditions as contained in this Agreement. (If more than one Leasehold Mortgagee shall request Head Lessor to enter into a new lease, Head Lessor shall enter into such a new lease with the requesting Leasehold Mortgagee holding the highest priority Leasehold Mortgage. If two or more requesting Leasehold Mortgagees share the highest priority, the new lease shall name all such Leasehold Mortgagees as co-tenants thereunder.)

                      (ii) The estate of any Leasehold Mortgagee, as lessee
               under such a new lease, shall have the same priority as the estate of Head Lessee created under this

               Agreement. If the Facility 2 Lease Agreement or Facility 2 Purchase Agreement are in effect at the time of execution of such new lease, such new lease shall be made subject to Lessee's rights under the Facility 2 Lease Agreement and the Facility 2 Purchase Agreement.

               (e) No modification or early termination of this Agreement shall be effective without the consent of a Leasehold Mortgagee if (A) Head Lessee has agreed with such Leasehold Mortgagee that such Leasehold Mortgagee's consent will be required for any such modification or early termination and (B) Head Lessor has been notified of such agreement.

               (f) No Leasehold Mortgagee will assume any liability under this Agreement either by virtue of its Leasehold Mortgage or by any subsequent receipt or collection of rents or profits generated from the Facility 2 Property, unless and until the Leasehold Mortgagee acquires Head Lessee's leasehold interest in the Facility 2 Property at foreclosure or by deed in lieu of foreclosure.

        3.08. Assignments and Subletting. Head Lessee may sublease the Facility 2 Property and sell or assign its rights under this Agreement at any time during the term of this Agreement.

        3.09. Utility Charges. Head Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other utilities and services to, on or in connection with the Facility 2 Property during the term of this Agreement.

        3.10. Removal of Property. All Improvements to the Facility 2 Property and all other Property (other than the Facility 2 Land) may be removed by Head Lessee at any time at or prior to the termination of this Agreement.

        3.11. Estoppel Certificates. Each party shall, within ten (10) Business Days after receipt of a written request from the other party, deliver a written statement to the requesting party stating the date to which the rent and other charges have been paid, whether this Agreement is unmodified and in full force and effect, and any other matters that may reasonably be requested.

        3.12. Recordation of Agreement. Neither Head Lessor nor Head Lessee shall file or record this Agreement without the prior written consent of the other party, but the parties will execute a good and sufficient memorandum of lease for purposes of recording. Upon the expiration or earlier termination of this Agreement, Head Lessee shall promptly execute, acknowledge and deliver to Head Lessor any quitclaim deed or other document required by Head Lessor or a title company to evidence the termination of Head Lessee's interests in the Facility 2 Property.

SECTION 4. TERMINATION.

        4.01. Termination Date.

               (a) Early Termination. This Agreement shall continue in full force and effect until the Head Lease Scheduled Expiration Date, except that Head Lessee may terminate this Agreement at any time upon one (1) month's prior written notice to Head Lessor; provided, however, in no event shall Head Lessee exercise the right of termination prior to the Expiration Date of the Facility 2 Lease Agreement unless an Event of Default has occurred and is continuing under the Facility 2 Lease Agreement and Lessee's right to remain in possession is terminated.

               (b) No Other Early Termination Date. Except as provided in Subparagraph 4.01(a), this Agreement shall not terminate prior to the Head Lease Scheduled Expiration Date for any reason including, without limitation, (i) any Casualty to or Condemnation of all or any part of the Facility 2 Property, (ii) the occurrence of any Head Lease Event of Default or any other default by Head Lessee under this Agreement or
        (iii) any other cause whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding; provided, however, that this Subparagraph 4.01(b) shall not abrogate any right Head Lessor may have to recover damages or seek an injunction pursuant to Paragraph 5.02. It is the intention of the parties hereto that the obligations of Head Lessor hereunder shall be separate and independent of the covenants and agreements of Head Lessee.

        4.02. Surrender of Facility 2 Property. Unless Head Lessee (or an assignee of Head Lessee) purchases the Facility 2 Property prior thereto, Head Lessee shall vacate and surrender the Facility 2 Property to Head Lessor in its then-current condition on the date (the "Head Lease Expiration Date") that is the earlier of (a) the Head Lease Scheduled Expiration Date and (b) any earlier date on which this Agreement is terminated pursuant to Subparagraph 4.01(a).


SECTION 5. DEFAULT.

        5.01. Head Lease Events of Default. The occurrence or existence of any one or more of the following shall constitute a "Head Lease Event of Default" hereunder:

               (a) Non-Payment. Head Lessee shall fail to pay the rent payable hereunder within sixty (60) days after the Head Lease Commencement Date; or

               (b) Other Defaults. Head Lessee shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement and such failure shall continue for a period of sixty (60) days after written notice thereof from Head Lessor; provided, however, that in the event that such failure cannot reasonably be cured within such sixty (60) day period, such failure shall not constitute an Event of Default hereunder so long as Head Lessee shall have commenced to cure such failure within such sixty (60) day period and shall thereafter diligently pursue such cure to completion, provided further that such failure shall in all events be cured by the earlier of (i) the Head

        Lease Scheduled Expiration Date and (ii) one hundred and eighty days
        (180) days after Head Lessor's notice thereof.

        5.02. Remedies. Upon the occurrence or existence of any Head Lease Event of Default and at any time thereafter unless such Head Lease Event of Default is waived, Head Lessor may sue Head Lessee for the collection of any amount due under this Agreement or to enjoin the continuation of the Head Lease Event of Default; provided, however, that such remedies are the sole and exclusive remedies of Head Lessor hereunder. Head Lessor may not terminate this Agreement or Head Lessee's right to possession under this Agreement except as expressly provided herein.

        5.03. Limited Recourse. Neither a Head Lessee that is a Lessor Party nor any of its Affiliates or any of their respective directors, officers, employees, agents, attorneys and advisors shall have any personal liability for the payment of or performance of any obligations of Head Lessee under this Agreement. Any judgment which Head Lessor may obtain against a Head Lessee that is a Lessor Party for amounts due under this Agreement may be collected only through resort to a judgment lien against Head Lessee's interest in the Facility 2 Property.


SECTION 6. PURCHASE OPTION.

        6.01. Grant of Options

               (a) All of the Property. Head Lessor hereby grants to Head Lessee (or its assignee) the right to purchase all of the Facility 2 Property at any time upon one (1) month's prior written notice following the occurrence of any one of the following events:

                      (i) Lessee exercises the Term Purchase Option, the
               Expiration Date Purchase Option or the Marketing Option pursuant to the Facility 2 Purchase Agreement; or

                      (ii) An Event of Default occurs under the Facility 2 Lease
               Agreement.

        Head Lessee (or its assignee) shall pay a purchase price for the Facility 2 Property under this Subparagraph 6.01(a) in an amount of $1,000.00 (the "Head Lease Option Price").

               (b) Partial Purchase. Head Lessor hereby grants to Head Lessee (or its assignee) the right to purchase a portion of the Facility 2 Property at any time upon one (1) months' prior written notice following any exercise by Lessee of the Partial Purchase Option pursuant to the Facility 2 Purchase Agreement. If Head Lessee exercises the purchase option under this Subparagraph 6.01(b), (i) Head Lessee may purchase the portion of the Facility 2 Property for which Lessee is exercising the Partial Purchase Option and (ii) Head Lessee shall pay a purchase price for such portion in an amount (the "Head Lease Partial Purchase Option Price") equal to the product of (A) $1,000.00 times (B) a fraction, the numerator of which is the amount to be paid by Lessee for such portion under the Facility 2 Purchase Agreement and the denominator of which is the Outstanding Lease Amount under Facility 2 immediately prior to such payment.

        6.02. Terms.

               (a) Upon Head Lessee's (or its assignee's) tender of the Head Lease Option Price or the Head Lease Partial Purchase Option Price, as the case may be, to Head Lessor, Head Lessor will convey and assign good and marketable title to the Facility 2 Property or the applicable portion thereof, as the case may be, to Head Lessee (or its assignee) subject only to the Permitted Property Liens of the types described in clauses (i), (ii), (iii) and (v) of Subparagraph 3.07(a) of the Facility 2 Lease Agreement.

               (b) Head Lessee's (or its assignee's) obligation to close the purchase shall be subject to the following terms and conditions, all of which are for the benefit of Head Lessee (or its assignee):

                      (i) Head Lessee (or its assignee) shall have been
               furnished with evidence satisfactory to Head Lessee (or its assignee) that Head Lessor can convey title as required by the preceding subparagraph.

                      (ii) Nothing shall have occurred or been discovered after
               Head Lessee exercised the Head Lease Purchase Option that could adversely affect the title to or value of the Facility 2 Property or the applicable portion thereof, as the case may be, or the Head Lessee's (or its assignee's) use thereof.


SECTION 7. MISCELLANEOUS.

        7.01. Notices. Except as otherwise specified herein, (a) all notices, requests, demands, consents, instructions or other communications to or upon Head Lessee or Head Lessor under this Agreement given on or prior to the Expiration Date of the Facility 2 Lease Agreement shall be given as provided in Subparagraph 2.02(c) and Paragraph 7.01 of the Participation Agreement and (b) all notices, requests, demands, consents, instructions or other communications to or upon Head Lessee or Head Lessor under this Agreement given after the Expiration Date of the Facility 2 Lease Agreement shall be in writing and faxed, mailed or delivered to its respective facsimile number or address set forth in Paragraph 7.01 of the Participation Agreement (or to such other facsimile number or address for either party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (i) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (ii) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and
(iv) when faxed, upon confirmation of receipt.

        7.02. Waivers; Amendments. Until the Expiration Date of the Facility 2 Lease Agreement and the satisfaction in full of all Lessee Obligations or, if earlier, the date on which Head Lessee sells or assigns this Agreement, any term, covenant, agreement or condition of this Agreement may be amended or waived only as provided in the Participation Agreement. Thereafter, any term, covenant, agreement or condition of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed by Head Lessor and Head Lessee.

No failure or delay by either party in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

        7.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Head Lessor and Head Lessee and their permitted successors and assigns; provided, however, that Head Lessor and Head Lessee shall not sell, assign or delegate their respective rights and obligations hereunder except as provided in this Agreement or the Participation Agreement.

        7.04. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than Head Lessor, Head Lessee and the Lessor Parties Lessee and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

        7.05. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

        7.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

        7.07. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.



                          [The signature page follows.]

        IN WITNESS WHEREOF, Head Lessor and Head Lessee have caused this Agreement to be executed as of the day and year first above written.



HEAD LESSOR:                            LEASE PLAN NORTH AMERICA, INC.



                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________



HEAD LESSEE:                            ABN AMRO LEASING, INC.



                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                    EXHIBIT A

                                 FACILITY 2 LAND

                                LEGAL DESCRIPTION

                              90 HEADQUARTERS DRIVE
                                  (FACILITY 2)


The land situated in the City of San Jose, County of Santa Clara, State of California, and described as follows:

Parcel 3, as shown on Parcel Map filed July 13, 1984 in Book 531 of Maps at pages 41 and 42, Santa Clara County Records.


APN: 097-79-003
ARB: 097-03-005.02

                                    EXHIBIT B

                                  RELATED GOODS


                                      NONE

                                  EXHIBIT B(1)

                   SUPPLEMENT TO EXHIBIT B TO LEASE AGREEMENT


                                     [Date]



Lease Plan North America, Inc.
c/o ABN AMRO Bank N.V.
   as Agent
Agency Services
208 South LaSalle Street, Suite 1500
Chicago, IL 60604
Attn:  Josephine O'Brien


        1. Reference is made to that certain Facility 2 Head Lease Agreement, dated as of April 13, 2001 (the "Lease Agreement"), between Lease Plan North America, Inc. ("Head Lessor") and ABN AMRO Leasing, Inc. ("Head Lessee").

        2. Head Lessee hereby agrees that the description of "Related Goods" set forth in Exhibit B to the Lease Agreement shall be supplemented by adding thereto the Related Goods described in Attachment 1 hereto. Head Lessee hereby accepts all such Related Goods and agrees that such Related Goods constitute part of the Facility 2 Property subject to the Lease Agreement.

        IN WITNESS WHEREOF, Head Lessee has executed this Supplement to Exhibit B on the date set forth above.


LESSEE:                                 LEASE PLAN NORTH AMERICA, INC.



                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________



LESSOR:                                 ABN AMRO LEASING, INC.



                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________





                                     B(1)-1

                                  ATTACHMENT 1
                                       TO
                             SUPPLEMENT TO EXHIBIT B





                                     B(1)-2

                                   SCHEDULE 1

               HAZARDOUS MATERIALS USED ON THE FACILITY 2 PROPERTY


               As set forth in that certain Hazardous Materials Business Plan
(HMBP) for Novellus Systems, Inc. dated 4/1/97 prepared by Environmental Quality Solutions.








                                     B(1)-1